Exhibit 1.1

No securities tendered to the Offer (as defined below) will be taken up until (a) more than 50% of the outstanding securities of the class sought (excluding those securities beneficially owned, or over which control or direction is exercised by the Offeror (as defined below) or any person acting jointly or in concert with the Offeror) have been tendered to the Offer, (b) the minimum deposit period required under applicable securities laws has elapsed, and (c) any and all other conditions of the Offer have been complied with or waived as applicable. If these criteria are met, the Offeror will take up securities deposited under the Offer in accordance with applicable securities laws and extend its Offer for an additional minimum period of 10 days to allow for further deposits of securities.

The Offer has not been approved by any securities regulatory authority nor has any securities regulatory authority expressed an opinion about the fairness or merits of the Offer, the securities offered pursuant to the Offer or the adequacy of the information contained in this document. Any representation to the contrary is an offence. Shareholders in the United States should read the "Notice to Shareholders in the United States" on page (iv) (continuation of the cover page) of this Offer and Circular (as defined herein).

This document is important and requires your immediate attention. If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, lawyer or other professional advisor. Please see "Frequently Asked Questions" starting on page 1 of this Offer and Circular. If you have questions, please contact Shorecrest Group Ltd., the depositary and information agent in connection with the Offer, by telephone at 1-888-637-5789, (647-931-7454 for collect calls outside North America), or by email at contact@shorecrestgroup.com.

These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner, and these materials have been sent directly to you, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

April 14, 2026

AMERICAN EAGLE GOLD CORP.

OFFER TO PURCHASE

all of the issued and outstanding common shares of

PACIFIC BOOKER MINERALS INC.

on the basis of 1.41 common shares of American Eagle Gold Corp.
for each common share of Pacific Booker Minerals Inc.

American Eagle Gold Corp. (the "Offeror" or "American Eagle") hereby offers (the "Offer") to purchase, upon the terms and subject to the conditions described herein, all of the issued and outstanding common shares (the "Shares") in the capital of Pacific Booker Minerals Inc. (the "Company" or "Pacific Booker"), including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time (as defined herein).

THE OFFER IS OPEN FOR ACCEPTANCE FROM

THE DATE HEREOF UNTIL 5:00 P.M. (TORONTO TIME) ON JULY 29, 2026 UNLESS THE

OFFER IS EXTENDED, ACCELERATED OR WITHDRAWN BY THE OFFEROR.

Upon acceptance of the Offer, each holder of Shares (a "Shareholder") whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 1.41 common shares in the capital of the Offeror (each whole share, an "Offeror Common Share" and, collectively, the "Offeror Common Shares") per Share.

The Shares trade on the TSX Venture Exchange (the "TSXV") under the symbol "BKM". The Offeror Common Shares trade on the TSXV under the symbol "AE". The Offeror has submitted an application to list, on the TSXV, the Offeror Common Shares that may be distributed in connection with the Offer. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to 5:00 p.m. (Toronto Time) on July 29, 2026 (the "Expiry Time") or such earlier or later time during which Shares may be deposited under the Offer, excluding the mandatory 10-day extension period or any extension(s) thereafter, including, among other things, that: (a) there shall have been validly deposited under the Offer and not withdrawn that number of Shares that represent more than 50% of the outstanding Shares, excluding any Shares beneficially owned, or over which control or direction is exercised, by the Offeror or by any person acting jointly or in concert with the Offeror (the "Statutory Minimum Condition"); (b) not less than 66 2/3% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror) having been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer; (c) the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect (as defined herein); (d) each of the Regulatory Approvals (as defined herein) that the Offeror considers necessary or desirable in connection with the Offer shall have been obtained and each such approval shall be in full force and effect; and (e) other customary conditions, each as more particularly described herein. The Statutory Minimum Condition cannot be waived by the Offeror. See Section 4 of the Offer, "Conditions of the Offer" and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, "Regulatory Matters".

Subject to applicable Laws (as defined herein), the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time. Notwithstanding the foregoing, in no case will the Offeror waive the Statutory Minimum Condition.

SCP Resource Finance LP has been engaged to act as financial advisor to the Offeror in connection with the Offer. The Offeror has engaged Shorecrest Group Ltd. to act as the depositary and information agent (the "Depositary and Information Agent") for the Offer. Shareholders may contact Shorecrest by telephone at 1-888-637-5789, (647-931-7454 for collect calls outside North America), or by email at contact@shorecrestgroup.com.

Registered Shareholders (meaning Shareholders that have a physical share certificate representing their Shares or a Direct Registration System statement (a "DRS Advice") or a similar document evidencing the electronic registration of ownership of their Shares) who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (as defined herein) (printed on YELLOW paper) and tender it, together with, if applicable, the certificate(s) representing their Shares, with the Depositary and Information Agent in accordance with the instructions in the Letter of Transmittal. Alternatively, Shareholders may accept the Offer by following the procedures for: (i) guaranteed delivery set out in Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery", using the accompanying Notice of Guaranteed Delivery (as defined herein) (printed on BLUE paper), or a manually executed facsimile thereof; or (ii) book-entry transfer of Shares set out in Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer".

Registered Shareholders will not be required to pay any fee or commission if they accept the Offer by tendering their Shares directly with the Depositary and Information Agent. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

(ii)

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly if they wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from the Depositary and Information Agent in the manner specified on the back page of this document or by using the contact information of any additional dealer managers which may be provided subsequent to the date of this Offer and Circular, and are available on SEDAR+ at www.sedarplus.ca, and on the Offeror's website at www.americaneaglegold.ca. Website addresses are provided for informational purposes only and no information contained on, or accessible from, such websites are incorporated by reference herein unless expressly incorporated by reference.

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction (as defined herein) or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition (as defined herein). See Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

An investment in the Offeror Common Shares offered pursuant to the Offer involves certain risks. For a discussion of risk factors you should consider in evaluating the Offer, see Section 22 of the Circular, "Risk Factors".

Securities legislation in certain provinces and territories of Canada provides Shareholders with one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those Shareholders. See Section 25 of the Circular, "Offerees' Statutory Rights".

No Person has been authorized to give any information or make any representation other than those contained in this document, and, if given or made, that information or representation must not be relied upon as having been authorized by the Offeror.

This document does not constitute an offer or a solicitation to any Person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will tenders be accepted from or on behalf of, Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the Laws of such jurisdiction or with the Laws of Canada or the United States. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Shareholders in any such jurisdiction.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given thereto in the Glossary of the accompanying Offer and Circular unless the context otherwise requires.

The head office of the Offeror is located at Suite 1102, 141 Adelaide Street W, Toronto, Ontario, M5H 3L5 and its registered office is located at Suite 5100 - 333 Bay Street, Toronto, Ontario, M5H 2R2.

THE DEPOSITARY AND INFORMATION AGENT FOR THE OFFER IS:

Toll-Free Phone: 1-888-637-5789 Outside North America: 647-931-7454 Email: contact@shorecrestgroup.com

(iii)

NOTICE TO SHAREHOLDERS IN THE UNITED STATES

The Offeror is making an offer to purchase Shares under the Offer and has filed with the United States Securities and Exchange Commission ("SEC") a registration statement on Form F-10 (the "Registration Statement") under the US Securities Act of 1933, as amended (the "U.S. Securities Act") pursuant to the multi-jurisdictional disclosure system adopted by the United States, a Tender Offer Statement on Schedule 14D-1F (the "Tender Offer Statement") under the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") and other documents related to such offer and sale. AMERICAN EAGLE URGES INVESTORS AND SHAREHOLDERS OF PACIFIC BOOKER TO READ SUCH REGISTRATION STATEMENT, THE TENDER OFFER STATEMENT AND THIS OFFER AND CIRCULAR AND ANY AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH SUCH OFFER AND SALE OF OFFEROR COMMON SHARES AS THOSE DOCUMENTS BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain a free copy of such Registration Statement, Tender Offer Statement and Offer and Circular as well as other relevant filings regarding American Eagle or such transaction involving the issuance of the Offeror Common Shares, at the SEC's website (www.SEC.gov) under the issuer profile for American Eagle, or on request without charge from the Corporate Secretary of American Eagle at Suite 1102, 141 Adelaide Street W, Toronto, ON, Canada, M5H 3L5 or by telephone at 416.644.1567.

Shareholders in the United States should be aware that the disposition of their Shares (or the exercise, exchange or redemption of the Convertible Securities) and the acquisition of Offeror Common Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for Shareholders who are resident in, or citizens of, the United States may not be described fully herein and such Shareholders are encouraged to consult their tax advisors. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations", and Section 19 of the Circular, "Certain United States Federal Income Tax Considerations".

The Offeror has furnished, or will furnish, this advertisement and the Offer and Circular in English to the SEC on Form CB and has filed or will file a Form F-X to appoint an agent for service of process in the United States.

American Eagle is a foreign private issuer and permitted to prepare the Circular and other offer documents in accordance with Canadian disclosure requirements, which are different from those of the United States. American Eagle prepares its financial statements in accordance with International Financial Reporting Standards applicable to Canadian public companies formulated by the International Accounting Standards Board, and they may be subject to Canadian auditing and auditor independence standards. These financial statements may not be comparable to financial statements of United States companies.

It may be difficult for Shareholders in the United States to enforce their rights and any claim they may have arising under the federal securities laws, since the Offeror is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country and all or a substantial portion of American Eagle's assets and the assets of such person are located outside the United States. Shareholders in the United States may not be able to sue the Offeror or the Company or their officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Offeror or the Company or their respective affiliates to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

THE OFFEROR COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

(iv)

OFFEROR COMMON SHARES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF THE SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

No Offer to Sell or Solicitation of an Offer in Certain States

All references to "$" and "dollars" in this subsection "No Offer to Sell or Solicitation of an Offer in Certain States" are stated in lawful currency of the United States of America.

THE OFFER DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY STATE IN THE UNITED STATES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE OFFER IS NOT BEING MADE OR DIRECTED TO, NOR IS THIS DOCUMENT BEING MAILED TO, NOR WILL DEPOSITS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF, SHAREHOLDERS IN ANY STATE IN THE UNITED STATES OR ANY OTHER JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS AND REGULATIONS OF SUCH STATE OR OTHER JURISDICTION.

No offer to sell or solicitation of an offer to buy Shares pursuant to the Offer is being made in the state of New York or to Shareholders resident in the state of New York. However, prior to the Expiry Time, the Offeror intends to take steps to enable Shareholders resident in the state of New York to acquire Offeror Common Shares in exchange for Shares. Upon taking such steps, the Offeror will provide notice thereof to Shareholders as required by applicable Law.

In addition, no offer to sell or solicitation of an offer to buy Offeror Common Shares pursuant to the Offer is made in the U.S. states, districts and territories of Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Illinois, Kentucky, Louisiana, Maryland, Massachusetts, Minnesota, Montana, Nebraska, New Jersey, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming (collectively, the "Restricted States"), except only to a person who qualifies as an "exempt institutional investor" in the applicable Restricted State.

Any Shareholders who reside in one of the Restricted States and who wish to tender their Shares in exchange for Offeror Common Shares must qualify as an "exempt institutional investor" in such jurisdiction. The criteria that must be satisfied to qualify as an exempt institutional investor in each of the Restricted States are generally set out below, and unless otherwise specified, the term "investment company" means an investment company as defined in the Investment Company Act of 1940:

Alabama Any dealer, bank, savings institution, credit union, trust company, insurance company, investment the relevant statute contains an exemption for sales to "other institutional buyers," the Supreme Court of Alabama has held that institutional buyers not specified in the exemption must be of the same type as those institutions specified in the preceding sentence.

Arizona Any dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

Arkansas Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

California Any broker-dealer, bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit sharing trust of the issuer, - if non-exempt a self-employed individual retirement plan or individual retirement account), any organization described in Section 501(c)(3) of the Internal Revenue Code as amended to December 29, 1981, which has total assets (including endowment, annuity and life income contracts) of not less than $5,000,000 according to its most recent audited financial statement, any wholly-owned subsidiary of any of the foregoing, the federal government, any agency or instrumentality of or any corporation wholly owned by the federal government, any state, city, city and county, county or any agency or instrumentality thereof, any state university or state college, and any retirement system for the benefit of the employees of any of such governmental units, agencies, instrumentalities, corporations or educational institutions, or any other institutional investor or governmental agency or instrumentality designated by rule of the California Department of Business Oversight provided purchaser represents that it is purchasing for investment and not with a view to or for sale in connection with any distribution of the securities. This is limited to corporations only.

(v)

Colorado Any broker-dealer, depository institution, insurance company or separate account of an insurance company, investment company registered under the Investment Company Act of 1940, business development company as defined in the Investment Company Act of 1940, private business development company as defined in the Investment Advisers Act of 1940, employee pension, profit sharing, or benefit plan if (i) the plan has total assets in excess of $5,000,000 or (ii) investment decisions are made by a named fiduciary, as defined in the Employee Retirement Income Security Act of 1974, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, a depository institution or an insurance company, an entity a substantial part of whose business activities consist of investing, purchasing, selling or trading in securities of more than one issuer and not of its own issue and that has total assets in excess of $5,000,000 as of the end of its latest fiscal year, a small business investment company licensed under the Small Business Investment Act of 1958 or any other institutional buyer.

Connecticut Any broker-dealer, bank and trust company, national banking association, savings bank, savings and loan association, credit union, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer (including any qualified institutional buyer).

Delaware Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, accredited investor as defined in Rule 501(a)(1)-(4), (7)-(8) promulgated under the U.S. Securities Act (other than a self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors as defined in Rule 501(a)(5)-(6)), qualified institutional buyer, corporation, partnership, trust, estate, or other entity (excluding individuals) not formed for the purpose of acquiring the securities having a net worth of at least $5,000,000 and any wholly-owned subsidiary of such an entity, or other financial institution or institutional buyer.

District of Columbia Any broker-dealer, depository institution, insurance company or separate account of an insurance company; investment company or business development company as defined in the Investment Company Act of 1940; employee pension, profit-sharing, or benefit plan if (i) the plan has total assets in excess of $5 million or (ii) it investment decisions are made by a named fiduciary, as defined in the U.S. Employee Retirement Income Security Act of 1974, as amended (" ERISA"), that is either a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, a depository institution, or an insurance company, qualified institutional buyer, accredited investor as defined in SEC Rule 501(a) or limited liability company with net assets of at least $500,000.

Florida Any dealer, bank, trust company, savings institution, insurance company, investment company, pension or profit-sharing trust or qualified institutional buyer.

Guam Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

Illinois Any dealer, corporation, bank, savings bank, savings institution, trust company, insurance company, savings and loan association, building and loan association, pension fund or pension trust, employees’ profit-sharing trust, other financial institution or institutional investor, any government or political subdivision or instrumentality thereof, any partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities, any trust in respect of which a bank or trust company is trustee or co-trustee, or to any employee benefit plan within the meaning of Title I of ERISA if (i) the investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA and such plan fiduciary is either a bank, savings and loan association, insurance company, or an investment adviser registered under the Investment Advisers Act of 1940 or applicable Illinois securities Laws, or (ii) the plan has total assets in excess of $5,000,000, any plan established and maintained by, and for the employees of, any state or political subdivision or agency or instrumentality thereof if such plan has total assets in excess of $5,000,000, any organization described in Section 501(c)(3) of the Internal Revenue Code, any Massachusetts or similar business trust, any partnership, if such organization, trust or partnership has total assets in excess of $5,000,000, any entity ninety percent of the equity of which is owned by any of the foregoing, or any investment company, university or other organization whose primary purpose is to invest its own assets or those held in trust by it for others.

(vi)

Kentucky Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

Louisiana Any dealer, bank, savings institution, trust company, insurance company, investment company, real estate investment trust, small business investment corporation, pension or profit-sharing plan or trust or other financial institution.

Maryland Any broker-dealer, bank, savings and loan association, trust company, insurance company, investment company, investment adviser with assets under management of not less than $1,000,000, employee benefit plan with assets of not less than $1,000,000, government agency or instrumentality, institutional accredited investor as defined in SEC Rule 501(a)(1)-(3), (7)-(8), qualified institutional buyer, or any other institutional investor designated by rule or order of the Securities Commissioner of Maryland.

Nebraska Any bank, savings institution, credit union, trust company, or other financial institution; insurance company; investment company; pension or profit-sharing trust; broker-dealer; corporation, Massachusetts or similar business trust or partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities; trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment; individual accredited investor, or an entity in which all of the equity owners are individual accredited investors; or any other institutional buyer as may be defined by the Director of Banking and Finance of the State of Nebraska by rule and regulation or order.

New Jersey Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust, qualified institutional buyer, or other financial institution or institutional buyer.

North Carolina Any dealer, entity having a net worth in excess of $1,000,000, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution or institutional buyer.

(vii)

North Dakota Any broker-dealer registered under the U.S. Exchange Act; banking institution organized under the laws of the United States, member bank of the Federal Reserve System, or any other banking institution doing business under the laws of a state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to be exercised by national banks under the authority of the Comptroller of the Currency pursuant to Section 1 of Public Law 87-722, and which is supervised and examined by a state or federal agency having supervision over banks, and which is not operated for the purpose of evading the North Dakota Securities Act of 1951; a receiver, conservator, or other liquidating agent of any of the foregoing; a savings institution, trust company, credit union, or similar institution organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States whose deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, the National Credit Union Share Insurance Fund, or a successor authorized by federal law (other than a Morris plan bank or industrial loan company); an international financial institution of which the United States is a member and whose securities are exempt from registration under the U.S. Securities Act; an insurance company or a separate account of an insurance company; an investment company; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in this State, a depository institution, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in this State, a depository institution, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of $10,000,000 ifs its trustee is a depository institution, and its participants are exclusively employee pension, profit-sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of $10,000,000; a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 with total assets in excess of $10,000,000; a federal covered investment adviser acting for its own account; a qualified institutional buyer as defined in Rule 144A(a)(1), other than rule 144(a)(1)(i)(H), adopted under the U.S. Securities Act; a "major United States institutional investor" as defined in Rule 15a-6(b)(4)(i) adopted under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of $10,000,000 not organized for the specific purpose of evading the North Dakota Securities Act of 1951.

Ohio Any dealer, bank, trust company, savings and loan association, savings bank, credit union incorporated or organized under the laws of a state, the United States, Canada or any province of Canada that is subject to regulation or supervision by that country, state, or province, or any international banking institution; any insurance company or separate account of an insurance company; an investment company; broker-dealer registered under the U.S. Exchange Act, or licensed by the Ohio Division of Securities as a dealer; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, or an investment adviser registered under the Ohio Securities Act, a bank, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, or an investment adviser registered under the Ohio Securities Act, a bank, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of $10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of $10,000,000; a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 with total assets in excess of $10,000,000; a federal covered investment adviser acting for its own account; a qualified institutional buyer as defined in Rule 144A(a)(1), other than Rule 144A(a)(1)(i)(H), adopted under the U.S. Securities Act; a "major United States institutional investor" as defined in Rule 15a-6(b)(4)(i) adopted under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of $10,000,000 not organized for the specific purpose of evading the Ohio Securities Act.

(viii)

Oklahoma Any broker-dealer registered under the U.S. Exchange Act, banking institution organized under the laws of the United States, member bank of the Federal Reserve System, or any other banking institution doing business under the laws of a state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to be exercised by national banks under the authority of the Comptroller of the Currency pursuant to Section 1 of Public Law 87-722, and which is supervised and examined by a state or federal agency having supervision over banks, and which is not operated for the purpose of evading the Oklahoma Uniform Securities Act of 2004; a receiver, conservator, or other liquidating agent of any of the foregoing; a savings institution, trust company, credit union, or similar institution organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States whose deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, the National Credit Union Share Insurance Fund, or a successor authorized by federal law (other than a Morris Plan bank or an industrial loan company); a trust company organized or chartered under the laws of this State; an international financial institution of which the United States is a member and whose securities are exempt from registration under the U.S. Securities Act; an insurance company or separate account of an insurance company; an investment company; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in this State, a depository institution, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in this State, a depository institution, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of $10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit-sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of $10,000,000; a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 with acting for its own account; a qualified institutional buyer as defined in Rule 144A(a)(1), other than Rule 144A(a)(1)(i)(H), adopted under the U.S. Securities Act; a "major U.S. institutional investor" as defined in Rule 15a-6(b)(4)(i) adopted under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of $10,000,000 not organized for the specific purpose of evading the Oklahoma Uniform Securities Act of 2004.

Oregon Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, mortgage broker or mortgage banker, pension or profit-sharing trust or other financial institution or institutional buyer.

(ix)

Pennsylvania Any broker-dealer, bank, savings bank, savings institution, savings and loan association, thrift institution, trust company or similar organization which is organized or chartered under the laws of a state or of the United States, is authorized to and receives deposits and is supervised and examined by an official or agency of a state or by the United States if its deposits are insured by the Federal Deposit Insurance Corporation or a successor authorized by federal law, any agency, branch or representative office of a foreign bank that is subject to the same degree of regulation and supervision as a domestic bank, any wholly owned subsidiary of one of the foregoing, insurance company, pension or profit sharing plan or trust (other than a municipal pension plan or system), a college, university or other public or private institution which has received exempt status under Section 501(c)(3) of the Internal Revenue Code of 1954 and which has a total endowment or trust funds, including annuity and life income funds, of $5,000,000 or more according to its most recent audited financial statements; provided that the aggregate dollar amount of securities being sold to the person may not exceed 5% of the endowment or trust funds, a qualified pension and profit sharing and stock bonus plan under Section 401 of the Internal Revenue Code of 1986 ("KEOGH"), an individual retirement account under Section 408 of the Internal Revenue Code of 1986 ("IRA") and a simplified employee pension under Section 408(k) of the Internal Revenue Code of 1986 ("SEP") if the KEOGH, IRA or SEP has one of the following: (1) plan assets of $5 million or more, or (2) has retained, on an ongoing basis, the services of a person knowledgeable and experienced in financial and business matters to render professional investment management advice and has investments of $500,000 or more in securities, investment company, or any entity which controls any of the foregoing, the federal government, a state or any agency or political subdivision thereof except public school districts of this State, a corporation or business trust or a wholly owned subsidiary thereof which has been in existence for eighteen months and which has a tangible net worth on a consolidated basis, as reflected on its most recent audited financial statements, of $10,000,000 or more, a small business investment company as defined in the Small Business Investment Act of 1958 which (a) has total capital of at least $1,000,000 or (b) is controlled by one of the foregoing institutions, a seed capital fund as defined and authorized in the Small Business Incubators Act, a business development credit company as authorized in the Business Development Credit Corporation Law, qualified institutional buyer, a person whose security holders consist solely of any of the foregoing, or any other person designated by regulation of the Pennsylvania Department of Banking and Securities.

Puerto Rico Any broker-dealer, bank, savings institution, trust company, insurance company, investment company as defined in the Investment Company Act of Puerto Rico, pension or profit-sharing trust or other financial institution or institutional buyer.

Tennessee Any broker-dealer, bank (other than a bank is acting as a broker-dealer as such term is defined in Tennessee Securities Act of 1980), trust company, insurance company, investment company registered under the Investment Company Act of 1940, a holding company which controls any of the foregoing, a trust or fund over which any of the foregoing has or shares investment discretion, a pension or profit sharing plan, an institutional buyer as defined by rule by the Commissioner of Commerce and Insurance, or any other person (other than a broker-dealer) engaged as a substantial part of its business in investing in securities, in each case having a net worth in excess of $1,000,000.

Texas Any registered dealer actually engaged in buying and selling securities as a business, bank, trust company, building and loan association, insurance company, surety or guaranty company, savings institution, federally chartered credit union, savings and loan association, federal savings bank, credit union chartered under the laws of any state, investment company, small business investment company as defined in the Small Business Investment Act of 1958, qualified institutional buyer, accredited investor as defined in Rule 501(a)(1)-(4) and (7)-(8) (other than a self-directed employee benefit plan with investment decisions made solely by persons that are accredited investors as defined in Rule 501(a)(5)-(6)) promulgated under the U.S. Securities Act, any corporation, partnership, trust, estate or other entity (other than an individual) not formed for the purpose of acquiring the securities having a net worth of not less than $5,000,000 and any wholly-owned subsidiary of such an entity, such securities being purchased by such institution for its own account or as a bona fide trustee of a trust organized and existing other than for the purpose of acquiring the securities.

Utah Any broker-dealer, bank, savings and loan association, savings bank, industrial bank, credit union or other institution that holds or receives deposits, savings, or share accounts, issues certificates of deposit, or provides to its customers other depository accounts that are subject to withdrawal by checks, drafts, or other instruments or by electronic means to effect third party payments, trust company, insurance company, investment company, pension or profit-sharing trust, qualified institutional buyer or other financial institution or institutional investor.

Virginia Any broker-dealer, corporation, investment company or pension or profit-sharing trust.

(x)

Washington Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, or any wholly owned subsidiary of one of the foregoing, pension or profit-sharing trust (other than a self-directed pension plan), corporation, business trust or partnership, or any wholly owned subsidiary of such an entity, which has been operating for at least 12 months and which has a net worth on a consolidated basis of at least $10,000,000 as determined by the entity’s most recent audited financial statements (which are dated within the past 16 months), entity which has been granted exempt status under Section 501(c)(3) of the Internal Revenue Code with a total endowment or trust fund of at least $5,000,000 according to its most recent audited financial statements (which are dated within the past 16 months), or other financial institution or institutional buyer.

West Virginia Any broker-dealer, bank, savings institution, trust company, insurance company, investment company, pension or profit-sharing trust or other financial institution; any corporation, business trust, partnership, limited liability company, limited liability partnership or wholly owned subsidiary of any of the aforementioned entities or an entity which has been granted exempt status under Section 501(c)(3) of the Internal Revenue Code, as amended, which has been operating on a continuing basis for at least twelve months and which has a net worth of at least $5,000,000, a substantial part of whose business activities consists of investing, purchasing, selling or trading in securities issued by others and whose investment decisions are made by persons who are reasonably believed by the seller to have such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of investment; a small business investment company licensed by the United States Small Business Administration under the Small Business Investment Act of 1958, as amended; a private business development company as defined by the Investment Advisors Act of 1940, as amended; a business development company as defined in the Investment Company Act of 1940, as amended; a wholly owned subsidiary of a bank, savings institution, insurance company, or investment company; or a qualified institutional buyer as defined in Rule 144A(a) adopted under the U.S. Securities Act.

Wyoming Any banking institution organized under the laws of the United States, member bank of the Federal Reserve System, or any other banking institution doing business under the laws of a state or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to be exercised by national banks under the authority of the Comptroller of the Currency pursuant to Section 1 of Public Law 87-722, and which is supervised and examined by a state or federal agency having supervision over banks, and which is not operated for the purpose of evading the Wyoming Uniform Securities Act, or a receiver, conservator, or other liquidating agent of any of the foregoing; a savings institution, trust company, credit union, or similar institution organized or chartered under the laws of a state or of the United States, authorized to receive deposits, and supervised and examined by an official or agency of a state or the United States if its deposits or share accounts are insured to the maximum amount authorized by statute by the Federal Deposit Insurance Corporation, the National Credit Union Share Insurance Fund, or a successor authorized by federal law (other than a Morris Plan bank or an industrial loan company); an international financial institution of which the United States is a member and whose securities are exempt from registration under the U.S. Securities Act; an insurance company or separate account of an insurance company; an investment company; an employee pension, profit-sharing, or benefit plan if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in Wyoming, a depository institution, or an insurance company; a plan established and maintained by a state, a political subdivision of a state, or an agency or instrumentality of a state or a political subdivision of a state for the benefit of its employees, if the plan has total assets in excess of $10,000,000 or its investment decisions are made by a duly designated public official or by a named fiduciary, as defined in ERISA, that is a broker-dealer registered under the U.S. Exchange Act, an investment adviser registered or exempt from registration under the Investment Advisers Act of 1940, an investment adviser registered in Wyoming, a depository institution, or an insurance company; a trust (except a trust that includes as participants self-directed individual retirement accounts or similar self-directed plans) with total assets in excess of $10,000,000 if its trustee is a depository institution, and its participants are exclusively employee pension, profit sharing, or benefit or governmental plans described above regardless of the size of their assets; an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts trust or similar business trust, limited liability company, or partnership, not formed for the specific purpose of acquiring the securities, with total assets in excess of $10,000,000; a small business investment company licensed under Section 301(c) of the Small Business Investment Act of 1958 with total assets in excess of $10,000,000; a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 with total assets in excess of $10,000,000; a person registered under the Investment Advisers Act of 1940 acting for its own account; a qualified institutional buyer as defined in Rule 144A(a)(1), other than Rule 144A(a)(1)(i)(H), adopted under the U.S. Securities Act; a "major U.S. institutional investor" as defined in Rule 15a-6(b)(4)(i) adopted under the U.S. Exchange Act; or any other person, other than an individual, of institutional character with total assets in excess of $10,000,000 not organized for the specific purpose of evading the Wyoming Uniform Securities Act.

(xi)

If you reside in one of the Restricted States, you may accept the Offer and receive Offeror Common Shares under the Offer for any Shares that you tender to the Offer if and only if you are an "exempt institutional investor" under the laws of your state of residence. If you are an "exempt institutional investor" under the laws of your state of residence, and wish to tender Shares and receive Offeror Common Shares, you may be required to certify your status as an "exempt institutional investor" to the Offeror and the Depositary and Information Agent and should contact the Depositary and Information Agent for additional information in that regard.

Offeror or its agents may, in its or their sole discretion, take such action as it or they may deem desirable to extend the Offer to Shareholders in any such state or other jurisdiction. Notwithstanding the foregoing, Offeror or its agents may elect not to complete such action in any given instance. Accordingly, Offeror cannot at this time Shareholders that otherwise valid tenders can or will be accepted from holders resident in all states in the United States and all other jurisdictions.

Purchases Outside the Offer

Shareholders in the United States should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable Laws of Canada or its provinces or territories and as permitted by the U.S. federal securities Laws. If any such purchases are made, the Offeror will issue a news release immediately after the close of business on the day of any such purchase, containing disclosure of the number of Shares purchased and certain other information as required by applicable Law. See Section 13 of the Offer, "Market Purchases".

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES

The Offer is being made only for Shares and is not being made for any Convertible Securities (including Options (as defined herein)) or other rights to acquire Shares. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities and applicable Laws, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures described in Section 3 of the Offer, "Manner of Acceptance", and Section 6 of the Circular, "Treatment of Convertible Securities".

The tax consequences to holders of Convertible Securities of exercising, exchanging or converting such securities are not described in either Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations" or in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations". Holders of Convertible Securities should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision as to whether to exercise, exchange or convert their Convertible Securities.

(xii)

REPORTING CURRENCY

All references to "$" or "C$" mean Canadian dollars.

INFORMATION CONTAINED IN THE OFFER AND CIRCULAR

Certain information contained in this document has been taken from or is based on documents that are expressly referred to in this document. All summaries of, and references to, documents that are specified in this document as having been filed, or that are contained in documents specified as having been filed, on SEDAR+, are qualified in their entirety by reference to the complete text of those documents as filed, or as contained in documents filed, under the Offeror's profile at www.sedarplus.ca and on the Offeror's website at www.americaneaglegold.ca. Shareholders are urged to read carefully the full text of those documents, which may also be obtained on request without charge from the Chief Financial Officer of the Offeror at Suite 1102, 141 Adelaide Street W, Toronto, Ontario, M5H 3L5.

This document does not generally address the income tax consequences of the Offer to Shareholders in any jurisdiction outside Canada or the United States. Shareholders in a jurisdiction outside Canada or the United States should be aware that the disposition of the Shares may have tax consequences which may not be described herein. Accordingly, Shareholders outside Canada and the United States should consult their own tax advisors with respect to tax considerations applicable to them.

Certain figures herein may not add due to rounding.

Information contained in this document is given as of April 13, 2026, unless otherwise specifically stated.

INFORMATION CONCERNING THE COMPANY

As of the date of this Offer, the Offeror has not had access to the non-public books and records of the Company and the Offeror is not in a position to independently assess or verify certain of the information in the Company's publicly filed documents, including its financial statements and reserves disclosure. The Company has not reviewed the Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of the Company contained herein. As a result, except as otherwise expressly indicated herein, the information concerning the Company contained in this Offer and Circular, including all Company financial and reserves information, has been derived, by necessity, from the Company's public reports and securities filings as of April 13, 2026. While the Offeror has no reason to believe that such publicly filed information is inaccurate or incomplete or contains any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, the Offeror does not assume any responsibility for the accuracy or completeness of any such information. See Section 22 of the Circular, "Risk Factors — Risk Factors Related to the Offer and the Offeror — The Offeror has been unable to independently verify the accuracy and completeness of the Company information in the Offer and Circular". None of the Company's public reports or securities filings are or have been incorporated by reference into this Offer and Circular. The Offeror does not undertake any duty to update any such information, except as required by applicable Laws.

AVAILABILITY OF DISCLOSURE DOCUMENTS

The Offeror is a reporting issuer in Alberta, British Columbia and Ontario and files its continuous disclosure documents with the applicable Securities Regulatory Authorities (as defined herein). Such documents are available under the Offeror's profile at www.sedarplus.ca or on the Offeror's website at www.americaneaglegold.ca.

(xiii)

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES

The Offeror is subject to the reporting requirements of applicable Securities Laws. Unless otherwise indicated, all historical estimate disclosure relating to the Offeror's projects in this Offer and Circular have been prepared in accordance with the requirements of Canadian Securities Laws.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Offer and Circular constitute "forward-looking statements" and "forward-looking information" as defined under Securities Laws (collectively "forward-looking statements"). Forward- looking statements are typically identified by words such as "anticipate", "continue", "estimate", "expect", "forecast", "budget", "may", "will", "project", "could", "plan", "intend", "should", "believe", "outlook", "objective", "aim", "potential", "target" and similar words suggesting future events or future performance. Forward-looking statements and forward-looking information are not based on historical facts, but rather on current expectations and projections about future events and is therefore subject to risks and uncertainties that could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements and forward-looking information.

The Offer and the Circular contain forward-looking statements including: those relating to the Offer, including statements with respect to the anticipated timing, mechanics, completion and settlement of the Offer; the ability of the Offeror to complete the transactions contemplated by the Offer; the reasons to participate in the Offer; the purpose of the Offer; any commitment to acquire Shares; the value of the Offeror Common Shares received as consideration under the Offer; the Offeror's objectives, strategies, intentions, expectations and guidance and future financial and operating performance and prospects; information concerning the Company and the Offeror (and their respective affiliates); the Offeror's plans for the Company in the event the Offer is successful and the integration of the Offeror's and the Company's businesses and operations; the anticipated effect of the Offer and the expected benefits of tendering Shares to the Offer, both to the Offeror and to the Shareholders, such as the synergies that may result from the proposed combination between the Offeror and the Company; the tax treatment of Shareholders; the satisfaction of the conditions to consummate the Offer; the process for obtaining the Regulatory Approvals; the completion of a Compulsory Acquisition or a Subsequent Acquisition Transaction; the availability of certain exemptions under applicable Securities Laws; intentions to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market, and to cause the Company to cease to be a reporting issuer if permitted under applicable Securities Laws; the expected mailing of this Offer to Purchase and Circular and any notice of change or notice of variation; and other statements that are not historical facts. It is important to know that:

•	unless otherwise indicated, forward-looking statements in the Offer and the Circular and its appendices describe the Offeror's expectations as at the date on which such statements are made;

•	the Offeror's actual results and events could differ materially from those expressed or implied in the forward-looking statements in the Offer and the Circular if known or unknown risks affect its business or the Offer, or if its estimates or assumptions turn out to be inaccurate. As a result, the Offeror cannot guarantee that the results or events expressed or implied in any forward-looking statement will materialize, and accordingly, you are cautioned against relying on these forward-looking statements; and

•	the Offeror disclaims any intention and assumes no obligation to update or revise any forward-looking statement or information herein even if new information becomes available, as a result of future events or for any other reason, except in accordance with applicable Securities Laws.

(xiv)

With respect to forward-looking statements contained in this Offer and Circular, the Offeror has made assumptions regarding, among other things: the ability to complete the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, integrate the Offeror's and the Company's businesses and operations and realize financial, operational and other synergies from the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction; that each of the Offeror, the Company and, following the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror will have the ability to continue as a going concern and realize its assets and discharge its liabilities in the normal course of business; the Offeror's ability to execute on its plans as described herein and in its other disclosure documents and the impact that the successful execution of such plans will have on the Offeror and, following the combination, the combined entity and the combined entities' respective stakeholders; that the Company's publicly available information, including its public reports and securities filings as of April 13, 2026 remain accurate in all material respects; that the current commodity price and foreign exchange environment will continue or improve; future exchange rates and interest rates; future debt levels; the value inherent in Pacific Booker's portfolio of projects, including the Morrison Project (as defined herein); the Offeror will receive the Regulatory Approvals and all other necessary consents on the timelines and in the manner currently anticipated; the other conditions to the Offer will be satisfied on a timely basis in accordance with their terms; the advice received from professional advisors is accurate; there will be no material changes to government and environmental regulations adversely affecting the Offeror's operations; and the impact of the current economic climate and financial, political and industry conditions on the Offeror's operations, including its financial condition and asset value, will remain consistent with the Offeror's current expectations as set out in this section.

All figures and descriptions provided in this Offer and Circular related to the proposed transaction, including those around consideration, key metrics, reasons for the Offer, and the potential benefits to the Shareholders and the Offeror Shareholders (including increased shareholder returns and improved performance and administration savings), are based on and assume the following: (a) the Offeror's and the Company's liquidity, debt, debt costs and assets, will not change from what was the case on April 13, 2026, in the case of the Offeror, and from what the Offeror has ascertained from the Company's public filings on SEDAR+ up to and including April 13, 2026, in the case of the Company; (b) 16,816,969 Shares are issued and outstanding immediately prior to the date of the Offer (according to the latest information available on the website of the TSXV); (c) that all of the Shares are tendered to the Offer pursuant to the terms thereof; and (d) no other Shares or Offeror Common Shares are issued before the successful completion of the Offer.

Although the Offeror believes that the expectations reflected in the forward-looking statements contained in this Offer and Circular, and the assumptions on which such forward-looking statements are made, are reasonable, there can be no assurance that such expectations will prove to be correct. The risks, uncertainties, contingencies and other factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements may include the following: the market value of the Offeror Common Shares received as consideration under the Offer and the impact of the issuance of Offeror Common Shares on the market price of the Offeror Common Shares; the inaccuracy of the Company's public disclosure upon which the Offer is predicated; the failure to obtain the Regulatory Approvals and to satisfy the other conditions to the Offer on a timely basis; competitive responses to the announcement or completion of the Offer; as well as the risks discussed in Section 22 of the Circular, "Risk Factors". Should one or more risk, uncertainty, contingency or other factor materialize or should any factor or assumption prove incorrect, actual results could vary materially from those expressed or implied in the forward-looking statements. Accordingly, you should not place undue reliance on forward-looking statements. The Offeror does not assume any obligation to update or revise any forward-looking statements after the date of the Offer and Circular or to explain any material difference between subsequent actual events and any forward-looking statements, except as required by applicable Securities Laws. Readers are cautioned that such assumptions, risks and uncertainties should not be construed as exhaustive.

The forward-looking statements contained in this Offer and Circular speak only as of the date of this Offer and Circular. Except as expressly required by applicable Securities Laws, we do not undertake any obligation to publicly update any forward-looking statements. The forward-looking statements contained in this Offer and Circular are expressly qualified by this cautionary statement.

For a further discussion regarding the risks related to the Offer and the Offeror, see Section 22 of the Circular, "Risk Factors", and the Offeror's other public filings, available in Canada on SEDAR+ at www.sedarplus.ca, and on the Offeror's website at www.americaneaglegold.ca.

(xv)

TABLE OF CONTENTS

NOTICE TO SHAREHOLDERS IN THE UNITED STATES	IV

NOTICE TO HOLDERS OF CONVERTIBLE SECURITIES	XII

REPORTING CURRENCY	XIII

INFORMATION CONTAINED IN THE OFFER AND CIRCULAR	XIII

INFORMATION CONCERNING THE COMPANY	XIII

AVAILABILITY OF DISCLOSURE DOCUMENTS	XIII

CAUTIONARY NOTE REGARDING MINERAL RESERVES AND MINERAL RESOURCES	XIV

FORWARD-LOOKING STATEMENTS	XIV

FREQUENTLY ASKED QUESTIONS	1

SUMMARY	9

THE OFFER	17

1. THE OFFER	17
2. TIME FOR ACCEPTANCE	18
3. MANNER OF ACCEPTANCE	18
4. CONDITIONS OF THE OFFER	24
5. EXTENSION, ACCELERATION AND VARIATION OF THE OFFER	29
6. TAKE UP AND PAYMENT FOR DEPOSITED SHARES	31
7. RETURN OF DEPOSITED SHARES	32
8. RIGHT TO WITHDRAW DEPOSITED SHARES	32
9. NOTICE AND DELIVERY	34
10. MAIL SERVICE INTERRUPTION	34
11. CHANGES IN CAPITALIZATION	35
12. SHARES NOT DEPOSITED UNDER THE OFFER	35
13. MARKET PURCHASES	35
14. OTHER TERMS OF THE OFFER	36

CIRCULAR	38

1. THE OFFEROR	38
2. THE COMPANY	39
3. BACKGROUND TO THE OFFER	39
4. REASONS TO ACCEPT THE OFFER	40
5. ACCEPTANCE OF THE OFFER	41
6. TREATMENT OF CONVERTIBLE SECURITIES	41
7. FRACTIONAL SHARES	42
8. PURPOSE OF THE OFFER AND PLANS FOR THE COMPANY	42
9. CERTAIN INFORMATION CONCERNING THE OFFEROR COMMON SHARES	43
10. TRADING IN SHARES TO BE ACQUIRED	45
11. BENEFICIAL OWNERSHIP OF AND TRADING IN SECURITIES	46
12. EFFECT OF THE OFFER ON THE MARKET FOR SHARES, LISTING AND PUBLIC DISCLOSURE BY THE COMPANY	46
13. COMPARISON OF SHAREHOLDER RIGHTS	47

(1)

14. COMMITMENTS TO ACQUIRE SECURITIES OF THE COMPANY	49
15. ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS	50
16. REGULATORY MATTERS	50
17. ACQUISITION OF SHARES NOT DEPOSITED UNDER THE OFFER	50
18. CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS	55
19. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	63
20. EXPERTS	67
21. LEGAL MATTERS	68
22. RISK FACTORS	68
23. DEALER MANAGER AND SOLICITING DEALER GROUP	71
24. INFORMATION AGENT AND DEPOSITARY	72
25. OFFEREES' STATUTORY RIGHTS	72
26. DIRECTORS' APPROVAL	72

GLOSSARY	73

CERTIFICATE OF AMERICAN EAGLE GOLD CORP.	C-1

APPENDIX A INFORMATION REGARDING AMERICAN EAGLE	A-1

APPENDIX B AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 AND MANAGEMENT'S DISCUSSION AND ANALYSIS THEREOF	B-1

APPENDIX C UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND MANAGEMENT'S DISCUSSION AND ANALYSIS THEREOF	C-1

APPENDIX D UNAUDITED PRO FORMA FINANCIAL STATEMENTS	D-1

(2)

FREQUENTLY ASKED QUESTIONS

The questions and answers below are not meant to be a substitute for the more detailed description and information contained in this Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. You are urged to read each of these documents carefully prior to making any decision regarding whether or not to tender your Shares. For ease of reference, cross-references are provided in this section to other sections of this Offer and Circular where you will find more complete descriptions of the topics mentioned below. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Glossary.

Who is offering to purchase my Shares?

American Eagle is offering to purchase, on the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares, including any Shares that may become issued and outstanding after the date of the Offer but prior to the Expiry Time.

American Eagle is a mining exploration company focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK Project located in central British Columbia. American Eagle has $55 million in cash on its balance sheet and benefits from its four key shareholders, which includes major mining companies Teck Resources Limited and South32 Ltd., and large strategic investors Eric Sprott and Ore Group.

The Offeror Common Shares trade on the TSXV under the symbol "AE" and are quoted on the OTC Market under the symbol "AMEGF". See Section 1 of the Circular, "The Offeror".

What would I receive in exchange for my Shares?

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 1.41 Offeror Common Shares per Share.

What does the Company Board think of the Offer?

Under applicable Securities Laws, a directors' circular must be prepared and delivered by the Company Board to Shareholders no later than 15 days from the date of commencement of the Offer. The directors' circular must include either a recommendation to accept or reject the Offer, and the reasons for the board of directors' recommendation, or a statement that the Company Board is unable to make or is not making a recommendation, and if no recommendation is made, the reasons for not making a recommendation. The Offeror has not been advised by the Company of the recommendation of the Company Board, if any, in respect of the Offer.

See Section 3 of the Circular, "Background to the Offer", for a description of the Offeror's interactions with the Company and the Company Board leading up to the Offer.

Why should I accept the Offer?

American Eagle believes that the Offer provides a number of compelling benefits for Shareholders that Pacific Booker cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 30.6% premium to the closing price of the Pacific Booker Shares as of April 13, 2026, based on the closing price of the Offeror Common Shares as of April 13, 2026.

•	A New Path Forward for the Morrison Project. American Eagle believes the Morrison Project requires a reset and a new direction under the Offeror's management team, given that it has effectively been on hold for over 13 years since the failed permitting exercise in 2012. The historical development strategy adopted by the Company's current management team no longer reflects current realities, including changes in capital costs, permitting expectations, Indigenous engagement, project design, and regional development strategy. American Eagle believes the value of the Morrison Project is significantly enhanced if repositioned as part of an integrated Babine District strategy rather than advanced as a stranded standalone asset.

•	Diversification and Consolidation of Assets and Near-Term Exploration and Expansion. The Offer will provide Shareholders not only with exposure to the Morrison Project, but also to the Offeror's nearby NAK Project. The Offer would combine the Morrison Project with American Eagle's nearby NAK Project, creating a consolidated regional development platform in the Babine District. American Eagle believes a combined Morrison-NAK strategy has the potential to create meaningful value through: (i) shared infrastructure and support facilities; (ii) optimized and potentially accelerated sequencing of development; (iii) coordinated permitting and technical work; (iv) improved capital allocation across both assets; and (v) long-term regional scale capable of supporting a multigenerational mining operation. American Eagle's preliminary technical review indicates the projects are close enough geographically to support a coordinated development concept, including potential shared processing and infrastructure alternatives over time.

•	Stronger Stakeholder Relationships and Social License. American Eagle believes constructive relationships with Indigenous communities and local stakeholders are essential to responsible project advancement in British Columbia. American Eagle has the support of Lake Babine Nation to pursue the acquisition of the Company and assume ownership of the Morrison Project. American Eagle intends to work collaboratively with Lake Babine Nation and other stakeholders to rebuild a constructive path forward on the Morrison Project through consistent consultation, practical engagement, and solutions-oriented project planning.

•	Financial Capacity and Developer-Scale Capability. The Offeror has $55 million in cash available to support the acquisition of the Company and its planned exploration and technical programs. The Offeror also benefits from support from major shareholders and strategic investors, including South32 Ltd., Teck, Eric Sprott and Ore Group. American Eagle believes this financial strength, combined with its technical team, shareholder base, and regional operating focus, positions it to advance both the NAK Project and Morrison Project through community engagement, drilling, technical studies, and permitting.

•	Immediate Resource Addition and Long-Term Upside. The Morrison Project would add a defined resource base with advanced test work and technical studies to American Eagle's portfolio, while the NAK Project contributes substantial scale, exploration upside, and emerging higher-grade copper-gold mineralization. American Eagle believes the combination creates a more balanced and investable regional story: one asset with an established resource and one rapidly advancing copper-gold discovery with the potential to evolve into a major district-scale system.

•	Liquidity. The Offer will provide Shareholders with a more liquid investment as trading the Shares is currently limited relative to the trading of the Offeror Common Shares given the Company's small and tightly held Shareholder base.

•	Offeror's Highly Focused, Professional and Cost-Effective Management Team. The Offer places the Morrison Project under the Offeror's highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Risk and Prejudice to Shareholders under the Status Quo. Shareholders face risk and prejudice to their investment if the board of directors and management team of Pacific Booker continue to pursue their current course of conduct, including:

•	Failure to Advance the Morrison Project. The board and management of Pacific Booker has failed to advance the Morrison Project in a manner that offers a realistic path to value creation for Shareholders. In American Eagle's view, Pacific Booker has not demonstrated a credible plan to reposition the project under current stakeholder, regulatory, and market conditions. American Eagle also believes Pacific Booker has damaged key local relationships, limited its strategic flexibility, and left Shareholders with a project that lacks a viable standalone path forward.

•	Lack of Funds or Sufficient Financing. Pacific Booker reported cash and cash equivalents of $142,929 as at October 31, 2025 and has not disclosed any fund raising activities since that date.

•	A Better Outcome for Pacific Booker Shareholders. Shareholders have faced prolonged illiquidity, limited progress, and no credible near-term path to value realization under the current strategy. The Offer provides Shareholders with: (i) ownership in an active and better-capitalized public company; (ii) materially improved liquidity; (iii) exposure to a stronger technical and strategic platform; (iv) participation in district-scale upside; and (v) a more credible long-term path to value creation.

Will I be able to trade the Offeror Common Shares I receive?

Yes. You will be able to trade the Offeror Common Shares that you will receive under the Offer. Statutory exemptions allow such trading in Canada. The Offeror has submitted an application to list, on the TSXV, the Offeror Common Shares that may be distributed in connection with the Offer. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV. See Section 16 of the Circular, "Regulatory Matters — Securities Regulatory Matters" and "— Stock Exchange Listing Requirements".

How long do I have to decide whether to tender to the Offer?

The Offer is open for acceptance until 5:00 p.m. (Toronto Time) on July 29, 2026 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, excluding the Mandatory Extension Period (as defined herein) or any extension(s) thereafter, unless the Offer is withdrawn by the Offeror. See Section 2 of the Offer, "Time for Acceptance" and Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer".

The initial deposit period (as defined herein) under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release (as defined herein) in respect of either the Offer or another offeror's take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer".

If your Shares are held on your behalf, or for your account, by a broker, investment dealer, bank, trust company or other intermediary, you should contact your intermediary directly if you wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Can the Offer be otherwise extended and, if so, under what circumstances?

Yes. If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions to the Offer have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Shares deposited under the Offer, the Offeror will extend the period during which Shares may be deposited and tendered to the Offer for a period of not less than 10 days following the expiry of the initial deposit period. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer — Mandatory Extension Period".

In addition to the Mandatory Extension Period, the Offeror may elect, in its sole discretion, to extend the Offer from time to time. If the Offer is extended to provide for the Mandatory Extension Period, or if the Offeror otherwise elects or is required to extend the Offer, the Offeror will notify the Depositary and Information Agent and publicly announce such extension and, if required by applicable Laws, mail you a notice of variation. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer".

How do I tender my Shares to the Offer?

If you are a registered Shareholder (meaning that you have either a physical certificate representing your Shares registered in your name or a DRS Advice or a similar document evidencing the electronic registration of ownership of your Shares), you may accept the Offer by delivering to the Depositary and Information Agent a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required), and depositing it along with, if applicable, the certificate(s) representing your Shares and any other required documents, with the Depositary and Information Agent at the office specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto Time) on July 29, 2026, unless the Offer is extended, accelerated or withdrawn by the Offeror, in accordance with the instructions in the Letter of Transmittal. See Section 3 of the Offer, "Manner of Acceptance — Letter of Transmittal".

If you are a registered Shareholder and wish to accept the Offer but the certificates representing your Shares are not immediately available or you cannot provide the certificates or other required documents to the Depositary and Information Agent by the Expiry Time, you may validly deposit your Shares under the Offer in compliance with the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on BLUE paper), or a manually signed facsimile thereof. See Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

You may also accept the Offer by following the procedures for book-entry transfer detailed in this Offer and Circular and have your Shares tendered by your intermediary through CDS (as defined herein) or DTC (as defined herein), as applicable, provided such procedures are completed at or prior to the Expiry Time. See Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer".

If you are a non-registered Shareholder (meaning your Shares are held on your behalf, or for your account, by a broker, investment dealer, bank, trust company or other intermediary), you should contact such intermediary directly if you wish to accept the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary. See Section 3 of the Offer, "Manner of Acceptance — Non-registered Shareholders".

Will I have to pay any fees or commissions?

You will not have to pay any fee or commission if you are the registered owner of your Shares and you tender your Shares to the Offer directly to the Depositary and Information Agent. However, if you own your Shares through a broker, nominee or other intermediary, such intermediary may charge a fee to tender Shares on your behalf. You should consult your broker or nominee or other intermediary to determine whether any charges will apply.

How will the Offer affect my Options?

The Offer is made only for Shares and is not made for any Convertible Securities (including Options). Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities and applicable Laws, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, "Manner of Acceptance" and Section 6 of the Circular, "Treatment of Convertible Securities". If any holder of Options does not exercise, convert, exchange or settle his or her Options, as the case may be, and deposit any resulting Shares under the Offer at or prior to the Expiry Time, such Options may be replaced with similar Convertible Securities of the Offeror or may expire or be terminated, as the case may be, following the Expiry Time in accordance with their respective terms and conditions. See Section 6 of the Circular, "Treatment of Convertible Securities".

What if I have lost my Share certificate(s) but wish to tender my Shares to the Offer?

You should complete your Letter of Transmittal as fully as possible and state in writing the circumstances surrounding the loss and forward the documents to the Depositary and Information Agent. The Depositary and Information Agent will coordinate with the Company's transfer agent and will advise you of the steps that you must take to obtain a replacement certificate for your Shares. Please allow for sufficient time in order to process the replacement and to receive the replacement certificate. The replacement certificate must be received by the Depositary and Information Agent before the Expiry Time. See Section 3 of the Offer, "Manner of Acceptance — Lost Certificates".

Will I be able to withdraw previously tendered Shares?

You may withdraw Shares you deposit under the Offer:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Shares have not been paid for by the Offeror within three Business Days (as defined herein) after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

To be effective, a withdrawal must be completed in accordance with the procedures outlined in Section 8 of the Offer, "Right to Withdraw Deposited Shares".

If I accept the Offer, when will I receive the Offer Consideration?

If all of the conditions of the Offer are satisfied or, where permitted, waived by the Offeror, the Offeror will immediately take up Shares tendered to the Offer (and not withdrawn) and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares. The Offeror will take up and pay for Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, not later than 10 days after such deposit. See Section 6 of the Offer, "Take Up and Payment for Deposited Shares".

If I decide not to tender, how will my Shares be affected?

If the Offeror takes up and pays for Shares under the Offer, the Offeror currently intends to take such action as is necessary, including effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction, to acquire any Shares not tendered to the Offer. It is the Offeror's current intention that the consideration to be offered for such Shares under a Compulsory Acquisition or Subsequent Acquisition Transaction will be the same consideration offered pursuant to the Offer. In connection with such a transaction, you may have dissent rights and the tax consequences may vary from those of tendering your Shares under the Offer. See Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

What are some of the significant conditions to the Offer?

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, including, among other things: (a) the Statutory Minimum Condition; (b) not less than 66 2/3% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror) having been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer; (c) the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, a Material Adverse Effect; (d) each of the Regulatory Approvals shall have been obtained and each such approval shall be in full force and effect; and (e) other customary conditions, each as more particularly described herein.

The Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Deposited Shares unless each of the conditions of the Offer is satisfied or, if permitted, waived by the Offeror at or prior to the Expiry Time. The Statutory Minimum Condition cannot be waived by the Offeror.

See Section 4 of the Offer, "Conditions of the Offer" and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, "Regulatory Matters".

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What will happen if the conditions to the Offer are not satisfied?

 If the conditions to the Offer are not satisfied or, where permitted, waived by the Offeror, the Offeror will not be obligated to take up, accept for payment or pay for any Shares tendered to the Offer. Subject to applicable Laws, the Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Shares deposited under the Offer unless each of the conditions of the Offer is satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time. Notwithstanding the foregoing, in no case will the Offeror waive the Statutory Minimum Condition.

Do I have dissenters' or appraisal rights in connection with the Offer?

 No. Shareholders will not have dissenters' or appraisal rights in connection with the Offer. However, Shareholders who do not tender their Shares to the Offer may have rights of dissent in the event the Offeror acquires their Shares by way of Subsequent Acquisition Transaction or appraisal rights in the event the Offeror acquires their Shares by way of a Compulsory Acquisition. See Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

Will Pacific Booker continue as a public company?

As indicated above, it is the Offeror's intention to enter into one or more transactions to enable it to acquire all Shares not acquired pursuant to the Offer. If the Offeror is able to complete such a transaction, the Offeror intends to seek to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market. If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to file an application to cease to be a reporting issuer under applicable Canadian Securities Laws.

If the Offeror takes up Shares under the Offer but is unable to complete a Compulsory Acquisition or Subsequent Acquisition Transaction, then the Company may continue as a public company and the Offeror will evaluate its alternatives. In such circumstances, the Offeror's purchase of Shares under the Offer will have reduced the number of Shares that trade publicly, as well as the number of Shareholders, and, depending on the number of Shares purchased under the Offer, could adversely affect the market value of the remaining Shares held by the public. In addition, if the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Company Board to allow nominees of the Offeror to be appointed to the Company Board and to represent at least a majority of the Company Board.

What are the Canadian federal income tax consequences of accepting the Offer?

Subject to the qualifications set forth in the Circular, if you are a resident of Canada and hold your Shares as capital property and you sell your Shares pursuant to the Offer, you generally will not realize a capital gain (or capital loss) as a result of an automatic tax-deferred "rollover" pursuant to Section 85.1 of the Tax Act (as defined herein) (and the corresponding provisions of any applicable provincial legislation).

If you are not a resident of Canada, you generally will not be subject to tax under the Tax Act on any capital gain realized on a disposition of your Shares pursuant to the Offer, unless your Shares are "taxable Canadian property".

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the description of Canadian federal income tax considerations in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations". Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Shares pursuant to the Offer or a disposition of Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

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What are the U.S. federal income tax consequences of accepting the Offer?

The Offeror intends for the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition, as applicable, to be treated as a reorganization for U.S. federal income tax purposes. If the Offer is so treated, a U.S. Holder generally will not recognize gain or loss on the exchange of Shares for Offeror Common Shares pursuant to the Offer. The determination of whether the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment depends on the resolution of complex issues and facts, and there is no assurance that the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment.

The foregoing is a brief summary of U.S. federal income tax consequences only and is qualified by the description of U.S. federal income tax considerations in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations". Tax matters are very complicated, and the tax consequences of the Offer to a particular Shareholder will depend in part on such Shareholder's circumstances. Accordingly, Shareholders are urged to consult their own U.S. tax advisors for a full understanding of the tax consequences of the Offer to them, including the applicability of U.S. federal, state, local and non-U.S. income and other tax Laws.

Who can I call with questions about the Offer or for more information?

Questions and requests for assistance concerning the Offer may be directed to the Depositary and Information Agent (Shorecrest) at 1-888-637-5789 (Toll Free in North America), at 647-931-7454 (for collect calls outside North America), or by e-mail at contact@shorecrestgroup.com.

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SUMMARY

The following is a summary only and is qualified in its entirety by the detailed provisions contained in the Offer and Circular. Shareholders should read the Offer and Circular in its entirety. Certain capitalized and other terms used in this Summary are defined in the Glossary.

The Offer:

The Offeror is offering to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares (including any Shares which may become issued and outstanding after the date of the Offer and prior to the Expiry Time).

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 1.41 Offeror Common Shares per Share. The Offeror has submitted an application to list, on the TSXV, the Offeror Common Shares that may be distributed in connection with the Offer. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The closing price of the Shares on the TSXV on April 13, 2026, last trading day prior to the date of the Offer, was $1.35.

The closing price of the Offeror Common Shares on the TSXV on April 13, 2026, the last trading day prior to the date of the Offer, was $1.25.

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Offer is made only for Shares and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities and applicable Laws, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, "Manner of Acceptance" and Section 6 of the Circular, "Treatment of Convertible Securities".

The Offeror:

American Eagle is a mining exploration company focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK Project located in central British Columbia. American Eagle has $55 million in cash on its balance sheet and benefits from its four key shareholders, which includes major mining companies Teck Resources Limited and South32 Ltd., and large strategic investors Eric Sprott and Ore Group.

The Offeror exists under the OBCA and its head office is located at Suite 1102, 141 Adelaide Street W, Toronto, Ontario, M5H 3L5 and its registered office is located at Suite 5100 - 333 Bay Street, Toronto, Ontario, M5H 2R2. The Offeror Common Shares trade on the TSXV under the symbol "AE" and are quoted on the OTC Market under the symbol "AMEGF".

For further information regarding the Offeror, refer to the Offeror's filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.ca. See Section 1 of the Circular, "The Offeror".

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The Company:

Pacific Booker is a mining company and its main asset is the Morrison Project located in Central British Columbia. The Morrison Project has a porphyry copper/gold/molybdenum deposit for which the Company has completed a Feasibility Study and Technical Report in 2009. The Company is proposing an open-pit mining and milling operation for the production of copper/gold/molybdenum concentrate from the Morrison Project.

Pacific Booker was incorporated under the BCBCA and its head office is located at 1203 1166 Alberni St., Vancouver, British Columbia, V6E 3Z3 and its registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia, V6C 3R8.

The Shares trade on the TSXV under the symbol "BKM". The Shares also are quoted on the OTC Market under the symbol "PBMLF".

For further information regarding the Company, refer to the Company's filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.ca. See Section 2 of the Circular, "The Company".

Reasons to Accept the Offer:

American Eagle believes that the Offer provides a number of compelling benefits for Shareholders that Pacific Booker cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 30.6% premium to the closing price of the Pacific Booker Shares as of April 13, 2026, based on the closing price of the Offeror Common Shares as of April 13, 2026.

•	A New Path Forward for the Morrison Project. American Eagle believes the Morrison Project requires a reset and a new direction under the Offeror's management team, given that it has effectively been on hold for over 13 years since the failed permitting exercise in 2012. The historical development strategy adopted by the Company's current management team no longer reflects current realities, including changes in capital costs, permitting expectations, Indigenous engagement, project design, and regional development strategy. American Eagle believes the value of the Morrison Project is significantly enhanced if repositioned as part of an integrated Babine District strategy rather than advanced as a stranded standalone asset.

•	Diversification and Consolidation of Assets and Near-Term Exploration and Expansion. The Offer will provide Shareholders not only with exposure to the Morrison Project, but also to the Offeror's nearby NAK Project. The Offer would combine the Morrison Project with American Eagle's nearby NAK Project, creating a consolidated regional development platform in the Babine District. American Eagle believes a combined Morrison-NAK strategy has the potential to create meaningful value through: (i) shared infrastructure and support facilities; (ii) optimized and potentially accelerated sequencing of development; (iii) coordinated permitting and technical work; (iv) improved capital allocation across both assets; and (v) long-term regional scale capable of supporting a multigenerational mining operation. American Eagle's preliminary technical review indicates the projects are close enough geographically to support a coordinated development concept, including potential shared processing and infrastructure alternatives over time.

•	Stronger Stakeholder Relationships and Social License. American Eagle believes constructive relationships with Indigenous communities and local stakeholders are essential to responsible project advancement in British Columbia. American Eagle has the support of Lake Babine Nation to pursue the acquisition of the Company and assume ownership of the Morrison Project. American Eagle intends to work collaboratively with Lake Babine Nation and other stakeholders to rebuild a constructive path forward on the Morrison Project through consistent consultation, practical engagement, and solutions-oriented project planning.

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•	Financial Capacity and Developer-Scale Capability. The Offeror has $55 million in cash available to support the acquisition of the Company and its planned exploration and technical programs. The Offeror also benefits from support from major shareholders and strategic investors, including South32 Ltd., Teck, Eric Sprott and Ore Group. American Eagle believes this financial strength, combined with its technical team, shareholder base, and regional operating focus, positions it to advance both the NAK Project and Morrison Project through community engagement, drilling, technical studies, and permitting.

•	Immediate Resource Addition and Long-Term Upside. The Morrison Project would add a defined resource base with advanced test work and technical studies to American Eagle's portfolio, while the NAK Project contributes substantial scale, exploration upside, and emerging higher-grade copper-gold mineralization. American Eagle believes the combination creates a more balanced and investable regional story: one asset with an established resource and one rapidly advancing copper-gold discovery with the potential to evolve into a major district-scale system.

•	Liquidity. The Offer will provide Shareholders with a more liquid investment as trading the Shares is currently limited relative to the trading of the Offeror Common Shares given the Company's small and tightly held Shareholder base.

•	Offeror's Highly Focused, Professional and Cost-Effective Management Team. The Offer places the Morrison Project under the Offeror's highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Risk and Prejudice to Shareholders under the Status Quo. Shareholders face risk and prejudice to their investment if the board of directors and management team of Pacific Booker continue to pursue their current course of conduct, including:

•	Failure to Advance the Morrison Project. The board and management of Pacific Booker has failed to advance the Morrison Project in a manner that offers a realistic path to value creation for Shareholders. In American Eagle's view, Pacific Booker has not demonstrated a credible plan to reposition the project under current stakeholder, regulatory, and market conditions. American Eagle also believes Pacific Booker has damaged key local relationships, limited its strategic flexibility, and left Shareholders with a project that lacks a viable standalone path forward.

•	Lack of Funds or Sufficient Financing. Pacific Booker reported cash and cash equivalents of $142,929 as at October 31, 2025 and has not disclosed any fund raising activities since that date.

•	A Better Outcome for Pacific Booker Shareholders. Shareholders have faced prolonged illiquidity, limited progress, and no credible near-term path to value realization under the current strategy. The Offer provides Shareholders with: (i) ownership in an active and better-capitalized public company; (ii) materially improved liquidity; (iii) exposure to a stronger technical and strategic platform; (iv) participation in district-scale upside; and (v) a more credible long-term path to value creation.

See Section 4 of the Circular, "Reasons to Accept the Offer".

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Purpose of the Offer and Plans for the Company:

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. See Section 8 of the Circular, "Purpose of the Offer and Plans for the Company".

Following the successful completion of the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction relating thereto, the Offeror intends to cause the Company to apply to the TSXV to delist the Shares from trading and to apply to the OTC Market to remove the Shares from quotation.

If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under the applicable Securities Laws of each province and territory of Canada in which it has such status.

See Section 12 of the Circular, "Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company".

Conditions of the Offer:

The Offer is subject to certain conditions described herein being satisfied or, where permitted, waived at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, including, among other things:

(a)	the Statutory Minimum Condition;

(b)	not less than 66⅔% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104 (as defined herein)) will have been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer;

(c)	the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, any condition, event, circumstance, change, development, occurrence or state of facts (or condition, event, circumstance, change, development, occurrence or state of facts involving a prospective change or effect) which has or could reasonably be expected to have a Material Adverse Effect;

(d)	each of the Regulatory Approvals shall have been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner; and

(e)	other customary conditions.

The Offeror reserves the right to withdraw or extend the Offer and to not take up and pay for any Deposited Shares unless each of the conditions of the Offer is satisfied or, if permitted, waived by the Offeror at or prior to the Expiry Time. The Statutory Minimum Condition cannot be waived by the Offeror.

See Section 4 of the Offer, "Conditions of the Offer" and a detailed summary of the Regulatory Approvals can be found in Section 16 of the Circular, "Regulatory Matters".

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Time for Acceptance:

The Offer is open for acceptance until 5:00 p.m. (Toronto Time) on July 29, 2026 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, excluding the Mandatory Extension Period or any extension(s) thereafter, unless the Offer is withdrawn by the Offeror. See Section 2 of the Offer, "Time for Acceptance" and Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer — Mandatory Extension Period".

The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release in respect of either the Offer or another offeror's take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer".

Manner of Acceptance:

Registered Shareholders (meaning Shareholders that have either a physical certificate representing Shares registered in their name or a DRS Advice or a similar document evidencing the electronic registration of ownership of their Shares) may accept the Offer by delivering to the Depositary and Information Agent a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required), and depositing it along with, if applicable, the certificate(s) representing your Shares and any other required documents, with the Depositary and Information Agent at the office specified in the Letter of Transmittal at or prior to 5:00 p.m. (Toronto Time) on July 29, 2026, unless the Offer is extended, accelerated or withdrawn by the Offeror, in accordance with the instructions in the Letter of Transmittal. See Section 3 of the Offer, "Manner of Acceptance — Letter of Transmittal".

Alternatively, in circumstances where the certificate(s) representing Shares are not immediately available or the certificate(s) or any other required documents cannot be provided to the Depositary and Information Agent by the Expiry Time, registered Shareholders may accept the Offer by following the procedures for guaranteed delivery using the accompanying Notice of Guaranteed Delivery (printed on BLUE paper), or a manually signed facsimile thereof. See Section 3 of the Offer, "Manner of Acceptance — Procedure for Guaranteed Delivery".

Shareholders may participate in the Offer (i) by following the procedures for book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary and Information Agent at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to the Expiry Time, or (ii) by following the procedures for book-entry transfer established by The Depository Trust Company ("DTC") through the ATOP system, provided that a Book-Entry Confirmation, together with an Agent's Message is received by the Depositary and Information Agent at its office in Toronto, Ontario specified in the Letter of Transmittal at or prior to the Expiry Time. Shareholders participating in the Offer through book-entry transfer must make sure such documents are received by the Depositary and Information Agent at or prior to the Expiry Time. See Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer".

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary. See Section 3 of the Offer, "Manner of Acceptance".

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No fee or commission will be payable by a registered Shareholder who tenders his, her or its Shares to the Offer directly to the Depositary and Information Agent. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

Take Up and Payment for Deposited Shares:

Upon the terms and subject to the conditions of the Offer, the Offeror will immediately take up Shares validly tendered to the Offer and not withdrawn pursuant to Section 8 of the Offer, "Right to Withdraw Deposited Shares", and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares. The Offeror will take up and pay for Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, not later than 10 days after such deposit. See Section 6 of the Offer, "Take Up and Payment for Deposited Shares".

Withdrawal of Deposited Shares:

Shares tendered in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder pursuant to the procedures outlined in Section 8 of the Offer, "Right to Withdraw Deposited Shares" in the following circumstances:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer; (

b)	if the deposited Shares have not been paid for by the Offeror within three Business Days after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation), is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

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Acquisition of Shares Not Deposited Under the Offer:

If, by the Expiry Time or within 120 days after the date of the Offer, whichever period is the shorter, the Offeror takes up and pays for 90% or more of the outstanding Shares under the Offer (calculated on a fully-diluted basis), then the Offeror intends to acquire the remainder of the Shares by way of a Compulsory Acquisition, for consideration per Share not less than, and in the same form as, the Offer Consideration (as defined herein).

If the Offeror takes up and pays for an amount of Shares that is less than 90% of the outstanding Shares (calculated on a fully-diluted basis) or if a Compulsory Acquisition is not available to the Offeror or the Offeror elects not to pursue such Compulsory Acquisition, the Offeror intends to acquire the remainder of the Shares by way of a Subsequent Acquisition Transaction, for consideration per Share not less than, and in the same form as, the consideration paid by the Offeror under the Offer.

See Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

Regulatory Matters:

The Offeror's obligation to take up and pay for Shares tendered under the Offer is conditional upon the Regulatory Approvals having been obtained or concluded or, in the case of waiting or suspensory periods, expired or been waived or terminated. These approvals include, but are not limited to the Stock Exchange Approval (as defined herein). See Section 16 of the Circular, "Regulatory Matters".

Certain Canadian Federal Income Tax Considerations:

Subject to the qualifications set forth in the Circular, if you are a resident of Canada and hold your Shares as capital property and you sell your Shares pursuant to the Offer, you generally will not realize a capital gain (or capital loss) as a result of an automatic tax-deferred "rollover" pursuant to Section 85.1 of the Tax Act (and the corresponding provisions of any applicable provincial legislation).

If you are not a resident of Canada, you generally will not be subject to tax under the Tax Act on any capital gain realized on a disposition of your Shares pursuant to the Offer, unless your Shares are "taxable Canadian property".

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the description of Canadian federal income tax considerations in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations". Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Shares pursuant to the Offer or a disposition of Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations".

Certain United States Federal Income Tax Considerations:

The Offeror intends for the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition, as applicable, to be treated as a reorganization for U.S. federal income tax purposes. If the Offer is so treated, a U.S. Holder generally will not recognize gain or loss on the exchange of Shares for Offeror Common Shares pursuant to the Offer. The determination of whether the exchange pursuant to the Offer and any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment depends on the resolution of complex issues and facts, and there is no assurance that the exchange pursuant to the Offer or any Subsequent Acquisition Transaction or Compulsory Acquisition will qualify for such treatment.

The foregoing is a brief summary of U.S. federal income tax consequences only and is qualified by the description of U.S. federal income tax considerations in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations". Tax matters are very complicated, and the tax consequences of the Offer to a particular Shareholder will depend in part on such Shareholder's circumstances. Accordingly, Shareholders are urged to consult their own U.S. tax advisors for a full understanding of the tax consequences of the Offer to them, including the applicability of U.S. federal, state, local and non-U.S. income and other tax Laws.

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Risk Factors:

An investment in the Offeror Common Shares and the acceptance of the Offer are subject to certain risks. In assessing the Offer, Shareholders should carefully consider the risks described in the Circular. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. See Section 22 of the Circular, "Risk Factors".

Information Agent and Depositary:

The Offeror has retained Shorecrest to act as the Depositary and Information Agent for the Offer. Shorecrest may contact Shareholders by mail, telephone, other electronic means or in person and may request investment dealers, brokers, banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners of Shares. Shorecrest will also: (i) receive deposits of certificates representing Shares and accompanying Letters of Transmittal at the office specified in the Letters of Transmittal, facilitate book-entry only transfers of Shares tendered under the Offer and receive Notices of Guaranteed Delivery; (ii) be responsible for giving certain notices, if required, and disbursing payment for Shares purchased by the Offeror under the Offer; and (iii) assist with Shareholder identification and communication in respect of the Offer. The Depositary and Information Agent will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer.

Questions and requests for assistance may be directed to the Depositary and Information Agent using the contact information on the back page of the Circular.

See Section 24 of the Circular, "Information Agent and Depositary".

Financial Information:

Shareholders should refer to Appendix B to the Circular for the Offeror's audited consolidated financial statements for the years ended December 31, 2024 and 2023, Appendix C to the Circular for the Offeror's unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2025, and Appendix D to the Circular for the Offeror's unaudited pro forma consolidated financial statements as of September 30, 2025.

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THE OFFER

The accompanying Circular is incorporated into and forms part of the Offer and contains important information that should be read carefully before making a decision with respect to the Offer. Capitalized terms used in the Offer and not otherwise defined herein, shall have the respective meanings given thereto in the Glossary unless the context otherwise requires.

April 14, 2026

TO: THE HOLDERS OF COMMON SHARES OF PACIFIC BOOKER MINERALS INC.

1.       THE OFFER

The Offeror is offering to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Shares (including any Shares which may become issued and outstanding after the date of the Offer and prior to the Expiry Time).

Upon acceptance of the Offer, each Shareholder whose Shares are taken up and paid for by the Offeror will be entitled to receive, in respect of all of his, her or its Shares, 1.41 Offeror Common Shares per Share. The Offeror has submitted an application to list, on the TSXV, the Offeror Common Shares that may be distributed in connection with the Offer. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

The closing price of the Shares on the TSXV on April 13, 2026, the last trading day prior to the date of the Offer, was $1.35.

The closing price of the Offeror Common Shares on the TSXV on April 13, 2026, the last trading day prior to the date of the Offer, was $1.25.

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

The Offer is made only for Shares and is not made for any Convertible Securities. Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities and applicable Laws, exercise the rights under such Convertible Securities to acquire Shares and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, "Manner of Acceptance" and Section 6 of the Circular, "Treatment of Convertible Securities".

The obligation of the Offeror to take up and pay for Shares pursuant to the Offer is subject to certain conditions. See Section 4 of the Offer, "Conditions of the Offer".

The accompanying Circular, Letter of Transmittal and Notice of Guaranteed Delivery, all of which are incorporated into and form part of the Offer, contain important information that should be read carefully before making a decision with respect to the Offer.

Shareholders whose Shares are registered in the name of an investment dealer, bank, trust company or other intermediary should immediately contact that intermediary for assistance if they wish to accept the Offer, in order to take the necessary steps to be able to deposit such Shares under the Offer.

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Intermediaries likely have established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

2.             TIME FOR ACCEPTANCE

The Offer is open for acceptance from the date hereof until the Expiry Time being 5:00 p.m. (Toronto Time) on July 29, 2026 or such later or earlier time or times and date or dates to which the Offer may be extended or accelerated by the Offeror from time to time, unless the Offer is withdrawn by the Offeror. In addition to any Mandatory Extension Period (as described further below), the Expiry Time may be extended at the Offeror's sole discretion pursuant to Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer". The Expiry Time may be subject to multiple extensions.

If the Offeror elects or is required to extend the Expiry Time for the Offer, it will publicly announce the variation, the new expiration time and date no later than 9:00 a.m. (Toronto Time) on the first Business Day after the previously scheduled expiration of the offer and, if required by applicable Laws, the Offeror will mail you a copy of the notice of variation. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer — Mandatory Extension Period".

3.             MANNER OF ACCEPTANCE

Letter of Transmittal

Registered Shareholders (meaning Shareholders that have either a physical certificate representing Shares registered in their name or a DRS Advice or a similar document evidencing the electronic registration of ownership of their Shares) may accept the Offer by depositing the following documents with the Depositary and Information Agent at the office specified in the Letter of Transmittal no later than the Expiry Time:

(a)	certificate(s) representing the Shares for which the Offer is accepted (if applicable);

(b)	a properly completed and executed Letter of Transmittal, in the form accompanying the Offer (printed on YELLOW paper), or a manually signed facsimile thereof, properly completed and duly executed in accordance with the instructions set out in the Letter of Transmittal (including a signature guarantee if required); and

(c)	any other documents required by the terms of the Offer or specified in the instructions set out in the Letter of Transmittal.

The Offer will be deemed to be accepted by a registered Shareholder only if the Depositary and Information Agent has actually received these documents at the office specified in the Letter of Transmittal at or prior to the Expiry Time. Alternatively, Shares may be deposited under the Offer in compliance with the procedures for guaranteed delivery set out below under the heading "— Procedure for Guaranteed Delivery" or in compliance with the procedures for book-entry transfers set out below under the heading "— Acceptance by Book-Entry Transfer".

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

No fee or commission will be payable by a registered Shareholder who tenders his, her or its Shares to the Offer directly to the Depositary and Information Agent. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

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Letter of Transmittal Signature Guarantees

No signature guarantee is required in respect of the signature on the Letter of Transmittal if:

(a)	the Letter of Transmittal is signed by the registered owner of the Shares exactly as the name of the registered Shareholder appears on the certificate(s) representing such Shares, and the consideration to be received by such registered Shareholder pursuant to the Offer is to be delivered directly to such registered Shareholder; or

(b)	Shares are deposited for the account of an Eligible Institution (as defined herein).

In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. Additionally, if a certificate representing Shares is registered in the name of a Person other than a signatory of a Letter of Transmittal or if the consideration to be received pursuant to the Offer is to be delivered to a Person other than the registered holder of such Shares, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered owner appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

Procedure for Guaranteed Delivery

If a registered Shareholder wishes to accept the Offer and either: (1) the certificate(s) representing the Shareholder's Deposited Shares are not immediately available; or (2) the Shareholder is unable to deliver the certificate(s) for Deposited Shares, the Letter of Transmittal and all other required documents (if any) to the Depositary and Information Agent by the Expiry Time, those Shares may nevertheless be tendered to the Offer provided that all of the following conditions are met:

(a)	such tender is made only at the principal office of the Depositary and Information Agent in Toronto, Ontario, by or through an Eligible Institution;

(b)	a Notice of Guaranteed Delivery, in the form accompanying the Offer (printed on BLUE paper) (or a manually signed facsimile thereof), properly completed and executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary and Information Agent at its principal office in Toronto, Ontario at or before the Expiry Time; and

(c)	the certificate(s) representing the Deposited Shares in proper form for transfer, together with a properly completed and executed Letter of Transmittal (or a manually signed facsimile thereof) with signatures guaranteed if so required in accordance with the Letter of Transmittal and all other documents required by such Letter of Transmittal, or, in the case of a book-entry transfer, a Book-Entry Confirmation with respect to such Deposited Shares and all other documents required by the terms of the Offer and the Letter of Transmittal, are received at the Toronto, Ontario office of the Depositary and Information Agent by 5:00 p.m. (Toronto Time) on or before the second Business Day after the Expiry Time.

The Notice of Guaranteed Delivery must be delivered by registered mail or transmitted by facsimile or email to the Depositary and Information Agent at its principal office in Toronto, Ontario and must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. Delivery of the Notice of Guaranteed Delivery and the Letter of Transmittal and accompanying certificate(s) and other required documents to any office other than the Toronto, Ontario office of the Depositary and Information Agent does not constitute delivery for the purpose of satisfying the guaranteed delivery.

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Method of Delivery

The method of delivery of the certificate(s) representing Shares, the Letter of Transmittal, the Notice of Guaranteed Delivery and all other required documents is at the option and risk of the tendering Shareholder. The Offeror recommends that those documents, and certificate(s) for Shares, be delivered by registered mail to the Depositary and Information Agent, that a receipt with tracking be obtained and that the delivery be properly insured. It is recommended that the mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary and Information Agent at or prior to such time.

Delivery will only be effective upon actual receipt of the required documents by the Depositary and Information Agent.

Non-registered Shareholders

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in order to tender Shares to the Offer. Intermediaries may establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, non-registered Shareholders wishing to tender their Shares should promptly and carefully follow the instructions provided to them by their broker, investment dealer, bank, trust company or other intermediary.

Acceptance by Book-Entry Transfer

The Offeror understands that CDS and DTC will be issuing instructions to their participants as to the method of depositing Shares under the terms of the Offer.

Certain non-registered Shareholders whose Shares are held in CDS may also accept the Offer, through their respective CDS Participants (as defined herein), by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary and Information Agent at its office in Toronto, Ontario at or prior to the Expiry Time. The Depositary and Information Agent has established an account at CDS for the purpose of the Offer. Any financial institution or other entity that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder's Shares into the Depositary and Information Agent's account in accordance with CDS' procedures for such transfer. Delivery of Shares to the Depositary and Information Agent by means of a book-entry transfer will constitute a valid tender under the Offer provided that a Book-Entry Confirmation through CDSX is received by the Depositary and Information Agent at its office in Toronto, Ontario, Canada, at or prior to the Expiry Time. Shareholders, through their respective CDS Participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings into the Depositary and Information Agent's account with CDS at or prior to the Expiry Time shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefor such instructions received by the Depositary and Information Agent are considered a valid tender in accordance with the terms of the Offer.

Shareholders may also accept the Offer by following the procedures for book-entry transfer established by DTC through the ATOP system, provided that a Book-Entry Confirmation, together with an Agent's Message (as described below) in respect thereof or a properly completed and executed Letter of Transmittal (including signature guarantee, if required) and all other required documents, are received by the Depositary and Information Agent at its office in Toronto, Ontario at or prior to the Expiry Time. The Depositary and Information Agent has established an account at DTC for the purpose of the Offer. Any financial institution or other entity that is a participant in DTC may cause DTC to make a book-entry transfer of a Shareholder's Shares by their intermediary into the Depositary and Information Agent's account in accordance with DTC's procedures for such transfer. However, although delivery of Shares may be effected through book-entry transfer at DTC, either an Agent's Message in respect thereof, or a Letter of Transmittal, properly completed and duly executed (including signature guarantee if required), and all other required documents, must, in any case, be received by the Depositary and Information Agent at its office in Toronto, Ontario at or prior to the Expiry Time. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary and Information Agent. Such documents or Agent's Message should be sent to the Depositary and Information Agent.

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The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Depositary and Information Agent and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant or intermediary and that the Offeror may enforce such agreement against such participant.

Shareholders who wish to accept the Offer by Book-Entry Confirmation should contact the Depositary and Information Agent for assistance. Contact details for the Depositary and Information Agent may be found on the last page of the Circular.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion, which determination will be final and binding on all parties. The Offeror reserves the absolute right to reject any and all deposits of Shares determined by it not to be in proper form, or if the issue of Offeror Common Shares in respect of such Shares is determined, in the opinion of the Offeror's legal counsel, to be unlawful. The Offeror also reserves the absolute right to, in its sole discretion, waive any defect or irregularity in any deposit of Shares. None of the Offeror, the Depositary and Information Agent or any other Person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties. The Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth herein.

Under no circumstances will any amount be paid by the Offeror or the Depositary and Information Agent by reason of any delay in taking up and paying for any Shares or in providing the Offer Consideration to any Person on account of any Shares accepted for take up and payment pursuant to the Offer.

Lost Certificates

If any certificate representing Shares has been lost, stolen or destroyed, the registered Shareholder of such Shares should complete a Letter of Transmittal as fully as possible and state in writing the circumstances surrounding the loss and forward the documents to the Depositary and Information Agent. The Depositary and Information Agent will, to the extent permissible, coordinate with the Company's transfer agent and will advise the Shareholder of the steps that the Shareholder must take to obtain a replacement certificate for his, her or its Shares. Please allow for sufficient time in order to process the replacement and to receive the replacement certificate. The replacement certificate must be received by the Depositary and Information Agent before the Expiry Time.

Dividends and Distributions

Subject to the terms and conditions of the Offer and subject, in particular, to Shares being validly withdrawn by or on behalf of a depositing Shareholder, and except as provided below, by accepting the Offer pursuant to the procedures set forth above, a Shareholder irrevocably assigns to the Offeror, and the Offeror shall thereby acquire, free and clear of all liens, restrictions, charges, encumbrances, claims, adverse interests, equities and rights of others, all of the rights and benefits of a Shareholder in and to the Shares identified in the Letter of Transmittal delivered (or deemed to be delivered) to the Depositary and Information Agent (the "Deposited Shares") and in and to all rights and benefits arising from such Deposited Shares, including any and all dividends, distributions, payments, securities, property or other interests, which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them, whether or not separate from the Deposited Shares, on and after the date of this Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, "Distributions").

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If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of a Shareholder, then: (a) the Offeror will be entitled to all rights and privileges as the owner of any such Distribution and such Distribution shall be received and held by such Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the Shareholder to the Depositary and Information Agent for the account of the Offeror, accompanied by appropriate documentation of transfer; or (b) in its sole discretion, the Offeror may, in lieu of such remittance or transfer, reduce the amount of the consideration payable to such Shareholder by deducting from the number of Offeror Common Shares otherwise payable by the Offeror pursuant to the Offer the number of Offeror Common Shares equal to the amount or value of such Distribution, as determined by the Offeror, in its sole discretion.

The declaration or payment of any such Distribution, or the distribution or issuance of any such securities, rights or other interests with respect to the Shares, may have tax consequences not discussed in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations" or Section 19 of the Circular, "Certain United States Federal Income Tax Considerations". Shareholders should consult their own tax advisors in respect of any such Distribution.

Power of Attorney

The delivery of an executed Letter of Transmittal (including deemed delivery) (or, in the case of Shares deposited by book-entry transfer by the making of a book-entry transfer) to the Depositary and Information Agent irrevocably approves, constitutes and appoints, effective on and after the date that the Offeror takes up and pays for the Deposited Shares, each officer of the Offeror and any other Person designated by the Offeror in writing as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution and re-substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the holder of the Deposited Shares (which Deposited Shares upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the "Purchased Securities") with respect to the Purchased Securities, in the name and on behalf of such Shareholder:

(a)	to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of the Company;

(b)	for so long as any Purchased Securities are registered or recorded in the name of such Shareholder (whether or not they are now so registered or recorded), to exercise any and all rights of such Shareholder including the right to vote, to execute and to deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any Person or Persons as the proxy of such Shareholder in respect of the Purchased Securities for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment or postponement thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of the Company;

(c)	requisition and call (and receive and execute all forms, proxies, securityholder proposals and other documents and take other steps required to requisition and call) any meeting or meetings (whether annual, special or otherwise, or any adjournments or postponements thereof) of Shareholders;

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(d)	to execute, endorse and negotiate, for and in the name of and on behalf of such Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Shareholder; and

(e)	to exercise any other rights of a holder of Shares with respect to such Purchased Securities.

A Shareholder accepting the Offer under the terms of the Letter of Transmittal revokes any and all other authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, previously conferred or agreed to be conferred by the Shareholder at any time with respect to the Purchased Securities. The Shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney, attorney-in-fact, proxy or otherwise, will be granted with respect to the Purchased Securities by or on behalf of the depositing Shareholder unless the Purchased Securities are not taken up and paid for under the Offer. A Shareholder accepting the Offer also agrees not to vote any of the Purchased Securities taken up and paid for under the Offer at any meeting (whether annual, special or otherwise or any adjournment or postponement thereof) of Shareholders and not to exercise any or all of the other rights or privileges attached to such Purchased Securities, or otherwise act with respect thereto. The Shareholder accepting the Offer agrees to execute and deliver to the Offeror, at any time and from time to time, as and when requested by, and at the expense of, the Offeror, any and all instruments of proxy, authorization or consent, in form and on terms satisfactory to the Offeror, in respect of any such Purchased Securities. Such Shareholder further agrees to designate in any such instruments of proxy, the Person or Persons specified by the Offeror as the proxyholder of the Shareholder in respect of all or any such Purchased Securities.

Further Assurances

A Shareholder accepting the Offer covenants under the terms of the Letter of Transmittal or book-entry transfer to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror or the implementation of the Offeror's plans as described in Section 8 of the Circular, "Purpose of the Offer and the Offeror's Plans for the Company". Each authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by Law, survive the death or incapacity, bankruptcy or insolvency of the holder and all obligations of the holder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Shareholder.

Binding Agreement

The acceptance of the Offer pursuant to the procedures set forth above constitutes a binding agreement between a depositing Shareholder and the Offeror, effective immediately following the Offeror taking up Shares deposited by such Shareholder, in accordance with the terms and conditions of the Offer. This agreement includes a representation and warranty by the depositing Shareholder that: (a) the Person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made has full power and authority to deposit, sell, assign and transfer the Deposited Shares and all rights and benefits arising from such Deposited Shares; (b) the Person signing the Letter of Transmittal or on whose behalf a book-entry transfer is made, owns the Deposited Shares and has full power and authority to deposit, sell, assign, transfer and deliver the Deposited Shares and any Distributions being tendered to the Offer; (c) the Deposited Shares and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Shares and Distributions, to any other Person; (d) the deposit of the Deposited Shares and Distributions complies with applicable Laws; and (e) when the Deposited Shares and Distributions are taken up and paid for by the Offeror in accordance with the terms of the Offer, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set forth in this Section 3.

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4.       CONDITIONS OF THE OFFER

Notwithstanding any other provision of the Offer, but subject to applicable Laws, and in addition to (and not in limitation of) the Offeror's right to vary or change the Offer at any time prior to the Expiry Time pursuant to Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer", the Offeror will not take up, purchase or pay for any Shares unless, at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter, there shall have been validly deposited under the Offer and not withdrawn that number of Shares that represent more than 50% of the outstanding Shares, excluding any Shares beneficially owned, or over which control or direction is exercised, by the Offeror or by any person acting jointly or in concert with the Offeror (the "Statutory Minimum Condition"). In the event that the Statutory Minimum Condition is not satisfied, the Offeror will have the right to withdraw or terminate the Offer or to extend the period of time during which the Offer is open for acceptance. The Statutory Minimum Condition cannot be waived by the Offeror.

In addition, subject to applicable Laws, the Offeror shall have the right to withdraw the Offer (or extend the Offer to postpone taking up and paying for any Shares tendered to the Offer), and shall not be required to take up, purchase or pay for, any Shares tendered to the Offer unless all of the following conditions are satisfied or, where permitted, waived by the Offeror at or prior to the Expiry Time or such earlier or later time during which Shares may be deposited under the Offer, excluding the Mandatory Extension Period or any extension(s) thereafter:

(a)	not less than 66 2/3% of the outstanding Shares, on a fully diluted basis, (excluding Shares beneficially owned, or over which control or direction is exercised, by the Offeror or any person acting jointly or in concert with the Offeror, within the meaning of NI 62-104) will have been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer (the "Minimum Tender Condition");

(b)	the Offeror shall have determined, in its reasonable judgment, that there does not exist and there shall not have occurred or been publicly disclosed since the date of the Offer, any condition, event, circumstance, change, development, occurrence or state of facts (or condition, event, circumstance, change, development, occurrence or state of facts involving a prospective change or effect) which has or could reasonably be expected to have a Material Adverse Effect;

(c)	the Company shall have taken all corporate or all other actions necessary so that all outstanding Convertible Securities, including Options, to the extent they are not exercised, are either terminated, surrendered or cancelled or otherwise dealt with in accordance with the Pacific Booker Option Plan, to the satisfaction of the Offeror, acting reasonably, as at the Expiry Time of the Offer;

(d)	each of the Regulatory Approvals shall have been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner;

(e)	the Company and the Company Board shall not have taken any defensive actions or measures to limit the ability of the Offeror to complete the transactions contemplated in the Offer (including the adoption or implementation of any shareholder rights plan, change in capital structure of the Company, issuance of any Shares or securities convertible into Shares, or taken any other action that provides rights to the Shareholders to purchase any securities of the Company as a result of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction);

(f)	the Offeror shall have determined, in its reasonable judgment, that:

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(i)	no inquiry, act, action, suit, demand, objection, opposition or proceeding shall have been threatened in writing, pending, taken or commenced by or before, and no judgment, decree or order shall have been issued by, any Governmental Entity (as defined herein) or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity) in Canada, the United States or elsewhere, whether or not having the force of Law; and

(ii)	no Law shall have been proposed, enacted, promulgated, amended or applied (including with respect to the interpretation or administration thereof),

in either case: (A) to prevent or challenge the Offer or its validity or the Offeror's ability to make or maintain the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction; (B) to cease trade, enjoin, prohibit or impose material limitations or conditions on or make materially more costly the making of the Offer, the purchase by or the sale to the Offeror of the Shares under the Offer, the issuance and delivery of the Offeror Common Shares for Shares taken up and paid for by the Offeror, the right of the Offeror to own or exercise full rights of ownership over the Shares, or the consummation of any Compulsory Acquisition or Subsequent Acquisition Transaction, or which could have any such effect; (C) which has had or could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the value of the Shares; (D) which seeks to prohibit or limit the ownership or operation by the Offeror of any material portion of the business or assets of the Company or its subsidiaries or to compel the Offeror or any of its affiliates to dispose of or hold separate any material portion of the business, properties or assets of the Company or its subsidiaries; or (E) which may make uncertain the ability of the Offeror or its affiliates to consummate the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction;

(g)	the Offeror shall have determined, in its reasonable judgment, that neither the Company nor any of its subsidiaries has taken or proposed to take any action, agreed to take any action, disclosed that it intends to take any action or disclosed any previously undisclosed action taken by any of them, that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction, including, without limitation:

(i)	any purchase, license, lease or acquisition of an interest in assets or purchase of securities;

(ii)	any sale, license, lease, pledge, disposition, abandonment, forfeiture or any other dealing with of an interest in assets of the Company, including, for greater certainty, any granting of a royalty interest, metals stream or sales of future production;

(iii)	any amendment to their respective articles, by-laws or other constating documents;

(iv)	any capital expenditures other than in the ordinary course;

(v)	any related party transaction to which the Company or any of its subsidiaries is a party;

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(vi)	any incurrence of indebtedness or hedging or similar obligations, the granting of any liens or security or the entering into of any agreements restricting the grant of liens or security, in each case other than in the ordinary course;

(vii)	except as may be required by Law, the adoption, establishment or entering into of any new, or material amendment to any existing, employment, change in control, severance, compensation, benefit or similar agreement, arrangement or plan with or for one or more of the Company's employees, consultants, officers or directors (other than the entering into of employment agreements with new employees after the date of the Offer, provided such agreements are entered into in the ordinary course), the making of grants or awards pursuant to any agreements, arrangements or plans to provide for increased benefits to one or more employees, consultants, officers or directors of the Company or making any payment or otherwise altering the terms of any outstanding awards (including, without limitation, any Options under the Pacific Booker Option Plan) to provide for a payment or other entitlement that represents a material increase from that disclosed in the Company's public filings or a material deviation from the past practice of the Company;

(viii)	any waiver, release, relinquishment, impairment, grant, transfer, abandonment, forfeiture or amendment of, or any threat to, any material contractual rights, leases, licenses, permits, authorizations or other statutory rights;

(ix)	any guarantee of the payment of any material amount of indebtedness of a third party;

(x)	any declaration, payment, authorization of any dividend, distribution or payment of or on any of its securities, other than interest payments on the Company's outstanding indebtedness in the ordinary course;

(xi)	any issuance of securities or options or rights to purchase any securities or derivatives tied to the price of any securities or altering any material term of any outstanding security of the Company or any agreement relating thereto, including by implementation of a shareholder rights plan or similar agreement;

(xii)	any take-over bid or tender offer (including, without limitation, an issuer bid or self-tender offer) or exchange offer, merger, amalgamation, plan of arrangement, reorganization, consolidation, business combination, reverse take-over, sale of all or substantially all of its assets, sale of securities, recapitalization, liquidation, dissolution, winding up or similar transaction involving the Company or any of its subsidiaries;

(xiii)	any material joint venture or other mutual cooperation agreement or distribution agreement; or

(xiv)	any proposal, plan or intention to do any of the foregoing, either publicly announced or communicated by or to the Company, or entering into any agreement or agreement in principle to do any of the foregoing;

(h)	the Offeror shall not have become aware of any adverse claims, impairments, rights, interests, limitations or other restrictions of any kind whatsoever not specifically and publicly disclosed by the Company prior to the date of the Offer, in respect of any of Pacific Booker's properties or assets, including any mineral rights or concessions;

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(i)	the Offeror shall have determined, in its reasonable judgment, that no covenant, term or condition (individually or in the aggregate) exists in any material license, permit, instrument, indenture, loan or agreement to which the Company or any of its subsidiaries is a party or to which the Company or any of its assets are subject (including, without limitation, in respect of the Pacific Booker Option Plan or any other incentive or similar plan of the Company) which, if the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction were consummated, could reasonably be expected to:

(i)	be impaired or otherwise adversely affected, or cause any obligation to vest or accelerate or become due prior to its stated due date (in each case, either immediately or after notice or passage of time or both), that could reasonably be expected to materially reduce the value to the Offeror of the Company or the Shares or could reasonably be expected to have a Material Adverse Effect;

(ii)	result in any material liability or obligation of the Offeror, the Company or any of their respective affiliates or subsidiaries, or result in any material restriction upon the Offeror, the Company or any of their respective affiliates or subsidiaries in respect of any of their businesses, operations or assets;

(iii)	result in any breach or default under or cause the suspension or termination of, or give rise to any right of any party to suspend or terminate, any such license, permit, instrument or agreement or any material right or benefit thereunder of the Company or any of its subsidiaries;

(iv)	limit any material right or benefit of the Company or any of its subsidiaries under, or reduce the value, in any material respect, of any such license, permit, instrument, indenture, loan or agreement; or

(v)	reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;

(j)	the Offeror shall have determined, in its reasonable judgment, that there shall not have occurred or been threatened in writing on or after the date of the Offer:

(i)	any general suspension of trading in, or limitation on prices for, securities on the TSXV;

(ii)	any extraordinary or material adverse change in the financial, banking or capital markets or in major stock exchange indices in Canada or the United States;

(iii)	a declaration of a banking moratorium or any suspension of payments in respect of banks in Canada or the United States;

(iv)	any limitation (whether or not mandatory) by any Governmental Entity on, or other event that, in the reasonable judgment of the Offeror, might affect the extension of credit by banks or other financial institutions;

(v)	any material change in currency exchange rates or a suspension or limitation on the markets therefor, including Canada or the United States;

(vi)	a commencement of war or armed hostilities or other national or international calamity involving Canada or the United States; or

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(vii)	in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof, that could reasonably be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or impair the ability of the Offeror to proceed with the Offer, to take up and pay for Shares deposited under the Offer or consummate any Compulsory Acquisition or Subsequent Acquisition Transaction;

(k)	neither the Offeror nor any of its affiliates shall have entered into a definitive agreement or an agreement in principle with the Company providing for an arrangement, amalgamation, merger, acquisition of assets or other business combination with Pacific Booker or for the acquisition of securities of the Company or for the commencement of a new offer for the Shares, pursuant to which the Offeror has determined that this Offer will be withdrawn and/or terminated;

(l)	the Offeror shall not have become aware of any untrue statement of material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made and at the date it was made (after giving effect to all subsequent filings prior to the date of the Offer in relation to all matters covered in earlier filings), in any document filed by or on behalf of the Company with any Securities Regulatory Authority or a similar securities regulatory authority in the United States or elsewhere, which the Offeror shall have determined, in its reasonable judgment, when considered either individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect; and

(m)	the Registration Statement having become effective under the U.S. Securities Act and not becoming subject to a stop order or a proceeding seeking a stop order.

The foregoing conditions, other than the Statutory Minimum Tender Condition, are for the exclusive benefit of the Offeror. The Offeror may assert any of the foregoing conditions at any time, regardless of the circumstances giving rise to such assertion (other than any action or inaction by the Offeror or its affiliates). In all cases, when exercising its sole judgment or discretion, the Offeror intends to act reasonably. Except as described above, the Offeror may waive any of the foregoing conditions, other than the Statutory Minimum Tender Condition, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. Each of the foregoing conditions is independent of, and in addition to, each of the other foregoing conditions. The failure by the Offeror at any time to exercise or assert any of the foregoing rights shall not be deemed to constitute a waiver of any such right, the waiver of any such right with respect to particular facts or circumstances shall not be deemed to constitute a waiver with respect to any other facts or circumstances, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time by the Offeror. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions will be final and binding upon all parties.

Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice, or other communication confirmed in writing by the Offeror to that effect, to the Depositary and Information Agent at its principal office in Toronto, Ontario. The Offeror, promptly after giving any such notice, shall issue and file a news release announcing such waiver or withdrawal and shall cause the Depositary and Information Agent, if required by Law, as soon as practicable thereafter to notify the Company Shareholders thereof in the manner set forth in Section 9 of the Offer, "Notice and Delivery", and shall provide a copy of such notice to the TSXV. If the Offer is withdrawn, the Offeror will not be obligated to take up, accept for payment or pay for any Shares deposited under the Offer and the Depositary and Information Agent will, at the Offeror's expense, promptly return all documents tendered to the Depositary and Information Agent under the Offer including certificates representing Deposited Shares, Letters of Transmittal and related documents to the parties by whom they were deposited. See Section 7 of the Offer, "Return of Deposited Shares".

Any determination by the Offeror concerning any event or other matter described in the foregoing conditions of this Section 4 will be final and binding upon all parties.

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5.       EXTENSION, ACCELERATION AND VARIATION OF THE OFFER

The Offer is open for acceptance from the date of the Offer until the Expiry Time, subject to extension, acceleration or variation in the Offeror's sole discretion or as set out below, unless the Offer is withdrawn by the Offeror. In addition, if the Offeror takes up any Shares under the Offer, the Offer will be extended and remain open for the deposit of Shares for not less than 10 days from the date on which Shares are first taken up.

Subject to the limitations described below, the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance (or at any other time if permitted by applicable Laws), to vary the terms of the Offer (including by extending or shortening the period during which Shares may be deposited under the Offer where permitted by applicable Laws).

Under applicable Laws, the Offeror is required to allow Shares to be deposited under the Offer for an initial deposit period of at least 105 days. The initial deposit period under the Offer may be shortened in the following circumstances, subject to a minimum deposit period of at least 35 days from the date of the Offer: (i) if the Company issues a deposit period news release in respect of either the Offer or another offeror's take-over bid that stipulates a deposit period of less than 105 days, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least the number of days from the date of the Offer as stated in the deposit period news release; or (ii) if the Company issues a news release announcing that it has agreed to enter into, or determined to effect, an Alternative Transaction, the Offeror may vary the terms of the Offer to shorten the initial deposit period to at least 35 days from the date of the Offer. In either case, the Offeror currently intends to vary the terms of the Offer by shortening the initial deposit period to the shortest possible period consistent with applicable Laws.

If, before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Offer, the terms of the Offer are varied, including any reduction of the period during which Shares may be deposited under the Offer pursuant to applicable Laws, or any extension of the period during which Shares may be deposited under the bid pursuant to applicable Laws, and whether or not that variation results from the exercise of any right contained in the Offer, the Offeror will promptly give written notice of such change to the Depositary and Information Agent at its principal office in Toronto, Ontario. Upon the giving of such notice to the Depositary and Information Agent, the Expiry Time or withdrawal rights, as applicable, will be deemed to be extended to the date specified in such notice or as required by applicable Laws, or in the case of a variation, the Offer will be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary and Information Agent, publicly announce the extension, variation or change and, if required by applicable Laws, cause the Depositary and Information Agent to mail a copy of any such notice to Shareholders (and holders of Convertible Securities, as applicable) as required by applicable Securities Laws at their respective addresses appearing in the share register of the Company. In addition, the Offeror will provide a copy of such notice to the TSXV and the Securities Regulatory Authorities, as applicable. If there is a notice of variation, the period during which Shares may be deposited under the Offer must not expire before 10 days after the date of the notice of variation. If the Offeror is required to send a notice of variation before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 days after the date of the notice of variation, and the Offeror must not take up Shares deposited under the Offer before 10 days after the date of the notice of variation. Any notice of variation of the Offer will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary and Information Agent at its principal office in Toronto, Ontario.

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Also, if at any time before the Expiry Time, or at any time after the Expiry Time, but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in the Offer and Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or an affiliate of the Offeror, unless it is a change in a material fact relating to the Offeror Common Shares), the Offeror will give written notice of such change to the Depositary and Information Agent at its principal office in Toronto, Ontario. Upon the giving of such notice to the Depositary and Information Agent, the Expiry Time or withdrawal rights, as applicable, will be deemed to be extended to the date specified in such notice or as required by applicable Laws, or in the case of a variation, the Offer will be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary and Information Agent, publicly announce the extension, variation or change and, if required by applicable Laws, cause the Depositary and Information Agent to mail a copy of any such notice to Shareholders (and holders of Convertible Securities, as applicable) as required by applicable Securities Laws at their respective addresses appearing in the share register of the Company. In addition, the Offeror will provide a copy of such notice to the TSXV and the Securities Regulatory Authorities, as applicable. If the Offeror is required to send a notice of change before the expiry of the initial deposit period, the initial deposit period for the Offer must not expire before 10 days after the date of the notice of change, and the Offeror must not take up Shares deposited under the Offer before 10 days after the date of the notice of change. Any notice of extension, variation or change will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary and Information Agent at its principal office in Toronto, Ontario.

During any extension of the Offer, all Shares previously tendered and not withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer, subject to Section 8 of the Offer, "Right to Withdraw Deposited Shares". An extension of the Expiry Time, a variation of the Offer or a change in information will not, in and of itself, constitute a waiver by the Offeror of any of its rights under Section 4 of the Offer, "Conditions of the Offer".

Notwithstanding the foregoing, but subject to applicable Laws, the Offeror may not make a variation in the terms of the Offer, other than a variation to extend the time during which Shares may be deposited under the Offer or a variation to increase the consideration for the Shares, after the Offeror becomes obligated to take up Shares deposited under the Offer. If the consideration being offered for the Shares under the Offer is increased, the increased consideration will be paid to all depositing Shareholders whose Shares are taken up under the Offer, whether or not such Shares were taken up before the increase.

Mandatory Extension Period

If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer, "Conditions of the Offer", have been satisfied or, where permitted, waived by the Offeror such that the Offeror takes up the Shares deposited under the Offer, the Offeror will extend the period during which Shares may be deposited and tendered to the Offer for a period of not less than 10 days following the expiry of the initial deposit period (the "Mandatory Extension Period"). The Offeror will not amend the Offer to shorten or eliminate the Mandatory Extension Period.

A Mandatory Extension Period will constitute an extension of the Offer under applicable Canadian Securities Laws. As such, the Offeror will provide a written notice of extension of the Offer with respect to the implementation of the Mandatory Extension Period, including the period during which the Offer will be open for acceptance, to the Depositary and Information Agent and will cause the Depositary and Information Agent to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 9 of the Offer, "Notice and Delivery" to all Shareholders that have not had their Shares taken up pursuant to the Offer at the date of the extension. The same form and amount of consideration will be paid to Shareholders depositing Shares during the Mandatory Extension Period as would have been paid prior to the commencement of such period. The Offeror will permit the withdrawal of Shares deposited during the Mandatory Extension Period, at any time prior to the expiration of such Mandatory Extension Period; provided, however, that this right of withdrawal will not apply in respect of Shares which have been taken up and paid for by the Offeror. Subject to the foregoing sentence, the expiration time with respect to a subsequent Offer shall be 5:00 p.m. (Toronto Time) on the last day of the Mandatory Extension Period.

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6.	TAKE UP AND PAYMENT FOR DEPOSITED SHARES

If, at the expiry of the initial deposit period, the Statutory Minimum Condition has been satisfied and all of the other conditions described in Section 4 of the Offer, "Conditions of the Offer", have been satisfied or, where permitted, waived by the Offeror, the Offeror will immediately take up Shares validly tendered to the Offer and not withdrawn pursuant to Section 8 of the Offer, "Right to Withdraw Deposited Shares", and will pay for the Shares taken up as soon as possible, but in any event not later than three Business Days after taking up the Shares.

Any Shares deposited under the Offer after the first date on which Shares have been taken up by the Offeror, including Shares deposited under the Offer during the Mandatory Extension Period and any additional extension period, if applicable, will be taken up and paid for not later than 10 days after such deposit. See also Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer — Mandatory Extension Period" above.

Subject to applicable Laws, the Offeror expressly reserves the right, in its sole discretion, to delay taking up and paying for any Shares or to terminate the Offer and not take up or pay for any Shares pursuant to the Offer if any condition specified in Section 4 of the Offer, "Conditions of the Offer", is not satisfied or, where permitted, waived, by giving written notice thereof or other communication confirmed in writing to the Depositary and Information Agent at its principal office in Toronto, Ontario. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for Shares in order to comply, in whole or in part, with any Law. The Offeror will not, however, take up and pay for any Shares deposited under the Offer unless it simultaneously takes up and pays for all Shares then validly deposited under the Offer and not withdrawn.

For the purposes of the Offer, the Offeror will be deemed to have taken up and accepted for payment Shares validly deposited and not validly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary and Information Agent of its take up and acceptance for payment of such Deposited Shares pursuant to the Offer at its principal office in Toronto, Ontario.

The Offeror will pay for Shares validly deposited under the Offer and not withdrawn by electronically delivering the requisite number of Offeror Common Shares to the Depositary and Information Agent for transmittal to depositing Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary and Information Agent to Persons depositing Shares, regardless of any delay in making payment for those Shares. No physical certificate(s) for Offeror Common Shares will be issued to Shareholders; rather, a DRS Advice will be delivered by the Depositary and Information Agent evidencing the electronic registration of the Offeror Common Shares that will be held in the name of the applicable Shareholders.

The Depositary and Information Agent will act as the agent of the Persons who have tendered Shares in acceptance of the Offer for the purposes of receiving payment under the Offer and transmitting that payment to such Persons, and receipt of payment by the Depositary and Information Agent will be deemed to constitute receipt of payment by those Persons who have properly deposited Shares pursuant to the Offer.

Settlement with each Shareholder who has validly tendered and not validly withdrawn Shares under the Offer will be made upon the Depositary and Information Agent forwarding the DRS Advice(s) for the Offeror Common Shares to which such Shareholder is entitled.

Subject to the foregoing and unless otherwise directed by the Letter of Transmittal, the DRS Advice(s) will be issued in the name of the registered Shareholder of the Shares so tendered. The DRS Advice(s) will be forwarded by first class insured mail to such Person at the address specified in the Letter of Transmittal. If no such address is specified, the DRS Advice(s) will be sent to the address of the Shareholder as shown on the securities register maintained by or on behalf of the Company. DRS Advices mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing. Pursuant to applicable Laws, the Offeror may, in certain circumstances, be required to make withholdings from the amount otherwise payable to a Shareholder.

No Offeror Common Shares will be delivered to any Person who is, or appears to the Offeror or the Depositary and Information Agent to be, a resident of any other foreign country unless such Offeror Common Shares may be lawfully delivered to such foreign country without further action by the Offeror. If the Offeror Common Shares cannot be lawfully delivered to such foreign country without further action, such Offeror Common Shares will be delivered by the Depositary and Information Agent to a broker retained for the purpose of effecting a sale on behalf of residents of such other foreign countries.

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Shareholders tendering Shares will not be required to pay any fee or commission if they accept the Offer by tendering their Shares directly with the Depositary and Information Agent. A broker, nominee or other intermediary through whom a Shareholder holds Shares may charge a fee to tender any such Shares on behalf of such Shareholder. Shareholders should consult such broker, nominee or other intermediary to determine whether any charges will apply.

7.	RETURN OF DEPOSITED SHARES

If any Deposited Shares are not taken up and paid for pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Shares than are tendered, certificate(s) evidencing any unpurchased Shares will be returned, at the Offeror's expense, to the depositing Shareholder as soon as is practicable following the Expiry Time or the termination or withdrawal of the Offer. Unless otherwise directed in the Letter of Transmittal, certificate(s) representing unpurchased Shares will be forwarded to the address of the registered Shareholder as shown on the securities register maintained by or on behalf of the Company or in the case of Shares deposited by book-entry transfer of such Shares pursuant to the procedures set forth in Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer", by crediting the depositing holder's account maintained with CDS or DTC in the amount of the unpurchased Shares.

8.	RIGHT TO WITHDRAW DEPOSITED SHARES

Except as otherwise stated in this Section 8 or as otherwise required by applicable Laws, all deposits of Shares under the Offer are irrevocable. Unless otherwise required or permitted by applicable Laws, any Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder:

(a)	at any time before the deposited Shares have been taken up by the Offeror under the Offer;

(b)	if the deposited Shares have not been paid for by the Offeror within three Business Days after the Shares have been taken up by the Offeror under the Offer; or

(c)	at any time before the expiration of 10 days from the date upon which either:

(i)	a notice of change relating to a change which has occurred in the information contained in the Offer or the Circular, or any notice of change or notice of variation, in either case, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or of an affiliate of the Offeror unless it is a change in a material fact relating to the Offeror Common Shares), in the event that such change occurs before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)	a notice of variation concerning a variation in the terms of the Offer (other than a variation in the terms of the Offer consisting solely of an increase in the consideration offered for the Shares under the Offer and an extension of the time for deposit to not later than 10 days after the date of the notice of variation or a variation in the terms of the Offer after the expiry of the initial deposit period consisting of either an increase in the consideration offered for the Shares or an extension of the time for deposit to not later than 10 days from the date of the notice of variation),

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is mailed, delivered or otherwise properly communicated (subject to abridgement of that period pursuant to such order or orders or other forms of relief as may be granted by applicable courts or Governmental Entities) and only if such deposited Shares have not been taken up by the Offeror at the date of the notice.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received in a timely manner by the Depositary and Information Agent at the place of deposit of the relevant Shares. Any such notice of withdrawal must: (a) be made by a method, including a manually signed facsimile transmission, that provides the Depositary and Information Agent with a written or printed copy of such notice; (b) be signed by or on behalf of the Person who signed the Letter of Transmittal (or Notice of Guaranteed Delivery) that accompanied the Shares to be withdrawn; (c) specify the number of Shares to be withdrawn, the name of the registered Shareholder and the certificate number shown on the share certificate(s) representing each Share to be withdrawn; and (d) must be actually received by the Depositary and Information Agent at the place of deposit for the applicable Shares (or Notice of Guaranteed Delivery in respect thereof). No signature guarantee is required on a notice of withdrawal if the notice of withdrawal is signed by the registered Shareholder exactly as the name of the registered Shareholder appears on the certificate(s) representing Shares deposited with the Letter of Transmittal or if the Shares were deposited for the account of an Eligible Institution. In all other cases, the signature on a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in a Letter of Transmittal (as described in the instructions set out therein). The withdrawal will take effect upon actual receipt by the Depositary and Information Agent of the properly completed notice of withdrawal.

Alternatively, if Shares have been deposited pursuant to the procedures for book-entry transfer, as set forth in Section 3 of the Offer, "Manner of Acceptance — Acceptance by Book-Entry Transfer", any notice of withdrawal must specify the name and number of the account at CDS or DTC to be credited with the withdrawn Shares and otherwise comply with the procedures of CDS or DTC.

A withdrawal of Shares tendered to the Offer can only be accomplished in accordance with the foregoing procedures. The withdrawal will take effect only upon actual receipt by the Depositary and Information Agent of the properly completed and executed written notice of withdrawal.

Non-registered Shareholders whose Shares are held on their behalf, or for their account, by a broker, investment dealer, bank, trust company or other intermediary, should contact such intermediary directly in for assistance in withdrawing Shares. Such intermediaries may set deadlines for the withdrawal of Shares deposited under the Offer that are earlier than those specified above.

All questions as to form and validity (including time of receipt) of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding. There will be no duty or obligation on the Offeror, the Depositary and Information Agent or any other Person to give notice of any defect or irregularity in any notice of withdrawal, and no liability will be incurred by any of them for failure to give such notice.

Withdrawals may not be rescinded and any Shares properly withdrawn will thereafter be deemed not validly deposited for the purposes of the Offer. However, withdrawn Shares may be re-deposited at any subsequent time prior to the Expiry Time by again following any of the procedures described in Section 3 of the Offer, "Manner of Acceptance".

If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for the Shares or is unable to take up or pay for Shares for any reason, then, without prejudice to the Offeror's other rights under the Offer, the Depositary and Information Agent may, subject to applicable Laws, retain on behalf of the Offeror all Deposited Shares and Distributions, unless such Shares are withdrawn in accordance with this Section 8 or pursuant to applicable Laws.

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9.	NOTICE AND DELIVERY

Without limiting any other lawful means of giving notice, any notice which the Offeror or the Depositary and Information Agent may give or cause to be given under the Offer will be deemed to have been properly given to Shareholders if it is mailed by prepaid first class mail to the registered Shareholders at their respective addresses appearing in the appropriate registers maintained by the Company in respect of the Shares and will be deemed, unless otherwise specified by applicable Laws, to have been received on the first Business Day following the date of mailing. These provisions apply notwithstanding any accidental omission to give notice to any one or more Shareholders and notwithstanding any interruption of mail service in Canada following mailing. Except as otherwise required or permitted by Law, in the event of any interruption of mail service in Canada, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. Except as otherwise required or permitted by Law, if post offices are not open for the deposit of mail, or there is reason to believe that there is or could be a disruption in all or any part of the postal service, any notice which the Offeror or the Depositary and Information Agent may give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Shareholders if: (a) it is given to the TSXV for dissemination through its facilities; (b) if it is published once in the National Edition of The Globe and Mail or The National Post; or (c) it is given to GlobeNewswire, MarketWire, Accesswire or Cision for dissemination through their facilities.

Unless post offices are not open for the deposit of mail, the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed to registered Shareholders by first class mail, postage prepaid or made available in such other manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar Persons whose names, or the names of whose nominees, appear on the security holder list of the Company, or, if applicable, who are listed as participants in a clearing agency's security position listing, for subsequent transmission to beneficial owners of Shares when such list or listing is received.

These materials are being sent to both registered and non-registered owners of Shares. If you are a non-registered owner, and these materials have been sent directly to you by the Offeror or its agent, your name and address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf.

Wherever the Offer calls for documents to be delivered to the Depositary and Information Agent, those documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary and Information Agent in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable.

10.	MAIL SERVICE INTERRUPTION

Notwithstanding the provisions of the Offer, the Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery, any relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to such relevant documents that are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary and Information Agent in Toronto, Ontario until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions set out under Section 6 of the Offer, "Take Up and Payment for Deposited Shares", any relevant documents not mailed for the foregoing reason will be conclusively deemed to have been delivered upon being made available for delivery to the depositing Shareholder at the office of the Depositary and Information Agent in Toronto, Ontario. Notice of any determination regarding mail service delay or interruption made by the Offeror will be given in accordance with the provisions set out under Section 9 of the Offer, "Notice and Delivery".

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11.	CHANGES IN CAPITALIZATION

If, on or after the date of the Offer, the Company should divide, combine, reclassify, consolidate, convert or otherwise change any of the Shares or its capitalization, issue any Shares, or issue, grant or sell any Convertible Securities, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 4 of the Offer, "Conditions of the Offer", make such adjustments to the consideration to be received by Shareholders pursuant to the Offer or other terms of the Offer (including the type of securities offered to be purchased and the consideration payable therefor) as it deems appropriate to reflect such division, combination, reclassification, consolidation or other change including the type of securities offered to be purchased and the consideration payable therefor. See Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer".

If, on or after the date of the Offer, the Company should declare, make or pay any distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Shares, which is or are payable or distributable to Shareholders on a record date prior to the date of transfer into the name of the Offeror or its nominee or transferee on the securities register maintained by or on behalf of the Company in respect of Shares accepted for purchase under the Offer, then (and without prejudice to the Offeror's rights under Section 4 of the Offer, "Conditions of the Offer") any such distribution or payment of securities, property, rights, assets or other interests will be received and held by the depositing Shareholder for the account of the Offeror and will be promptly remitted and transferred by the depositing Shareholder to the Depositary and Information Agent for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such distribution or payment of securities, property, rights, assets or other interests and may withhold the entire purchase price payable by the Offeror under the Offer or deduct from the consideration payable by the Offeror under the Offer the amount or value thereof, as determined by the Offeror in its sole discretion. See also Section 3 of the Offer, "Manner of Acceptance — Dividends and Distributions".

12.	SHARES NOT DEPOSITED UNDER THE OFFER

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. See Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

13.	MARKET PURCHASES

Except as set forth below, the Offeror reserves the right to, and may, acquire or cause an affiliate to acquire beneficial ownership of the Shares by making purchases through the facilities of the TSXV at any time, and from time to time, prior to the Expiry Time subject to and in accordance with applicable Laws.

In no event will the Offeror make any such purchases of the Shares through the facilities of the TSXV until the third Business Day following the date of the Offer and the Offeror shall comply with the following requirements under Section 2.2(3) of NI 62-104, in the event it decides to make any such purchases: (a) such intention shall be stated in a news release issued and filed at least one Business Day prior to making such purchases; (b) the aggregate number of the Shares beneficially acquired shall not exceed five percent of the outstanding Shares as of the date of the Offer, calculated in accordance with applicable Laws; (c) the purchases shall be made in the normal course through the facilities of the TSXV; (d) the Offeror shall issue and file a news release containing the information required under applicable Laws immediately after the close of business of the TSXV on each day on which the Shares have been purchased; and (e) the broker involved in such trades shall provide only customary broker services and receive only customary fees or commissions, and no solicitation for the sale or purchase of the Shares shall be made by the Offeror or its agents (other than under the Offer) or the seller or its agents.

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Purchases pursuant to Section 2.2(3) of NI 62-104 will not be counted in any determination as to whether the Statutory Minimum Condition has been fulfilled, but will be counted in determining whether the Minimum Tender Condition has been satisfied.

Although the Offeror has no present intention to sell Shares taken up under the Offer, it reserves the right to make or to enter into an arrangement, commitment or understanding at or prior to the Expiry Time to sell any of such Shares after the Expiry Time, subject to applicable Laws and compliance with Section 2.7(2) of NI 62-104.

For the purposes of this Section 13, the "Offeror" includes the Offeror and any Person acting jointly or in concert with the Offeror.

14.	OTHER TERMS OF THE OFFER

No broker, investment dealer or other Person (including the Depositary and Information Agent) has been authorized to make any representation or warranty on behalf of the Offeror or any of its affiliates in connection with the Offer other than as contained in the Offer, Circular and the Letter of Transmittal and, if any such representation or warranty is given or made, it must not be relied upon as having been authorized. No broker, investment dealer or other Person shall be deemed to be the agent of the Offeror (or any of its affiliates) or the Depositary and Information Agent for the purposes of the Offer.

The Offeror reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase all or any portion of the Shares deposited pursuant to the Offer, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Shares to receive prompt payment for Shares validly deposited and taken up pursuant to the Offer.

The Offer and all contracts resulting from the acceptance of the Offer shall be governed by and construed in accordance with the Laws of the Province of Ontario and the federal Laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns in respect thereof to the non-exclusive jurisdiction of the courts of the Province of Ontario.

This document does not constitute an offer or a solicitation to any Person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to (nor will deposits of Shares be accepted from or on behalf of) Shareholders residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the Laws of such jurisdiction or with the laws of Canada or the United States. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to Shareholders in any such jurisdiction.

The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity (including of receipt) of any acceptance of the Offer and any withdrawal of Shares, including the satisfaction or non-satisfaction of any condition, and reserves the right to reject any and all deposits which the Offeror determines not to be in proper form or that may be unlawful to accept under the Laws of any applicable jurisdiction. The Offeror reserves the right to waive any defect in or irregularity in any deposit or notice of withdrawal with respect to any Share and the accompanying documents or any particular Shareholder or to permit the Offer to be accepted in any manner other than as set out in the Offer. There will be no duty or obligation on the Offeror, the Depositary and Information Agent, or any other Person to give notice of any defect or irregularity in any deposit or notice of withdrawal, and no liability will be incurred by any of them for failure to give any such notice.

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The provisions of the Glossary, the Summary, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions contained therein, are incorporated into and form part of the terms and conditions of the Offer.

Where the Offer provides that the time for the taking of any action, the doing of any thing or the end of any period, expires or falls upon a day that is not a Business Day, the time shall be extended and action may be taken, the thing may be done or the period shall end as the case may be, on the next Business Day.

The Offer, together with the documents forming part of the Offer, constitute the take-over bid circular required under applicable Securities Laws with respect to the Offer. Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

Dated: April 14, 2026

American Eagle Gold Corp.

(Signed) "Anthony Moreau"
Anthony Moreau
Chief Executive Officer

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CIRCULAR

The Circular is furnished in connection with the accompanying Offer dated April 14, 2026 by the Offeror to purchase, upon the terms and subject to the conditions described therein, all of the issued and outstanding Shares, including those Shares that may become outstanding upon the exercise, conversion or exchange of Convertible Securities. The terms and provisions of the Offer, Letter of Transmittal and Notice of Guaranteed Delivery are incorporated into and form part of the Circular. Capitalized terms used in the Circular and not otherwise defined herein, shall have the respective meanings given thereto in the Glossary unless the context otherwise requires.

1.	THE OFFEROR

Corporate Structure

The Offeror was originally incorporated pursuant to the provisions of the Business Corporations Act (Canada) on June 22, 2018, and was continued under the OBCA on October 5, 2022. On January 28, 2020, the Offeror amended its articles to change its name from "Kuta Ridge Exploration Inc." to "Pacific Precious Inc." and on October 2, 2020, the Offeror amended its articles to change its name from "Pacific Precious Inc." to "American Eagle Gold Corp."

On April 26, 2021, the Offeror and Orecap Invest Corp. (formerly Orefinders Resources Inc.) completed a plan of arrangement spinout transaction whereby the Offeror became a reporting issuer in British Columbia, Alberta and Ontario and began trading on the TSXV effective May 3, 2021.

The Offeror has one wholly-owned subsidiary, American Eagle Gold Nevada Corp., a company incorporated under the laws of Nevada.

The head office of the Offeror is located at Suite 1102, 141 Adelaide Street W, Toronto, Ontario, M5H 3L5 and its registered office is located at Suite 5100 - 333 Bay Street, Toronto, Ontario, M5H 2R2.

The Offeror is a reporting issuer in Alberta, British Columbia and Ontario. The Offeror Common Shares trade on the TSXV under the symbol "AE" and are quoted on the OTC Market under the symbol "AMEGF".

Upon successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, Shareholders who receive Offeror Common Shares under the Offer or any Compulsory Acquisition or any Subsequent Acquisition Transaction will become shareholders of the Offeror. Additional information with respect to the Offeror Common Shares is set forth in Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Business of the Offeror

The Offeror is a mining exploration company focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK copper-gold porphyry project property located in central British Columbia, Canada (the "NAK Project").

The NAK Project lies within the Babine copper-gold porphyry district of central British Columbia. It has excellent infrastructure through all-season roads and is close to the towns of Smithers, Houston, and Burns Lake, B.C., which lie along a major rail line and Provincial Highway 16. Historical drilling and geophysical, geological, and geochemical work at NAK, which began in the 1960's, tested only to shallow depths. Still, the work revealed a very large near-surface copper-gold system that measures over 1.5 km x 1.5 km. Drilling completed by American Eagle in 2022, 2023, and 2024 returned significant intervals of high-grade copper-gold mineralization that reached beyond and much deeper than the historical drilling, indicating that zones of near-surface and deeper mineralization, locally with considerably higher grades, exist within the broader NAK property mineralizing system. American Eagle completed an aggressive 31,500 metre drill program in 2025 that significantly expanded the mineral footprint, increased the size of the main high grade zone and found other areas of high grade. The 2026 exploration season is to commence in April and will be the largest and most ambitious ever undertaken in the region, with more than 50,000 metres planned over the next year to expand known zones and test for additional high-grade centres that the Company believe remain to be discovered.

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Additional information regarding the Offeror is contained in Appendix A — "Information Regarding American Eagle", which should be read in conjunction with this Circular.

The Offeror's filings with the applicable Securities Regulatory Authorities in Canada may be obtained through SEDAR+ at www.sedarplus.ca.

2.	THE COMPANY

Pacific Booker is a mining company and its main asset is the Morrison property located in Central British Columbia (the "Morrison Project"). The Morrison Project is located 65 km northeast of Smithers and 35 km north of the village of Granisle in central British Columbia. The Morrison Project is on the east side of Morrison Lake on Crown land and falls within the traditional territory of the Lake Babine Nation. The Morrison Project has a porphyry copper/gold/molybdenum deposit for which the Company has completed a Feasibility Study and Technical Report in 2009. The Company is proposing an open-pit mining and milling operation for the production of copper/gold/molybdenum concentrate from the Morrison Project.

Pacific Booker was incorporated on February 18, 1983 under the laws of the Province of British Columbia and its head office located at 1203 1166 Alberni St., Vancouver, British Columbia, V6E 3Z3 and its registered office is located at 20th Floor, 250 Howe Street, Vancouver, British Columbia, V6C 3R8.

The Company is a reporting issuer in British Columbia and Alberta. The Shares trade on the TSXV under the symbol "BKM". The Shares also are quoted on the OTC Market under the symbol "PBMLF".

For further information regarding the Company, refer to the Company's filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.ca.

3.	BACKGROUND TO THE OFFER

The following is a summary of the material events, discussions and actions leading up to this Offer.

The Offeror has had discussions with the Company regarding potential merger opportunities and the relative valuation of the companies since 2024.

Since 2024, American Eagle has sought to negotiate a transaction with Pacific Booker, pursuing discussions with management and board members on merger opportunities and relative valuation. On May 24, 2024, American Eagle submitted its first formal offer to Pacific Booker management, an all-share proposal offering a premium to Shareholders. During that period, American Eagle repeatedly attempted to present to the Company Board and to meet with Shareholders but was denied access.

In May 2024, the Morrison Project claims were nearing expiry and American Eagle offered cash to acquire the claims. Pacific Booker declined the offer and allowed the claims to lapse. American Eagle interpreted that decision as evidence that Pacific Booker management was not acting in the best interests of its Shareholders.

On June 20, 2025, American Eagle submitted a second formal offer, structured as an option to acquire 100% of the Morrison Project. Pacific Booker management again declined to permit American Eagle to present to the Company Board despite claiming to hold regular board meetings.

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Since June 2025, American Eagle has connected with Pacific Booker's CEO on multiple occasions with offers to engage, most recently in early 2026. Each attempt to pursue a constructive dialogue has been rebuffed and there has been no indication that a deal could be reached or that we could gain access to the Company Board to present our company and vision.

On April 14, 2026, the Offeror issued a news release announcing the commencement of the Offer.

4.	REASONS TO ACCEPT THE OFFER

American Eagle believes that the Offer provides a number of compelling benefits for Shareholders that Pacific Booker cannot achieve on a standalone basis, including:

•	Significant Upfront Premium to Shareholders. The Offer represents a 30.6% premium to the closing price of the Pacific Booker Shares as of April 13, 2026, based on the closing price of the Offeror Common Shares as of April 13, 2026.

•	A New Path Forward for the Morrison Project. American Eagle believes the Morrison Project requires a reset and a new direction under the Offeror's management team, given that it has effectively been on hold for over 13 years since the failed permitting exercise in 2012. The historical development strategy adopted by the Company's current management team no longer reflects current realities, including changes in capital costs, permitting expectations, Indigenous engagement, project design, and regional development strategy. American Eagle believes the value of the Morrison Project is significantly enhanced if repositioned as part of an integrated Babine District strategy rather than advanced as a stranded standalone asset.

•	Diversification and Consolidation of Assets and Near-Term Exploration and Expansion. The Offer will provide Shareholders not only with exposure to the Morrison Project, but also to the Offeror's nearby NAK Project. The Offer would combine the Morrison Project with American Eagle's nearby NAK Project, creating a consolidated regional development platform in the Babine District. American Eagle believes a combined Morrison-NAK strategy has the potential to create meaningful value through: (i) shared infrastructure and support facilities; (ii) optimized and potentially accelerated sequencing of development; (iii) coordinated permitting and technical work; (iv) improved capital allocation across both assets; and (v) long-term regional scale capable of supporting a multigenerational mining operation. American Eagle's preliminary technical review indicates the projects are close enough geographically to support a coordinated development concept, including potential shared processing and infrastructure alternatives over time.

•	Stronger Stakeholder Relationships and Social License. American Eagle believes constructive relationships with Indigenous communities and local stakeholders are essential to responsible project advancement in British Columbia. American Eagle has the support of Lake Babine Nation to pursue the acquisition of the Company and assume ownership of the Morrison Project. American Eagle intends to work collaboratively with Lake Babine Nation and other stakeholders to rebuild a constructive path forward on the Morrison Project through consistent consultation, practical engagement, and solutions-oriented project planning.

•	Financial Capacity and Developer-Scale Capability. The Offeror has $55 million in cash available to support the acquisition of the Company and its planned exploration and technical programs. The Offeror also benefits from support from major shareholders and strategic investors, including South32 Ltd., Teck, Eric Sprott and Ore Group. American Eagle believes this financial strength, combined with its technical team, shareholder base, and regional operating focus, positions it to advance both the NAK Project and Morrison Project through community engagement, drilling, technical studies, and permitting.

•	Immediate Resource Addition and Long-Term Upside. The Morrison Project would add a defined resource base with advanced test work and technical studies to American Eagle's portfolio, while the NAK Project contributes substantial scale, exploration upside, and emerging higher-grade copper-gold mineralization. American Eagle believes the combination creates a more balanced and investable regional story: one asset with an established resource and one rapidly advancing copper-gold discovery with the potential to evolve into a major district-scale system.

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•	Liquidity. The Offer will provide Shareholders with a more liquid investment as trading the Shares is currently limited relative to the trading of the Offeror Common Shares given the Company's small and tightly held Shareholder base.

•	Offeror's Highly Focused, Professional and Cost-Effective Management Team. The Offer places the Morrison Project under the Offeror's highly focused, professional and cost-effective management team, which will provide superior operational and governance oversight.

•	Risk and Prejudice to Shareholders under the Status Quo. Shareholders face risk and prejudice to their investment if the board of directors and management team of Pacific Booker continue to pursue their current course of conduct, including:

•	Failure to Advance the Morrison Project. The board and management of Pacific Booker has failed to advance the Morrison Project in a manner that offers a realistic path to value creation for Shareholders. In American Eagle's view, Pacific Booker has not demonstrated a credible plan to reposition the project under current stakeholder, regulatory, and market conditions. American Eagle also believes Pacific Booker has damaged key local relationships, limited its strategic flexibility, and left Shareholders with a project that lacks a viable standalone path forward.

•	Lack of Funds or Sufficient Financing. Pacific Booker reported cash and cash equivalents of $142,929 as at October 31, 2025 and has not disclosed any fund raising activities since that date.

•	A Better Outcome for Pacific Booker Shareholders. Shareholders have faced prolonged illiquidity, limited progress, and no credible near-term path to value realization under the current strategy. The Offer provides Shareholders with: (i) ownership in an active and better-capitalized public company; (ii) materially improved liquidity; (iii) exposure to a stronger technical and strategic platform; (iv) participation in district-scale upside; and (v) a more credible long-term path to value creation.

5.	ACCEPTANCE OF THE OFFER

Other than the Offeror, the Offeror has no knowledge regarding whether any Shareholders will accept the Offer.

6.	TREATMENT OF CONVERTIBLE SECURITIES

The Offer is made only for Shares and is not made for any Convertible Securities (including Options). Holders of Convertible Securities who wish to accept the Offer with respect to the underlying Shares should, to the extent permitted by the terms of the Convertible Securities and applicable Laws, exercise the rights under such Convertible Securities and tender the underlying Shares in accordance with the terms of the Offer. Any such exercise must be completed sufficiently in advance of the Expiry Time to ensure that Shares will be available for tender at or prior to the Expiry Time or in sufficient time to comply with the procedures referred to in Section 3 of the Offer, "Manner of Acceptance". Other than the Options, it is the Offeror's understanding that there are no outstanding Convertible Securities. If any holder of Options does not exercise, convert, exchange or settle his, her or its Options, as the case may be, and deposit any resulting Shares under the Offer prior to the Expiry Time, such Options, as the case may be, may be replaced with similar convertible securities of the Offeror or may expire or be terminated, as the case may be, following the Expiry Time in accordance with their respective terms and conditions.

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The tax consequences to holders of Convertible Securities of exercising such Convertible Securities are not described in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations" or Section 19 of the Circular, "Certain United States Federal Income Tax Considerations". Holders of Convertible Securities are urged to consult their tax advisors regarding the potential tax consequences to them in connection with the decision whether to exercise such Convertible Securities.

7.	FRACTIONAL SHARES

In no event will a Shareholder be entitled to a fractional Offeror Common Share. Where the aggregate number of Offeror Common Shares to be issued to a Shareholder as consideration under the Offer would result in a fraction of an Offeror Common Share being issuable, the number of Offeror Common Shares to be received by such Shareholder will be rounded down to the nearest whole number.

8.	PURPOSE OF THE OFFER AND PLANS FOR THE COMPANY

Purpose of the Offer

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition, as described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer".

If for some reason the Offeror is unable to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction as outlined above, the Offeror will evaluate other available alternatives. These alternatives could include, to the extent permitted by applicable Laws, purchasing additional Shares: (a) in the open market; (b) in privately negotiated transactions; (c) in another take-over bid or exchange offer or otherwise; or (d) from the Company. Any additional purchases of Shares could, subject to applicable Laws, be at a price greater than, equal to or less than the price to be paid for Shares under the Offer and could be for cash or securities or other consideration. Alternatively, the Offeror may decide not to pursue completion of the privatization of the Company and, to the extent permitted by applicable Laws, sell or otherwise dispose of any or all Shares acquired pursuant to the Offer. These transactions may be completed on terms and at prices then determined by the Offeror, which may vary from the terms and the price paid for Shares under the Offer.

Plans for the Company Following the Successful Completion of the Offer

If the Offer is successful, the Offeror intends to effect certain changes with respect to the composition of the Company Board to reflect the new shareholder base, and assemble the strongest candidates possible. The Offeror is considering how best to combine the operations of the Offeror and the Company following the successful completion of the Offer; however, as the Offeror has so far had an opportunity to review only the Company's public disclosure filed with the Securities Regulatory Authorities, the Offeror has not developed any specific proposals with respect to the Company or its operations, or any changes in its assets, business strategies, management or personnel following the acquisition of the Shares pursuant to the Offer.

Following the successful completion of the Offer and a Compulsory Acquisition or Subsequent Acquisition Transaction relating thereto, the Offeror intends to cause the Company to apply to the TSXV to delist the Shares from trading and to apply to the OTC Market to remove the Shares from quotation.

If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under the applicable Securities Laws of each province and territory of Canada in which it has such status.

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See Section 12 of the Circular, "Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company".

9.	CERTAIN INFORMATION CONCERNING THE OFFEROR COMMON SHARES

Authorized and Outstanding Share Capital

The authorized share capital of American Eagle consists of an unlimited number of Offeror Common Shares without par value. As of April 13, 2026, there were 202,272,037 Offeror Common Shares outstanding.

The holders of Offeror Common Shares are entitled to notice of, to attend and to one vote per Offeror Common Share held at any meeting of the shareholders of American Eagle. The holders of Offeror Common Shares are entitled to receive dividends as and when declared by the Offeror Board. The holders of Offeror Common Shares are entitled in the event of any liquidation, dissolution or winding-up of American Eagle, whether voluntary or involuntary, or any other distribution of the assets of American Eagle among the holders of Offeror Common Shares for the purpose of winding-up its affairs in such assets of American Eagle as are available for distribution.

Other Outstanding Offeror Securities

As of April 13, 2026, there were 18,200,000 Offeror Options issued and outstanding to purchase 18,200,000 Offeror Common Shares at a weighted exercise price of $0.39 per Offeror Common Share. See "Stock Option Plans and Other Incentive Plans" in Appendix A — "Information Regarding American Eagle".

As of April 13, 2026, there were 449,793 Offeror Common Share purchase warrants issued and outstanding, entitling the holders thereof to purchase 449,793 Offeror Common Shares at a weighted exercise price of $1.04 per Offeror Common Share.

Other than Offeror Options and warrants, the Offeror does not have any other convertible securities issued and outstanding.

Consolidated Capitalization

The following table sets forth the consolidated capitalization of the Offeror based on its unaudited consolidated financial statements as at September 30, 2025: (a) on an actual basis; and (b) as adjusted to take into account the acquisition by the Offeror of all outstanding Shares under the Offer. The financial information set out below should be read in conjunction with the Offeror's unaudited condensed consolidated interim financial statements for the three and nine month periods ended September 30, 2025 attached hereto as Appendix C as well as the unaudited pro forma consolidated financial statements as of September 30, 2025 attached hereto as Appendix D. Other than as set forth below, there have been no material changes to the Offeror's share and loan capital since September 30, 2025.

Pro forma Consolidated Capitalization	September 30, 2025
as at period ended (unaudited)	Actual	As adjusted
Debt	Nil	Nil
Share capital	55,506,116	103,325,191	(1)(2)
Reserves	4,237,661	4,416,930
Deficit	(29,063,198)	(44,272,941)
Total Equity	30,680,579	63,469,180	(1)(2)
Proforma Consolidated Capitalization	100,268,826	131,070,699

Notes:

(1)	On March 20, 2026, the Offeror closed a private placement offering of 19,200,000 Offeror Common Shares issued on a premium flow-through basis at a price of C$1.20 per share.

(2)	On April 9, 2026, the Offeror closed a private placement offering of 9,650,550 Offeror Common Shares issued on a premium flow-through basis at a price of C$1.1319 per share.

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Price Range and Trading Volume

The Offeror Common Shares are listed and traded under the symbol "AE" on the TSXV and quoted on the OTC Market under the symbol "AMEGF".

The following table sets out the price range (monthly high and low closing prices) of the Offeror Common Shares and consolidated volumes traded on the TSXV for the periods indicated (as reported by the TSXV):

Period	High ($)	Low ($)	Volume
2025
January	0.75	0.415	8,516,776
February	0.56	0.445	3,668,964
March	0.54	0.41	4,068,101
April	0.51	0.395	3,015,931
May	0.52	0.45	3,022,742
June	0.59	0.45	3,147,417
July	0.62	0.465	3,579,231
August	0.56	0.475	1,990,480
September	0.61	0.48	3,826,413
October	0.69	0.50	3,897,224
November	0.54	0.475	1,664,714
December	0.57	0.475	4,100,441
2026
January	0.87	0.55	7,758,318
February	0.95	0.64	6,710,210
March	1.40	0.97	9,457,119
April 1-10	1.32	1.10	925,018

On April 13, 2026, the last trading day on the TSXV prior to the date of the Offer, the closing price of the Offeror Common Shares on the TSXV was $1.25.

Prior Sales

The following table summarizes the issuances of Offeror Common Shares and securities convertible into Offeror Common Shares in the 12-month period prior to the date hereof. Other than as summarized in the below table, the Offeror has not issued any Offeror Common Shares or securities convertible into Offeror Common Shares in the above-mentioned period of time:

Date of Issuance	Issue/Exercise Price ($)	Number of Securities	Type of Securities	Reason for Issuance
4/30/2025	0.10	100,000	Offeror Common Shares	Exercise of Offeror Options
4/30/2025	0.30	50,000	Offeror Common Shares	Exercise of Offeror Options
6/11/2025	0.71	1,156,000	Offeror Common Shares	Issued pursuant to a private placement
06/17/25	0.53	50,000	Offeror Options	Grant of Offeror Options
09/17/25	0.53	4,525,000	Offeror Options	Grant of Offeror Options

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Date of Issuance	Issue/Exercise Price ($)	Number of Securities	Type of Securities	Reason for Issuance
2/3/2026	0.20	350,000	Offeror Common Shares	Exercise of Offeror Options
2/3/2026	0.10	150,000	Offeror Common Shares	Exercise of Offeror Options
3/5/2026	0.30	38,200	Offeror Common Shares	Exercise of Offeror Warrants
3/17/2026	1.04	6,000	Offeror Common Shares	Exercise of Offeror Warrants
3/20/2026	1.20	19,200,000	Offeror Common Shares	Issued pursuant to a private placement
4/9/2026	1.13	9,650,550	Offeror Common Shares	Issued pursuant to a private placement

Escrowed Securities

The Offeror does not have any escrowed securities.

Principal Holders of Offeror Common Shares

To the knowledge of the Offeror Board and executive officers of the Offeror, as of April 13, 2026, no Person beneficially owns, or exercises control or direction over, securities carrying 10% or more of the voting rights attached to any class of voting securities of the Offeror other than as set forth below:

Name	Number of Voting Shares	Percentage of Voting Rights(1)
Teck Resources Limited	26,162,058	12.9%
South32 Group Operations Pty Ltd.	40,331,069	19.9%

Note:

(1) Based on 202,272,037 Offeror Common Shares outstanding as at April 13, 2026.

10.	TRADING IN SHARES TO BE ACQUIRED

The Shares trade on the TSXV under the symbol "BKM". The Shares also are quoted on the OTC Market under the symbol "PBMLF".

The following table sets out the price range (monthly high and low closing prices) of the Shares and consolidated volumes traded on the TSXV for the periods indicated (as reported by the TSXV):

Period	High ($)	Low ($)	Volume
2025
January	1.64	0.60	211,074
February	1.10	0.63	144,934
March	1.10	0.50	135,983
April	1.55	1.00	83,059
May	1.47	1.10	51,458
June	1.35	0.91	127,376
July	1.33	1.03	101,342
August	1.10	0.81	201,620
September	1.05	0.91	103,590
October	1.00	0.85	71,236
November	1.00	0.83	91,163
December	1.10	0.76	162,032

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Period	High ($)	Low ($)	Volume
2026
January	1.85	1.00	173,652
February	1.59	1.15	82,827
March	1.57	1.09	400,133
April 1-10	1.60	1.35	17,759

On April 13, 2026, the last trading day on the TSXV prior to the date of the Offer, the closing price of the Shares on the TSXV was $1.35.

11.	BENEFICIAL OWNERSHIP OF AND TRADING IN SECURITIES

Beneficial Ownership

The Offeror beneficially owns, directly or indirectly, or exercises control or direction over, 1,000 Shares, representing approximately 0.01% of the issued and outstanding Shares as of the date hereof.

As of the date hereof, to the knowledge of the Offeror, after reasonable enquiry, no Shares, Convertible Securities or any other securities of the Company are beneficially owned, directly or indirectly, nor is control or direction exercised over any such securities, by any director, officer or other insider of the Offeror or any associate or affiliate of any director, officer or other insider of the Offeror (collectively, the "Extended Offeror Group") or any party acting jointly or in concert with the Offeror.

Trading in the Company Securities

Except as disclosed below, during the six-month period preceding the Offer, no Shares have been purchased or sold by the Offeror. Each of the following purchases by the Offeror were made through the facilities of the TSXV:

Description of the Security	Action	Number of Securities Purchased	Price of the Security ($)	Date of the Transaction
Common shares	Purchase	1,000	1.18	1/14/2026

To the knowledge of the Offeror, after reasonable enquiry, no director or officer of the Offeror, no member of the Extended Offeror Group and no party acting jointly or in concert with the Offeror, has purchased or sold any securities of the Company during the six-month period preceding the date of the Offer.

12.	EFFECT OF THE OFFER ON THE MARKET FOR SHARES, LISTING AND PUBLIC DISCLOSURE BY THE COMPANY

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction or, if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition. In such event, if permitted by applicable Laws, the Offeror intends to cause the Company to apply to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market, and there will no longer be a trading market for the Shares.

Even if the Compulsory Acquisition or Subsequent Acquisition Transaction cannot be completed as quickly as intended, the purchase of Shares by the Offeror pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, as well as the number of Shareholders and would likely adversely affect the liquidity and market value of the remaining Shares held by the public. The rules and regulations of the TSXV establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Shares from the TSXV. Depending on the number of Shares purchased by the Offeror under the Offer or otherwise, it is possible that the Shares would fail to meet the criteria for continued listing on the TSXV. If this were to happen, the Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Shares.

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If permitted by applicable Laws, subsequent to the successful completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, the Offeror intends to cause the Company to cease to be a reporting issuer under applicable Securities Laws of each province and territory of Canada in which it has such status.

13.	COMPARISON OF SHAREHOLDER RIGHTS

If the Offer is consummated, Shareholders will receive Offeror Common Shares. As American Eagle is a corporation existing under the provincial laws of Ontario, the rights of Offeror Shareholders are governed by the OBCA. The rights of Shareholders are currently governed by the BCBCA. Although the rights and privileges of shareholders under the OBCA and BCBCA are in many instances comparable, there are certain differences. The following is a summary of certain similarities and differences between the OBCA and BCBCA on matters pertaining to Shareholder rights. This summary is not exhaustive and is of a general nature only and is not intended to be, and should not be construed to be, legal advice to Shareholders. Accordingly, Shareholders should consult their own legal advisors with respect to information regarding the similarities and differences between the OBCA and BCBCA.

Charter Documents

Under the BCBCA, charter documents consist of a "Notice of Articles", which sets forth the name of a company and the amount and type of authorized capital, and "Articles" which govern the management of the corporation. The Notice of Articles is filed with the Registrar of Companies under the BCBCA and the Articles are filed only with the company's registered and records office.

Under the OBCA, a corporation has "articles", which set forth the name of the corporation and the amount and type of authorized capital, and "bylaws" which govern the management of the corporation. The articles are filed with the Director under the OBCA and the bylaws are filed with the corporation's registered and records office.

Sale of a Corporation's Undertaking

The OBCA requires approval of the holders of two-thirds of the shares of a corporation represented at a duly called meeting to approve a sale, lease or exchange of all or substantially all of the property of the corporation, other than in the ordinary course of business. If a sale, lease or exchange of all or substantially all of the property of a corporation would affect a particular class or series of shares in a manner that is different than the shares of another class or series entitled to vote, then such class or series of shares are entitled to a separate class or series vote, regardless of whether or not such shares otherwise carry the right to vote.

Under the BCBCA, the directors of a company may dispose of all or substantially all of the business or undertaking of the company only if it is in the ordinary course of the company's business or with shareholder approval authorized by special resolution. Under the BCBCA, a special resolution requires the approval of a "special majority", which means the majority specified in a company's articles of at least two-thirds and not more than by three-quarters of the votes cast by those shareholders voting in person or by proxy at a general meeting of the company, or, if the company's articles do not specify, by two-thirds of the votes cast by those shareholders voting in person or by proxy at a general meeting of the company.

Amendments to the Charter Documents of a Corporation

Under the OBCA, substantive changes to the charter documents of a corporation require a resolution passed by not less than two-thirds of the votes cast by the shareholders voting on the resolution authorizing the alteration and, where certain specified rights of the holders of a class of shares are affected differently by the alteration than the rights of the holders of other classes of shares, a resolution passed by not less than two-thirds of the votes cast by the holders of all of the shares of a corporation, whether or not they carry the right to vote, and a special resolution of each such class, or series, as the case may be, even if such class or series is not otherwise entitled to vote. A resolution to amalgamate or continue an OBCA corporation requires a special resolution passed by the holders of each class of shares or series of shares, whether or not such shares otherwise carry the right to vote, if such class or series of shares are affected differently.

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Changes to the articles of a company under the BCBCA are effected by the type of resolution specified in the articles of the company, which, for many alterations, including change of name or alterations to the articles, could provide for approval solely by a resolution of the directors. In the absence of anything in the articles, most corporate alterations will require a special resolution. Alteration of the special rights and restrictions attached to issued shares requires, in addition to any resolution provided for by the articles, consent by a special resolution of the holders of the class or series of shares affected. A proposed amalgamation or continuation of a company out of the jurisdiction requires a special resolution as described above.

Rights of Dissent and Appraisal

The BCBCA provides that shareholders, including beneficial holders, who dissent from certain actions being taken by a company, may exercise a right of dissent and require the company to purchase the shares held by such shareholder at the fair value of such shares. The dissent right is applicable where the company proposes to, among other things:

•	alter the articles to alter restrictions on the powers of the company or on the business it is permitted to carry on;

•	adopt an amalgamation agreement;

•	approve an amalgamation under Division 4 of Part 9 of the BCBCA;

•	approve an arrangement, the terms of which arrangement permit dissent;

•	authorize or ratify the sale, lease or other disposition of all or substantially all of the company's undertaking; and

•	authorize the continuation of the company into a jurisdiction other than British Columbia.

The OBCA contains a similar dissent remedy, although the procedure for exercising this remedy is different from that contained in the BCBCA.

Oppression Remedies

Under the OBCA, a shareholder, beneficial shareholder, former shareholder or beneficial shareholder, director, former director, officer, former officer of a corporation or any of its affiliates, or any other person who, in the discretion of a court, is a proper person to seek an oppression remedy, and in the case of an offering corporation, the Ontario Securities Commission, may apply to a court for an order to rectify the matters complained of where in respect of a corporation or any of its affiliates, any act or omission of a corporation or its affiliates effects a result, the business or affairs of a corporation or its affiliates are or have been exercised in a manner that is oppressive or unfairly prejudicial to, or that unfairly disregards the interest of, any security holder, creditor, director or officer.

The oppression remedy under the BCBCA is similar to the remedy found in the OBCA, with a few differences. Under the OBCA, the applicant can complain not only about acts of the corporation and its directors but also acts of an affiliate of the corporation and the affiliate's directors, whereas under the BCBCA, the applicant can only complain of oppressive conduct of the company. In addition, under the BCBCA the applicant must bring the application in a "timely manner", which is not required under the OBCA. The BCBCA also does not explicitly state that former directors and former shareholders may utilize the oppression remedy; however, if they would be a person the court considers appropriate, they may still utilize the remedy.

Shareholder Derivative Actions

Under the BCBCA, a shareholder, including a beneficial shareholder, director of a company or any other person whom the court considers to be an appropriate person to make an application, may, with leave of the court, bring an action in the name and on behalf of the company to enforce an obligation owed to the company that could be enforced by the company itself or to obtain damages for any breach of such an obligation. An applicant may also, with leave of the court, defend a legal proceeding brought against a company.

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A broader right to bring a derivative action is contained in the OBCA and this right extends to officers, former shareholders, directors or officers of a corporation or its affiliates, and any person who, in the discretion of the court, is a proper person to make an application to court to bring a derivative action. In addition, the OBCA permits derivative actions to be commenced in the name and on behalf of a corporation or any of its subsidiaries.

Requisition of Meetings

The OBCA permits the holders of not less than 5% of the issued shares that carry the right to vote at a meeting sought to be held to require the directors to call and hold a meeting of the shareholders of the corporation for the purposes stated in the requisition. If the directors do not call a meeting within 21 days of receiving the requisition, any shareholder who signed the requisition may call the meeting.

The BCBCA provides that one or more shareholders of a company holding not less than 5% of the issued voting shares of the company may give notice to the directors requiring them to call and hold a general meeting which meeting must be held within four months.

Form of Proxy and Information Circular

The BCBCA requires a reporting company, such as the Company, to provide with each notice of a general meeting a form of proxy for use by every shareholder entitled to vote at such meeting as well as an information circular containing prescribed information regarding the matters to be dealt with at the meeting. The OBCA contains provisions which likewise require the mandatory solicitation of proxies and delivery of a management proxy circular.

Place of Meetings

The OBCA provides that meetings of shareholders may be held either inside or outside Ontario as the directors may determine. If the meeting is held electronically, the meeting will be deemed to held at the place where the registered office of the corporation is located.

The BCBCA requires all meetings of shareholders to be held in British Columbia unless a location outside British Columbia is provided for in the company's articles, approved by an ordinary resolution before the meeting or approved in writing by the Registrar under the BCBCA. If the meeting is a fully electronic meeting, the BCBCA has no location requirement.

Directors

The OBCA and the BCBCA each require public companies to have at least three directors. In addition, neither of the OBCA or the BCBCA have a director residency requirement.

Further Information

For further information regarding the similarities and differences between the OBCA and the BCBCA, shareholders should consult their legal advisors and refer to the statutes.

14.	COMMITMENTS TO ACQUIRE SECURITIES OF THE COMPANY

None of the Offeror nor, to the knowledge of the Offeror, after reasonable enquiry, any of its directors or officers, any member of the Extended Offeror Group or any person acting jointly or in concert with the Offeror, has entered into any agreements, commitments or understandings to acquire any securities of the Company.

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15.	ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

There are no agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or officers of the Company and no payments or other benefits are proposed to be made or given by the Offeror by way of compensation for loss of office or as to such directors or officers remaining in or retiring from office if the Offer is successful.

There are no agreements, commitments or understandings made or proposed to be made between the Offeror and any security holder of the Company with respect to the Offer.

16.	REGULATORY MATTERS

The Offeror's obligation to take up and pay for Shares tendered under the Offer is conditional upon, among other things, all Regulatory Approvals having been made, given, obtained, occurred or concluded, as the case may be, on terms and conditions satisfactory to the Offeror, in its reasonable discretion, and each such approval shall be in full force and effect and any such occurrence shall not have been invalidated in any manner.

Securities Regulatory Matters

The distribution of the Offeror Common Shares under the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction is or will be, as applicable, made pursuant to statutory exemptions from the prospectus and dealer registration requirements under applicable Canadian Securities Laws. While the resale of Offeror Common Shares issued under the Offer, a Compulsory Acquisition or a Subsequent Acquisition Transaction is subject to restrictions under the Securities Laws of certain Canadian provinces and territories, Shareholders in such provinces and territories generally will be able to rely on statutory exemptions from such restrictions.

Stock Exchange Listing Requirements

The Offeror has submitted an application to list, on the TSXV, the Offeror Common Shares that may be distributed in connection with the Offer. Listing of the Offeror Common Shares will be subject to the Offeror fulfilling all of the applicable listing requirements of the TSXV.

17.	ACQUISITION OF SHARES NOT DEPOSITED UNDER THE OFFER

Compulsory Acquisition

If, within four months after the date of the Offer, the Offer has been accepted by holders of the Shares holding at least 90% of the issued and outstanding Shares, other than the Shares held at the date of the Offer by or on behalf of the Offeror and its affiliates, the Offeror intends, to the extent possible, to acquire the Shares not deposited pursuant to the Offer pursuant to the provisions of Section 300 of the BCBCA (a "Compulsory Acquisition") or by a Subsequent Acquisition Transaction (as more fully described under "Subsequent Acquisition Transaction" below) for consideration at least equivalent in value to the consideration paid pursuant to the Offer.

To exercise a statutory right of Compulsory Acquisition, the Offeror must give notice (the "Offeror's Notice") to each holder of the Shares to whom the Offer was made but who did not accept the Offer (and each person who subsequently acquires any such Shares) (in each case, a "Dissenting Offeree") within five months after the date of the Offer of such proposed acquisition. If the Offeror's Notice is sent to a Dissenting Offeree under Subsection 300(3) of the BCBCA, the Offeror is entitled and bound to acquire all of the Shares of that Dissenting Offeree for the same price and on the same terms contained in the Offer, unless the Supreme Court of British Columbia (the "Court") orders otherwise on an application made by that Dissenting Offeree within two months after the date of the Offeror's Notice.

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Pursuant to any such application, the Court may fix the price and terms of payment for the Shares held by a Dissenting Offeree and make any such consequential orders and give any such directions as the Court considers appropriate. Unless the Court orders otherwise (or, if an application to the Court has been made pursuant to the provisions described in the immediately preceding sentence, at any time after that application has been disposed of) the Offeror, not earlier than two months after the date of the Offeror's Notice, must send a copy of the Offeror's Notice to the Company and pay or transfer to the Company the consideration representing the price payable by the Offeror for the Shares that are referred to in the Offeror's Notice. On receiving a copy of the Offeror's Notice and the consideration representing the price payable for the Shares referred to in the Offeror's Notice, the Company will be required to register the Offeror as the holder of those Shares. Any such amount received by the Company must be paid into a separate account at a savings institution and, together with any other consideration so received, must be held by the Company, or by a trustee approved by the Court, in trust for the Dissenting Offerees.

The foregoing is only a summary of the statutory right of a Compulsory Acquisition that may become available to the Offeror. The summary is not intended to be complete nor is it meant to be a substitute for the more detailed information contained in the provisions of Section 300 of the BCBCA. Shareholders should refer to Section 300 of the BCBCA for the full text of the relevant statutory provisions. The provisions of Section 300 of the BCBCA are complex and require strict adherence to notice and timing provisions, failing which the rights under such provisions may be lost or altered. Shareholders who wish to be better informed about the provisions of Section 300 of the BCBCA should consult their legal advisors.

The income tax consequences to a holder of Shares of a Compulsory Acquisition may differ from the income tax consequences to such holder having its Shares acquired pursuant to the Offer. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations".

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Compulsory Acquisition.

Compelled Acquisition

Section 300(9) of the BCBCA provides that if the Offeror has not sent the Offeror's Notice to each Dissenting Offeree within one month after becoming entitled to do so, the Offeror must send a written notice to each Dissenting Offeree stating that such Dissenting Offeree, within three months after receiving such notice, may require the Offeror to acquire the Shares held by such Dissenting Offeree. If a Dissenting Offeree requires the Offeror to acquire its Shares in accordance with these provisions, the Offeror must acquire those Shares for the same price and on the same terms contained in the Offer (a "Compelled Acquisition").

The foregoing is only a summary of the statutory right of Compelled Acquisition that may become available to a holder of the Shares. The summary is not intended to be complete nor is it meant to be a substitute for the more detailed information contained in the provisions of Section 300 of the BCBCA. Shareholders should refer to Section 300 of the BCBCA for the full text of the relevant statutory provisions. The provisions of Section 300 of the BCBCA are complex and require strict adherence to notice and timing provisions, failing which the rights under such provisions may be lost or altered. Shareholders who wish to be better informed about the provisions of Section 300 of the BCBCA should consult their legal advisors.

The income tax consequences to a holder of the Shares of a Compelled Acquisition may differ from the income tax consequences to such holder having its Shares acquired pursuant to the Offer. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations".

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Compelled Acquisition.

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Subsequent Acquisition Transaction

If the Offeror acquires less than 90% of the Shares under the Offer, the right of Compulsory Acquisition described above is not available for any reason, or the Offeror chooses not to avail itself of the right of Compulsory Acquisition, the Offeror may, at its option, pursue other means of acquiring the remaining Shares not deposited under the Offer.

Such action may include causing one or more special meetings to be called of the then Shareholders to consider a statutory arrangement, amalgamation, merger, reorganization, amendment to the Company's articles, consolidation, recapitalization or similar transaction involving the Offeror and/or an affiliate of the Offeror and the Company and/or the Shareholders for the purpose of the Company becoming, directly or indirectly, a wholly-owned subsidiary or affiliate of the Offeror (a "Subsequent Acquisition Transaction"). If the Offeror were to proceed with a Subsequent Acquisition Transaction, it is the Offeror's current intention that the consideration to be paid to Shareholders pursuant to any such Subsequent Acquisition Transaction would be equal in value to and in the same form as the Offer Consideration payable under the Offer.

Any such Subsequent Acquisition Transaction may also result in Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Shares pursuant to the BCBCA. The exercise of such right of dissent, if certain procedures are complied with by the holder, could lead to a judicial determination of fair value required to be paid to such Dissenting Offeree for its Shares. The fair value so determined could be more or less than the amount paid per Share pursuant to such transaction or pursuant to the Offer. The exact terms and procedures of the rights of dissent available to Shareholders will depend on the structure of the Subsequent Acquisition Transaction and will be fully described in the proxy circular or other disclosure document provided to Shareholders in connection with the Subsequent Acquisition Transaction.

The timing and details of a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including, without limitation, the number of Shares acquired pursuant to the Offer. If, after taking up Shares under the Offer, the Offeror owns at least 66 2/3% of the outstanding Shares on a fully-diluted basis and sufficient votes are cast by "minority" holders to constitute a majority of the "minority" on a fully-diluted basis pursuant to MI 61-101 (as defined herein), as discussed below, the Offeror should own sufficient Shares to be able to effect a Subsequent Acquisition Transaction. There can be no assurances that the Offeror will pursue a Compulsory Acquisition or Subsequent Acquisition Transaction.

The tax consequences to a Shareholder of a Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder of accepting the Offer. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations".

Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction.

Securities Law Requirements for Business Combinations

MI 61-101 may deem a Subsequent Acquisition Transaction to be a "business combination" if such Subsequent Acquisition Transaction would result in the interest of a holder of the Shares being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. The Offeror expects that any Subsequent Acquisition Transaction relating to the Shares will be a "business combination" under MI 61-101.

In certain circumstances, the provisions of MI 61-101 may also deem certain types of Subsequent Acquisition Transactions to be "related party transaction". Moreover, if the Subsequent Acquisition Transaction is a "business combination" carried out in accordance with MI 61-101 or an exemption thereunder, the "related party" provisions therein do not apply to such transaction. Following completion of the Offer, the Offeror may be a "related party" of the Company for the purposes of MI 61-101, although the Offeror expects that any Subsequent Acquisition Transaction would be a "business combination" for purposes of MI 61-101 and that therefore the "related party transaction" provision of MI 61-101 would not apply to the Subsequent Acquisition Transaction. The Offeror intends to carry out any such Subsequent Acquisition Transaction in accordance with MI 61-101, or any successor provisions, or an exemption under MI 61-101, such that the "related party transaction" provisions of MI 61-101 would not apply to such Subsequent Acquisition Transaction.

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MI 61-101 provides that, unless exempted, an issuer proposing to carry out a business combination is required to prepare a valuation of the affected securities (and, subject to certain exceptions, any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. The Offeror currently intends to rely on available exemptions (or, if such exemptions are not available, to seek discretionary relief from the applicable Securities Regulatory Authorities from the valuation requirements of MI 61-101). An exemption is available under MI 61-101 for certain business combinations completed within 120 days after the date of expiry of a formal take-over bid where the consideration per security under the business combination is at least equal in value to and is in the same form as the consideration that depositing security holders were entitled to receive in the take-over bid, provided that certain disclosure is given in the take-over bid disclosure documents (which disclosure has been provided herein). The Offeror currently intends that the consideration offered per Share under any Subsequent Acquisition Transaction proposed by it would be the same Offer Consideration offered to the Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Date and, accordingly, the Offeror expects to rely on these exemptions.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the Offeror expects the provisions of the BCBCA and the Company's constating documents will require the approval of 66 2/3% of the votes cast by holders of the outstanding Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. MI 61-101 would also require that, in addition to any other required security holder approval, in order to complete a business combination (such as a Subsequent Acquisition Transaction), the approval of a majority of the votes cast by "minority" shareholders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities. If, however, following the Offer, the Offeror and its affiliates are the registered holders of 90% or more of the Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority shareholders.

In relation to the Offer and any subsequent business combination, the "minority" Shareholders entitled to vote will be, unless an exemption is available or discretionary relief is granted by applicable Securities Regulatory Authorities, all Shareholders other than: (a) the Offeror (other than in respect of the Shares acquired pursuant to the Offer as described below); (b) any "interested party" (within the meaning of MI 61-101); (c) certain "related parties" of the Offeror or of any other "interested party" (in each case within the meaning of MI 61-101) including any director or senior officer of the Offeror, affiliate or insider of the Offeror or any of its directors or senior officers; and (d) any "joint actor" (within the meaning of MI 61-101) with any of the foregoing persons.

MI 61-101 also provides that the Offeror may treat the Shares acquired under the Offer as "minority" shares and to vote them, or to consider them voted, in favour of such business combination if, among other things: (a) the business combination is completed no later than 120 days after the Expiry Time; (b) the consideration per security in the business combination is at least equal in value to and in the same form as the Offer Consideration paid under the Offer; and (c) the Shareholder who tendered such Shares under the Offer was not (i) a "joint actor" (within the meaning of MI 61-101) with the Offeror in respect of the Offer; (ii) a direct or indirect party to any "connected transaction" (within the meaning of MI 61-101) to the Offer; or (iii) entitled to receive, directly or indirectly, in connection with the Offer, a "collateral benefit" (within the meaning of MI 61-101) or consideration per Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of the Shares.

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MI 61-101 excludes from the meaning of "collateral benefit" certain benefits to a related party received solely in connection with the related party's services as an employee or director of an issuer where, among other things: (a) the benefit is not conferred for the purposes of increasing the value of the consideration paid to the related party for securities relinquished under the transaction or bid; (b) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction or bid in any manner; (c) full particulars of the benefit are disclosed in the disclosure document for the transaction or bid (and which disclosure has been provided herein); and (d) the related party and his or her associated entities beneficially own, or exercise control or direction over, less than 1% of the outstanding securities of each class of equity securities of the issuer (the "De Minimis Exemption").

In addition, MI 61-101 also excludes from the meaning of "collateral benefit" certain benefits to a related party received solely in connection with the related party's services as an employee or director of an issuer where such benefit meets the criteria described in (a) to (c) of the previous paragraph and (i) the related party discloses to an independent committee of the issuer the amount of consideration that the related party expects it will be beneficially entitled to receive, under the terms of the transaction or bid, in exchange for the equity securities beneficially owned by the related party, (ii) the independent committee, acting in good faith, determines that the value of the benefit, net of any offsetting costs to the related party, is less than 5% of the value referred to in clause (i) above, and (iii) the independent committee's determination is disclosed in the directors' circular (and which disclosure is provided therein) (the "Independent Committee Exemption").

The Offeror currently intends that the consideration offered for the Shares under any Subsequent Acquisition Transaction proposed by it would be equal in value to and in the same form as the Offer Consideration paid to Shareholders under the Offer and that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Time and, accordingly, the Offeror intends to cause the Shares acquired under the Offer to be voted in favour of any such transaction and, where permitted by MI 61-101, to be counted as part of any minority approval required in connection with any such transaction.

Other Alternatives

Although the Offeror may propose a Compulsory Acquisition or Subsequent Acquisition Transaction on the same terms as the Offer, it is possible that, as a result of the number of Shares acquired under the Offer, delays in the Offeror's ability to effect such a transaction, information hereafter obtained by the Offeror, changes in general economic, industry, regulatory or market conditions or in the business of the Company, or other currently unforeseen circumstances, such a transaction may not be so proposed or may be delayed or abandoned. The Offeror expressly reserves the right to propose other means of acquiring, directly or indirectly, all of the outstanding Shares in accordance with applicable Laws, including, without limitation, a Subsequent Acquisition Transaction on terms not described in the Circular.

If the Offeror is unable to, or determines at its option not to, effect a Compulsory Acquisition or Subsequent Acquisition Transaction, or proposes a Subsequent Acquisition Transaction but cannot obtain any required approvals or exemptions promptly, the Offeror will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable Laws, purchasing additional Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise. Subject to applicable Laws, any additional purchases of Shares could be at a price greater than, equal to, or less than the price to be paid for the Shares under the Offer and could be for cash, securities and/or other form of consideration.

Alternatively, the Offeror may take no action to acquire additional Shares, or, subject to applicable Laws, may either sell or otherwise dispose of any or all Shares acquired under the Offer, on terms and at prices then determined by the Offeror, which may vary from the consideration paid for Shares under the Offer.

The tax consequences to a Shareholder of any such alternatives to a Compulsory Acquisition, Compelled Acquisition, or Subsequent Acquisition Transaction may differ from the tax consequences to such Shareholder of accepting the Offer. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations". Shareholders should consult their legal advisors for a determination of their legal rights with respect to such alternatives if such alternatives are proposed.

See Section 13 of the Offer, "Market Purchases".

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18.	CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of DLA Piper (Canada) LLP, Canadian counsel to the Offeror, the following summary describes, as of the date hereof, the principal Canadian federal income tax considerations in respect of a Shareholder who disposes of Shares to the Offeror pursuant to the Offer or otherwise disposes of Shares pursuant to certain transactions described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer". This summary is generally applicable to a beneficial owner of Shares who, at all relevant times, for purposes of the Tax Act, holds Shares and will hold any Offeror Common Shares acquired pursuant to the Offer as capital property, deals at arm's length with the Company and the Offeror, and is not affiliated with the Company or the Offeror (a "Holder"). Generally, Shares and Offeror Common Shares will be considered capital property to a Holder provided the Holder does not hold such shares in the course of carrying on a business of buying and selling securities or as part of an adventure or concern in the nature of trade.

This summary is based on the facts set out in this Circular, the current provisions of the Tax Act in force as of the date hereof and counsel's understanding of the current administrative policies and assessing practices of the CRA (as defined herein) published in writing prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and assumes that the Tax Proposals will be enacted in the form proposed. No assurance can be given that the Tax Proposals will be enacted in the form proposed, or at all. This summary does not otherwise take into account or anticipate any other changes in Law, whether by judicial, governmental or legislative decision or action or changes in the administrative policies or assessing practices of the CRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from Canadian federal income tax legislation and considerations described in this summary.

This summary is not applicable to Shareholders who acquired Shares pursuant to employee compensation plans.

In addition, this summary does not apply to a Holder (i) that is a "financial institution" as defined in the Tax Act for purposes of certain rules (referred to as the mark-to-market rules applicable to securities held by financial institutions), (ii) an interest in which is a "tax shelter investment" as defined in the Tax Act, (iii) that is a "specified financial institution" as defined in the Tax Act, (iv) that has made a functional currency election pursuant to section 261 of the Tax Act, (v) that has entered, or will enter, into, with respect to Shares or Offeror Common Shares, as the case may be, a "derivative forward agreement", a "synthetic disposition arrangement" or a "dividend rental arrangement" each as defined in the Tax Act, or (vi) that is a foreign affiliate of a taxpayer resident in Canada. Such Holders should consult their own tax advisors.

This summary is of a general nature only and is not, and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular Holder. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, Holders are urged to consult their own legal and tax advisors with respect to the tax consequences to them having regard to their particular circumstances, including the application and effect of the income and other tax Laws of any country, province or other jurisdiction that may be applicable to the Holder.

Holders Resident in Canada

This part of the summary is applicable to a Holder who, for purposes of the Tax Act and at all relevant times, is, or is deemed to be, resident, in Canada (a "Resident Holder"). Certain Resident Holders may be entitled to make or may have already made the irrevocable election permitted by subsection 39(4) of the Tax Act, the effect of which may be to deem to be capital property any Shares and Offeror Common Shares (and all other "Canadian securities", as defined in the Tax Act) owned by such Resident Holder in the taxation year in which the election is made and in all subsequent taxation years. Resident Holders whose Shares or Offeror Common Shares might not otherwise be considered to be capital property should consult their own tax advisors concerning this election.

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Additional considerations, not discussed herein, may be applicable to a Resident Holder that is a corporation resident in Canada (or a corporation that does not deal at arm's length for purposes of the Tax Act, with a corporation resident in Canada) and is, or becomes, controlled by a non-resident person or group of non-resident persons that do not deal with each other at arm's length for the purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Resident Holders should consult their own tax advisors to determine the particular Canadian federal income tax consequences applicable to them.

Disposition of Shares Pursuant to the Offer

Resident Holders who tender and deposit their Shares to the Offer and whose Shares are taken up pursuant to the Offer will directly exchange their Shares with the Offeror for Offeror Common Shares (a "Direct Exchange").

A Resident Holder who exchanges Shares for Offeror Common Shares in a Direct Exchange will be deemed to have disposed of such Shares under a tax-deferred share-for-share exchange pursuant to Section 85.1 of the Tax Act, unless such Resident Holder chooses to recognize a capital gain (or capital loss) on the Direct Exchange as described in paragraph (b) below.

(a)	Where a Resident Holder does not choose to recognize a capital gain (or capital loss) on the exchange, the Resident Holder will be deemed to have disposed of the Shares for proceeds of disposition equal to the aggregate adjusted cost base of the Shares to the Resident Holder, determined immediately before the time at which the Shares are taken up by the Offeror, and the Resident Holder will be deemed to have acquired the Offeror Common Shares at an aggregate cost equal to such adjusted cost base of the Shares. This cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property.

(b)	A Resident Holder may choose to recognize all of a capital gain (or capital loss) in respect of the exchange of Shares for Offeror Common Shares by including the capital gain (or capital loss) in computing the Resident Holder's income for the taxation year in which the Direct Exchange takes place. In such circumstances, the Resident Holder will realize a capital gain (or a capital loss) equal to the amount, if any, by which the fair market value of the Offeror Common Shares received, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate of the adjusted cost base of the Shares to the Resident Holder, determined immediately before the time at which the Shares are taken up by the Offeror. For a description of the tax treatment of capital gains and capital losses, see "Taxation of Capital Gains and Capital Losses" and "Additional Refundable Tax", below. The cost of the Offeror Common Shares acquired on the exchange will be equal to the fair market value thereof. This cost will be averaged with the adjusted cost base of all other Offeror Common Shares held by the Resident Holder as capital property for the purpose of determining the adjusted cost base of each Offeror Common Share held by the Resident Holder as capital property.

Taxation of Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized in the year. Subject to and in accordance with the provisions of the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a taxation year from taxable capital gains realized by the Resident Holder in the year and allowable capital losses in excess of taxable capital gains for the year may be carried back and deducted in any of the three preceding taxation years or carried forwarded and deducted any subsequent taxation year against net taxable capital gains realized in such years.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition of a Share or Offeror Common Share may, to the extent and under the circumstances specified by the Tax Act, be reduced by the amount of any dividends received (or deemed to be received) by the Resident Holder on such share (or on a share for which such share is substituted or exchanged). Similar rules may apply where shares are owned by a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Such Resident Holders should consult their own tax advisors.

Capital gains realized by an individual or a trust (other than certain specified trusts) may give rise to alternative minimum tax as calculated under the detailed rules set out in the Tax Act. Resident Holders should consult their own tax advisors with respect to the minimum tax provisions.

Additional Refundable Tax on Canadian Controlled Private Corporations

A Resident Holder that is a "Canadian-controlled private corporation" as defined in the Tax Act (a "CCPC") throughout the relevant taxation year, or a "substantive CCPC" as defined in the Tax Act at any time in the year, may be liable to pay an additional tax (refundable in certain circumstances) on its "aggregate investment income" as defined in the Tax Act for the year. This includes certain amounts in respect of net taxable capital gains realized on the disposition of Shares or Offeror Common Shares, dividends received that are not deductible under the Tax Act, and interest. Such Resident Holders should consult their own tax advisors with regard to this additional tax and its refund mechanism.

Disposition of Shares Pursuant to a Compulsory Acquisition

As described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compulsory Acquisition", the Offeror may, in certain circumstances, acquire or be required to acquire Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 16 of the ABCA. The income tax consequences to a Resident Holder of a disposition of Shares in such circumstances generally will be as described above under the heading "Certain Canadian Federal Income Tax Considerations — Holders Residents in Canada — Disposition of Shares Pursuant to the Offer".

Dissenting Resident Holders

A Resident Holder who, as a result of the valid exercise of Dissent Rights (a "Dissenting Resident Holder") disposes of Shares to the Offeror will be entitled to receive from the Offeror a cash payment of an amount equal to the fair value of such Dissenting Resident Holder's Shares. Such Dissenting Resident Holder will be considered to have disposed of such Shares for proceeds of disposition equal to the amount of the cash payment (excluding interest, if any, awarded by a court). In general, such Dissenting Resident Holder will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceeds (or is less than) the aggregate of the adjusted cost base of such Shares. The general tax consequences of realizing such a capital gain (or capital loss) are described above in "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of Shares Pursuant to the Offer". For greater certainty, the tax deferral provisions of section 85.1 of the Tax Act will not be available to a Dissenting Resident Holder.

Interest awarded by a court (if any) to such Dissenting Resident Holder will be included in such Dissenting Resident Holder's income for the purposes of the Tax Act. A Resident Holder that is, throughout the relevant taxation year, a CCPC or a "substantive "CCPC" as defined in Tax Act may also be liable to pay an additional refundable tax as described above under "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of Shares Pursuant to the Offer — Additional Refundable Tax".

Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Compulsory Acquisition.

Disposition of Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Subsequent Acquisition Transaction", if the Offeror does not acquire all of the Shares pursuant to the Offer of by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Shares. These means can include an amalgamation of the Company and the Offeror, an arrangement, reorganization, consolidation, recapitalization, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Shares under the Offer and will depend on the particular form and circumstances of such alternative transaction. No opinion is expressed herein as to the tax consequences of any such alternative transaction to a Resident Holder.

Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting of Shares

As described in Section 12 of the Circular, "Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company", the Shares may cease to be listed on the TSXV following the successful completion of the Offer. Resident Holders are cautioned that, if the Shares are no longer listed on a "designated stock exchange" as defined in the Tax Act (which currently includes the TSXV) and the Company ceases to be a "public corporation" for purposes of the Tax Act, the Shares will not be qualified investments for trusts governed a DPSP, a RRSP, a RRIF, a RESP, a RDSP, a FHSA or a TFSA, which may be relevant for Resident Holders whose Shares are acquired pursuant to a Subsequent Acquisition Transaction.

Holding and Disposing of Offeror Common Shares

Dividends on Offeror Common Shares

A Resident Holder will be required to include in computing its income for a taxation year any dividends received (or deemed to be received) on the Offeror Common Shares. In the case of a Resident Holder who is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit applicable to any dividends designated by the Offeror as an eligible dividend in accordance with the provisions of the Tax Act. A dividend received (or deemed to be received) by a Resident Holder that is a corporation will generally be deductible in computing the corporation's taxable income. Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them in this regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received (or deemed to be received) by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Holders that are corporations are urged to consult their own tax advisors having regard to their particular circumstances.

A Resident Holder that is a "private corporation", or a "subject corporation" as defined in the Tax Act will generally be liable to pay a tax (refundable in certain circumstances) under Part IV of the Tax Act on dividends received (or deemed to be received) on Offeror Common Shares to the extent that such dividends are deductible in computing the Resident Holder's taxable income.

Disposition of Offeror Common Shares

Generally, on a disposition or deemed disposition of an Offeror Common Share, a Resident Holder will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Holder of the Offeror Common Shares immediately before the disposition or deemed disposition. See "— Disposition of Shares Pursuant to the Offer — Taxation of Capital Gains and Capital Losses" above.

Alternative Minimum Tax on Resident Holders who are Individuals

A capital gain realized, or a taxable dividend received, by a Resident Holder who is an individual or a trust (other than certain specified trusts) may give rise to a liability for alternative minimum tax under the Tax Act. Recent amendments to the Tax Act may affect the liability of a Resident Holder for alternative minimum tax. Resident Holders who are individuals or trusts should consult their own tax advisors for advice on these recent amendments and the consequences therefrom.

Eligibility for Investment

Provided the Offeror Common Shares are listed on a "designated stock exchange" (which includes the TSXV) within the meaning of the Tax Act, for purposes of the Tax Act, the Offeror Common Shares will, at such time, be qualified investments under the Tax Act for trusts governed by a RRSP, a RRIF, a RESP, a RDSP, a FHSA, and TFSA (each referred to as a "Registered Plan"), or a DPSP (each defined herein).

Notwithstanding that Offeror Common Shares may be qualified investments for Registered Plans, the holder of a FHSA, TFSA or RDSP, the subscriber of a RESP or the annuitant under an RRSP or RRIF will be subject to a penalty tax on such shares if such shares are a "prohibited investment" (as defined in the Tax Act) for the particular Registered Plan. The Offeror Common Shares will generally not be a "prohibited investment" for a Registered Plan provided that: (i) the holder, subscriber or annuitant, as the case may be, deals at arm's length with the Offeror for purposes of the Tax Act and does not have a "significant interest", (within the meaning of the prohibited investment rules in the Tax Act), in the Offeror, or (ii) the Offeror Common Shares are "excluded property", for a Registered Plan within the meaning of the prohibited investment rules in the Tax Act.

Resident Holders who intend to hold the Offeror Common Shares in a Registered Plan or a DPSP should consult their own tax advisors in this regard.

Holders Not Resident in Canada

This part of the summary is generally applicable to a Holder who, at all relevant times, for purposes of the Tax Act, (i) is not, and is not deemed to be, resident in Canada, (ii) does not use or hold, and is not deemed to use or hold, Shares or Offeror Common Shares in a business carried on in Canada, and (iii) is not an insurer carrying on an insurance business in Canada and elsewhere (collectively a "Non-Resident Holder").

Disposition of Shares Pursuant to the Offer

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition of Shares pursuant to the Offer and will not recognize any capital loss realized unless, at the time of disposition, the Shares are "taxable Canadian property" (as defined in the Tax Act) to the Non-Resident Holder and the Shares are not "treaty-protected property" as defined in the Tax Act. Generally, the Shares owned by a Non-Resident Holder will be treaty-protected property if the gain from the disposition of such Shares would, because of an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident, be exempt from tax under the Tax Act. See discussion below under "Holders Not Resident in Canada — Disposition of Shares Pursuant to the Offer — Taxable Canadian Property".

A Non-Resident Holder whose Shares are taxable Canadian property will generally realize a capital gain (or capital loss) in the circumstances and computed in the manner described above under "Holders Resident in Canada — Disposition of Shares Pursuant to the Offer" as if the Non-Resident Holder were a Resident Holder thereunder, unless the Non-Resident Holder is entitled to the automatic tax deferral provisions of subsection 85.1(1) of the Tax Act as described further below.

A Non-Resident Holder may be entitled to the automatic tax deferral provisions of Section 85.1 of the Tax Act if such Non- Resident Holder satisfies the conditions set out under the heading "Holders Resident in Canada —Disposition of Shares Pursuant to the Offer" and the Non-Resident Holder is not a foreign affiliate of a taxpayer resident in Canada that has included the gain or loss otherwise determined in its "foreign accrual property income" as such term is defined in the Tax Act. If Section 85.1 of the Tax Act applies, the Offeror Common Shares received in exchange for Shares that were taxable Canadian property to the Non-Resident Holder will be deemed to be taxable Canadian property to such Non-Resident Holder for a period of 60 months. Non-Resident Holders whose Shares or Offeror Common Shares may be held as taxable Canadian property should consult their own tax advisor having regarding to their particular circumstances.

Taxable Canadian Property

Generally, the Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that the Shares are listed at that time on a designated stock exchange as defined in the Tax Act (which includes the TSXV), unless at any time during the 60-month period that ends at that time:

(a)	one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal at arm's length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of shares of the Company, and

(b)	more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) "Canadian resource properties" (as defined in the Tax Act), (iii) "timber resource properties" (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances where a Share is, or is deemed to be, taxable Canadian property of the Non Resident Holder, any capital gain that would be realized on the disposition of such security that is not exempt from tax under the Tax Act pursuant to an applicable income tax treaty or convention will generally be subject to the same Canadian income tax consequences discussed above for a Resident Holder. See "Certain Canadian Federal Income Tax Considerations – Residents of Canada – Taxation of Capital Gains and Capital Losses". Such Non Resident Holders should consult their tax advisors about their particular circumstances.

A Non-Resident Holding who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Disposition of Shares Pursuant to a Compulsory Acquisition

As described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compulsory Acquisition", the Offeror may, in certain circumstances, acquire or be required to acquire Shares not deposited under the Offer pursuant to statutory rights of purchase under Part 16 of the ABCA. The income tax consequences to a Non-Resident Holder of a disposition of Shares in such circumstances generally will be as described above under the heading "Holders Not Resident in Canada — Disposition of Shares Pursuant to the Offer -" and "Holders Not Resident in Canada - Potential Delisting of Shares".

Whether a Share is considered to be taxable Canadian property at the time of a disposition by way of a Compulsory Acquisition will generally be determined as described above, except that more stringent rules may be applied where the Shares cease to be listed on a designated stock exchange as defined in the Tax Act (see "Holders Not Resident in Canada — Potential Delisting of Shares" below).

Any interest awarded by the Court and paid or credited to a Non-Resident Holder exercising its rights described will not be subject to Canadian withholding tax provided the interest is not "participating debt interest" (as defined in the Tax Act).

Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Compulsory Acquisition.

Disposition of Shares Pursuant to a Subsequent Acquisition Transaction

As described in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Subsequent Acquisition Transaction", if the Offeror does not acquire all of the Shares pursuant to the Offer of by means of a Compulsory Acquisition, the Offeror may propose other means of acquiring the remaining issued and outstanding Shares. These means can include an amalgamation of the Company and the Offeror, an arrangement, reorganization, consolidation, recapitalization, reclassification, continuance or other transaction, the tax consequences of which may differ from those arising on the sale of Shares under the Offer and will depend on the particular form and circumstances of such alternative transaction. No opinion is expressed herein as to the tax consequences of any such alternative transaction to a Resident Holder.

Non-Resident Holders are urged to consult their own tax advisors with respect to the potential income tax consequences to them of having their Shares acquired pursuant to a Subsequent Acquisition Transaction.

Potential Delisting of Shares

As described in Section 12 of the Circular, "Effect of the Offer on the Market for Shares, Listing and Public Disclosure by the Company", Shares may cease to be listed on the TSXV (or another designated stock exchange as defined in the Tax Act) following the successful completion of the Offer and may not be listed on the TSXV (or another designated stock exchange as defined in the Tax Act) at the time of their disposition pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

Non-Resident Holders who do not dispose of their Shares pursuant to the Offer are cautioned that Shares that are not listed on a designated stock exchange as defined in the Tax Act at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder, if at any time within the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) "Canadian resource properties" (as defined in the Tax Act), (iii) "timber resource properties" (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

If the Shares are taxable Canadian property of the Non-Resident Holder at the time of a disposition and are not "treaty protected property" of the Non-Resident Holder for purposes of the Tax Act, the Non- Resident Holder may be subject to tax under the Tax Act in respect of any capital gain realized on disposition. In addition, if such Shares constitute taxable Canadian property and are not listed on a recognized stock exchange as defined in the Tax Act (which includes the TSXV) at the time of their disposition, the notification and withholding provisions of Section 116 of the Tax Act may apply to the Non-Resident Holder, in which case the Offeror (or a successor thereof, as applicable) may be required to deduct and withhold 25% from any payment made to the Non-Resident Holder and will remit such amount to the Receiver General of Canada on account of the Non-Resident Holder's liability for tax under the Tax Act.

A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders are urged to consult their own tax advisors in this regard, including any resulting Canadian tax reporting obligations.

Holding and Disposing of Offeror Common Shares

Dividends on Offeror Common Shares

Dividends paid or credited, or deemed to be paid or credited, on the Offeror Common Shares to a Non-Resident Holder will be subject to Canadian withholding tax at a rate of 25% of the gross amount of the dividend, unless the rate is reduced under the provisions of an applicable income tax treaty or convention. For example, under the Canada-U.S. Tax Treaty, a Non Resident Holder who is resident in the U.S. for purposes of the Canada-U.S. Tax Treaty and who is entitled to the benefits of such treaty will generally be subject to Canadian withholding tax at a rate of 15% of the gross amount of such dividends. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of the Offeror.

Disposition of Offeror Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gain realized on a disposition or deemed disposition of Offeror Common Shares, unless the Offeror Common Shares constitute taxable Canadian property to the Non-Resident Holder.

Generally, the Offeror Common Shares will not be taxable Canadian property to a Non-Resident Holder at a particular time provided that the Offeror Common Shares are listed at that time on a designated stock exchange as defined in the Tax Act (which includes the TSXV), unless at any time during the 60-month period that ends at that time:

(a)	one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder does not deal at arm's length, and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, has owned 25% or more of the issued shares of any class or series of shares of the Company, and

(b)	more than 50% of the fair market value of the Offeror Common Shares was derived directly or indirectly from one or any combination of: (i) real or immovable property situated in Canada, (ii) "Canadian resource properties" (as defined in the Tax Act), (iii) "timber resource properties" (as defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing property described in (i) to (iii) whether or not the property exists.

Pursuant to the provisions of the Tax Act, where a Share constitutes taxable Canadian property to a Non-Resident Holder, any Offeror Common Shares received by the Non-Resident Holder on the exchange of such Share for Offeror Common Shares utilizing the rollover available under Section 85.1 of the Tax Act will be deemed to constitute taxable Canadian property to the Non-Resident Holder for a period of 60 months. The result is that such Non-Resident Holder may be subject to tax under the Tax Act on future gains realized on a disposition of those Offeror Common Shares so long as the Offeror Common Shares constitute taxable Canadian property to the Non-Resident Holder.

A Non-Resident Holding who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs.

Non-Resident Holders whose Offeror Common Shares may constitute taxable Canadian property should consult their own advisors.

19.           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax consequences to Shareholders of their participation in the Offer and of ownership of Offeror Common Shares. This summary is based on certain assumptions with respect to the Company and the execution of the Offer, the Subsequent Acquisition Transaction and Compulsory Acquisition (taken together, the "exchange transaction"). This discussion only addresses "U.S. Holders" (as defined below) that hold their Shares and Offeror Common Shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the "Code") (generally, assets held for investment). This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of the holder's particular circumstances or to certain types of holders subject to special treatment under U.S. federal income tax Laws (such as insurance companies, tax-exempt organizations, partnerships or other pass-through entities, persons holding Shares or Offeror Common Shares as part of a hedging, integrated, conversion, wash sale or constructive sale transaction or a straddle, financial institutions, brokers, dealers in securities or currencies, traders that elect to mark-to-market their securities, persons that acquired Shares in connection with employment or other performance of services, persons that have a functional currency other than the U.S. dollar and persons who have ceased to be U.S. citizens or to be taxed as resident aliens). Furthermore, this discussion does not address the tax consequences to U.S. Holders that own or have owned, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of the Company or U.S. Holders that following the Offer or the exchange transaction will own, directly or by attribution, 5% or more, by voting power or value, of the outstanding equity interests of Offeror. In addition, this discussion does not consider the effect of the U.S. federal alternative minimum tax or any foreign, U.S. state, U.S. local or other tax Laws, or any other U.S. federal tax considerations (e.g., estate or gift tax) apart from the U.S. federal income tax considerations, that may be applicable to particular holders. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Shares (or after the exchange transaction, Offeror Common Shares) in connection with carrying on a business in Canada; (d) persons whose Shares (or after the exchange transaction, Offeror Common Shares) constitute "taxable Canadian property" under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Treaty. This discussion is based on the Code and applicable U.S. Treasury regulations, rulings, administrative pronouncements and judicial decisions thereunder and the Canada-U.S. Tax Treaty, in each case, as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect.

EACH SHAREHOLDER IS URGED TO CONSULT ITS U.S. TAX ADVISORS REGARDING THE POTENTIAL U.S. TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER AND OWNERSHIP OF OFFEROR COMMON SHARES, IN LIGHT OF SUCH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES, AS WELL AS THE CONSEQUENCES OF THE TAX LAWS OF ANY FOREIGN, STATE OR LOCAL TAXING JURISDICTION.

As used herein, a "U.S. Holder" means a beneficial owner of Shares or Offeror Common Shares that is: (i) an individual citizen or resident of the United States as determined for U.S. federal income tax purposes; (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the Laws of the United States, any State thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if (a) such trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes or (b) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

If an entity treated as a partnership for U.S. federal income tax purposes holds Shares or Offeror Common Shares, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Shares or Offeror Common Shares that are partnerships (and partners in such partnerships) are urged to consult their own U.S. tax advisors as to the consequences of the partnership participating in the Offer.

Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer

The Offeror intends for the exchange transaction to be treated as a reorganization within the meaning of Section 368(a) of the Code (a "reorganization"). The determination of whether the exchange transaction will qualify for such treatment depends on the resolution of complex issues and facts, some of which will not be known until the closing of the exchange transaction, and as a result, it is uncertain as to whether the exchange transaction will qualify as a tax-free reorganization or a fully taxable transaction. In addition, no ruling from the IRS nor an opinion of counsel concerning the U.S. federal income tax consequences of the exchange transaction has been obtained and none is expected to be requested. Thus, there can be no assurance that the exchange transaction will be treated as a reorganization and that the IRS will not challenge the tax consequences described herein.

Certain tax consequences for U.S. Holders if the exchange transaction qualifies as a reorganization

Assuming the exchange transaction qualifies as a reorganization, then, subject to the passive foreign investment company ("PFIC") rules discussed below, no gain or loss will generally be recognized on the exchange of Shares solely for Offeror Common Shares pursuant to the exchange transaction. Each U.S. Holder's aggregate tax basis in the Offeror Common Shares received will be the same as the aggregate tax basis in the Shares surrendered. The holding period of the Offeror Common Shares received by a U.S. Holder will include the holding period of the Shares surrendered. If a U.S. Holder has differing tax bases and/or holding periods with respect to the Shares, the U.S. Holder should consult with a U.S. tax advisor in order to identify the tax bases and/or holding periods of the Offeror Common Shares that the U.S. Holder receives. U.S. Holders may, however, be subject to tax in Canada as described in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations —Holders Not Resident in Canada".

Certain tax consequences for U.S. Holders if the exchange transaction does not qualify as a reorganization

If the exchange transaction fails to qualify as a reorganization, then, subject to the PFIC rules discussed below, a U.S. Holder will generally recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the U.S. dollar value of the amount realized (equal to the fair market value of Offeror Common Shares to which such U.S. Holder is entitled under the exchange transaction) and the U.S. Holder's tax basis, determined in U.S. dollars, in the Shares. Such capital gain will generally be long term capital gain, on which a non-corporate U.S. Holder is generally taxed at preferential rates, if the Shares were held for more than one year. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Additional Tax on Net Investment Income

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A holder's net investment income generally includes its dividend income and its net gains from the disposition of Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their U.S. tax advisors regarding the applicability of the net investment income tax to any gains recognized in respect of the Offer.

PFIC Rules

Certain adverse consequences could apply to a U.S. Holder upon exchange of Shares pursuant to the Offer if the Company is or was treated as a PFIC for any taxable year during which the U.S. Holder holds or held Shares. In general, the Company would be considered a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder holds or held Shares, after applying certain look through rules, either (a) at least 75% of the gross income of the Company for the taxable year is passive income or (b) at least 50% of the value, determined on the basis of a quarterly average, of the Company's gross assets is attributable to assets that produce or are held for the production of passive income. For this purpose, "gross income" generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources, "passive income" generally includes interest, dividends, rents, annuities, royalties unrelated to an active business and certain gains.

The Offeror has not undertaken to ascertain whether the Company is classified as a PFIC. Nevertheless, the determination of PFIC status is fundamentally factual in nature and depends on the application of complex U.S. federal income tax rules which are subject to differing interpretations. Consequently, no assurance can be provided that the Company is not and has not been classified as a PFIC.

If the Company is a PFIC for any taxable year during which a U.S. Holder holds the Shares, the PFIC rules may cause U.S. Holders to be subject to adverse tax consequences on the exchange of Shares for Offeror Common Shares and additional filing requirements even if the exchange transaction otherwise qualifies as a reorganization. U.S. Holders are urged to consult their own U.S. tax advisors regarding the application of PFIC rules to their participation in the Offer.

Certain U.S. Federal Income Tax Considerations for U.S. Holders Related to Ownership of Offeror Common Shares

Distributions on Offeror Common Shares

Subject to the PFIC rules discussed below, the gross amount of any dividend the Offeror pays to a U.S. Holder out of its accumulated earnings and profits (as determined for U.S. federal income tax purposes) is subject to U.S. federal income taxation. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a non-taxable return of capital to the extent of the U.S. Holder's basis in the Offeror Common Shares and thereafter as capital gain. However, the Offeror does not expect to calculate earnings and profits in accordance with U.S. federal income tax principles. Accordingly, a U.S. Holder should expect to generally treat any distributions the Offeror makes as dividends.

Dividends that constitute qualified dividend income will be taxable to a noncorporate U.S. Holder at the preferential rates applicable to long-term capital gains provided that certain holding period requirements are met. Dividends the Offeror pays with respect to Offeror Common Shares generally will be qualified dividend income, so long as the Offeror is eligible for the benefits of the Canada-U.S. Tax Treaty or the shares of the Offeror are readily tradable on an established securities market in the U.S.

A U.S. Holder must include any Canadian tax withheld from the dividend payment in this gross amount even though such holder does not in fact receive it. The dividend is taxable to a U.S. Holder when the U.S. Holder receives the dividend, actually or constructively. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution that a U.S. Holder must include in income will be the U.S. dollar value of the Canadian dollar payments made, determined at the spot Canadian/U. S. dollar rate on the date the dividend distribution is includible in the U.S. Holder's income, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the U.S. Holder includes the dividend payment in income to the date the holder converts the payment into U.S. dollars will be treated as ordinary income or loss and will not be eligible for the special tax rates applicable to qualified dividend income. The gain or loss generally will be income or loss from sources within the United States for foreign tax credit limitation purposes.

Subject to certain limitations, the Canadian tax withheld in accordance with the Canada-U.S. Tax Treaty and paid over to Canada will be creditable against the U.S. Holder's U.S. federal income tax liability or, at the U.S. Holder's election, deductible from gross income. Special rules apply in determining the foreign tax credit limitation with respect to dividends that are subject to the preferential tax rates. To the extent a refund of the tax withheld is available to a U.S. Holder under Canadian Law or under the Canada-U.S. Tax Treaty, the amount of tax withheld that is refundable will not be eligible for credit against the U.S. Holder's U.S. federal income tax liability.

Dividends will be income from sources outside the United States and will, depending on the U.S. Holder's circumstances, be either "passive" or "general" income for purposes of computing the foreign tax credit allowable to the U.S. Holder.

Sale or Other Disposition of Offeror Common Shares

Subject to the PFIC rules discussed below, a U.S. Holder that sells or otherwise disposes of Offeror Common Shares will recognize gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the cash plus the fair market value of any property that the U.S. Holder realizes and such holder's tax basis, determined in U.S. dollars, in the Offeror Common Shares. Such gain or loss will be capital gain or loss and will generally be long-term capital gain or loss if the Offeror Common Shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. The deductibility of capital losses is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

Net Investment Income Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" (or "undistributed net investment income" in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A holder's net investment income generally includes its dividend income and its net gains from the disposition of Offeror Common Shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts are urged to consult their U.S. tax advisors regarding the applicability of the net investment income tax to any gains in respect of their investment in the Offeror Common Shares.

PFIC Rules

The Offeror believes that Offeror Common Shares should not be treated as stock of a PFIC for U.S. federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. In general, the Offeror will be a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder holds Offeror Common Shares, after applying certain look through rules, either (i) at least 75% of the gross income of the Offeror for the taxable year is passive income or (ii) at least 50% of the value, determined on the basis of a quarterly average, of the Offeror's assets is attributable to assets that produce or are held for the production of passive income.

If the Offeror were to be treated as a PFIC, unless a holder of Offeror Common Shares elects to be taxed annually on a mark-to-market basis with respect to the Offeror Common Shares, gain realized on the sale or other disposition of Offeror Common Shares would in general not be treated as capital gain. Instead, a U.S. Holder would be treated as if such holder had realized such gain and certain "excess distributions" ratably over the holding period for the Offeror Common Shares and would generally be taxed at the highest tax rate in effect for each such year to which the gain was allocated, together with an interest charge in respect of the tax attributable to each such year. With certain exceptions, Offeror Common Shares will be treated as stock in a PFIC if the Offeror were a PFIC at any time during a holder's holding period in the Offeror Common Shares. Dividends received from the Offeror will not be eligible for the special tax rates applicable to qualified dividend income if the Offeror is a PFIC (or is treated as a PFIC with respect to a holder of Offeror Common Shares) either in the taxable year of the distribution or the preceding taxable year, but instead will be taxable at rates applicable to ordinary income.

Information With Respect to Foreign Financial Assets

Owners of "specified foreign financial assets" with an aggregate value in excess of U. S.$50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. "Specified foreign financial assets" may include financial accounts maintained by foreign financial institutions as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their U.S. tax advisors regarding the application of this reporting requirement to their ownership of Offeror Common Shares.

Backup Withholding and Information Reporting

Information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to non-corporate U.S. Holders within the United States, and the payment of proceeds to such holders from the sale of Offeror Common Shares effected at a U.S. office of a broker. Additionally, a U.S. Holder may also be subject to backup withholding at a current rate of 24% with respect to such payments unless the holder: (1) comes within certain exempt categories and demonstrates this fact; or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder may be asked to provide its correct taxpayer identification number and certify that it is not subject to backup withholding.

Backup withholding is not an additional tax. U.S. Holders generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed their income tax liability by filing a refund claim with the IRS.

20.           EXPERTS

The following are persons or companies whose profession or business gives authority to a statement made in this Circular as having prepared or certified a part of that document or report described in this Circular.

Interest of Qualified Person and Technical Reports

Certain scientific and technical information relating to the Offeror's mineral properties contained in this Circular and the documents incorporated by reference herein, is derived from, and in some instances is an extract from the NAK Technical Report prepared by Mark Bradley, P.Geo., who is a "qualified person" for the purposes of NI 43-101. The NAK Technical Report has been filed with the Canadian securities regulatory authorities and is available electronically on the SEDAR+ website located at www.sedarplus.ca under the Offeror's SEDAR+ profile. Reference should be made to the full text of the NAK Technical Report for a complete description of the assumptions, qualifications, references, reliances and procedures associated with the information in the NAK Technical Report.

Mark Bradley, P.Geo. has reviewed certain scientific and technical information relating to the NAK Project contained or incorporated by reference in this Circular or has supervised the preparation of information upon which such scientific and technical information is based as detailed in the NAK Technical Report.

Neither of the above-mentioned expert nor any director, officer, partner, or employee thereof, as applicable, received or has received a direct or indirect interest in property of the Offeror or of any of the Offeror's associates or affiliates. As at the date hereof, such persons, and the directors, officers, partners and employees, as applicable, of the expert beneficially own, directly or indirectly, in the aggregate, less than one percent (1%) of the securities of the Offeror and they did not receive any direct or indirect interest in any securities of the Offeror or of any associate or affiliate of the Offeror in connection with the preparation of such report. None of such persons, or any director, officer or employee, as applicable, of any such companies or partnerships, is currently expected to be elected, appointed or employed as a director, officer or employee of the Offeror or of any associate or affiliate of the Offeror.

Independent Auditors

McGovern Hurley LLP, Chartered Professional Accountants, provided an auditors report dated April 29, 2025 in respect of the Offeror's financial statements for the financial year ended December 31, 2024. McGovern Hurley LLP has advised that it is independent with respect to the Offeror within the meaning of the rules of Professional Conduct of Chartered Professional Accountants of Ontario.

21.           LEGAL MATTERS

The Offeror is being advised in respect of matters concerning the Offer by DLA Piper (Canada) LLP, in respect of Canadian legal matters, and DLA Piper LLP (US), in respect of United States legal matters.

22.           RISK FACTORS

Shareholders should carefully consider the following risk factors related to the Offer and the Offeror. In addition to the risks related to the Offer and the Offeror, the successful completion of the acquisition by the Offeror of all of the Shares is subject to certain risks, including as set out below. Such risks may not be the only risks applicable to the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely impact the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror.

Risk Factors Related to the Offer and the Offeror

The Offeror Common Shares issued in connection with the Offer may have a market value different than expected.

Under the Offer, Shareholders will receive 1.41 Offeror Common Shares for each of their Shares. This number of Offeror Common Shares per Share will not be adjusted to reflect any change in the market value of Offeror Common Shares that may occur prior to the time of the take up of Shares under the Offer. The market value of Offeror Common Shares may vary significantly from the market value at the dates referenced in the Offer and the Circular. For example, during the 12-month period ended on March 31, 2026, the trading price of Offeror Common Shares on the TSXV varied from a low of $0.395 to a high of $1.40 and closed on April 13, 2026, the last trading day prior to the date of the Offer, at $1.25. Variations may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of the Offeror, regulatory considerations, general market and economic conditions, and other factors over which the Offeror has no control.

If the Offer is completed, the market for Shares may be adversely affected, Shares may be delisted and the Company may cease to be a reporting issuer.

The purpose of the Offer is to enable the Offeror to acquire all of the outstanding Shares. Depending on the number of Shares the Offeror acquires under the Offer, the Offeror intends to acquire any Shares not tendered to the Offer pursuant to a Subsequent Acquisition Transaction, or if a sufficient number of Shares are tendered to the Offer, a Compulsory Acquisition; however, the Offeror may not be able to complete such a Subsequent Acquisition Transaction or Compulsory Acquisition quickly or at all. The purchase of any Shares by the Offeror pursuant to the Offer will reduce the number of Shares that might otherwise trade publicly, as well as the number of Shareholders, and, depending on the number of Shareholders participating in the Offer and the number of Shares deposited by such Shareholders, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Shares held by the public. After the purchase of the Shares under the Offer, the Offeror may be able to cause the Company to eliminate any public reporting obligations of the Company under applicable Securities Laws in any province of Canada or any other jurisdiction in which it has an insignificant number of shareholders. The rules and regulations of the TSXV establish certain criteria that, if not met, could lead to the delisting of the Shares from the TSXV. Although it is possible that the Shares could be traded on other securities exchanges or in the over-the-counter market, and the price quotations would be reported by such exchanges or by other sources, there can be no assurance that any such trading or quotations will occur. In addition, the extent of the public market for the Shares and the availability of such quotations would depend upon the number of holders and/or the aggregate market value of the Shares remaining at such time and the interest in maintaining a market in the Shares on the part of securities firms. The Offeror intends to cause the Company to apply to delist the Shares from the TSXV and to remove the Shares from quotation on the OTC Market as soon as practicable after the successful completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction.

If the Shares are delisted and the Company ceases to be a "public corporation" for the purposes of the Tax Act, Shares cease to be qualified investments for trusts governed a DPSP, a RRSP, a RRIF, a RESP, a RDSP, a FHSA or a TFSA. Delisting can also have adverse tax consequences to Non-Resident Holders, as described in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations".

The issuance of Offeror Common Shares as consideration under the Offer and a resulting "market overhang" could adversely affect the market price of the Offeror Common Shares after the take up of Shares under the Offer.

If all of the 16,816,969 Shares that are issued and outstanding immediately prior to the date of the Offer (according to the latest information available on the website of the TSXV) are tendered to the Offer, up to an estimated additional 23,711,926 Offeror Common Shares will be available for trading in the public market based on the current Offer Consideration and the Offeror's estimate of the number of Shares that will be issued and outstanding at the time that the Offeror takes up and pays for the Shares (including expectations respecting the treatment of outstanding Convertible Securities). The overall increase in the number of Offeror Common Shares may lead to sales of such Offeror Common Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Offeror Common Shares. The perceived risk of substantial sales of Offeror Common Shares, as well as any actual sales of such Offeror Common Shares in the public market, could adversely affect the market price of the Offeror Common Shares.

The acquisition of all of the outstanding Shares might not be completed successfully without the possibility of Shareholders exercising dissent rights in connection with a Compulsory Acquisition or a Subsequent Acquisition Transaction.

In order for the Offeror to acquire all of the issued and outstanding Shares, it will likely be necessary, following the completion of the Offer, to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction. A Compulsory Acquisition will result in a Shareholder having the right to apply to the Court to set the price and terms of payment for their Shares. If such an application to Court is successful, it could lead to a judicial determination that payment for a Shareholder's Shares be paid in cash rather than in the form of the Offer Consideration to be paid pursuant to the Offer. A Subsequent Acquisition Transaction may result in Shareholders having the right to dissent and demand payment of the fair value of their Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such dissenting Shareholders for their Shares which would be paid in cash rather than in the form of the Offer Consideration to be paid pursuant to the Offer. There is no assurance that a Compulsory Acquisition or Subsequent Acquisition Transaction can be completed without Shareholders making applications to Court or exercising dissent rights in respect of a substantial number of Shares, which could result in the requirement to make a substantial cash payment that could have an adverse effect on the Offeror's financial position and liquidity.

The tax consequences to a Shareholder under a Compulsory Acquisition or Subsequent Acquisition Transaction may differ materially from the tax consequences to a Shareholder under the Offer. See Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations", and Section 19 of the Circular, "Certain United States Federal Income Tax Considerations".

After consummation of the Offer, the Offeror's interest could differ from that of the remaining minority Shareholders.

After the consummation of the Offer, the Offeror intends to exercise its statutory right, if available, to acquire all of the Shares not deposited under the Offer by way of a Compulsory Acquisition or, if such statutory right of acquisition is not available or the Offeror elects not to pursue such a Compulsory Acquisition, to integrate the Company and the Offeror by Subsequent Acquisition Transaction for the purpose of enabling the Offeror or an affiliate to acquire all Shares not acquired under the Offer. In any of these contexts, the Offeror's interests with respect to the Company may differ from, and conflict with, those of any remaining minority Shareholders.

The Offer is conditional upon, among other things, the receipt of consents and approvals from governments, regulatory authorities and additional third parties that could delay completion of the Offer.

In addition to various risks identified under the heading "Forward-Looking Statements", completion of the Offer is subject to satisfaction or waiver of a number of conditions, certain of which are outside the control of the Offeror, including: (i) Shareholders tendering a sufficient number of Shares to the Offer; and (ii) the Offeror obtaining the Regulatory Approvals. There is no certainty, nor can the Offeror provide any assurance, that the conditions of the Offer will be satisfied on a timely basis or at all. A substantial delay in satisfying such conditions or the imposition of unfavourable terms or conditions in the Regulatory Approvals could have an adverse effect on the business, financial condition or results of operations and financial condition of the Company and the Offeror on a combined basis.

Change of control provisions in the Company's agreements triggered upon the acquisition of the Company may lead to adverse consequences.

The Company may be a party to agreements that contain change of control provisions that may be triggered following successful completion of the Offer, since the Offeror would then hold Shares representing a majority of the voting rights of the Company. The operation of these change of control provisions, if triggered, could result in unanticipated expenses and/or cash payments following the consummation of the Offer or adversely affect the Company's results of operations and financial condition or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis. Unless these change of control provisions are waived by the other party to any such agreements, the operation of any of these provisions could adversely affect the results of operations and financial condition of the Company or, following the completion of any Compulsory Acquisition or Subsequent Acquisition Transaction, the results of operations and financial condition of the Company and the Offeror on a combined basis.

The Offeror has been unable to independently verify the accuracy and completeness of the Company information in the Offer and Circular.

The Offeror has not had access to the Company's detailed accounting records, reserves reports or other non-public books and records. The Offeror has not been able to independently assess or verify the information in the Company's publicly filed documents, including its financial statements disclosure, which is only current up to October 31, 2025. As a result, all historical information regarding the Company contained herein, including all of the Company financial information, has been derived, by necessity, from the Company's currently available public reports and securities filings. Any inaccuracy or material omission in the Company's publicly available information, including the information about or relating to the Company contained in the Offer, could result in unanticipated liabilities or expenses, increase the cost of integrating the two companies, or adversely affect the operational plans of the combined entity and its results of operations and financial condition.

The Offeror may not realize all of the anticipated benefits and synergies from the completion of the transaction.

The Offer has been made with the expectation that its successful completion will result in certain synergies and costs savings. These anticipated benefits will depend in part on whether the operations of the Company and the Offeror can be integrated in an efficient and effective manner and the timing and manner of completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, if any. The integration of the two companies may present challenges to management of the Offeror, and the Offeror may encounter unanticipated delays, liabilities and costs. If the Offeror does not acquire at least 66 2/3% of the Shares and cannot or does not complete a Compulsory Acquisition or Subsequent Acquisition Transaction, it will not be able to fully and efficiently integrate the Company into its business. There can be no assurance that the operational or other synergies that the Offeror anticipates to realize in the combined entity will be ultimately realized, or that the integration of the two companies' operations will be timely or effectively accomplished, or will ultimately result in cost reductions.

The unaudited pro forma financial statements may not be an indication of the Offeror's financial condition, results of operations or performance following completion of the Offer.

The unaudited pro forma consolidated financial statements and other combined operational information contained in this Offer and Circular are presented for illustrative purposes only and may not be an indication of the Offeror's financial condition or results of operations following completion of the Offer for several reasons. For example, the unaudited pro forma consolidated financial statements and other combined operational information have been derived from the respective historical financial statements of the Offeror and the Company and certain adjustments and assumptions have been made. The information upon which these adjustments and assumptions have been made is historical, preliminary and subject to change and adjustments and assumptions of this nature are difficult to make with complete accuracy. Moreover, the unaudited pro forma consolidated financial statements do not reflect all benefits that are expected to be realized, and all costs that are expected to be incurred, in connection with the Offer. For example, the impact of any incremental costs incurred, or synergies realized, in integrating the Offeror and the Company is not reflected in the unaudited pro forma consolidated financial statements. In addition, the assumptions used in preparing the pro forma consolidated financial information and other combined operational information may not prove to be accurate, and other factors may affect the Offeror's financial condition, results of operations or performance following completion of the Offer. The price of Offeror Common Shares may be adversely affected if the actual results of the Offeror following completion of the Offer differ from the pro forma consolidated financial information or other combined operational information contained in this Offer and Circular. See "Forward-Looking Statements".

Risk Factors Related to the Offeror

See "Risk Factors" in Appendix A — "Information Regarding American Eagle".

23.           DEALER MANAGER AND SOLICITING DEALER GROUP

SCP Resource Finance LP has been engaged to act as financial advisor to the Offeror in connection with the Offer and Shorecrest has been engaged to act as the Depositary and Information Agent.

Other than compensation payable to SCP Resource Finance LP and Shorecrest, the Offeror has not agreed to pay any fees or commission to any stockbroker, dealer or other person for soliciting tenders or deposits of Shares under the Offer; provided that the Offeror may make arrangements with soliciting dealers, dealer managers or information agents, either within or outside of Canada for customary compensation during the Offer if it considers it appropriate to do so.

24.           INFORMATION AGENT AND DEPOSITARY

As the Depositary and Information Agent, Shorecrest may contact Shareholders by mail, telephone, other electronic means or in person and may request investment dealers, brokers, banks, trust companies and other nominees to forward materials relating to the Offer to beneficial owners of Shares. Shorecrest will also: (i) receive deposits of certificates representing Shares and accompanying Letters of Transmittal at the office specified in the Letters of Transmittal, facilitate book-entry only transfers of Shares tendered under the Offer and receive Notices of Guaranteed Delivery; (ii) be responsible for giving certain notices, if required, and disbursing payment for Shares purchased by the Offeror under the Offer; and (iii) assist with Shareholder identification and communication in respect of the Offer. Shorecrest, as the Depositary and Information Agent, will receive reasonable and customary compensation from the Offeror for its services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection with the Offer.

Questions and requests for assistance concerning the Offer may be directed to the Depositary and Information Agent (Shorecrest) at 1-888-637-5789 (Toll Free in North America), or at 647-931-7454 (Outside North America), or by e-mail at contact@shorecrestgroup.com. Additional copies of this document and related materials may be obtained without charge on request from the Depositary and Information Agent at its office specified on the back page of this document. Copies of this document and related materials may also be found on SEDAR+ at www.sedarplus.ca, and on the Offeror's website at www.americaneaglegold.ca.

Except as expressly set forth in the Offer and Circular, no investment dealer, broker, bank, trust company and other nominee shall be deemed to be an agent of the Offeror or the Depositary and Information Agent for the purposes of the Offer.

25.           OFFEREES' STATUTORY RIGHTS

Securities legislation in the provinces and territories of Canada provides Shareholders with, in addition to any other rights they may have at Law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or a notice that is required to be delivered to those Shareholders. However, such rights must be exercised within prescribed time limits. Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

Such rights may in certain cases need to be exercised through CDS or DTC on behalf of a Shareholder. Shareholders should accordingly also contact their broker or other nominee for assistance as required.

26.           DIRECTORS' APPROVAL

The contents of the Offer and the Circular have been unanimously approved and the sending thereof to the Shareholders and the holders of Convertible Securities has been authorized by the Offeror Board.

GLOSSARY

In the accompanying Summary, Offer, Circular and Appendix A, unless the context otherwise requires or unless defined elsewhere herein, the following terms have the meanings set forth below:

"affiliate" includes any person or entity that constitutes an affiliate under the BCBCA and otherwise includes any person or entity that constitutes an affiliate within the meaning given to it in NI 62-104;

"allowable capital loss" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of Shares Pursuant to the Offer — Taxation of Capital Gains and Capital Losses";

"Alternative Transaction" means, for the Company:

(a)	an amalgamation, merger, arrangement, consolidation, or any other transaction of the Company, or an amendment to the terms of a class of equity securities of the Company, as a consequence of which the interest of a holder of Shares may be terminated without the Shareholder's consent, regardless of whether the Share is replaced with another security, but does not include:

(i)	a consolidation of securities that does not have the effect of terminating the interests of Shareholders in Shares without their consent, except to an extent that is nominal in the circumstances,

(ii)	a circumstance in which the Company may terminate a Shareholder's interest in the Shares, under the terms attached to the Shares, for the purpose of enforcing an ownership or voting constraint that is necessary to enable the issuer to comply with legislation, lawfully engage in a particular activity or have a specified level of Canadian ownership, or

(iii)	a transaction solely between or among the Company and one or more subsidiaries of the Company, or

(b)	a sale, lease or exchange of all or substantially all the property of the Company if the sale, lease or exchange is not in the ordinary course of business of the issuer, but does not include a sale, lease or exchange solely between or among the Company and one or more Subsidiaries of the Company;

"associate" has the meaning ascribed thereto in NI 62-104;

"ATOP" means DTC's Automated Tender Offer Program;

"BCBCA" means the Business Corporations Act (British Columbia), as amended;

"Book-Entry Confirmation" means confirmation of a book-entry transfer of a Shareholder's Shares into the Depositary and Information Agent's account at CDS or DTC, as applicable;

"business combination" has the meaning ascribed thereto in MI 61-101;

"Business Day" means a day other than a Saturday, Sunday or a statutory or civic holiday observed in Ontario or British Columbia;

"Canada-U.S. Tax Treaty" means the Canada-U.S. Income Tax Convention (1980), as amended;

"CDS" means CDS Clearing and Depository Services Inc., or its nominee, which is, at the date hereof, CDS & Co.;

"CDS Participant" means a direct or indirect participant of CDS;

"CDSX" means the CDS online tendering system pursuant to which book-entry transfers may be effected;

"Circular" means the take-over bid circular accompanying the Offer and forming a part thereof;

"CIRO" means the Canadian Investment Regulatory Organization;

"Code" has the meaning ascribed thereto in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations";

"Company" or "Pacific Booker" means Pacific Booker Minerals Inc.;

"Company Board" means the board of directors of the Company;

"Compelled Acquisition" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compelled Acquisition";

"Compensation Securities" includes stock options, convertible securities, exchangeable securities and similar instruments including stock appreciation rights, deferred share units and restricted stock units granted or issued by the company or one of its subsidiaries for services provided or to be provided, directly or indirectly, to the company or any of its subsidiaries;

"Compulsory Acquisition" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compulsory Acquisition";

"Convertible Securities" means convertible securities of the Company exercisable for or convertible into Shares, including Options;

"Court" means the Supreme Court of British Columbia;

"CRA" means the Canada Revenue Agency;

"De Minimis Exemption" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Securities Law Requirements for Business Combinations";

"deposit period news release" means a news release issued by the Company in respect of a proposed or commenced take-over bid for the Shares and stating an initial deposit period for the bid of not more than 105 days and not less than 35 days, expressed as a number of days from the date of the bid;

"Depositary and Information Agent" means Shorecrest, or such other Person as the Offeror may retain to act as a depositary and/or an information agent in relation to the Offer;

"Deposited Shares" has the meaning ascribed thereto in Section 3 of the Offer, "Manner of Acceptance —Dividends and Distributions";

"Direct Exchange" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada — Disposition of Shares Pursuant to the Offer";

"Dissenting Offeree" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compulsory Acquisition";

"Distributions" has the meaning ascribed thereto in Section 3 of the Offer, "Manner of Acceptance — Dividends and Distributions";

"DRS Advice" has the meaning ascribed thereto in Section 6 of the Offer, "Take Up and Payment for Deposited Shares";

"DTC" means The Depository Trust Company or its nominee;

"DPSP" means a "deferred profit sharing plan" as defined in the Tax Act;

"Eligible Institution" means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually participating organizations in a recognized stock exchange in Canada and/or the United States, members of CIRO, members of the National Association of Securities Dealers or banks and trust companies in the United States;

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended;

"exchange transaction" has the meaning ascribed thereto in Section 19 of the Circular, "Certain United States Income Tax Considerations";

"Expiry Date" means July 29, 2026 or such later date or dates as may be fixed by the Offeror from time to time as provided under Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer";

"Expiry Time" means 5:00 p.m. (Toronto Time) on the Expiry Date or such other time or times on the Expiry Date as may be fixed by the Offeror from time to time as provided under Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer";

"FHSA" means a "first home savings account" as defined in the Tax Act;

"forward-looking statements" has the meaning ascribed thereto in on the cover page of the Offer and Circular, "Forward-Looking Statements";

"fully-diluted basis" means, with respect to the number of Shares at any time, the number of Shares that would be outstanding assuming all Convertible Securities and any other rights to receive Shares outstanding at that time (whether or not yet exercisable or convertible) had been exercised or converted in accordance with their terms as publicly disclosed by the Company;

"Governmental Entity" means any: (a) multinational, federal, provincial, territory, state, regional, municipal, local or other government or any governmental or public depart rent, central bank, court, tribunal, arbitral body, commission, commissioner, board, bureau, ministry or agency; (b) subdivision, agent, commission, board or authority of any of the foregoing; (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing; or (d) the TSXV, as applicable;

"Holder" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations";

"IFRS" means International Financial Reporting Standards as adopted by the International Accounting Standards Board;

"including" means including without limitation;

"Independent Committee Exemption" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Securities Law Requirements for Business Combinations";

"initial deposit period" means the period, including, without limitation, any extension, during which securities may be deposited under a take-over bid but does not include the Mandatory Extension Period or any optional extension periods, which initial deposit period will be 105 days as it may be shortened in accordance with applicable Laws;

"IRS" means the U.S. Internal Revenue Service;

"Laws" means all laws, by-laws, statutes, rules, regulations, principles of law, orders, ordinances, protocols, codes, guidelines, policies, instruments, notices, directions and judgments or other requirements and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity and the term "applicable" with respect to such Laws and in a context that refers to one or more persons, means such Laws as are applicable to such persons or its business, undertaking, property or securities and emanate from a Governmental Entity having jurisdiction over the person or persons or its or their business, undertaking, property or securities;

"Letter of Transmittal" means the letter of transmittal for holders of Shares in the form accompanying the Offer and Circular;

"Mandatory Extension Period" has the meaning ascribed thereto in Section 5 of the Offer, "Extension, Acceleration and Variation of the Offer — Mandatory Extension Period";

"Material Adverse Effect" means any condition, event, circumstance, change, development, occurrence or state of facts: (a) in the business, assets, operations, capitalization, properties, condition (financial or otherwise), prospects, equity or debt ownership, results of operations, cash flows, articles, by-laws or other constating documents, licenses, permits, rights or privileges or liabilities (including, without limitation, any contingent liabilities that may arise through outstanding, pending or threatened in writing litigation or otherwise), whether contractual or otherwise, of the Company or its subsidiaries which, when considered either individually or in the aggregate, is or may be materially adverse to the Company and its subsidiaries (on a consolidated basis) or, where applicable, the Offeror and its subsidiaries (on a consolidated basis); or (b) which, when considered either individually or in the aggregate, would be expected to reduce the anticipated economic value to the Offeror of the acquisition of the Shares or make it inadvisable for or impair the ability of the Offeror to proceed with the Offer and/or to take up and pay for Shares deposited under the Offer and/or the consummation of a Compulsory Acquisition or Subsequent Acquisition Transaction or which, if the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction were consummated, would be materially adverse to the Offeror or any of its affiliates or which would limit, restrict or impose limitations or conditions on the ability of the Offeror to own, operate or effect control over any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Company or its subsidiaries or would compel the Offeror or its affiliates to dispose of or hold separate any material portion of the business or assets of the Offeror or its affiliates;

"MI 61-101" means Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions, as amended or replaced from time to time;

"Minimum Tender Condition" has the meaning ascribed thereto in Section 4 of the Offer, "Conditions of the Offer";

"Morrison Project" has the meaning ascribed thereto in Section 2 of the Circular, "The Company";

"NAK Project" has the meaning ascribed thereto in Section 1 of the Circular, "The Offeror";

"NAK Technical Report" has the meaning ascribed thereto in Appendix A — "Information Regarding American Eagle";

"Named Executive Officer" or "NEO" means (a) each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief executive officer (CEO), including an individual performing functions similar to a CEO; (b) each individual who, in respect of the Corporation, during any part of the most recently completed financial year, served as chief financial officer (CFO), including an individual performing functions similar to a CFO; (c) in respect of the Corporation and its subsidiaries, the most highly compensated executive officer other than the individuals identified in paragraphs (a) and (b) at the end of the most recently completed financial year whose total compensation was more than $150,000; (d) each individual who would be a NEO under paragraph (c) but for the fact that the individual was not an executive officer of the Corporation, and was not acting in a similar capacity, at the end of that financial year;

"NI 43-101" means Canadian Securities Administrators' National Instrument 43-101 - Standards of Disclosure for Mineral Projects;

"NI 62-104" means National Instrument 62-104 — Take-Over Bids and Issuer Bids, as amended or replaced from time to time;

"Non-Resident Holder" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations — Holders Not Resident in Canada";

"Notice of Guaranteed Delivery" means the notice of guaranteed delivery in the form accompanying the Offer and Circular;

"OBCA" means the Business Corporations Act (Ontario), as amended;

"Offer" means the Offeror's offer to purchase, on and subject to the terms and conditions set forth in the Offer and the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, each as may be amended and supplemented from time to time, all of the issued and outstanding Shares, including any Shares that may become issued and outstanding after the date hereof but prior to the Expiry Time;

"Offer and Circular" means, together, the Offer and the Circular;

"Offer Consideration" means, in respect of each Share, 1.41 Offeror Common Shares;

"Offeror" or "American Eagle" means American Eagle Gold Corp.;

"Offeror Board" and "American Eagle Board" means the board of directors of the Offeror;

"Offeror Common Shares" means common shares in the capital of the Offeror;

"Offeror Options" means options to purchase Offeror Common Shares granted under the Offeror Stock Option Plan;

"Offeror Shareholders" means the holders of Offeror Common Shares;

"Offeror Stock Option Plan" means the stock option plan of American Eagle, as amended and restated from time to time;

"Offeror's Notice" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Compulsory Acquisition";

"Options" means stock options to purchase Shares issued pursuant to the Pacific Booker Option Plan;

"ordinary course" means, with respect to an action taken by the Company or any of its Subsidiaries, that such action is taken in the ordinary course of the normal operations of the Company or such Subsidiary;

"OTC Market" means the OTC Pink Current Market with respect to the Shares and the OTCQB Venture Market with respect to the Offeror Common Shares;

"Pacific Booker Option Plan" means Pacific Booker's stock option plan;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"PFIC" has the meaning ascribed thereto in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer — Certain tax consequences for U.S. Holders if the exchange transaction qualifies as a reorganization";

"Purchased Securities" has the meaning ascribed thereto in Section 3 of the Offer, "Manner of Acceptance —Power of Attorney";

"Registration Statement" has the meaning ascribed thereto under the heading "Notice to Shareholders in the United States";

"Regulatory Approvals" means any consent, waiver, permit, permission, exemption, review, order, decision or approval of, or any registration and filing with or withdrawal of any objection or successful conclusion of any litigation brought by or before, any Governmental Entity, or the expiry, waiver or termination of any waiting or suspensory period imposed by Law or a Governmental Entity or pursuant to a written agreement between the Offeror and a Governmental Entity to refrain from consummating the Offer, in each case (a) required or advisable under Laws in connection with the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, (b) to issue and list the Offeror Common Shares issued under to the Offer on the TSXV, or (c) to prevent or avoid the occurrence of any Material Adverse Effect as a result of the consummation of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction;

"reorganization" has the meaning ascribed thereto in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations — Certain U.S. Federal Income Tax Considerations for U.S. Holders Participating in the Offer";

"Resident Holder" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations — Holders Resident in Canada";

"RDSP" means a "registered disability savings plan" as defined in the Tax Act;

"RESP" means a "registered education savings plan" as defined in the Tax Act;

"RRIFs" means "registered retirement income funds" as defined in the Tax Act;

"RRSPs" means "registered retirement savings plans" as defined in the Tax Act;

"SEC" means the United States Securities and Exchange Commission;

"Securities Act" means the Securities Act (Ontario);

"Securities Laws" means the Securities Act and all other applicable securities Laws, including U.S. securities Laws;

"Securities Regulatory Authorities" means the applicable securities commission or regulatory authority in each province and territory of Canada;

"SEDAR+" means the System for Electronic Data Analysis and Retrieval+, a filing system developed for the Securities Regulatory Authorities and accessible at www.sedarplus.ca;

"Shareholders" means the holders of Shares, and "Shareholder" means any one of them;

"Shares" means common shares in the capital of the Company;

"Shorecrest" means Shorecrest Group Ltd., the Depositary and Information Agent;

"Statutory Minimum Condition" has the meaning ascribed thereto in Section 4 of the Offer, "Conditions of the Offer";

"Stock Exchange Approval" means the conditional approval of the TSXV for the listing of the Offeror Common Shares to be issued in connection with the taking up of the Offer, subject only to the Offeror providing the TSXV such required documentation as is customary in the circumstances;

"Subsequent Acquisition Transaction" has the meaning ascribed thereto in Section 17 of the Circular, "Acquisition of Shares Not Deposited Under the Offer — Subsequent Acquisition Transaction";

"subsidiary" has the meaning ascribed thereto in the BCBCA;

"Tax Act" means the Income Tax Act (Canada), as amended from time to time, and the regulations promulgated thereunder;

"Tax Proposals" has the meaning ascribed thereto in Section 18 of the Circular, "Certain Canadian Federal Income Tax Considerations";

"Tender Offer Statement" has the meaning ascribed thereto under the heading "Notice to Shareholders in the United States";

"TFSA" means a "tax-free savings account" as defined in the Tax Act;

"TSXV" means the TSX Venture Exchange;

"U.S. Holder" has the meaning ascribed thereto in Section 19 of the Circular, "Certain United States Federal Income Tax Considerations";

"U.S. Securities Act" means the United States Securities Act of 1933, as amended;

"United States" and "U.S." each mean the United States of America, its territories and possessions, any state of the United States and the District of Columbia; and

"VWAP" means the volume weighted average market price.

CERTIFICATE OF AMERICAN EAGLE GOLD CORP.

Dated: April 14, 2026

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

(Signed) "Anthony Moreau"	(Signed) "Joel Friedman"
Anthony Moreau	Joel Friedman
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors of American Eagle Gold Corp.

(Signed) "Stephen Stewart"	(Signed) "Gordon Stothart"
Stephen Stewart	Gordon Stothart
Director	Director

C-1

APPENDIX A

INFORMATION REGARDING AMERICAN EAGLE

The following information regarding the Offeror should be read in conjunction with the information concerning the Offeror appearing elsewhere in the Circular and Appendices.

Defined Terms

Unless the context indicates otherwise, capitalized terms which are used in this Appendix A and not otherwise defined in this Appendix A have the meanings given to such terms under the heading "Glossary" in the Circular.

Forward-Looking Statements

This Appendix A contains or incorporates by reference forward-looking statements and forward-looking information within the meaning of applicable Securities Laws, which are based on expectations, estimates and projections as of the date hereof. This forward-looking information includes, or may be based upon, without limitation, estimates, forecasts and statements as to management's expectations with respect to, among other things, the Offeror's historical trends, current conditions, future operations, proposed exploration activities or other development plans at the Offeror's properties; the anticipated exploration, drilling, development and other activities of the Offeror and the result of such activities; the timing and amount of funding required to execute the Offeror's exploration and business plans; anticipated capital and exploration expenditures; the ability of exploration work (including drilling and drilling results) to accurately predict mineralization; the type of drilling included in the Offeror's drill program; the ability to generate additional drill targets; the discovery of new mineralized zones; the timing and ability (if at all) for the Offeror to develop mineral resource estimates at any of its properties; category conversion; the Offeror's ability to sustain and enhance shareholder value; potential mineralization; the ability to realize upon any mineralization in a manner that is economic; the capital resources available to the Offeror; the ability for further work to define, expand or upgrade mineral resources at the Offeror's properties; the expectation that the Offeror's contractual partners will continue to exercise their contractual rights and fund exploration on such projects; the effect on the Offeror of any changes to existing legislation or policy; government regulation of exploration, development and mining operations; the length of time required to obtain permits, certifications and approvals; the ability for the Offeror to obtain consent or third-party approvals in order to enter into or complete agreements or transactions; the potential impact of the Offeror's projects in local communities and the social acceptability of the projects; the success of exploration, development and mining activities; the geology of the Offeror's properties; sustainability and environmental impacts of operations at the Offeror's properties; environmental risks; the availability of labour; the focus of the Offeror in the future; the future payment by the Offeror of dividends; progress in development of mineral properties; the ability of the Offeror to complete its exploration and development objectives for the Offeror's properties, including the timing and ability of the Offeror, if at all, to complete its future drill programs as described herein; future mining activities; the Offeror's ability to raise funding privately or on a public market in the future; the Offeror's future growth; results of operations and performance; and business prospects and opportunities.

Wherever possible, words such as "anticipate", "believe", "expect", "intend", "may", "plan" and similar expressions have been used to identify such forward-looking information. Forward-looking information is based on the opinions and estimates of management at the date the information is given, and on information available to management at such time. Forward-looking information involves significant risks, uncertainties, assumptions and other factors that could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking information. These factors, including, but not limited to, those factors discussed in this Appendix A under "Risk Factors", include: the Offeror having no history of mineral production; the Offeror having negative operating cash flow and its dependence on third-party financing for operations; fluctuations in the price of gold and cooper which may affect the Offeror's profitability and long-term viability; risks associated with the nature of mineral exploration and development including that there can be no certainty that mineral deposits containing mineral reserves will be discovered or that when discovered, such reserves will be economically viable; risks associated with option and joint venture agreements including risks associated with the performance of their obligations by third party optionees or joint venture partners; regulatory and international trade risks; risks associated with title to mineral properties; risks associated with acquisitions; risks associated with mining operations including permitting risks, availability of infrastructure and personnel; economic risks associated with mineral exploration and development; risks associated with pending assay results; Indigenous and aboriginal relations and title matters; risks in community relations and relationships with non-governmental organizations and other third parties, including the ability of the Offeror to obtain their approvals, as necessary; health, safety, and environmental hazards; risks associated with the Offeror being a publicly listed entity on the TSXV including with respect to the risk for future dilution, price volatility; risks associated with conflicts including wars; conflicts of interest; insurance risks; competition; tax; litigation; information technology and cyber security; global financial conditions; risks associated with uncertainty relating to mineral resources and its estimation; surface rights risks; dependence on key personnel; dependence on outside parties; infectious diseases; internal controls; and the other risks and uncertainties discussed in the Offeror's management's discussion and analysis for the fiscal year ended December 31, 2024, a copy of which is attached hereto as Appendix B and should be considered carefully. Many of these uncertainties and contingencies can affect the Offeror's actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Offeror. Prospective investors should not place undue reliance on any forward-looking information. Although the forward-looking information contained in this Appendix A is based upon what management believes, or believed at the time, to be reasonable assumptions, there can be no assurance that actual results will be consistent with such forward-looking information, as there may be other factors that cause results not to be as anticipated, estimated or intended. Neither the Offeror nor any other person assumes responsibility for the accuracy and completeness of any such forward-looking information. The Offeror does not undertake, and assumes no obligation, to update or revise any such forward-looking statements or forward-looking information contained herein to reflect new events or circumstances, except as may be required by securities laws..

For additional information on the forward-looking statements contained in this Appendix A and the Circular, see the information included under the heading "Forward-Looking Statements" in the Circular.

Corporate Structure

See Section 1 of the Circular, "The Offeror – Corporate Structure".

General Development of the Business of the Offeror

The Offeror is a mining exploration company focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK Project located in central British Columbia, Canada.

The NAK Project lies within the Babine copper-gold porphyry district of central British Columbia. It has excellent infrastructure through all-season roads and is close to the towns of Smithers, Houston, and Burns Lake, B.C., which lie along a major rail line and Provincial Highway 16. Historical drilling and geophysical, geological, and geochemical work at NAK, which began in the 1960's, tested only to shallow depths. Still, the work revealed a very large near-surface copper-gold system that measures over 1.5 km x 1.5 km. Drilling completed by American Eagle in 2022, 2023, and 2024 returned significant intervals of high-grade copper-gold mineralization that reached beyond and much deeper than the historical drilling, indicating that zones of near-surface and deeper mineralization, locally with considerably higher grades, exist within the broader NAK property mineralizing system. American Eagle completed an aggressive 31,500 metre drill program in 2025 that significantly expanded the mineral footprint, increased the size of the main high grade zone and found other areas of high grade. The 2026 exploration season is to commence in April and will be the largest and most ambitious ever undertaken in the region, with more than 50,000 metres planned over the next year to expand known zones and test for additional high-grade centres that the Company believe remain to be discovered.

The Offeror has $55 million in cash on its balance sheet and benefits from its four key shareholders, which includes major mining companies Teck Resources Limited and South32 Ltd., and large strategic investors Eric Sprott and Ore Group.

See also "The Offeror's Mineral Property" below.

Two-Year History

The following is a summary of the significant disclosures affecting the development of the Offeror's business over the last two years and to date in this current fiscal, summarized by fiscal period.

Fiscal year ended December 31, 2023

On January 23, 2023, the Offeror closed a non-brokered private placement of an aggregate 10.0 million units at a price of C$0.20 per unit for aggregate gross proceeds of approximately $2.01 million. Each unit comprised one Offeror Common Share and one-half of one Offeror Common Share purchase warrant, with each whole warrant exercisable at C$0.30 at any time on or before January 23, 2025. The net proceeds were intended to advance the exploration of the NAK Project and for general corporate purposes.

On April 4, 2023, the Offeror qualified for trading on the OTCQB Venture Market in the United States under the symbol 'AMEGF'.

In May 2023, the Offeror completed a $2.95 million financing which resulted in Teck Resources Limited ("Teck") becoming a strategic shareholder, owning 14.4 million Offeror Common Shares or approximately 15% of the Offeror on a non-diluted basis. Teck's strategic investment was made through a structured charity flow-through financing on a private placement basis. In connection with the investment, so long as Teck's ownership in the Offeror remained greater than 5.0% of the Offeror's issued and outstanding Offeror Common Shares on a non-diluted basis, American Eagle granted Teck certain investor rights, including an equity participation right to maintain its pro-rata ownership and certain information rights relating to the NAK Project. No warrants or finders' fees were issued in connection with the transaction.

On August 2, 2023, the Offeror granted 3,600,000 Offeror Options to certain directors, officers, and consultants of the Offeror, exercisable at C$0.30 per share for five years from the date of grant, vesting one year from the date of grant and subject to regulatory policies and approvals.

On September 7, 2023, the Offeror completed a private placement for $2.67 million which resulted in Teck increasing its ownership in the Offeror to 19.9%. The Offeror issued 5,940,000 Offeror Common Shares on a structured charity flow-through basis at a price of $0.45 per share, with Teck being the ultimate purchaser. No warrants or finders' fees were issued in connection with the transaction.

On November 9, 2023, the Offeror exercised its option to re-acquire a 20% interest in the NAK Project from Orecap Invest Corp. ("Orecap"). The Offeror elected to settle the predetermined value of $1.5 million by issuing a total of 6,976,744 Offeror Common Shares at a price of $0.215 per share. Following the closing of the transaction, Orecap's ownership of the Offeror increased to 10.7% of the outstanding Offeror Common Shares on a non-diluted basis.

On November 20, 2023, the Offeror completed a private placement for $0.7 million through issuance of 3,187,790 Offeror Common Shares at a price of $0.215 per share. The investors in the private placement were Teck and well-known British Columbia geologist, Charlie Greig. With this investment, Teck maintained its 19.9% equity interest in American Eagle.

The 2023 exploration program at the NAK Project consisted of a planned 6,000-metre drill program that commenced in June 2023 and was subsequently expanded to a total of 7,881 metres. The program was highly successful, with results including 900 metres of 0.50% Copper Equivalent from surface in the North Zone and 302 metres of 1.09% Copper Equivalent within 606 metres of 0.74% Copper Equivalent starting from 98 metres downhole in the South Zone.

Fiscal year ended December 31, 2024

On January 8, 2024, the Offeror announced that drill hole NAK23-17 had intersected 302 metres of 1.09% Copper Equivalent within 606 metres of 0.74% Copper Equivalent beginning at 98 metres downhole, extending high-grade mineralization westward at the NAK Project.

On March 15, 2024, the Offeror announced a fully funded 15,000-metre drill program at its NAK Project, to commence in May 2024. An induced polarization ground geophysical survey was to begin in approximately three weeks to aid in defining drill targets.

In May 2024, the Offeror closed an upsized non-brokered private placement of 7,866,571 charity flow-through Offeror Common Shares at a price of C$1.04 per share, for aggregate gross proceeds of approximately C$8.2 million. Proceeds from the offering were used for exploration work at the NAK Project.

In May 2024, the Offeror issued 343,594 Offeror Common Shares pursuant to the NAK option agreement.

In May 2024, the Offeror appointed Gordon Stothart, former CEO of IAMGOLD Corp., to the Offeror Board, replacing Alexander Stewart who retired. Mr. Stothart is an independent mining consultant and professional engineer with over 35 years of experience in the mining industry, including constructing the Antamina Mine in Peru and the Côté Gold mine in Ontario.

On May 27, 2024, the Offeror commenced its 2024 drill program at NAK Project. The program was designed to link, better define, and expand upon the historical North and South zones, which the Offeror had shown in its 2022 and 2023 drill programs to extend to considerable depths (close to 950 metres below surface) along a strike length of 750 metres and across a width of 400 metres.

On July 2, 2024, the Offeror announced a potentially significant discovery of outcropping copper mineralization at the NAK Project. Field teams identified copper-bearing outcrop porphyry in the central part of the IP Embayment Zone, a previously undrilled and highly prospective area. The Offeror also reported that drill hole NAK24-19 had encountered chalcopyrite mineralization below 700 metres downhole.

In July 2024, James Sykes was elected to the Offeror Board, replacing Kurt Breede who was not nominated for re-election. All other directors were re-elected. The Offeror also granted 3,975,000 Offeror Options to certain directors, officers, and consultants, exercisable at C$0.70 per share for five years from the date of grant.

On November 11, 2024, the Offeror announced that it had entered into a subscription agreement with a wholly owned subsidiary of South32 Ltd. ("South32"), pursuant to which South32 agreed to invest approximately $29.16 million in the Offeror on a non-brokered private placement basis. Under the terms of the agreement, American Eagle issued 33,321,577 Offeror Common Shares at a price of C$0.875 per share, representing a 15% premium to the 5-day VWAP of the Offeror Common Shares on the TSXV.

On November 26, 2024, the Offeror closed the $29.16 million strategic investment by South32. Immediately following closing, South32 held 33,321,577 Offeror Common Shares, representing approximately 19.9% of the issued and outstanding Offeror Common Shares on a non-diluted basis. Pursuant to an investor rights agreement entered into at closing, South32 was granted participation and top-up rights to maintain its pro-rata ownership, information rights relating to the NAK Project, and the right to nominate one director to the Offeror Board so long as South32 maintained a 10% or more ownership in the Offeror. South32 agreed to be restricted from selling any Offeror Common Shares for a period of one year from the closing date.

During the 2024 drill program, the Offeror drilled approximately 15,000 metres at the NAK Project. Results included strong confirmation of historical results with infill drilling, expansion of the footprint of known mineralization in the South Zone and to the north of the main 2022-2023 drilling trend. Novel mineralized dyking hosting abundant bornite and chalcopyrite mineralization was encountered in two of the final holes drilled in 2024. Key results included hole NAK24-33, which intercepted 505 metres of 0.52% Copper Equivalent with three distinct zones of high-grade, and hole NAK24-31, which intercepted 248 metres of 1.10% Copper Equivalent.

Subsequent Events Since December 31, 2024

On January 14, 2025, the Offeror reported additional 2024 drill results, including hole NAK24-31 which intercepted 248 metres of 1.10% Copper Equivalent, 308 metres of 0.97% Copper Equivalent, and 407 metres of 0.78% Copper Equivalent within a broader mineralized envelope.

On January 28, 2025, the Offeror announced the exercise of all 2025 warrants, leaving only a small number of finder's warrants outstanding.

On February 6, 2025, the Offeror announced its 2025 exploration program for the NAK Project, including an extensive drill campaign of approximately 30,000 metres targeting key mineralized zones and newly identified geophysical anomalies within and around the Babine porphyry stock, with a budget of $12-15 million.

On February 19, 2025, the Offeror was recognized by the TSXV as a 2025 Top 50 Company, based on share price appreciation, market capitalization increase, and Canadian consolidated trading value.

On March 13, 2025, the Offeror completed its acquisition of 100% ownership of the NAK Project, fulfilling all obligations under its option agreement.

On April 23, 2025, the Offeror commenced its 2025 exploration campaign at NAK Project, beginning with a magnetic survey to be followed by a fully funded 30,000-metre drill program.

On May 9, 2025, the Offeror announced the sale of a two-thirds portion of its 3% NSR royalty on the Kuta Ridge Gold Project in Papua New Guinea to Precious Earth Resources Inc. in exchange for 500,000 shares, which were subsequently retired. The transaction reduced the Offeror's royalty interest to 1%.

On June 5, 2025, the Offeror announced that South32 elected to exercise its top-up right to maintain its 19.9% equity interest, resulting in the issuance of 1,156,000 charity flow-through Offeror Common Shares at a price of C$0.71 per share for total gross proceeds of approximately C$820,000. The proceeds increased the Offeror's balance sheet to more than $36 million.

During the 2025 drill program, the Offeror drilled over 30,000 metres across more than 40 holes at the NAK Project. The program was highly successful, with results demonstrating significant expansion of the mineralized system. Key results included drill hole NAK25-78, which intersected 802 metres of 0.71% Copper Equivalent from surface, including 375 metres of 1.01% Copper Equivalent, and hole NAK25-70, which intersected 901 metres of 0.43% Copper Equivalent from surface, including 521 metres of 0.58% Copper Equivalent. The results confirmed copper-gold porphyry mineralization across a broad area of the Babine porphyry stock and established continuous mineralization over approximately 1.7 km (east-west) by approximately 1.5 km (north-south), open laterally and to depth.

On September 17, 2025, the Offeror held its 2025 Annual General and Special Meeting. All directors were re-elected, including Anthony Moreau, Stephen Stewart, Gordon Stothart, James Sykes, and Michael Mansfield. The Offeror Board also approved grants totaling 4,525,000 Offeror Options to certain directors, officers, and consultants.

On March 20, 2026, the Offeror closed a $23 million private placement offering backed by Eric Sprott, through 2176423 Ontario Ltd., consisting of 19,200,000 Offeror Common Shares issued on a premium flow-through basis at a price of C$1.20 per share. The investment added a third strategic investor alongside South32 and Teck.

On March 31, 2026, the Offeror announced a preliminary plan for the 2026 exploration program at the NAK Project, with more than 50,000 metres of drilling planned.

On April 9, 2026, the Offeror closed a private placement offering of 9,650,550 Offeror Common Shares issued on a premium flow-through basis at a price of C$1.1319 per share for gross proceeds of C$10,923,458 back by South32 agreeing to maintain its 19.9% interest and Teck agreeing to maintain its 12.9% interest in the Offeror by exercising their respective participation rights in equity financings of the Offeror.

On April 9, 2026, the Offeror also announced the appointment of Neil Prowse as Vice President, Exploration of the Offeror.

Significant Acquisitions

The Offeror did not complete any significant acquisitions (as defined in NI 51-102) during the financial year ended December 31, 2024, or subsequent thereto.

The Offeror's Mineral Property

As of the date of this Circular, the Offeror considers the NAK Project to be its material mineral property for the purposes of NI 43-101. The NAK Project is the subject of a NI 43-101 technical report with an effective date of March 25, 2026, entitled "Technical Report on Exploration at the NAK Project, Central British Columbia, Canada" authored by Mark Bradley, P. Geo. who is a "qualified person" for the purposes of NI 43-101 and filed on the Offeror's profile on SEDAR+ on April 10, 2026 (the "NAK Technical Report").

The following technical disclosure relating to the NAK Project has been extracted or summarized from the NAK Technical Report, and is subject to all the assumptions, qualifications and procedures set out in the NAK Technical Report. Readers should consult the NAK Technical Report to obtain further particulars regarding the NAK Project. The NAK Technical Report is incorporated by reference in its entirety herein and is available for review electronically on SEDAR+ under the Offeror's corporate profile. Capitalized terms used in this summary but otherwise not defined, shall have the meanings given to them in the NAK Technical Report.

NAK Project, British Columbia, Canada

Property Description

The NAK Project consists of four contiguous mineral claims with a total area of 1639.91 ha located in the Babine Lake region, 80 km northeast of the regional service center of Smithers, BC. The region has good infrastructure for mineral exploration and development, including nearby power and convenient road access, which presently services local communities and the forestry industry, but was in part established to service the nearby past-producing Cu mines at Bell and Granisle. The project is accessed from Highway 16 at Topley, by paved road to Topley Landing, then by barge across Babine Lake to a network of forestry access roads.

Ownership

American Eagle announced on March 13, 2025 that it had fulfilled all obligations under its December 24, 2021 purchase agreement and had acquired 100% ownership of the NAK Project.

The NAK Project is subject to the following royalties:

•	1% NSR royalty payable to 1302580 BC, Ltd., which can be bought down to 0.5% NSR for $1,000,000, with a Right of First Refusal to American Eagle on the other 0.5%.

•	2% NSR royalty payable to John Bernard Kreft on commercial production, which can be bought down to 1% NSR by paying $1,500,000, with a Right of First Refusal to American Eagle on the other 1%.

The author of the NAK Technical Report is unaware of any other back-in rights, payments, obligations, or other agreements or encumbrances on the NAK Project.

Geology and Mineralization

The NAK Project is located in the Babine porphyry Cu belt, part of a broader area of Cretaceous to Paleogene age porphyry Cu occurrences located in central BC (Carter, 1981; Carter et al., 1995). The belt is hosted largely in Mesozoic volcanic and sedimentary rocks of the Stikine Terrane, an oceanic arc sequence that was accreted to the western margin of North America. These rocks have been folded, faulted, and also intruded by a variety of coeval and younger intrusions, including the Eocene Babine suite intrusions associated with porphyry mineralization. These occur in a north-northwest striking belt that parallels the northeastern arm of Babine Lake and which includes intrusions at two past-producing mines (Granisle and Bell), the Morrison deposit, and several prospects which have seen significant historical and recent exploration, including Hearne Hill, Duke (formerly Dorothy), and Nak.

The NAK Project is characterized by significant and widespread till cover, like much of the Babine region (e.g., Levson, 2002), so details of the surface and subsurface geology have been inferred between sparse outcrops and drill holes. Recent drilling shows a gently east- to northeast-dipping sequence of sedimentary rocks at least 700 m thick which has been intruded by numerous igneous units which include, in order of decreasing relative age, a pre-mineral thick dioritic sill and thin mafic dikes, inter-mineral dark coloured biotite-feldspar porphyry dikes, light coloured biotite-hornblende-feldspar porphyry dikes and related equigranular intrusions of the "Babine Porphyry Stock", acicular hornblende±K-feldspar porphyry dikes which contain Cu sulfides in miarolitic cavities, and youngest, post-mineral felsic biotite-feldspar porphyry dikes.

The Nak porphyry system is not fully delineated, but known Cu-Au mineralization is best developed in association with a dike swarm, which occurs along the western margin of the larger Babine Porphyry Stock. This area includes Cu-Au mineralization within and outward from the historical "North" and "South" Zones (Bridge, 1997), which were distinguished on the basis of distinct Au/Cu ratios, which were lower in the North Zone than in the Au-rich South Zone, but recent drilling has shown that this spatial distinction is not clear-cut.

Chalcopyrite and bornite are the primary minerals of potential economic significance, with local chalcocite and sulphosalts also present. Mineralization is of porphyry style, but variable in detail from zones containing intense quartz stockwork, to zones with relatively few, widely spaced sulfide-dominant veins, to areas characterized predominantly by disseminations in conglomerate host rocks, and to zones with abundant phenocryst replacements and miarolitic cavities in certain dikes. Molybdenite is present mainly in quartz-bearing veins and typically predates or coexists with Cu sulfides. Potassic alteration (abundant pervasive biotite-magnetite and typically lesser K-feldspar) is associated with the better Cu-Au mineralization and grades westward into propylitic (chlorite-albite) alteration associated with pyrite, lesser chalcopyrite, and local pyrrhotite. Later sericitic and argillic alteration, which is often carbonate-rich, occurs in crosscutting zones and preferentially in certain intrusions.

Exploration

The Nak porphyry system was initially explored with geophysical, geochemical, and geological surveys and drilling by Noranda during the 1960s, following up Cu anomalies in stream sediment samples. Since that time, the NAK Project has been owned, sometimes as part of a larger claim package, by several parties, and has been optioned to or examined by several more, resulting in the completion of a wide range of exploration surveys and several drilling programs. The general result has been the partial delineation of a Cu-Au porphyry system with a prominent geophysical, geochemical, and geological footprint. Most recently, American Eagle has completed drilling programs which have expanded Cu-Au mineralization laterally and to much greater depth than was known historically.

To the end of 2024 a total of 48,133 meters of drilling in 141 holes have been completed on the property. This total includes 30,138 meters of drilling in 38 holes completed by American Eagle from 2022 to 2024. Most of the drilling completed prior to American Eagle consisted of relatively shallow holes, averaging less than 175 meters in length.

Mineral Resources and Mineral Reserve Estimates

No NI 43-101 compliant mineral resource or reserve estimates exist for the NAK Project.

Sample Preparation, Analyses, and Security

American Eagle sampled and analyzed all recovered drill core during its exploration programs, and a full chain of custody was maintained from drill rig to analytical lab.

All core was sawn in half on-site, with the retained half placed back into the box with up-hole orientation markings intact. The sampled half is double-bagged in a pre-labeled poly bag containing a unique, lab-supplied sample tag which gives the sample its number. Samples were 1 to 3 meters in core length. As part of the Quality Assurance and Quality Control ("QAQC") protocol, every 50th sample submitted was an OREAS (Australia) standard (OREAS 153a for lower-grade, and OREAS 504d for higher-grade), with lab duplicate analysis completed on coarse rejects of every 30th and 40th sample. Two blank samples of white limestone landscape rock were included every 50 samples and following zones of visibly higher-grade mineralization.

Samples were packed in sealed rice bags and transported by Bandstra Transportation to ALS Laboratories in North Vancouver, both of whom are long established, widely used, and reputable operators.

All samples were analyzed at ALS for 48 elements by four-acid digestion and ICP-MS finish (packages ME-MS61), and for Au by fire assay and ICP-AES finish on a 30 g sample (package Au-ICP21). Overlimit base metals (>1% Cu, Zn, or Pb) were analyzed by aqua regia digestion (for Cu, package Cu-OG62) or four-acid digestion (package Cu-OG62 for Cu, ME-OG62 for other metals).

Reanalysis was completed on a batch only when included standards returned values outside three standard deviations of their certified value, or when two consecutive blanks returned values 0.004 g/t Au. In practice, only a few standards have returned results outside two standard deviations, and only blanks immediately following high grade Au samples have returned anomalous Au results, indicating the efficacy of the QAQC protocol. Lab duplicates show strong agreement for Cu and Au, the primary elements of interest.

The quality assurance and quality control measures described above are at or above industry standards and are considered adequate by the author of the NAK Technical Report.

Conclusions and Recommendations

At the NAK Project, American Eagle's exploration programs have led to significant vertical and lateral expansion of higher-grade mineralization, which suggests the potential for further expansion and highlights the potential for delineation of a significant Cu-Au (-Mo) deposit. Based on the strongly encouraging results to date, additional work is recommended with the primary objectives of expanding the extent of higher-grade zones of mineralization, discovering new zones of mineralization, and advancing toward a potential first NI43-101 compliant resource estimate for the NAK Project.

The recommended work plan should be phased, with an initial Phase 1 budget totaling $15M and including drilling to extend mineralization at both shallow and deeper depths throughout the Nak porphyry system, and to step-out laterally to find additional zones of higher-grade or broad regions of moderate-grade mineralization that might be located within a hypothetical open pit envelope. Work should include studies to define the geological controls on the location and geometry of zones of higher-grade Cu-Au mineralization, re-logging and resampling of historical drill holes, and construction of a 3D geological model for the project.

The scope and budget of a Phase 2 work plan would be conditional on the results of the Phase 1 work plan. For conceptual level planning, it is assumed the plan would consist of a nominal $10M budget that includes additional exploration drilling, engineering and metallurgical studies, followed by preparation of a mineral resource estimate should the results support that.

Principal Markets, Distribution Methods and Products

The Offeror is in the mineral exploration business, with a primary focus on copper and gold. It does not have any marketable products at this time and is not distributing any products at this time. In addition, the Offeror does not know when or if any of its properties will reach the development stage and, if so, what the estimated costs would be to reach commercial production. The Offeror's ability to reach commercial production is dependent on several factors. See "Risk Factors" below.

Copper is a critical industrial metal with widespread applications in construction, electronics, transportation, and renewable energy infrastructure. It is an essential component in electrical wiring, plumbing, and emerging clean energy technologies such as electric vehicles and solar and wind power systems. Gold is a precious metal valued for its use in jewellery, as a store of value and monetary reserve, and in certain industrial and electronic applications. The demand for both copper and gold is driven by global economic conditions, industrial growth, investment demand, and the ongoing transition to a lower-carbon economy.

Specialized Skill and Knowledge

The Offeror's business requires specialized skill and knowledge in the areas of geology, mineral exploration, business negotiations, including with certain third party stakeholders including government entities and aboriginal groups, accounting, law, environmental compliance and management. In order to attract and retain personnel with such skills and knowledge, the Offeror maintains competitive remuneration and compensation packages.

In the exploration stage, geoscientists are employed to analyze geophysical, pre-existing technical data (if any) and other information to identify potential areas to explore for minerals. Once targets are identified and captured, third party firms are hired to provide the equipment and expertise required to safely explore for minerals. If and when minerals are discovered, third party engineering, procurement and construction firms will be engaged to design and construct the gathering system and processing facility. Field operators will be hired to operate the facility.

To date, the Offeror has been able to locate and retain such employees and consultants and believes it will continue to be able to do so. The management team and directors of the Offeror have extensive experience in all areas as well as established relationships to engage third parties where needed. See "Risk Factors" below.

Competitive Conditions

The copper and gold exploration and mining business is competitive in all phases of exploration, development and production. The mining industry is characterized by intense competition for attractive mineral properties, skilled labour, equipment, and capital. Copper and gold are globally traded commodities with well-established markets, and supply is distributed among a number of producers worldwide, ranging from major diversified mining companies to junior exploration companies.

Copper and gold compete with other materials and commodities to varying degrees. Copper competes with alternatives such as aluminium, fibre optics, and plastics in certain applications. Gold competes with other precious metals and alternative stores of value. The prices of copper and gold are influenced by global supply and demand dynamics, economic conditions, currency fluctuations, interest rates, geopolitical events, and investor sentiment. Sustained lower prices of copper and gold could reduce the economic viability of the Offeror's exploration and development activities.

The Offeror competes with a number of other companies that have resources significantly in excess of those of the Offeror, in the search for and the acquisition of attractive properties, qualified service providers, labour, equipment and suppliers. The ability of the Offeror to acquire mineral properties in the future will depend on its ability to develop its present properties and on its ability to select and acquire suitable properties or prospects for exploration and development in the future. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, the terms of such financing will be favourable to the Offeror. Factors beyond the control of the Offeror may affect the marketability of minerals ultimately mined or discovered by the Offeror. See "Risk Factors" below.

Components

The Offeror uses, or may use, critical components such as water, electrical power, explosives, diesel and propane in its business, all of which are readily available.

Business Cycle & Seasonality

The mining business is subject to commodity price cycles. The marketability of minerals and mineral concentrates is also affected by worldwide economic cycles, which could have a significant impact on the operations of the Offeror, including resulting in the Offeror determining to cease work on, or dropping its interest in, some or all of its properties, or shifting its focus to other properties or projects. In addition to commodity price cycles and recessionary periods, exploration activity may also be affected by seasonal and irregular weather conditions in the areas where the Offeror operates or expects to operate. The NAK Project, located in central British Columbia approximately 85 kilometres northeast of Smithers, benefits from road access, moderate terrain, low elevation, and proximity to established communities and infrastructure. Drilling can be completed year-round, and no helicopter support is required for routine operations. However, significant weather events may delay or alter planned exploration programs, which may lead to material increases in exploration and development costs incurred by the Offeror. Additionally, prospecting, mapping and surface bedrock sampling activities may be limited by snow cover during winter periods throughout Canada.

Economic Dependence

The Offeror's business is not substantially dependent on any single commercial contract or group of contracts either from suppliers or contractors.

Changes to Contracts

It is not expected that the Offeror's business will be materially affected in the current financial year by the renegotiation or termination of any contracts or sub-contracts.

Environmental Protection

The Offeror's exploration activities are subject to various levels of federal and provincial laws and regulations relating to the protection of the environment. Environmental legislation provides for restrictions and prohibitions of spills, releases or emissions of various substances related to the mining industry operations, which could result in environmental pollution. A breach of such legislation may result in imposition of fines and penalties. In addition, certain types of operations require submissions to and approval of environmental impact assessments. Environmental assessment of proposed projects carries a heightened degree of responsibility for companies and directors, officers and employees/consultants.

To the best of management's knowledge, the Offeror's activities in 2024 and 2025 were, and continue to be, in compliance in all material respects with such environmental regulations applicable to its development and exploration activities. The Offeror is also committed to complying with all relevant industry standards, legislation and regulations in the countries where it carries on business.

Due to the stage of the Offeror's activities, environmental protection requirements have had a minimal impact on the Offeror's capital expenditures and competitive position. If needed, the Offeror will make and will continue to make expenditures to ensure compliance with applicable laws and regulations. New environmental laws and regulations, amendments to existing laws and regulations, or more stringent implementations of existing laws and regulations could have a material adverse effect on the Offeror by potentially increasing capital and/or operating costs. See "Risk Factors" below.

Employees

As at December 31, 2024, the Offeror had three employees and 10 contractors. As of the date of this Circular, the Offeror has three employees and 10 contractors.

The Offeror believes its success is dependent on the performance of its management team and key individuals, many of whom have specialized skills in exploration, development and production in the mining industry. The Offeror believes it has adequate personnel with the specialized skills required to carry out its operations and anticipates making ongoing efforts to match its workforce capabilities with its business strategy for its operations as it evolves

Foreign Operations

The Offeror was continued under the OBCA on October 5, 2022 and is a reporting issuer in the provinces of Ontario, British Columbia and Alberta. The Offeror's assets are principally located in British Columbia, where its flagship NAK Project is situated. The Offeror has one wholly-owned subsidiary, American Eagle Gold Nevada Corp., a company incorporated under the laws of Nevada. The Offeror holds a passive 1% net smelter return royalty on the Kuta Ridge Gold Project in Papua New Guinea, which was reduced from a 3% NSR following a partial sale completed in May 2025. This royalty interest does not constitute an active foreign operation and does not involve any employees, offices, or operational activities outside of Canada. Accordingly, the Offeror is not dependent on, nor does it have, any material foreign operations.

Social and Environmental Policies

The Offeror is committed to carrying out all of its activities in an ethical manner that prioritizes health and safety, recognizes the concerns of Indigenous peoples, communities, local stakeholders, and preserves the natural environment. The Offeror ensures that all employees are trained and instructed in their assigned tasks and that safety procedures are followed at all times. The importance of ethical behavior and preservation of the natural environment is stressed to all employees and/or contractors, and all are charged with monitoring operations to ensure they are being carried out in an environmentally friendly manner. The Offeror ensures that it will work with and consult local communities, Indigenous peoples and stakeholders, recognizing this practice as a benefit to all.

Risk Factors

The operations of the Offeror are speculative due to the high-risk nature of its business which is the exploration and development of mineral properties. The following risk factors could materially affect the Offeror's financial condition and/or future operating results and could cause actual events to differ materially from those described in forward-looking information relating to the Offeror. The risks and uncertainties described below are not the only risks and uncertainties that the Offeror faces. Additional risks and uncertainties, including those that the Offeror does not know about now or that it currently deems immaterial, may also adversely affect the Offeror's business.

No History of Mineral Production

There is no assurance that commercial quantities of copper, gold or other minerals will be discovered at any of the Offeror's properties nor is there any assurance that the Offeror's exploration programs will yield positive results. Even if commercial quantities of copper or gold are discovered, there can be no assurance that any property of the Offeror will ever be brought to a stage where mineral resources can be profitably produced. Factors which may limit the ability of the Offeror to produce mineral resources from its properties include, but are not limited to, the market prices of copper and gold, availability of additional capital and financing and the nature of any mineral deposits.

Negative Operating Cash Flow and Dependence on Third-Party Financing

The Offeror has no history of earnings or of a return on investment, and there is no assurance that any of its properties or any business that the Offeror may acquire or undertake will generate earnings, operate profitably or provide a return on investment in the future. As a result, the Offeror is dependent on third-party financing to continue exploration activities on the Offeror's properties, maintain capacity and satisfy contractual obligations. Accordingly, the amount and timing of capital expenditures and the Offeror's ability to conduct further exploration activities at its properties depends on the Offeror's cash reserves and access to third-party financing. Failure to obtain such additional financing could result in delay or indefinite postponement of further exploration and development of the Offeror's properties, including the NAK Project, or require the Offeror to sell one or more of its properties (or an interest therein).

Although the Offeror has been successful in raising funds to date, additional financing may not be available when needed, or if available, the terms of such financing might not be favourable to the Offeror and might involve substantial dilution to existing Offeror Shareholders. The Offeror's access to third-party financing depends on a number of factors including the prices of copper and gold, the results of ongoing exploration and development, any economic or other analysis performed with respect to the Offeror's properties, a significant event disrupting the Offeror's business or the mining industry generally, or other factors may make it difficult or impossible to obtain financing through debt, equity, or other means on favourable terms, or at all. Failure to raise capital when needed would have a material adverse effect on the Offeror's business, financial condition, prospects and outlook.

Location of Operations

The Offeror's principal exploration project, the NAK Project, is located in the Babine copper-gold porphyry district of central British Columbia, approximately 85 kilometres northeast of Smithers, BC. While the NAK property benefits from road access, proximity to nearby towns (Smithers, Houston, and Burns Lake), and a major rail line and Provincial Highway 16, exploration and potential future development activities may nonetheless be affected by weather conditions, seasonal access limitations, availability of transportation and other logistical factors. The Offeror's ability to conduct exploration activities is dependent on continued access to its properties and maintenance of local infrastructure.

Although the NAK Project has significantly better infrastructure than many exploration-stage projects, including all-season road access and proximity to established communities and services, the Offeror may still face challenges related to the availability of skilled labour, equipment, and supplies. The remote nature of certain areas of the property may increase the time and cost required to transport personnel and materials. Climate change and extreme weather events may affect the reliability of access routes and could further impair access to certain parts of the Offeror's properties and increase costs. Any significant disruption to access or logistics could delay the Offeror's exploration and development activities and have a material adverse effect on its business, financial condition and results of operations.

Price of Copper and Gold

The Offeror's profitability and long-term viability depend, in large part, upon the market prices of copper and gold. The prices of copper and gold have historically experienced, and may experience in the future, volatility and significant price movements over short periods of time. Market price fluctuations of copper and gold could adversely affect the profitability of the Offeror's operations and lead to impairments and write downs of mineral properties. Historically, the fluctuations in these prices have been, and are expected to continue to be, affected by numerous factors beyond the Offeror's control, including but not limited to: interest rates; exchange rates; inflation or deflation; fluctuation in the value of the United States dollar and foreign currencies; global and regional supply and demand; the political and economic conditions of major copper- and gold-producing countries throughout the world; speculative activities in commodity markets; the costs of and levels of copper and gold production by current producers; and changes in industrial, jewellery and investment demand.

A decrease in the market prices of copper and gold could adversely affect the price of the Offeror Common Shares and the Offeror's ability to finance the exploration and development of its properties, which would have a material adverse effect on the Offeror's future results of operations, cash flows and financial position. In addition, declining copper and gold prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if a project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays and/or may interrupt operations until the reassessment can be completed, which may have a material adverse effect on the Offeror's exploration and development prospects, cash flows and financial position. Depending on the prices of copper, gold and other minerals, any cash flow from future mining operations may not be sufficient and the Offeror could be forced to discontinue production, if any, and may lose its interest in, or may be forced to sell, some of its properties (or an interest therein). Future production, if any, from the mining properties of the Offeror is dependent upon the prices of copper, gold and other minerals being adequate to make these properties economic.

Nature of Mineral Exploration and Development

The Offeror's future is dependent on its exploration and development programs. The exploration and development of mineral deposits involve significant financial risks over a prolonged period of time, which may not be eliminated even through a combination of careful evaluation, experience and knowledge. Few properties that are explored are ultimately developed into economically viable operating mines. Major expenditures on the Offeror's exploration properties may be required to construct mining and processing facilities at a site, and it is possible that even preliminary due diligence will show adverse results, leading to the abandonment of projects. It is impossible to ensure that preliminary or full feasibility studies on the Offeror's projects, or the current or proposed exploration programs on any of the properties in which the Offeror has exploration rights, will result in any profitable commercial mining operations. The Offeror cannot give any assurance that its current and future exploration activities will result in a discovery of mineral deposits containing mineral reserves.

Estimates of mineral resources and any potential determination as to whether a mineral deposit will be commercially viable can also be affected by such factors as: the particular attributes of the deposit, such as its size and grade; unusual or unexpected geological formations and metallurgy; proximity to infrastructure; financing costs; metal prices, which are highly volatile; and governmental regulations, including those relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of metal concentrates, exchange controls and environmental protection. The effect of these factors cannot be accurately predicted, but the combination of any or all of these factors may result in the Offeror not receiving an adequate return on its invested capital or suffering material adverse effects to its business and financial condition. Exploration and development projects also face significant operational risks including but not limited to an inability to obtain access rights to properties, accidents, equipment breakdowns, labour disputes (including work stoppages and strikes), and other unanticipated interruptions.

Option and Joint Venture Agreements

The Offeror has entered into a number of option agreements with respect to a number of projects which may result in the entrance into of joint venture agreements upon the exercise of such options. There is no guarantee that any third party optionee or joint venture partner will meet its contractual obligations or undertake the necessary steps to exercise its option. While operating projects through the joint venture or granting options to third parties may allow parties to leverage each other's skills and the Offeror to focus on its core projects, it also results in the Offeror having less control over decisions made with respect to projects, operations and financial matters. The Offeror may also face risks associated with shared control over properties as its joint venture partner may at any time have economic, business or legal interests or goals that are inconsistent with those of the Offeror.

Any failure of any partner to meet its obligations to the Offeror or other third parties, or any disputes with respect to third parties' respective rights and obligations, could have a negative impact on the Offeror, including additional funding requirement, loss of a portion or all of a project, or dilution of its interest in one or more projects.

The Offeror has and may continue to enter into option agreements and/or joint ventures as a means of gaining property interests, raising funds or for other valid business purposes. Any failure of any partner to meet its obligations to the Offeror or other third parties, or any disputes with respect to third parties' respective rights and obligations, could have a negative impact on the Offeror. Pursuant to the terms of certain of the Offeror's existing option agreements, third parties and/or the Offeror are required to comply with exploration and community relations obligations, among others, any of which may adversely affect the Offeror's business, financial results, and condition.

Under the terms of such option agreements, the Offeror and third parties may be required to comply with applicable laws, which may require the payment of maintenance fees and corresponding royalties in the event of exploitation/production. The costs of complying with joint venture agreements are difficult to predict with any degree of certainty; however, were the Offeror forced to suspend operations on any of its concessions or pay any material fees, royalties, or taxes, it could result in a material adverse effect to the Offeror's business, financial results, and condition.

The Offeror may be unable to exert direct influence over strategic decisions made in respect of properties that are subject to the terms of these agreements, and the result may be a materially adverse impact on the strategic value of the underlying concessions.

Regulatory Factors

The mining industry is subject to extensive government regulation and policies. The development of mines and related facilities is contingent upon governmental approvals that are complex and time consuming to obtain and which, depending upon the location of the project, involve multiple governmental agencies. The duration and success of such approvals are subject to many variables outside of the Offeror's control. The Offeror's mineral exploration and potential development activities are subject to various laws governing prospecting, mining, development, production, taxes, labour standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters. No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail exploration, development or production. Any significant delays in obtaining or renewing such permits or licences in the future could have a material adverse effect on the Offeror.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral projects may be required to compensate those suffering loss or damage by reason of such mining activities, and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws and regulations governing operations or more stringent implementation thereof could have a substantial adverse impact on the Offeror and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production at producing projects or require abandonment or delays in development of new mining projects.

Mineral Tenure

The acquisition and maintenance of title to mineral properties is a very detailed and time-consuming process. While the Offeror has diligently reviewed and is satisfied with the title to the Offeror's projects, and, to the best of its knowledge, such title is in good standing, there is no guarantee that title to the projects will not be challenged or impugned. Title insurance is generally not available for mineral properties and the Offeror's ability to ensure that it has obtained secure mine tenure may be severely constrained. Third parties may have valid claims underlying portions of the Offeror's interests, including prior unregistered liens, agreements, royalty transfers or claims or other encumbrances and title may be affected by, among other things, undetected defects. Other parties may dispute the title to a property, or the property may be subject to prior unregistered agreements and transfers or land claims by Indigenous people. The title may also be affected by undetected encumbrances or defects or governmental actions.

The Offeror may not be able to register rights and interests it acquires against title to applicable mineral properties. An inability to register such rights and interests may limit or severely restrict the Offeror's ability to enforce such acquired rights and interests against third parties or may render certain agreements entered into by the Offeror invalid, unenforceable, uneconomic, unsatisfied or ambiguous, the effect of which may cause financial results yielded to differ materially from those anticipated. Although the Offeror believes it has taken reasonable measures to ensure proper title to the properties in which it has an interest, there is no guarantee that such title will not be challenged or impaired.

Additionally in certain cases in Canada or other jurisdictions the Offeror may operate in the future, the mineral rights, or certain portions of them, are owned by the relevant governments. In such countries, the Offeror must enter into contracts with the applicable governments, or obtain permits or concessions from them, that allow the Offeror to hold rights over mineral rights and rights (including ownership) over parcels of land and conduct its operations thereon. The availability of such rights and the scope of operations the Offeror may undertake are subject to the discretion of the applicable governments and may be subject to conditions. New laws and regulations, or amendments to laws and regulations relating to mineral tenure and land title and usage thereof, including expropriations and deprivations of contractual rights, if proposed and enacted, may affect the Offeror's rights to its properties.

In some instances, the Offeror can initially only obtain rights to conduct exploration activities on certain prescribed areas, but obtaining the rights to proceed with development, mining and production on such areas or to use them for other related purposes, such as waste storage or water management, is subject to further application, conditions or licences, the granting of which are often at the discretion of the governments. In many instances, the Offeror's rights are restricted to fixed periods of time with limited renewal rights. Delays in the process for applying for such rights or renewals or expansions, or the nature of conditions imposed by government, could have a material adverse effect on the Offeror's business, including its existing developments and mines, and the Offeror's financial condition and results of operations.

Acquisitions and Integration

As part of the Offeror's business strategy, the Offeror examines opportunities to acquire additional mining assets and businesses. Any acquisition that the Offeror may choose to complete may be of a significant size, may change the scale of the Offeror's business and operations, and may expose the Offeror to new geographic, political, operating, financial and geological risks. The Offeror's success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition, and integrate the acquired operations successfully with those of the Offeror. Any acquisitions would be accompanied by risks. For example, there may be a significant change in commodity prices after the Offeror has committed to complete the transaction and established the purchase price or exchange ratio; a material ore body may prove to be below expectations; the Offeror may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise, and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Offeror's ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities which may be significant. In the event that the Offeror chooses to raise debt capital to finance any such acquisition, the Offeror's leverage will be increased. If the Offeror chooses to use equity as consideration for such acquisition, existing Offeror Shareholders may suffer dilution. Alternatively, the Offeror may choose to finance any such acquisition with its existing resources. There can be no assurance that the Offeror would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

Exploration, Development and Operating Risks

Mining operations are inherently dangerous and generally involve a high degree of risk. The Offeror's operations are subject to all of the hazards and risks normally encountered in the exploration and development of minerals, including, without limitation, unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material any of which could result in damage to, or destruction of, mines, personal injury or loss of life and damage to property, and environmental damage, all of which may result in possible legal liability.

Mining operations are also subject to hazards such as fire, rock falls, geomechanical issues, equipment failure, and other hazards which may cause environmental pollution and consequent liability. The occurrence of any of these events could result in a prolonged interruption of the Offeror's exploration and development activities that would have a material adverse effect on its business and prospects. Further, the Offeror may be subject to liability or sustain losses in relation to certain risks and hazards against which it cannot insure or for which it may elect not to insure. The occurrence of operational risks and/or a shortfall or lack of insurance coverage could have a material adverse impact on the Offeror's future cash flows, earnings, results of operations and financial condition.

Infrastructure

Mining, processing, development, and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources, and water supplies, as well as the location of population centres and pools of labour, are important determinants, which affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could impact the Offeror's ability to explore its properties, thereby adversely affecting its business and financial condition.

Permitting

The Offeror's operations are subject to receiving and maintaining permits from appropriate governmental authorities. There is no assurance that delays will not occur in connection with obtaining and renewing all necessary permits for the Offeror's existing operations, additional permits for any possible future changes to operations, or additional permits associated with new legislation. There can be no assurance that the Offeror will continue to hold all permits necessary to develop any particular property. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing activities to cease or be curtailed, and may include corrective measures requiring capital expenditures or remedial actions. Amendments to current laws, regulations and permitting requirements, or more stringent application of existing laws, may have a material adverse impact on the Offeror, resulting in increased capital expenditures and other costs or abandonment or delays in development of properties. Any of these factors could have a material adverse effect on the Offeror's results of operations and financial position.

Economics of Developing Mineral Properties

Mineral exploration and development is speculative and involves a high degree of risk. While the discovery of a mineral deposit may result in substantial rewards, few properties which are explored are commercially mineable and ultimately developed into producing mines.

The Offeror has not defined current mineral resources or reserves at the NAK Project or any of its other properties and there can be no assurance that any of the properties under exploration contain any quantities (commercial or otherwise) of any minerals. Even if quantities of minerals are identified, there can be no assurance that the Offeror will be able to exploit the resources or, if the Offeror is able to exploit them, that it will do so on a profitable basis.

Should any mineral resources or reserves exist, substantial expenditures will be required to upgrade mineral resources to reserves, confirm mineral reserves which are sufficient to commercially mine and to obtain the required environmental approvals and permitting required to commence commercial operations. The decision as to whether a property contains a commercial mineral deposit and should be brought into production will depend upon the results of exploration programs and/or feasibility studies, and the recommendations of duly qualified engineers and/or geologists, all of which involves significant expense and time. This decision will involve consideration and evaluation of several significant factors including, but not limited to: (i) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies and construction of production facilities; (ii) availability and costs of financing; (iii) ongoing costs of production; (iv) copper and gold prices, which are historically cyclical; (v) environmental compliance regulations and restraints (including potential environmental liabilities associated with historical exploration activities); and (vi) political climate and/or governmental regulation and control. Development projects are also subject to the successful completion of engineering studies, issuance of necessary governmental permits, and availability of adequate financing. Development projects have no operating history upon which to base estimates of future cash flow.

The ability to sell and profit from the sale of any eventual mineral production from the NAK Project or any other project of the Offeror will be subject to the prevailing conditions in the minerals marketplace at the time of sale. The global minerals marketplace is subject to global economic activity and changing attitudes of consumers and other end-users' demand for mineral products. Many of these factors are beyond the control of a mining company and therefore represent a market risk which could impact the long-term viability of the Offeror and its operations.

Indigenous Peoples Matters

Indigenous title claims and Aboriginal heritage issues may affect the ability of the Offeror to pursue exploration, development and mining on its properties. The resolution of Indigenous Peoples heritage issues is an integral part of exploration and mining operations in Canada and other jurisdictions and the Offeror is committed to managing any issues that may arise effectively. However, in view of the inherent legal and factual uncertainties relating to such issues, no assurance can be given that material adverse consequences will not arise. The evolving expectations related to human rights, Indigenous rights, and environmental protection may result in opposition to the development of the Offeror's properties and may have a negative impact on the Offeror's reputation and operations.

In particular, Indigenous Peoples and treaty rights in Canada, as well as related consultation issues, may impact the Offeror's ability to conduct exploration and future development and mining activities at its mineral properties. The NAK Project is located within the traditional territory of the Lake Babine Nation in British Columbia. The legal requirements associated with aboriginal and treaty rights in Canada, including aboriginal title and land claims, are complex and constantly evolving. While the decision of the Supreme Court of Canada in Tsilhqot'in Nation v. British Columbia (2014 SCC 44) provided additional clarity in relation to the scope and content of aboriginal title in Canada, there remains considerable uncertainty about how aboriginal title claims will be reconciled with other interests in land. For example, the Tsilhqot'in decision did not fully address the impacts of a declaration of aboriginal title on third-party interests, including holders of mineral rights, within aboriginal title lands. The federal government has also recently adopted legislation to implement the United Nations Declaration on the Rights of Indigenous Peoples in Canada under the United Nations Declaration on the Rights of Indigenous Peoples Act, the impacts of which may not be fully understood for some time. Developing and maintaining strong relationships with Indigenous people is a matter of paramount importance to the Offeror, and the Offeror is committed to transparent communication and collaboration with the Lake Babine Nation as exploration advances. However, there can be no assurance that aboriginal and treaty rights claims and related consultation issues, including outstanding land claims, will not arise on or impact the Offeror's mineral properties. These legal requirements and the risk of Indigenous Peoples' opposition may increase the Offeror's operating costs and affect its ability to carry on its business.

Non-Governmental Organizations

Certain non-governmental organizations ("NGOs") that oppose globalization and resource development are often vocal critics of the mining industry and its practices, including the use of hazardous substances in mining activities. Adverse publicity generated by such NGOs or other parties generally related to extractive industries or specifically to the Offeror's operations, could have an adverse effect on the Offeror's reputation, impact the Offeror's relationship with the communities in which it operates and ultimately have a material adverse effect on the Offeror's business, financial condition and results of operations.

Community Relations

The Offeror's relationships with the communities in which it operates, and other stakeholders are critical to ensure the future success of its exploration and development of its projects. There is an increasing level of public concern relating to the perceived effect of mining activities on the environment and on communities impacted by such activities. Publicity adverse to the Offeror, its operations or extractive industries generally, could have an adverse effect on the Offeror and may impact relationships with the communities in which the Offeror operates and other stakeholders. While the Offeror is committed to operating in a socially responsible manner, there can be no assurance that its efforts in this respect will mitigate this potential risk. Further, damage to the Offeror's reputation can be the result of the perceived or actual occurrence of any number of events, and could include any negative publicity, whether true or not.

Health, Safety and Environmental Risks and Hazards

Mining, like many other extractive natural resource industries, is subject to potential risks and liabilities due to accidents that could result in serious injury or death and/or material damage to the environment and Offeror assets. The impact of such accidents could cause an interruption to operations, lead to a loss of licences, affect the reputation of the Offeror and its ability to obtain further licences, damage community relations and reduce the perceived appeal of the Offeror as an employer. The Offeror strives to manage all such risks in compliance with local and international standards and has or will implement various health and safety measures designed to mitigate such risks. Any such occupational health and personal safety issues may adversely affect the business of the Offeror and its future operations.

All phases of the Offeror's operations are also subject to environmental and safety regulations in the jurisdictions in which it operates. Environmental legislation is evolving in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that the Offeror has been or will at all times be in full compliance with all environmental laws and regulations or hold, and be in full compliance with, all required environmental, health and safety permits. In addition, no assurances can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could have an adverse effect on the Offeror's financial position and operations. The potential costs and delays associated with compliance with such laws, regulations and permits could prevent the Offeror from proceeding with the development of a project and any non-compliance therewith may adversely affect the Offeror's business and prospects. Environmental hazards may also exist on the properties on which the Offeror holds interests that are unknown to the Offeror at present and that have been caused by previous or existing owners or operators of the properties.

Government environmental approvals and permits are currently, or may in the future be, required in connection with the Offeror's operations. To the extent such approvals are required and not obtained, the Offeror may be curtailed or prohibited from proceeding with planned exploration or development of mineral properties. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. The costs associated with such instances and liabilities could be significant. Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Offeror and cause increases in capital expenditures or require abandonment or delays in the development and exploration of its mining properties. The Offeror may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. The Offeror may also be held financially responsible for remediation of contamination at current or former sites, or at third party sites. The Offeror could also be held responsible for exposure to hazardous substances.

In the context of environmental permits, the Offeror must comply with standards, laws and regulations that may entail costs and delays depending on the nature of the activity to be permitted and how stringently the regulations are implemented by the regulatory authority. The Offeror may incur costs associated with reclamation activities, which may materially exceed the provisions established by the Offeror for the activities. In addition, possible additional future regulatory requirements may require additional reclamation requirements creating uncertainties related to future reclamation costs. Should the Offeror be unable to post required financial assurance related to an environmental remediation obligation, the Offeror might be prohibited from starting planned operations or required to suspend existing operations or enter into interim compliance measures pending completion of the required remedy, which could have a material adverse effect. Furthermore, changes to the amount of financial assurance that the Offeror is required to post, as well as the nature of the collateral to be provided, could significantly increase the Offeror's costs, making the development of new mines less economically feasible.

Exploration, Development and Operations

The long-term profitability of the Offeror's operations will be in part directly related to the cost and success of its exploration programs, which may be affected by a number of factors, including the Offeror's ability to extend the permitted term of exploration granted to it. Substantial expenditures are required to establish resources through drilling, to develop processes to extract the resources, and in the case of new properties, to develop the extraction and processing facilities and infrastructure at any site chosen for extraction. Although substantial benefits may be derived from the discovery of a major deposit, no assurance can be given that any such deposit will be commercially viable or that the funds required for development can be obtained on a timely basis.

Third-Party Approvals

The Offeror may require the consent or approval of third parties in order to enter into or complete certain agreements or transactions necessary in the course of its operations. There can be no assurance that such third parties, which may include shareholders, regulatory bodies or entities with an interest in the applicable property or others, will provide the required approval or consent or enter into such agreement in a timely manner, or at all. Failure to obtain such third party approval may result in a material adverse effect on the Offeror's operations and financial condition.

Market Price of Securities

The Offeror Common Shares are listed on the TSXV. Securities markets have had a high level of price and volume volatility, and the market price of securities of many resource companies, particularly those considered exploration or development stage companies, have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies.

The trading price of the Offeror Common Shares may increase or decrease in response to a number of events and factors, not related to the Offeror's performance, and are, therefore, not within the Offeror's control, including but not limited to, the market in which the Offeror Common Shares are traded, the strength of the economy generally, the prices of copper and gold, the availability and attractiveness of alternative investments and the breadth of the public market for the Offeror Common Shares. The effect of these factors and others on the market price of the Offeror Common Shares in the future cannot be predicted.

Dilution

The Offeror may have further capital requirements and exploration expenditures as it proceeds to expand exploration activities at its mineral projects, develop any such projects or take advantage of opportunities for acquisitions, joint ventures or other business opportunities that may be presented to it. The Offeror may sell additional Offeror Common Shares or other securities in the future to finance its operations or may issue additional Offeror Common Shares or other securities as consideration for future acquisitions. The Offeror cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances may have on the market price of the Offeror Common Shares. Sales or issuances of substantial numbers of Offeror Common Shares, or the perception that such sales or issuances could occur, may adversely affect the future market price of the Offeror Common Shares and dilute each Offeror Shareholder's equity position in the Offeror.

Copper and Gold Market Conditions

The ability of the Offeror to sell and profit from the sale of any eventual mineral production will be subject to prevailing conditions in the copper and gold markets at the time of sale. Although copper and gold are widely traded on established commodity exchanges and benefit from liquid global markets, commodity prices are subject to significant fluctuation based on factors beyond the Offeror's control, including global economic conditions, supply and demand dynamics, currency exchange rates, interest rates, speculative activity and geopolitical events. In addition, should the Offeror achieve commercial production, it will need to negotiate off-take, smelting and refining arrangements, and there can be no assurance that such arrangements will be available on favourable terms. Any adverse change in copper and gold market conditions or the inability to secure favourable sales arrangements could have a material adverse effect on the financial condition of the Offeror.

Global Conflict

Ongoing global conflict, including in Ukraine and the Middle East, can and has led to sanctions being levied against certain countries by the international community and may result in additional sanctions or other international action, any of which may have a destabilizing effect on commodity prices, supply chain and global economies more broadly. Volatility in commodity prices and supply chain disruptions may adversely affect the Offeror's business and financial condition. The extent and duration of such conflicts and related international actions cannot be accurately predicted and the effects of such conflict may magnify the impact of other risks identified in this Circular, including those relating to commodity price volatility and global financial conditions. Because of the highly uncertain and dynamic nature of these events, it is not currently possible to accurately estimate the impact of such conflicts on the Offeror's business.

Conflicts of Interest

Certain of the directors and officers of the Offeror also serve as directors and/or officers of other companies involved in natural resource exploration and development and, consequently, there exists the possibility for such directors and officers to be in a position of conflict. The Offeror expects that any decision made by any of such directors and officers involving the Offeror will be made in accordance with their duties and obligations to deal fairly and in good faith with a view to the best interests of the Offeror and its shareholders, but there can be no assurance in this regard. In addition, each of the Offeror's directors is required to declare and refrain from voting on any matter in which such directors may have a conflict of interest or which are governed by the procedures set forth in the OBCA and any other applicable law. In the event that the Offeror's directors and officers are subject to conflicts of interest, there may be a material adverse effect on its business.

Availability and Costs of Infrastructure, Energy and Other Commodities

Mining, processing, development and exploration activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important determinants that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect the Offeror's operations, financial condition and results of operations.

The profitability of the Offeror's operations will be dependent upon the cost and availability of commodities which are consumed or otherwise used in connection with the Offeror's operations and projects, including, but not limited to, diesel, fuel, natural gas, electricity, steel and concrete. Commodity prices fluctuate widely and are affected by numerous factors beyond the control of the Offeror. If there is a significant and sustained increase in the cost of certain commodities, the Offeror may decide that it is not economically feasible to continue all of the Offeror's development activities.

Further, the Offeror relies on certain key third-party suppliers and/or contractors for services, equipment, raw materials used in, and the provision of services necessary for, the development and construction of its assets. There can be no guarantee that services, equipment or raw materials will be available to the Offeror on commercially reasonable terms or at all.

Insurance and Uninsured Risks

Exploration, development and production operations on mineral properties involve numerous risks, including unexpected or unusual geological operating conditions, rock bursts, cave-ins, fires, floods, earthquakes and other environmental occurrences, as well as political and social instability. It is not always possible to obtain insurance against all such risks and the Offeror may decide not to insure against certain risks because of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Offeror Common Shares. The lack of, or insufficiency of, insurance coverage could adversely affect the Offeror's future cash flow and overall profitability.

Competition

The mining industry is intensely competitive in all of its phases and the Offeror competes with many companies possessing greater financial and technical resources than itself. Competition in the mineral mining industry is primarily for mineral rich properties that can be developed and produced economically; the technical expertise to find, develop, and operate such properties; the labour to operate the properties; and the capital for the purpose of funding such properties. The Offeror expects to selectively seek strategic acquisitions in the future, however, there can be no assurance that suitable acquisition opportunities will be identified on acceptable terms. As a result, there can be no assurance that the Offeror will acquire any interest in additional mineral properties. If the Offeror is not able to acquire these interests, it could have a material and adverse effect on its future earnings, cash flows, financial condition or results of operations. Even if the Offeror does acquire these interests or rights, the resulting business arrangements may ultimately prove not to be beneficial.

Tax Matters

The Offeror's taxes are affected by several factors, some of which are outside of its control, including the application and interpretation of the relevant tax laws and treaties. If the Offeror's filing position, application of tax incentives or similar "holidays" or benefits were to be challenged for any reason, this could have a material adverse effect on the Offeror's business, results of operations and financial condition.

The Offeror is subject to routine tax audits by various tax authorities. Tax audits may result in additional tax, interest payments and penalties which would negatively affect the Offeror's financial condition and operating results. New laws and regulations or changes in tax rules and regulations or the interpretation of tax laws by the courts or the tax authorities may also have a substantial negative impact on the Offeror's business. There is no assurance that the Offeror's current financial condition will not be materially adversely affected in the future due to such changes.

Litigation

All industries, including the mining industry, are subject to legal claims, with and without merit. The Offeror may become involved in legal disputes in the future. Defence and settlement costs of legal claims can be substantial, even with respect to claims that have no merit. As of the date hereof, no material claims have been brought against the Offeror, nor has the Offeror received an indication that any material claims are forthcoming. However, due to the inherent uncertainty of the litigation process, should a material claim be brought against the Offeror, there can be no assurance that the resolution of any particular legal proceeding will not a material adverse effect on the Offeror's financial position and results of operations.

Nature and Climatic Conditions

The Offeror and the mining industry are facing continued geotechnical challenges, which could adversely impact the Offeror. Unanticipated adverse geotechnical and hydrological conditions, such as landslides, droughts, pit wall failures and rock fragility may occur in the future and such events may not be detected in advance. Geotechnical instabilities and adverse climatic conditions can be difficult to predict and are often affected by risks and hazards outside of the Offeror's control, such as severe weather and considerable rainfall, which may lead to periodic floods, mudslides, wall instability and seismic activity, which may result in slippage of material. Such conditions could result in limited access to mine sites, suspensions or reductions in operations, government investigations, increased monitoring costs, remediation costs, loss of ore and other impacts which could cause the Offeror's projects to be less profitable than currently anticipated and could result in a material adverse effect on the Offeror's results of operations and financial position.

Climate Change

The Offeror's activities are subject to risks related to climate change. While it is widely recognized that continued emission of greenhouse gases will cause further warming of the planet and this warming could lead to damaging economic and social consequences for the Offeror, the exact timing and severity of physical effects are difficult to estimate. There exists a common misperception regarding the long-term nature of climate change implications, leading some to believe they may not be immediately relevant to present decision-making. Natural catastrophes are more and more present, and the Offeror must continue to assess its vulnerabilities and implement corrective measures to secure its infrastructure.

Yet, the potential repercussions of climate change on the Offeror extend beyond physical impacts and are not exclusively relegated to the distant future. Mitigating the effects of climate change necessitates a reduction in greenhouse gas emissions and an expedited transition to a lower-carbon economy. This reduction involves a shift away from fossil fuel energy and related physical assets. While the changes associated with transitioning to a lower-carbon economy pose substantial risks, they also present significant opportunities for the Offeror, as copper is a critical metal for electrification and the energy transition. However, evolving climate policies and regulations, including carbon pricing mechanisms and emissions standards, could increase the Offeror's operating costs. The Offeror must continue to assess its vulnerabilities and implement measures to address both the physical and transitional risks of climate change.

Information Systems and Cyber Security

The Offeror relies on its information technology systems ("IT Systems"), and the IT Systems of its vendors, contractors and third-party service providers, to operate its business, including for communications, data storage, financial reporting, supply chain management and exploration activities. IT Systems are subject to an increasing threat of risks from sources including computer viruses, cyber-attacks, ransomware, malware, phishing, security breaches, power loss, system disruptions, natural disasters, defects in design, human error and other manipulation or improper use.

These risks are evolving as IT Systems and cybersecurity attacks or breaches become more sophisticated and prevalent. Cybersecurity incidents could result in unauthorized access to, or the destruction, loss, theft, misappropriation or release of, proprietary, confidential, sensitive or otherwise valuable information, including personal information and trade secrets. Such incidents could also cause operational disruptions, reputational harm, regulatory investigations, litigation, fines, penalties and other liabilities. The Offeror may be required to expend significant resources to protect against, respond to or recover from cybersecurity incidents.

The adoption of new technology that promotes operational efficiency, such as the use of artificial intelligence ("AI"), machine learning, fleet electrification and autonomous vehicles or equipment, may further expose the Offeror's IT Systems to risk. The use of AI systems may introduce additional risks, including risks relating to data quality, algorithmic bias, intellectual property infringement, privacy concerns, regulatory compliance and unintended or erroneous outputs. AI technology is rapidly evolving, and the regulatory landscape governing AI is uncertain and subject to change. The Offeror's use of AI, or the use of AI by third parties with whom the Offeror does business, could result in reputational harm, legal liability or regulatory action.

Third-party service providers, including cloud computing providers and software vendors, may also experience cybersecurity incidents that affect the Offeror. The Offeror may have limited ability to assess or control the cybersecurity practices of such third parties. Incidents affecting these third parties, such as the CrowdStrike software incident in 2024 that caused widespread IT outages globally, could disrupt the Offeror's operations even if the Offeror's own systems are not directly compromised.

Despite the Offeror's efforts to implement security measures, there can be no assurance that such measures will be sufficient to prevent, detect or respond to cybersecurity incidents, and any incident could have a material adverse effect on the Offeror's business, reputation, financial condition and results of operations.

Global Financial Conditions

Global financial conditions continue to be characterized as volatile. In recent years, global markets have been adversely impacted by the tariffs introduced by the current US administration and counter-tariffs imposed by various other countries, various credit crises and significant fluctuations in fuel and energy costs and metals prices, ongoing hostilities in Ukraine and the Middle East and related sanctions. Many industries, including the mining industry, have been impacted by these market conditions. Global financial conditions remain subject to sudden and rapid destabilizations in response to future events, as government authorities may have limited resources to respond to future crises. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect the Offeror's growth and prospects. Future crises may be precipitated by any number of causes, including natural disasters, geopolitical instability, changes to energy prices or sovereign defaults. If increased levels of volatility continue or in the event of a rapid destabilization of global economic conditions, it may result in a material adverse effect on commodity prices, demand for metals, including copper and gold, availability of credit, investor confidence, and general financial market liquidity, all of which may adversely affect the Offeror's business and the market price of the Offeror Common Shares.

Inflation may adversely affect the Offeror's results

The Offeror is affected by inflationary pressures. Inflation rates in Canada and globally have increased significantly since 2021, driven in part by the rising costs of labour, energy, equipment and raw materials. These inflationary pressures have affected, and may continue to affect, the Offeror's labour, commodity and other input costs. A significant portion of the Offeror's exploration and development expenditures are subject to inflationary pressures, including the costs of drilling, equipment, fuel, transportation and professional services.

Any continued inflation or increase in the inflation rate for the Offeror's inputs, including as a result of increased tariffs affecting Canada or that are part of the Offeror's supply chains, geopolitical instability, supply chain disruptions or other macroeconomic factors, may have a material adverse effect on the Offeror's operating costs, capital expenditures for exploration and development, as well as its financial condition and results of operations. The Offeror may not be able to offset increased costs through operational efficiencies or price increases, and prolonged periods of high inflation could materially impair the Offeror's ability to execute its business plan and achieve its strategic objectives.

Uncertainty Relating to Inferred Mineral Resources

The Offeror has no current mineral resources (inferred or indicated). In the future, if the Offeror is able to determine current mineral resources on its projects, such resources may be inferred mineral resources. Inferred mineral resources are not mineral reserves and do not have demonstrated economic viability. However, it is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration.

Surface Rights

The Offeror does not own all of the surface rights at its properties and there is no assurance that surface rights owned by the government or third parties will be granted, nor that they will be on reasonable terms if granted. Failure to acquire surface rights may impact the Offeror's ability to access its properties, as well as its ability to commence and/or complete construction or production, any of which would have a material adverse effect on the profitability of the Offeror's future operations.

Pre-existing Environmental Liabilities

Pre-existing environmental liabilities may exist on the properties in which the Offeror hold an interest or on properties that may be subsequently acquired by the Offeror which are unknown, and which have been caused by previous or existing owners or operators of the properties. In such event, the Offeror may be required to remediate these properties and the costs of remediation could be substantial. Further, in such circumstances, the Offeror may not be able to claim indemnification or contribution from other parties. In the event the Offeror were required to undertake and fund significant remediation work, such event could have a material adverse effect upon the Offeror and the value of its securities.

Dependence on Key Management Personnel

The Offeror's future growth and its ability to develop depend, to a significant extent, on its ability to attract and retain highly qualified personnel. The Offeror relies on a limited number of key employees, consultants, and members of senior management and competes with mining and other companies to attract and retain key executives and other employees and third-party contractors with appropriate technical skills and managerial experience necessary to operate its business. While the Offeror maintains policies, procedures and frameworks in place to mitigate this risk, there can be no assurance that the Offeror will be able to attract and retain skilled and experienced personnel. Although the Offeror believes it will be able to replace key employees, consultants or members of senior management within reasonable time should the need arise, the loss of such key personnel, if not replaced in a timely manner, could have a material adverse effect on the Offeror's business, financial condition, and prospects.

To operate successfully and manage its potential future growth, the Offeror must attract and retain highly qualified engineering, managerial and financial personnel. The Offeror faces intense competition for qualified personnel in these areas, and there can be no certainty that the Offeror will be able to attract and retain qualified personnel. If the Offeror is unable to hire and retain additional qualified personnel in the future to develop its properties, its business, financial condition, and operating results could be adversely affected.

Dependence on Outside Parties

The Offeror has relied upon consultants, engineers, contractors and other parties and intends to rely on these parties for exploration, development, construction and operating expertise and any future production. Substantial expenditures are required to construct mines, to establish mineral resources and mineral reserves through drilling, to carry out environmental and social impact assessments, to develop metallurgical processes to extract metal and, in the case of new properties, to develop the exploration and plant infrastructure at any particular site. Deficient or negligent work or work not completed in a timely manner could have a material adverse effect on the Offeror.

Infectious Diseases

Global markets and various industries have been adversely impacted by emerging infectious diseases and/or the threat of outbreaks of viruses, other contagions or epidemic diseases. The outbreak of such diseases and the resultant response to combat could result in the implementation by numerous governments of non-routine measures such as quarantines, travel restrictions and business closures designed to contain the spread of the outbreak. These measures could negatively impact the global economy and lead to volatile market conditions and commodity prices. The economic viability of the Offeror's long-term business plan is impacted by its ability to obtain financing, and global economic conditions impact the general availability of financing through public and private debt and equity markers, as well as through other avenues.

Sustained infectious disease outbreaks could result in operational and supply chain delays and disruption as a result of governmental regulation and preventative measures being implemented worldwide. The Offeror could also be required to close, curtail or otherwise limit its operating activities as a result of the implementation of any such governmental regulation or preventative measures in the jurisdictions in which the Offeror operates, or as a result of sustained outbreaks at its project site or facilities. Any such closures or curtailments could have an adverse impact on the business of the Offeror.

Disclosure and Internal Controls

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Offeror in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. The Offeror's failure to satisfy the requirements of applicable Securities Laws on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm its business and negatively impact the trading price of the Offeror Common Shares. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Offeror's operating results or cause it to fail to meet its reporting obligations.

The Outstanding Offeror Common Shares Could be Subject to Dilution

The exercise of Offeror Options, and warrants of the Offeror already issued by the Offeror and the issuance of additional equity securities in the future could result in dilution in the equity interests of holders of Offeror Common Shares.

No Dividends Policy

The Offeror has not declared a dividend since incorporation and does not anticipate doing so in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Offeror Board and will depend on the availability of profit, operating results, the financial position of the Offeror, future capital requirements and general business and other factors considered relevant by the directors of the Offeror. No assurances in relation to the payment of dividends can be given.

Selected Financial Information of the Offeror

Annual information

The following selected financial data for the Offeror is based upon, and should be read in conjunction with, the more detailed financial information appearing in its audited consolidated financial statements for the years ended December 31, 2024 and 2023, together with the auditor's report thereon and the notes thereto and management's discussion and analysis in respect thereof contained in Appendix B to this Circular.

	Summary Financial Data
	Year ended December 31,
Consolidated Statements of Loss and Comprehensive Loss	2024	2023
Revenue	Nil	Nil
Expenditures	$10,267,656	$6,263,732
Net loss and comprehensive loss	$(7,854,685)	$(5,052,932)
Basic and diluted loss per share	$(0.06)	$(0.06)
Weighted average shares outstanding	131,345,551	92,986,493

Quarterly information

The following selected financial data for the Offeror is based upon, and should be read in conjunction with, the more-detailed financial information appearing in its unaudited condensed consolidated interim financial statements for the three and nine months ended September 30, 2025, and the notes thereto and management's discussion and analysis in respect thereof contained in Appendix C to this Circular.

	Summary Financial Data
	Nine Months ended September,
Consolidated Statements of Loss and Comprehensive Loss	2025	2024
Revenue	Nil	Nil
Expenditures	$8,385,343	$7,885,878
Net loss and comprehensive loss	$(7,320,051)	$(5,899,081)
Basic and diluted loss per share	$(0.04)	$(0.04)
Weighted average shares outstanding	171,961,613	133,063,359

Management's Discussion and Analysis

The Offeror's management's discussion and analysis of the operating and financial results for the year ended December 31, 2024 is attached to the Circular as Appendix B. The Offeror's management's discussion and analysis of the operating and financial results for the nine months ended September 30, 2025 is attached to the Circular as Appendix C.

Dividend Policy

The Offeror has not declared or paid any dividends on the Offeror Common Shares since its incorporation. Any decision to pay dividends on the Offeror Common Shares will be made by the Offeror Board on the basis of the corporation's earnings, financial requirements and other conditions existing at such future time.

Description of Share Capital

See Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Consolidated Capitalization

See Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Prior Sales and Price Range and Trading Volume

See Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Escrowed Securities

See Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Principal Shareholders

See Section 9 of the Circular, "Certain Information Concerning the Offeror Common Shares".

Directors and Officers

The name, municipality of residence, position held with the Offeror and principal occupation during the last five years of each of the directors and senior officers of the Offeror are as follows:

Name and Residence	Position with the Offeror and Period Served as a Director	Principal Occupation During the Preceding Five Years	Number and Percentage of Offeror Common Shares Beneficially Owned(1)
Anthony Moreau Toronto, Ontario, Canada	Chief Executive Officer and Director since May 2021	CEO of American Eagle January 2020 to Present; Director at XXIX Metal Corp. from June 2018 to Present; Business Development at IamGold Corporation from March 2017 to January 2020; Special Projects at IamGold Corporation from January 2013 to March 2017, Investor Relations IAMGOLD from August 2011 to January 2013.	1,485,000(3) (0.7%)

Name and Residence	Position with the Offeror and Period Served as a Director	Principal Occupation During the Preceding Five Years	Number and Percentage of Offeror Common Shares Beneficially Owned(1)
Stephen Stewart(2) Toronto, Ontario, Canada	Director and Chairman since May 2021	Chairman of XXIX Metal Corp. from June 2018 to present.; President of 2287957 Ontario Inc. from January 2010 to present; CEO of Orecap Invest Corp. (previously Orefinders Resources Inc.) from November 2012 to present; Director of Stardust Metal Corp. (previously Mistango River Resources) from May 2019 to present; Director of Metal Energy Corp. from November 2021 to present; Director of Geiger Energy Corporation from June 2020 to present; Director of Auriginal Mining Corp. from September 2025 to present; and Director of Awalé Resources Limited from May 2023 to present.	10,219,000(4) (5.1%)
Michael Mansfield(2) Calgary, Alberta, Canada	Director since October 2023	Financial Consulting (2021 to present) and prior thereto Senior Investment Advisor & Portfolio Manager, Industrial Alliance Securities Inc. (2017 - 2021); Director of Orecap Invest Corp. from October 2023 to present; Director of Stardust Metal Corp. from October 2023 to present; Director of Metal Energy Corp. from October 2023 to present; Director of Geiger Energy Corporation from June 2020 to present; Director of XXIX Metal Corp. from October 2023 to present; Director of QNB Metals Inc. from March 2025 to present; Director of Canamera Energy Metals Corp. from September 2025 to present; Director of Revival Gold Inc. from July 2016 to May 2025; and Director of VIP Entertainment Group Inc. from July 2022 to February 2023.

Nil(5) (0%)
Gordon Stothart(2) Toronto, Ontario, Canada	Director since May 2024	Independent mining consultant. CEO and Director of IAMGOLD 2020 – 2022. COO of IAMGOLD 2007-2020.	Nil(6) (0%)
James Sykes Saskatoon, Saskatchewan, Canada	Director since July 2024	CEO of the Geiger Energy Corporation from 2021 to August 2025. Previously the CEO of Metal Energy Corp. from 2021 to February 2026. Previously Vice President Exploration and Development at Appia Energy Corp. from 2016 to 2021.	100,000(7) (Less than 1%)

Name and Residence	Position with the Offeror and Period Served as a Director	Principal Occupation During the Preceding Five Years	Number and Percentage of Offeror Common Shares Beneficially Owned(1)
Joel Friedman Toronto, Ontario, Canada	Chief Financial Officer since May 2022	Chief Financial Officer of the Offeror since May 2022. Chief Financial Officer of Orecap Invest Corp., XXIX Metal Corp., Geiger Energy Corporation, Auriginal Mining Corp., Stardust Metal Corp., and Metal Energy Corp.	Nil(8) (0%)
Neil Prowse Penticton, British Columbia, Canada	Vice President, Exploration since April 2026	Vice President, Exploration of the Offeror since April 2026. Project geologist with C.J.Greig and Associates from 2017 to April 2026.	10,000(9) (Less than 1%)

Notes:

(1)	Percentages calculated on a non-diluted basis, based on 202,272,037 Offeror Common Shares outstanding as at April 13, 2026.

(2)	Member of the Audit Committee.

(3)	Mr. Moreau also holds 5,500,000 Offeror Options.

(4)	Mr. Stewart also holds 6,000,000 Offeror Options.

(5)	Mr. Mansfield also holds 400,000 Offeror Options.

(6)	Mr. Stothart also holds 400,000 Offeror Options.

(7)	Mr. Sykes also holds 500,000 Offeror Options.

(8)	Mr. Friedman also holds 1,600,000 Offeror Options.

(9)	Mr. Prowse also holds 900,000 Offeror Options.

As at the date hereof, the directors and executive officers of the Offeror, as a group, beneficially owned, directly or indirectly, or exercised control over, a total of 11,804,000 Offeror Common Shares representing approximately 5.8% of the issued and outstanding Offeror Common Shares on a non-diluted basis.

Biographies

The following biographical information relates to each of the directors and officers of the Offeror and includes further information with respect to each individual's principal occupation within the past five years.

Anthony Moreau – Chief Executive Officer and Director. Mr. Moreau also serves as a Director of XXIX Metal Corp, Orecap Invest Corp., and Mistango River Resources. Formerly with IAMGOLD, where he held various roles, including in Business Development and Innovation. Anthony is also the leader of the Young Mining Professionals Toronto. He also co-founded the YMP Scholarship Fund, which has raised over $1.25 million since its inception seven years ago. Tony is a Queen's School of Business graduate and a Chartered Financial Analyst (CFA).

Stephen Stewart – Director and Chairman. Mr. Stewart is the Founder and Chairman of Ore Group, a private natural resource consortium dedicated to the discovery, development, and advancement of metals projects. He also serves as Chairman of several public companies, including Orecap Invest Corp., XXIX Metal Corp., Geiger Energy Corporation, Stardust Metal Corp., Metal Energy Corp., Auriginal Mining Corp. and Awalé Resources Limited. Beyond his corporate roles, Mr. Stewart is the Founder and Chairman of the Young Mining Professionals Scholarship Fund, the largest mining-focused charitable organization supporting education in mining engineering and geology. He also founded YMP Toronto and the YMP Global Group, helping to build a global network for the next generation of mining leaders. Mr. Stewart holds a Bachelor of Arts from the University of Western Ontario, a Master of Business Administration from the Rotman School of Management at the University of Toronto, and a Master of Science from the University of Florida.

Gordon Stothart – Director. Mr. Stothart is an independent mining consultant and professional engineer whose career began as an Engineer in Training in 1987 at the Noranda (now Glencore) Bell Copper Mine in the Babine region of British Columbia, next door to American Eagle's NAK Project. With over 35 years of management, operations, and technical experience in the mining industry, Gordon has managed numerous global projects from advanced exploration to production. Mr. Stothart was instrumental in constructing both the Antamina Mine in Peru and the Cote Gold mine in Ontario, Canada. Most recently, before becoming the CEO of IAMGOLD, Gordon served as the Chief Operating Officer of IAMGOLD from 2007 to 2020.

Michael W. Mansfield – Director. Mr. Mansfield a director, advisor and investor in numerous public and private companies. In 2021, Mr. Mansfield retired from the brokerage business after 20+ years’ experience as investment advisor specializing in the Canadian venture market where he successfully completed over a hundred Capital Pool Corporations and numerous secondary financings. Mr. Mansfield graduated from the University of Calgary in 1989, articled with KPMG and obtained his CA designation in 1993 and CFA designation in 1998.

James Sykes – Director. Mr. Sykes brings more than 15 years of mineral exploration and discovery experience to the team, with notable experience in the mining and exploration sector. He has been directly and indirectly involved in significant mineral discoveries and has helped generate substantial shareholder value through his exploration leadership.

Joel Friedman – Chief Financial Officer. Mr. Friedman is a finance professional with over 15 years of experience working in the mining and cannabis industries. Mr. Friedman has been the CFO of the Offeror since 2022 as well as a number of other Canadian listed junior exploration companies since 2022. Previously, Mr. Friedman served as the CFO of Khiron Life Sciences Corp, prior to this, he was Vice President, Finance at CannTrust Inc., and Director of Finance at Primero Mining Corp. and senior finance roles at Banro Corporation and IAMGOLD Corporation. Mr. Friedman began his career at Deloitte in the Real Estate and Resources group, where he worked with a variety of publicly listed clients throughout the mining lifecycle, from exploration to multi-asset operators. Mr. Friedman holds a CPA, CA and Honours Bachelor of Business Administration from the Schulich School of Business at York University, Canada.

Neil Prowse – Vice President, Exploration. Mr. Prowse is a Professional Geologist registered with Engineers and Geoscientists British Columbia and holds a BSc and an MSc in Geology from Carleton University. He brings more than 15 years of experience, including a decade as a project-managing geologist, having held previous leadership roles on programs for SSR Mining and Eskay Mining Corp. Since 2022 he has served as Lead Geologist for the NAK Project.

Corporate Cease Trade Orders or Bankruptcies

To the knowledge of the Offeror, no director or executive officer is, or has been within the 10 years to the date of this Circular, a director or officer of any other corporation that, while such person was acting in that capacity:

(a)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued while that person was acting in that capacity;

(b)	was subject to a cease trade or similar order or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days, that was issued after the proposed director ceased to act in that capacity, and which resulted from an event that occurred while that person was acting in that capacity; or

(c)	while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

Individual Bankruptcies

To the knowledge of the Offeror, no director or executive officer of the Offeror is or has, within the ten years prior to the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

Penalties or Sanctions

To the knowledge of the Offeror, no director or executive officer of the Offeror has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority.

Conflicts of Interest

The directors and executive officers of the Offeror may, from time to time, be involved with the business and operations of other issuers, in which case a conflict of interest may arise between their duties as officers and directors of the Offeror and as officer and directors of such other companies. Such conflicts must be disclosed in accordance with, and are subject to such procedures and remedies, as applicable, under the OBCA.

Executive Compensation

Director and NEO Compensation, Excluding Securities

The following table sets forth all compensation paid, payable, awarded, granted, given, or otherwise provided, directly or indirectly, by the Offeror to each NEO and director of the Offeror in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given or otherwise provided to the NEO or a director of the Offeror for services provided and for services to be provided, directly or indirectly, to the Offeror, for each of the Offeror's two (2) most recent completed financial years.

	Compensation
NEO Name and Position	Year	Salary, Consulting Fee, Retainer or Commission		Bonus ($)	Committee or Meeting Fees ($)	Value of Perquisites ($)	Value of all other Compensation ($)	Total Compensation ($)
Stephen Stewart(1)	2024	$60,000	(1)	$50,000	Nil	Nil	Nil	$110,000
Director	2023	$60,000	(1)	$15,000	Nil	Nil	Nil	$75,000
Joel Friedman(2)	2024	$45,437	(2)	$50,000	Nil	Nil	Nil	$95,437
CFO	2023	$40,000	(2)	$15,000	Nil	Nil	Nil	$55,000
Alexander Stewart(3)	2024	$30,000	(3)	$3,750	Nil	Nil	Nil	$33,750
Former Director	2023	$30,000	(3)	$6,250	Nil	Nil	Nil	$36,250
Anthony Moreau(4)	2024	$180,928	(4)	$100,000	Nil	Nil	Nil	$280,928
CEO, Director	2023	$84,700	(4)	$50,000	Nil	Nil	Nil	$134,700
Michael	2024	$10,000		Nil	Nil	Nil	Nil	$10,000
Mansfield Director	2023	Nil		Nil	Nil	Nil	Nil	Nil
Gord Stothart	2024	$7,500		Nil	Nil	Nil	Nil	$7,500
Director	2023	Nil		Nil	Nil	Nil	Nil	Nil

Notes:

(1)	Fees were paid to 2287957 Ontario Inc. 2287957 Ontario Inc. provides the services of Stephen Stewart in the capacity as Chief Executive Officer and President of the Offeror. 2287957 Ontario Inc. is a private company wholly-owned by Stephen Stewart. Mr. Stewart was appointed Chief Executive Officer on June 15, 2015.

(2)	Fees were paid to 1000217479 Ontario Inc. 1000217479 Ontario Inc. provides the services of Joel Friedman in the capacity as Chief Financial Officer of the Offeror. 1000214479 Ontario Inc. is a private company controlled and beneficially-owned by Joel Friedman. Mr. Friedman was appointed Chief Financial Officer on May 3, 2022.

(3)	Fees were paid to Moray Resources Inc. Moray Resources Inc. has provided the services of Alexander Stewart in the capacity as director of the Offeror. Moray Resources Inc. is a private company wholly-owned by Alexander Stewart.

(4)	Fees were paid to 2778454 Ontario Ltd. for corporate development. 2778454 Ontario Ltd. Provides the services of Anthony Moreau. Mr. Moreau was appointed as director on May 31, 2019.

Stock Options and Other Compensation Securities

Except as disclosed below, no Compensation Securities were granted or issued to NEOs or Directors during the most recently completed financial year ended December 31, 2024:

Compensation Securities
Name and position	Type of compensation security	Number of compensation securities, number of underlying securities, and percentage of class	Date of issue or grant	Issue conversion or exercise price ($)	Closing price of security of underlying security on date of grant ($)	Closing price of security or underlying security at year end ($)	Expiry date
Anthony Moreau CEO, Director	Stock options	1,000,000 (0.6%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29
Joel Friedman CFO	Stock options	350,000 (0.2%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29
Stephen Stewart Director	Stock options	1,000,000 (0.6%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29
Gord Stothart Director	Stock options	200,000 (0.1%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29
Michael Mansfield Director	Stock options	200,000 (0.1%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29
James Sykes Director	Stock options	200,000 (0.1%)	14-Jul-24	0.70	0.69	0.69	14-Jul-29

Exercise of Compensation Securities by Directors and NEOs

No Compensation Securities were exercised by NEOs or Directors during the most recently completed financial year ended December 31, 2024.

Stock Option Plans and Other Incentive Plans

The Offeror's current stock option plan was approved by the Offeror Shareholders at the last annual general and special meeting held on September 17, 2025 (defined herein as the "Offeror Stock Option Plan").

The Offeror Stock Option Plan has been and will be used to provide Offeror Options which are granted in consideration of the level of responsibility of the executive as well as his or her impact or contribution to the longer-term operating performance of the Offeror. In determining the number of Offeror Options to be granted to the executive officers, the Offeror Board takes into account the number of Offeror Options, if any, previously granted to each executive officer, and the exercise price of any outstanding Offeror Options to ensure that such grants are in accordance with the policies of the TSXV and closely align the interests of the executive officers with the interests of Offeror Shareholders.

With the exception of the Offeror Stock Option Plan, the Offeror does not have any incentive plans, pursuant to which compensation that depends on achieving certain performance goals or similar conditions within a specified period is awarded, earned, paid or payable to the Named Executive Officers.

The Offeror Board as a whole has the responsibility to administer the compensation policies related to the executive management of the Offeror, including option-based awards.

Employment, Consulting and Management Agreements

The consulting agreement for each of Anthony Moreau, Stephen Stewart and Joel Friedman provides for payments to the executive officer:

(a)	in connection with a termination without just cause, the executive officer will be entitled to: (a) the fees earned to the effective date of termination and any expenses incurred prior to the effective date of termination; (b) one year equivalent of consulting fees payable under the agreement; (c) a bonus amount based on the average of the bonus amounts earned and paid to the executive officer over the two years prior to the effective termination date; and (d) a pro-rata bonus amount for the current fiscal year based on the two years prior to the effective termination date, to be paid over a period of nine months and subject to the executive officer providing a release in favour of the Offeror; and

(b)	in connection with a termination without just cause or the termination of the agreement by the executive officer during the period beginning two months prior to, and ending 18 months following, a Change of Control (as defined in the applicable consulting agreement), the executive officer will be entitled to: (a) the fees earned to the effective date of termination and any expenses incurred prior to the effective date of termination; (b) a lump-sum payment equal to $250,000 (in the case of Anthony Moreau), $400,000 (in the case of Stephen Stewart), and $200,000 (in the case of Joel Friedman); and (c) 100% of the executive officer's then-outstanding and unvested compensation securities will immediately become vested in full and will remain exercisable until the original maximum term, subject to the executive officer providing a release in favour of the Offeror.

The Offeror does not have any employment, consulting or management agreements or arrangements with any of the Offeror's current NEOs or directors aside from the external management agreements described above.

Oversight and Description of Director and Name Executive Officer Compensation

The Offeror's compensation philosophy for its NEOs is designed to attract well qualified individuals in what is essentially an international market by paying competitive base management fees plus short and long-term incentive compensation in the form of Offeror Options or other suitable long-term incentives. In making its determinations regarding the various elements of executive compensation, the Offeror Board has access to and relies on published studies of compensation paid in comparable businesses.

The duties and responsibilities of the President and CEO are typical of those of a business entity of the Offeror's size in a similar business and include direct reporting responsibility to the Offeror Board, overseeing the activities of all other executive and management consultants, representing the Offeror, providing leadership and responsibility for achieving corporate goals and implementing corporate policies and initiatives.

Elements of Compensation

The Offeror's executive compensation policy consists of an annual base fee and long-term incentives in the form of stock options granted under the Offeror Stock Option Plan.

The base salaries paid to officers of the Offeror are intended to provide fixed levels of competitive pay that reflect each officer's primary duties and responsibilities and the level of skill and experience required to successfully perform their role. The Offeror intends to pay base fees to officers that are competitive with those for similar positions in the mining industry to attract and retain executive talent in the market in which the Offeror competes for talent. Base fees of officers are reviewed annually by the Offeror Board.

The incentive component of the Offeror's compensation program is the potential long-term reward provided through the grant of stock options. The Offeror Stock Option Plan is intended to attract, retain and motivate officers and Directors of the Offeror in key positions, and to align the interests of those individuals with those of the Offeror Shareholders. The Offeror Stock Option Plan provides such individuals with an opportunity to acquire a proprietary interest in the Offeror's value growth through the exercise of stock options. Options are granted at the discretion of the Offeror Board, which considers factors such as how other junior exploration companies grant options and the potential value that each optionee is contributing to the Offeror. The number of options granted to an individual is based on such considerations. Stock options are granted at an exercise price of not less than the prevailing market price of the Offeror's Common Shares at the time of the grant, and for a term of exercise not exceeding ten years.

The Offeror has not currently identified specific performance goals or benchmarks as such relate to executive compensation, but from time to time does review compensation practices of companies of similar size and stage of development to ensure the compensation paid is competitive within the Offeror's industry. The stage of the Offeror's development and the small size of its specialized management team allow frequent communication and constant management decisions in the interest of developing shareholder value as a primary goal.

Compensation Policies and Risk Management

The Offeror Board considers the implications of the risks associated with the Offeror's compensation policies and practices when determining rewards for its officers. Commenced in 2021, the Offeror Board intends to review at least once annually the risks, if any, associated with the Offeror's compensation policies and practices at such time.

Executive compensation is comprised of short-term compensation in the form of a base fee and long-term ownership through the Offeror Stock Option Plan. This structure ensures that a significant portion of executive compensation (stock options) is both long-term and "at risk" and, accordingly, is directly linked to the achievement of business results and the creation of long term shareholder value. As the benefits of such compensation, if any, are not realized by officers until a significant period of time has passed, the ability of officers to take inappropriate or excessive risks that are beneficial to their compensation at the expense of the Offeror and the Offeror Shareholders is extremely limited. Furthermore, the short-term component of executive compensation (base salary) represents a relatively small part of the total compensation. As a result, it is unlikely an officer would take inappropriate or excessive risks at the expense of the Offeror or the Offeror Shareholders that would be beneficial to their short-term compensation when their long-term compensation might be put at risk from their actions.

Due to the small size of the Offeror and the current level of the Offeror's activity, the Offeror Board is able to closely monitor and consider any risks which may be associated with the Offeror's compensation policies and practices. Risks, if any, may be identified and mitigated through regular Board meetings during which financial and other information of the Offeror are reviewed. No risks have been identified arising from the Offeror's compensation policies and practices that are reasonably likely to have a material adverse effect on the Offeror.

Hedging of Economic Risks in the Offeror's Securities

The Offeror has not adopted a policy prohibiting Directors or officers from purchasing financial instruments that are designed to hedge or offset a decrease in market value of the Offeror's securities granted as compensation or held, directly or indirectly, by Directors or officers. However, the Offeror is not aware of any Directors or officers having entered into this type of transaction.

The Offeror has no contracts with any Named Executive Officer other than as described above under the heading "Employment, consulting and management agreements".

Pension disclosure

The Offeror does not have a pension plan that provides for payments or benefits to the Named Executive Officers at, following, or in connection with retirement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth the Offeror's compensation plans under which equity securities are authorized for issuance as at the end of the most recently completed financial year.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted -average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	16,175,000	$0.32	10,090,672
Equity compensation plans not approved by securityholders	Nil	N/A	N/A
Total	16,175,000	$0.32	10,090,672

Indebtedness of Directors and Executive Officers

As at this Circular, there was no indebtedness outstanding of any current or former director, executive officer or employee of the Offeror or its subsidiaries which is owing to the Offeror or its subsidiaries or to another entity which is the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Offeror or its subsidiaries, entered into in connection with a purchase of securities or otherwise.

No individual who is, or at any time during the most recently completed financial year was, a director or executive officer of the Offeror, no proposed nominee for election as a director of the Offeror and no Associate of such persons: (a) is or at any time since the beginning of the most recently completed financial year has been, indebted to the Offeror or its subsidiaries; or (b) is indebted to another entity, which indebtedness is, or at any time since the beginning of the most recently completed financial year has been, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Offeror or its subsidiaries, in relation to a securities purchase program or other program.

Audit Committee

Audit Committee Charter

The Offeror's audit committee charter is attached to this Appendix A as Schedule A.

Composition of the Audit Committee

The members of the audit committee are Stephen Stewart, Michael Mansfield and Gordon Stothart.

Pursuant to TSXV Policy 3.1 and National Instrument 52-110 - Audit Committees ("NI 52-110"), the majority of the members of the audit committee, being Michael Mansfield and Gordon Stothart are not Officers, employees or Control Persons of the Offeror or any of its Associates or Affiliates, as such terms are defined in TSXV Policy 3.1.

Relevant Education and Experience

Michael Mansfield, CPA, CA, CFA, is a member of the audit committee. Mr. Mansfield a director, advisor and investor in numerous public and private companies. In 2021, Mr. Mansfield retired from the brokerage business after 20+ years’ experience as investment advisor specializing in the Canadian venture market where he successfully completed over a hundred Capital Pool Corporations and numerous secondary financings. Mr. Mansfield graduated from the University of Calgary in 1989, articled with KPMG and obtained his CA designation in 1993 and CFA designation in 1998.

Stephen Stewart, MSc., MBA, is a member of the audit committee. Mr. Stewart has over 18 years of financial experience as a director and senior officer with Canadian public companies. Mr. Stewart's work experience, together with his two finance focused Masters degrees, gives him an excellent understanding of financial reporting and a well qualified member of the Offeror's audit committee.

Gordon Stothart, is a member of the audit committee. Mr. Stothart has over 35 years of management, operations, and technical experience in the mining industry, including 20+ years' experience leading public companies as a senior officer.

Audit Committee Oversight

At no time since the commencement of the Offeror's most recently completed financial year was a recommendation of the audit committee to nominate or compensate an external auditor not adopted by the Offeror Board.

Reliance on Certain Exemptions

At no time since the commencement of the Offeror's most recently completed financial year has the Offeror relied on the exemption in Section 2.4 of NI 52-110 (De Minimis Non-audit Services), or an exemption from NI 52-110, in whole or in part, granted under Part 8 of NI 52-110.

Pre-Approval of Policies and Procedures

The audit committee has adopted specific policies and procedures for the engagement of non-audit services as described above under the heading "External Auditors" in the audit committee charter attached to this Appendix A as Schedule A.

External Auditors Service Fees (By Category)

The aggregate fees billed by the Offeror's external auditors for the last two fiscal years for audit and other fees are as follows:

Financial Year Ending	Audit Fees(1)	Audit Related Fees(2)		Tax Fees(3)	All Other Fees(4)
2024	$26,750	$	Nil	$10,914	$	Nil
2023	$64,200	$	Nil	$9,630	$	Nil

Notes:

(1)	"Audit Fees" include the aggregate fees billed in each financial year for audit fees.

(2)	"Audit Related Fees" include the aggregate fees in each financial year for assurance and related services to the performance of the audit or review of the Offeror's financial statements not already disclosed under "Audit Fees".

(3)	"Tax Fees" are the aggregate fees billed by the auditor for tax compliance, tax advice and tax planning.

(4)	"All Other Fees" include aggregate fees billed for products or services not already reported in the above table.

Exemption in Section 6.1 of 52-110

The Offeror is relying on the exemption in Section 6.1 of NI 52-110 from the requirement of Parts 3 (Composition of the Audit Committee) and Part 5 (Reporting Obligations).

Corporate Governance Disclosure

National Policy 58-201 establishes corporate governance guidelines which apply to all public companies. The Offeror has reviewed its own corporate governance practices in light of these guidelines. In certain cases, the Offeror's practices comply with the guidelines, however, the Offeror Board considers that some of the guidelines are not suitable for the Offeror at its current stage of development and therefore these guidelines have not been adopted. National Instrument 58-101 - Disclosure of Corporate Governance Practices mandates disclosure of corporate governance practices which is set out below, to the extent known at this time.

Board of Directors

As at the date of this Circular, the Offeror Board consists of five directors, three of whom are independent based upon the tests for independence set forth in NI 52-110. James Sykes, Gord Stothart and Michael Mansfield are independent. Anthony Moreau is not independent as he is the CEO of the Offeror, Stephen Stewart is not independent as he is the Executive Chairman of the Offeror.

Participation of Directors in Other Reporting Issuers

The following table sets out the directors and officers of the Offeror that are, or have been within the last five years, directors, officers or promoters of other issuers that are or were reporting issuers in any Canadian jurisdiction:

Name of Director	Name of Other Reporting Issuer	Market	Position	From	To
Stephen Stewart	XXIX Metal Corp.	TSX-V	CEO and Director	Feb 2018	Current
	Stardust Metal Corp.	CSE	Director	Oct 2019	Current
	Awale Resources Inc.	TSX-V	Director	May 2023	Current
	Geiger Energy Corp.	TSX-V	Director	June 2020	Current
	Orecap Invest Corp.	TSX-V	CEO and Director	Feb 2015	Current
	Metal Energy Corp.	TSX-V	Director	Nov 2021	Current
	Auriginal Mining Corp.	TSX-V	Director	Sept 2025	Current
Joel Friedman	Orecap Invest Corp.	TSX-V	CFO	May 2022	Current
	Stardust Metal Corp.	CSE	CFO	May 2022	Current
	Metal Energy Corp.	TSX-V	CFO	May 2022	Current
	Geiger Energy Corp.	TSX-V	CFO	May 2022	Current
	XXIX Metal Corp.	TSX-V	CFO	May 2022	Current
	Auriginal Mining Corp.	TSX-V	CFO	Sept 2025	Current
	Khiron Life Sciences Corp.	TSX-V	CFO	Oct 2020	Sept 2021
Anthony Moreau	Stardust Metal Corp.	CSE	Director	Oct 2023	Current
	Awale Resources Inc.	TSX-V	Director	May 2023	Current
	Orecap Invest Corp.	TSX-V	Director	May 2018	Current
	XXIX Metal Corp.	TSX-V	Director	Feb 2018	Current
Michael Mansfield	Revival Gold	TSX-V	Director	June 2017	2024
	Stardust Metal Corp.	CSE	Director	May 2022	Current
	Metal Energy Corp.	TSX-V	Director	Sept 2023	Current
	XXIX Metal Corp.	TSX-V	Director	July 2024	Current
	Geiger Energy Corp.	TSX-V	Director	June 2020	Current
Gordon Stothart	IAMGOLD Corporation	TSV	President & CEO and Director, EVP & COO	2007	Jan 2022
James Sykes	Geiger Energy Corp.	TSX-V	Director & Former CEO	June 2020	Current
	Auriginal Mining Corp.	TSX-V	Director	Sept 2025	Current

Orientation and Continuing Education

While the Offeror does not have formal orientation and training programs, new Offeror Board members will be provided with:

1.	information respecting the functioning of the Offeror Board, committees and copies of the Offeror's corporate governance policies;

2.	access to recent, publicly filed documents the Offeror, technical reports and the Offeror's internal financial information;

3.	access to management and technical experts and consultants; and

4.	a summary of significant corporate and securities responsibilities.

Offeror Board members are encouraged to communicate with management, auditors and technical consultants; to keep themselves current with industry trends and developments and changes in legislation with management's assistance; and to attend related industry seminars and visit the Offeror's operations. Board members have full access to the Offeror's records.

Ethical Business Conduct

The Offeror Board views good corporate governance as an integral component to the success of the Offeror and to meet responsibilities to Shareholders. The Offeror Board has adopted a code of conduct and has instructed its management and employees to abide by the code of conduct.

Nomination of Directors

The Offeror Board has responsibility for identifying potential Board candidates. The Offeror Board assesses potential Board candidates to fill perceived needs on the Offeror Board for required skills, expertise, independence and other factors. Members of the Offeror Board and representatives of the resource exploration industry are consulted for possible candidates.

Compensation of Directors and the CEO

As at the date of this Circular, the Offeror's independent Directors are James Sykes, Gord Stothart and Michael Mansfield. The independent directors have the responsibility for determining compensation for the Directors and senior management.

To determine compensation payable, the independent Directors review compensation paid for Directors and CEOs of companies of similar size and stage of development in mineral exploration and determine an appropriate compensation reflecting the need to provide incentive and compensation for the time and effort expended by the Directors and senior management while taking into account the financial and other resources of the Offeror. In setting the compensation, the independent Directors annually review the performance of the CEO and senior management in light of the Offeror's objectives.

Other Board Committees

As the directors are actively involved in the operations of the Offeror and the size of the Offeror's operations does not warrant a larger Board, the Offeror Board has determined that additional committees are not necessary at this stage of the Offeror's development.

Assessments

The Offeror Board does not consider that formal assessments would be useful at this stage of the Offeror's development. The Offeror Board conducts informal annual assessments of the Offeror Board's effectiveness, the individual directors and each of its committees. To assist in its review, the Offeror Board conducts informal surveys of its directors.

Legal Proceedings and Regulatory Actions

In the ordinary course of business, the Offeror may become involved in various legal, administrative, regulatory and other proceedings, actions, claims and inquiries relating to its business. The Offeror is not aware of any actual or pending legal proceedings material to the Offeror to which the Offeror is or was a party to, or that any of its property is or was the subject of, since the beginning of the Offeror's most recently completed financial year. In addition, the Offeror is not currently aware of any such legal proceedings being contemplated.

Interest of Management and Others in Material Transactions

None of the directors or executive officers of the Offeror, or principal shareholders of the Offeror, or associates or affiliates of any of these persons, has any material interest, direct or indirect, in any transaction within the three years before the date of the Circular or in any proposed transaction which, in either case, has materially affected or would materially affect the Offeror.

Auditors, Transfer Agent and Registrars

McGovern Hurley LLP, Chartered Professional Accountants, provided an auditors report dated April 29, 2025 in respect of the Offeror's financial statements for the financial year ended December 31, 2024. McGovern Hurley LLP has advised that it is independent with respect to the Offeror within the meaning of the rules of Professional Conduct of Chartered Professional Accountants of Ontario.

Computershare Trust Company of Canada, at its principal office in Vancouver, British Columbia, is the registrar and transfer agent for the Offeror Common Shares.

For further information regarding the Offeror, refer to the Offeror's filings with the applicable Securities Regulatory Authorities in Canada which may be obtained through SEDAR+ at www.sedarplus.ca.

Material Contracts

There are no material contracts entered into by the Offeror within the most recently completed financial year, or before the most recently completed financial year but which are still in effect, other than contracts entered into in the ordinary course of business.

SCHEUDLE A TO APPENDIX A

AUDIT COMMITTEE CHARTER OF THE OFFEROR

The Audit Committee's Charter

I.              Mandate

The primary function of the audit committee (the "Committee") is to assist the Board of Directors in fulfilling its financial oversight responsibilities by reviewing the financial reports and other financial information provided by American Eagle Gold Corp. (the "Company") to regulatory authorities and shareholders, the Company's systems of internal controls regarding finance and accounting, and the Company's auditing, accounting and financial reporting processes. Consistent with this function, the Committee will encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Committee's primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company's financial reporting and internal control system and review the Company's financial statements.

•	Review and appraise the performance of the Company's external auditors.

•	Provide an open avenue of communication among the Company's auditors, financial and senior management and the Board of Directors.

II.             Composition

The Committee shall be comprised of three directors as determined by the Board of Directors, the majority of whom shall be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Committee.

At least one member of the Committee shall have accounting or related financial management expertise. All members of the Committee that are not financially literate will work towards becoming financially literate to obtain a working familiarity with basic finance and accounting practices. For the purposes of the Company's Charter, the definition of "financially literate" is the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can presumably be expected to be raised by the Company's financial statements.

The members of the Committee shall be elected by the Board of Directors at its first meeting following the annual shareholders' meeting. Unless a Chair is elected by the full Board of Directors, the members of the Committee may designate a Chair by a majority vote of the full Committee membership.

III.            Meetings

The Committee shall meet a least twice annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee will meet at least annually with the Chief Financial Officer and the external auditors in separate sessions.

IV.           Responsibilities and Duties

To fulfill its responsibilities and duties, the Committee shall:

Documents/Reports Review

1.	Review and update this Charter annually.

2.	Review the Company's financial statements, MD&A and any annual and interim earnings, press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors.

External Auditors

3.	Review annually the performance of the external auditors who shall be ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders of the Company.

4.	Obtain annually, a formal written statement of external auditors setting forth all relationships between the external auditors and the Company, consistent with Independence Standards Board Standard 1.

5.	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors.

6.	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the external auditors.

7.	Recommend to the Board of Directors the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval.

8.	At each meeting, consult with the external auditors, without the presence of management, about the quality of the Company's accounting principles, internal controls and the completeness and accuracy of the Company's financial statements.

9.	Review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former external auditors of the Company.

10.	Review with management and the external auditors the audit plan for the year-end financial statements and intended template for such statements.

11.	Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto, and any non-audit services, provided by the Company's external auditors. The pre-approval requirement is waived with respect to the provision of non-audit services if:

i.	the aggregate amount of all such non-audit services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its external auditors during the fiscal year in which the non-audit services are provided;

ii.	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

iii.	such services are promptly brought to the attention of the Committee by the Company and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Provided the pre-approval of the non-audit services is presented to the Committee's first scheduled meeting following such approval such authority may be delegated by the Committee to one or more independent members of the Committee.

Financial Reporting Processes

12.	In consultation with the external auditors, review with management the integrity of the Company's financial reporting process, both internal and external.

13.	Consider the external auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

14.	Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practices as suggested by the external auditors and management.

15.	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments.

16.	Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17.	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements.

18.	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented.

19.	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters.

20.	Review certification process.

21.	Establish a procedure for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Risk Management

22.	To review, at least annually, and more frequently if necessary, the Company's policies for risk assessment and risk management (the identification, monitoring, and mitigation of risks).

23.	To inquire of management and the independent auditor about significant business, political, financial and control risks or exposure to such risk.

24.	To request the external auditor's opinion of management's assessment of significant risks facing the Company and how effectively they are being managed or controlled.

25.	To assess the effectiveness of the over-all process for identifying principal business risks and report thereon to the Board.

Other

26.	Review any related-party transactions.

APPENDIX B

AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31,

2024 AND 2023 AND MANAGEMENT'S DISCUSSION AND ANALYSIS THEREOF

See attached.

B-1

American Eagle Gold Corp.

Consolidated Financial Statements

For the years ended December 31, 2024 and 2023

(Expressed in Canadian Dollars)

Audit. Tax. Advisory.

Independent Auditor’s Report

To the Shareholders of American Eagle Gold Corp.

Opinion

We have audited the consolidated financial statements of American Eagle Gold Corp. and its subsidiaries (the “Company”), which comprise the consolidated statements of financial position as at December 31, 2024 and 2023, and the consolidated statements of loss and comprehensive loss, consolidated statements of changes in equity and consolidated statements of cash flows for the years then ended, and notes to the consolidated financial statements, including material accounting policy information.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as at December 31, 2024 and 2023, and its consolidated financial performance and its consolidated cash flows for the years then ended in accordance with International Financial Reporting Standards (“IFRS”).

Basis for opinion

We conducted our audit in accordance with Canadian generally accepted auditing standards. Our responsibilities under those standards are further described in the Auditor’s responsibilities for the audit of the consolidated financial statements section of our report. We are independent of the Company in accordance with the ethical requirements that are relevant to our audit of the consolidated financial statements in Canada. We have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Key audit matters

Key audit matters are those matters that, in our professional judgement, were of most significance in our audit of the consolidated financial statements of the current period. These matters were addressed in the context of our audit of the consolidated financial statements as a whole, and in forming our opinion thereon, and we do not provide a separate opinion on these matters.

We have determined that there were no key audit matters to communicate in our report.

251 Consumers Road, Suite 800
Toronto, Ontario
M2J 4R3
mcgovernhurley.com
t. 416-496-1234	Page 1

Other information

Management is responsible for the other information. The other information comprises Management’s Discussion and Analysis.

Our opinion on the consolidated financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the consolidated financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the consolidated financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

We obtained Management’s Discussion and Analysis prior to the date of this auditor’s report. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management and those charged with governance for the consolidated financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with IFRS, and for such internal control as management determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or cease operations, or has no realistic alternative but to do so.

Those charged with governance are responsible for overseeing the Company’s financial reporting process.

Auditor’s responsibilities for the audit of the consolidated financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance, but is not a guarantee that an audit conducted in accordance with Canadian generally accepted auditing standards will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these consolidated financial statements.

As part of an audit in accordance with Canadian generally accepted auditing standards, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

•	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risks of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

•	Conclude on the appropriateness of management’s use of the going concern basis of accounting and, based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the Company’s ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor’s report to the related disclosures in the consolidated financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor’s report. However, future events or conditions may cause the Company to cease to continue as a going concern.

•	Evaluate the overall presentation, structure and content of the consolidated financial statements, including the disclosures, and whether the consolidated financial statements represent the underlying transactions and events in a manner that achieves fair presentation.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide those charged with governance with a statement that we have complied with relevant ethical requirements regarding independence, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, related safeguards.

From the matters communicated with those charged with governance, we determine those matters that were of most significance in the audit of the consolidated financial statements of the current period and are therefore the key audit matters. We describe these matters in our auditor’s report unless law or regulation precludes public disclosure about the matter or when, in extremely rare circumstances, we determine that a matter should not be communicated in our report because the adverse consequences of doing so would reasonably be expected to outweigh the public interest benefits of such communication.

The engagement partner of the audit resulting in this independent auditor’s report is Nicole Louli.

McGovern Hurley LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario

April 29, 2025

American Eagle Gold Corp.

Consolidated Statements of Financial Position

(Expressed in Canadian dollars)

As at	Notes	December 31, 2024	December 31, 2023
ASSETS
Current
Cash		$35,929,619	$4,393,661
Amounts receivable	6	388,758	119,901
Prepaid expenses and deposits		67,326	45,239
Total current assets		36,385,703	4,558,801

Reclamation deposit		55,518	50,518
Investment	5	195,000	105,000
Equipment		18,573	-
TOTAL ASSETS		$36,654,794	$4,714,319

LIABILITIES
Current
Accounts payable and accrued liabilities	11	629,018	311,244
Due to related party	11	1,072	833
Flow-through share premium liability	7	826,000	879,000
TOTAL LIABILITIES		1,456,090	1,191,077

SHAREHOLDERS’ EQUITY
Share capital	10	53,632,776	14,990,643
Share-based reserve	10	3,309,075	2,421,061
Deficit		(21,743,147)	(13,888,462)
TOTAL SHAREHOLDERS’ EQUITY		35,198,704	3,523,242
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$36,654,794	$4,714,319

Nature of operations and going concern (Notes 1 and 2)

Commitments and contingencies (Notes 6, 7 and 13)

Subsequent events (Note 14)

Approved on behalf of the Directors:

“Anthony Moreau”	“Stephen Stewart”
Anthony Moreau – Director	Stephen Stewart – Director

The accompanying notes are an integral part of these consolidated financial statements.

5

American Eagle Gold Corp.

Consolidated Statements of Loss and Comprehensive Loss

(Expressed in Canadian dollars)

For the years ended	Notes	December 31, 2024	December 31, 2023
EXPENSES
Exploration and evaluation expenses	6	$7,965,795	$4,998,857
Consulting and management fees	11	757,983	509,207
Office, general and administrative		210,039	91,476
Amortization		7,648	-
Audit, accounting and legal		106,512	105,645
Transfer agent, filing fees and shareholder communications		283,290	248,384
Share-based compensation	10,11	1,510,147	434,743
Unrealized (gain) loss on investment	5	(90,000)	15,000
Interest income		(483,758)	(139,580)
TOTAL EXPENSES		$10,267,656	$6,263,732

Deferred income tax recovery
Flow-through share premium liability recovery	7	(2,412,971)	(1,210,800)
NET LOSS FOR THE YEAR		$7,854,685	$5,052,932

Weighted average number of shares – basic and diluted		131,345,551	92,986,493
Loss per share – basic and diluted		$0.06	$0.06

The accompanying notes are an integral part of these consolidated financial statements.

6

American Eagle Gold Corp.

Consolidated Statements of Changes in Equity

(Expressed in Canadian dollars)

	Number of shares	Amount	Share-based Reserve	(Deficit)	Total (deficiency) Equity
Balance at December 31, 2022	70,224,291	$7,108,612	$1,699,834	$(8,835,530)	$(27,084)
Loss for the year	-	-	-	(5,052,932)	(5,052,932)
Shares issued on hard-dollar private placement	13,428,740	2,150,202	442,627	-	2,592,829
Shares issued on flow-through private placement	20,340,000	3,486,159	-	-	3,486,159
Shares issued for exploration and evaluation expense	7,976,744	1,455,814	-	-	1,455,814
Warrants exercised	2,842,854	789,856	(156,143)	-	633,713
Share-based payments	-	-	434,743	-	434,743
Balance at December 31, 2023	114,812,629	$14,990,643	$2,421,061	$(13,888,462)	$3,523,242
Loss for the year	-	-	-	(7,854,685)	(7,854,685)
Shares issued on hard-dollar private placement	33,321,577	28,974,476	-	-	28,974,476
Shares issued on flow-through private placement	7,866,571	5,276,837	184,574	-	5,461,411
Shares issued for exploration and evaluation expense	343,594	261,131	-	-	261,131
Stock options exercised	775,000	205,600	(73,100)		132,500
Warrants exercised	10,725,740	3,924,089	(733,607)	-	3,190,482
Share-based payments	-	-	1,510,147	-	1,510,147
Balance at December 31, 2024	167,845,111	$53,632,776	$3,309,075	$(21,743,147)	$35,198,704

The accompanying notes are an integral part of these consolidated financial statements.

7

American Eagle Gold Corp.

Consolidated Statements of Cash Flows

(Expressed in Canadian dollars)

For the year ended	December 31, 2024	December 31, 2023
Operating activities
(Loss) for the year	$(7,854,685)	$(5,052,932)

Items not involving cash
Amortization	7,648	-
Flow-through share premium liability recovery	(2,412,971)	(1,210,800)
Share-based compensation	1,510,147	434,743
Unrealized (gain) loss on investment	(90,000)	15,000
Shares issued for acquisition of interest in NAK	-	1,255,814
Shares issued for exploration and evaluation expense	261,131	200,000

Changes in non-cash working capital items
Prepaid expenses and deposits	(22,087)	(38,031)
Amounts receivable	(268,857)	175,864
Due to related party	239	833
Accounts payable and accrued liabilities	317,774	(881,982)
Net cash (used in) operating activities	$(8,551,661)	$(5,101,491)

Financing activities
Shares issued on hard-dollar private placement, net	28,974,476	2,592,829
Proceeds on exercise of warrants	3,190,482	633,713
Shares issued on flow-through private placements, net	7,821,382	5,575,959
Stock options exercised	132,500	-
Net cash provided by financing activities	$40,118,840	$8,802,501

Investing activities
Purchase of equipment	(26,221)	-
Reclamation deposit	(5,000)	(14,000)
Net cash used in investing activities	$(31,221)	$(14,000)

Net increase in cash	31,535,958	3,687,010
Cash, beginning of year	4,393,661	706,651
Cash, end of year	$35,929,619	$4,393,661

Supplemental information:
Brokers warrants issued	$184,574	$42,000
Brokers units issued	$-	$37,590

The accompanying notes are an integral part of these consolidated financial statements.

8

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS

American Eagle Gold Corp. (“American Eagle Gold” or “Company”), was incorporated under the Business Corporations Act (Canada) on June 22, 2018. The Company’s principal business is the acquisition and exploration of mineral properties. To date, the Company has not earned revenue as it is in the exploration stage. The ability of the Company to carry out its business plan rests with its ability to secure equity and other financing. The head and principal office of the Company is located at 141 Adelaide Street West, Suite 1102 Toronto, Ontario M5H 3L5.

The financial statements were authorized for issuance on April 29, 2025 in accordance with a resolution by the board of directors of the Company.

2.	GOING CONCERN

The Company is in the process of exploring its mineral properties and has not yet determined whether the properties contain reserves that are economically recoverable. The recoverability of the amounts expended on mineral properties is dependent upon future profitable production or proceeds from the disposition of properties.

The business of mining and exploration involves a high degree of risk and there can be no assurance that the Company’s exploration programs will result in profitable mining operations. The Company’s continued existence is dependent upon the discovery of economically recoverable reserves and resources, securing and maintaining title and beneficial interest in its properties, making the required payments pursuant to mineral property option agreements and/or securing additional financing; all of which are uncertain.

Although the Company has taken steps to verify title to the properties on which it is conducting its exploration activities, these procedures do not guarantee the Company’s title. Property title may be subject to government licensing requirements or regulations, unregistered prior agreements, social licensing requirements, aboriginal land claims and non-compliance with regulatory and environmental requirements. The Company’s property interests may also be subject to increases in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and restrictions, and political uncertainty.

The Company has raised funds in the year ended December 31, 2024 and will utilize these funds for its exploration programs and working capital requirements. The ability of the Company to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as the business performance of the Company. There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares from the treasury of the Company, control of the Company may change and existing shareholders may have their interest diluted. If adequate financing is not available, the Company may be required to relinquish rights to certain of its interests or terminate its operations.

As at December 31, 2024, the Company had working capital of $35,755,613 (2023 – $4,246,724) excluding the flow-through liability, and an accumulated deficit of $21,743,147 (2023 - $13,888,462). The Company has no proven history of performance or success.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. Accordingly, it does not give effect to adjustments, if any that would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and liquidate its liabilities in other than in the normal course of business and at amounts that may differ from those shown in these financial statements. Such adjustments could be material.

9

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION

Statement of compliance

The consolidated financial statements of the Company comply with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”). The policies applied in these consolidated financial statements are based on IFRS issued and effective December 31, 2024.

Basis of presentation

The consolidated financial statements of the Company have been prepared on an accrual basis except for cash flow information and are based on historical costs, except for certain financial instruments which are measured at fair value as explained in the accounting policies.

Basis of consolidation

The consolidated financial statements include the financial statements of American Eagle and its wholly-controlled subsidiary American Eagle Gold Nevada Corp. Control is achieved when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the period are included in the consolidated statements of loss from the effective date of acquisition or up to the effective date of disposal, as appropriate. All intra-company transactions, balances, income and expenses are eliminated through the consolidation process.

Functional and presentation currency

The functional currency of the Company is determined using the currency of the primary economic environment in which that entity operates. The consolidated financial statements are presented in Canadian dollars which is the Company’s functional and presentation currency. The functional currency of the Company’s subsidiary is the Canadian dollar.

Transactions in currencies other than the functional currency are recorded at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in foreign currencies are translated at the rates prevailing at the reporting date. Exchange differences are recognized in operations in the period in which they arise.

Significant accounting judgements, estimates and assumptions

The preparation of these consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and reported amounts of expenses during the reporting period. Actual outcomes could differ from these estimates. These consolidated financial statements include estimates, which, by their nature, are uncertain. The impacts of such estimates are pervasive throughout the consolidated financial statements and may require accounting adjustments based on future occurrences. Revisions to accounting estimates are recognized in the period in which the estimate is revised and the revision affects both current and future periods. The Company regularly reviews its estimates and assumptions; however, actual results could differ from these estimates and these differences could be material.

(a) Estimation of decommissioning and restoration costs and timing of expenditure

Decommissioning, restoration and similar liabilities are estimated based on the Company’s interpretation of current regulatory requirements and constructive obligations and are measured at fair value. Fair value is determined based on the net present value of estimated future cash expenditures for the settlement of decommissioning, restoration or similar liabilities that may occur upon decommissioning of the mine. Such estimates are subject to change based on changes in laws and regulations and negotiations with regulatory authorities.

The cost estimates are updated annually during the life of a project to reflect known developments, (e.g. revisions to cost estimates and to the estimated lives of operations) and are subject to review at regular intervals.

10

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

(b) Income, value added, withholding and other taxes

The Company is subject to income, value added, withholding and other taxes. Significant judgment is required in determining the Company’s provisions for taxes. There are many transactions and calculations for which the ultimate tax determination is uncertain during the ordinary course of business. The Company recognizes liabilities for anticipated tax audit issues based on estimates of whether additional taxes will be due. The determination of the Company’s income, value added, withholding and other tax liabilities requires interpretation of complex laws and regulations. The Company’s interpretation of taxation law as applied to transactions and activities may not coincide with the interpretation of the tax authorities. All tax related filings are subject to government audit and potential reassessment subsequent to the financial statement reporting period. Where the final tax outcome of these matters is different from the amounts that were initially recorded, such differences will impact the tax related accruals and deferred income tax provisions in the period in which such determination is made.

(c) Share-based payments

Management determines costs for share-based payments using market-based valuation techniques. The fair value of the market-based and performance-based share awards are estimated at the date of grant using generally accepted valuation techniques. Assumptions are made and judgment used in applying valuation techniques. These assumptions and judgments include estimating the future volatility of the stock price, expected dividend yield, future employee turnover rates and future employee stock option exercise behaviours and corporate performance. Such judgments and assumptions are inherently uncertain. Warrants are valued in a similar way. Changes in these assumptions affect the fair value estimates.

(d) Contingencies refer to Note 13.

Exploration and evaluation expenditures

Mineral property acquisition costs are expensed as incurred. Exploration expenditures are the costs incurred in the initial search for mineral deposits with economic potential. Exploration expenditures typically include costs associated with prospecting, sampling, mapping, diamond drilling and other work involved in searching for ore. All exploration expenditures are expensed as incurred.

When economically viable reserves have been determined and the decision to proceed with development has been approved, the expenditures incurred subsequent to this date related to development and construction are capitalized as construction-in-process and classified as a component of property, plant and equipment.

Government tax credits are recorded as a reduction to exploration expense.

Once the technical feasibility and commercial viability of the extraction of mineral resources in an area of interest are demonstrable, exploration and evaluation assets attributable to that area of interest are first tested for impairment and then reclassified to mining property and development assets within property, plant and equipment.

Mining properties and process facility assets are amortized upon commencement of commercial production either on a unit-of-production basis over measured and indicated resources included in the mine plan or the life of mine.

Where the Company has granted an option on one of its properties, the Company does not record any expenditures made by the optionee on its account. Any cash consideration received directly from the optionee related to an option or sale agreement is credited against the exploration expenditures incurred.

Loss per share

The Company presents basic and diluted loss per share data for its common shares, calculated by dividing the loss attributable to common shareholders of the Company by the weighted average number of common shares outstanding during the period. The diluted loss per share calculation assumes that any proceeds from the exercise of dilutive stock options and warrants would be used to repurchase common shares at the average market price during the period, with the incremental number of shares being included in the denominator of the diluted loss per share calculation. Diluted loss per share does not adjust the loss attributable to common shareholders or the weighted average number of common shares outstanding when the effect is anti-dilutive. All of the Company’s outstanding stock options and warrants were anti-dilutive for the years ended December 31, 2024 and 2023.

11

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

Financial instruments

Financial assets

Initial recognition and measurement

Non-derivative financial assets within the scope of IFRS 9 are classified and measured as "financial assets at fair value", as either fair value through profit on loss (“FVPL”) or fair value through other comprehensive income (“FVOCI”), and "financial assets at amortized costs", as appropriate. The Company determines the classification of financial assets at the time of initial recognition based on the Company's business model and the contractual terms of the cash flows.

All financial assets are recognized initially at fair value plus, in the case of financial assets not at FVPL, directly attributable transaction costs on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Financial assets with embedded derivatives are considered in their entirety when determining their classification at FVPL or at amortized cost. Other accounts receivable held for collection of contractual cash flows are measured at amortized cost.

Subsequent measurement – Financial assets at amortized cost

After initial recognition, financial assets measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate (“EIR”) method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. The EIR amortization is included in other income in the consolidated statements of loss. The Company’s cash and amounts receivable are measured at amortized cost.

Subsequent measurement - Financial assets at FVPL

Financial assets measured at FVPL include financial assets management intends to sell in the short term and any derivative financial instrument that is not designated as a hedging instrument in a hedge relationship. Financial assets measured at FVPL are carried at fair value in the consolidated statements of financial position with changes in fair value recognized in other income or expense in the consolidated statements of loss. The Company’s investment in shares of Orecap Invest Corp. (formerly Orefinders Resources Inc.) (“Orecap”). is measured at FVPL.

Subsequent measurement - Financial assets at FVOCI

Financial assets measured at FVOCI are non-derivative financial assets that are not held for trading and the Company has made an irrevocable election at the time of initial recognition to measure the assets at FVOCI. The Company has no assets measured at FVOCI.

After initial measurement, investments measured at FVOCI are subsequently measured at fair value with unrealized gains or losses recognized in other comprehensive income or loss in the statements of comprehensive loss. When the investment is sold, the cumulative gain or loss remains in accumulated other comprehensive income or loss and is not reclassified to profit or loss.

Derecognition

A financial asset is derecognized when the contractual rights to the cash flows from the asset expire, or the Company no longer retains substantially all the risks and rewards of ownership.

12

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

Impairment of financial assets

The Company has elected to apply the simplified approach to impairment as permitted by IFRS 9, which requires the expected lifetime loss to be recognized at the time of initial recognition of the receivable. To measure estimated credit losses, accounts receivable have been grouped based on shared credit risk characteristics, including the number of days past due. An impairment loss is reversed in subsequent periods if the amount of the expected loss decreases and the decrease can be objectively related to an event occurring after the initial impairment was recognized.

Financial liabilities

Initial recognition and measurement

Financial liabilities are measured at amortized cost, unless they are required to be measured at FVPL as is the case for held for trading or derivative instruments, or the Company has opted to measure the financial liability at FVPL. The Company's financial liabilities include accounts payable and accrued liabilities and due to related party, which are each measured at amortized cost.  All financial liabilities are recognized initially at fair value and in the case of long-term debt, net of directly attributable transaction costs.

Subsequent measurement - financial liabilities at amortized cost

After initial recognition, financial liabilities measured at amortized cost are subsequently measured at the end of each reporting period at amortized cost using the Effective Interest Rate ("EIR") method. Amortized cost is calculated by taking into account any discount or premium on acquisition and any fees or costs that are an integral part of the EIR. The EIR amortization is included in finance cost in the consolidated statements of loss.

Derecognition

A financial liability is derecognized when the obligation under the liability is discharged, cancelled or expires with any associated gain or loss recognized in other income or expense in the consolidated statements of loss.

Financial instruments fair value hierarchy

Financial instruments recorded at fair value on the statement of financial position are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements. The fair value hierarchy has the following levels:

•   Level 1: Quoted prices (unadjusted) in active markets for identical assets or liabilities;

•   Level 2: Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly; and

•   Level 3: Inputs for the assets or liabilities that are not based on observable market data.

Income tax

Income tax expense is comprised of both current and deferred income taxes. Income tax expense is recognized in the statement of loss and comprehensive loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity. Current tax is the expected tax payable on the taxable income for the period, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Deferred income tax is provided for temporary differences at the reporting date between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The carrying amount of deferred income tax assets is reviewed at the end of each reporting period and recognized only to the extent that it is probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured at the tax rates that are expected to apply to the year when the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by the end of the reporting period.

13

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

Deferred income tax assets and deferred income tax liabilities are offset if a legally enforceable right exists to set off current tax assets against current income tax liabilities and the deferred income taxes relate to the same taxable entity and the same taxation authority.

Flow-through share issuances

The Company finances a portion of its exploration activities through the issue of flow-through shares issued pursuant to the Canadian Income Tax Act (“Tax Act”). Proceeds received from the issuance of flow-through shares are restricted to be used only for qualifying Canadian exploration and development expenses as defined in the Tax Act.

Pursuant to the terms of the flow-through share subscription agreements, these shares transfer the tax deductibility of qualifying expenditures to flow-through investors. On issuance, the Company allocates a portion of the subscription proceeds as a flow-through share premium, equal to the estimated premium, if any, that investors pay for the flow-through feature, which is recognized as a flow-through share premium liability. As expenditures are incurred and applied against the Company’s associated flow-through commitment, the premium liability is reduced proportionately, charged as a recovery in operations.

Asset retirement obligations (“ARO”)

The Company records the present value of estimated costs of legal and constructive obligations required to restore operating locations in the period in which the obligation is incurred. The nature of these restoration activities includes dismantling and removing structures, rehabilitating mines and tailings dams, dismantling operating facilities, closure of plant and waste sites, and restoration, reclamation and re-vegetation of affected areas.

The obligation generally arises when the asset is installed or the ground / environment is disturbed at the production location. When the liability is initially recognized, the present value of the estimated cost is capitalized by increasing the carrying amount of the related mining assets to the extent that it was incurred prior to the production of related ore.

Over time, the discounted liability is increased for the change in present value based on the discount rates that reflect current market assessments and the risks specific to the liability. The periodic unwinding of the discount is recognized in loss as a finance cost. Additional disturbances or changes in rehabilitation costs will be recognized as additions or charges to the corresponding assets and rehabilitation liability when they occur. For closed sites, changes to estimated costs are recognized immediately in loss. The Company does not currently have any such significant legal or constructive obligations and therefore, no rehabilitation provision has been recorded as at December 31, 2024 and 2023.

Share-based payments

The Company has adopted an employee stock option plan. Share-based payments to employees are measured at the fair value of the instruments issued and amortized over the vesting periods. Share-based payments to non-employees are measured at the fair value of goods or services received or the fair value of the equity instruments issued, if it is determined the fair value of the goods or services cannot be reliably measured, and are recorded at the date the goods or services are received. Share-based payments to employees and others providing similar services are measured at the fair value of the equity instruments issued at the grant date. The corresponding amount is recorded to the share-based payment reserve. The fair value of options is determined using a Black–Scholes pricing model which incorporates market and vesting conditions.

The number of shares and options expected to vest is reviewed and adjusted at the end of each reporting period such that the amount recognized for services received as consideration for the equity instruments granted shall be based on the number of equity instruments that eventually vest.

The share-based payment reserve records items recognized as share-based payments expense until such time that the stock options are exercised, at which time the corresponding amount will be transferred to share capital. If the options expire unexercised, the amount remains in share-based payment reserve.

14

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

4.	FUTURE ACCOUNTING PRONOUNCEMENTS

During the year ended December 31, 2024, the Company adopted a number of amendments and improvements of existing standards. These included amendments to IAS 1 – Disclosure of Accounting Policies. These new standards and changes did not have any material impact on the Company’s financial statements.

Certain pronouncements were issued by the IASB or the IFRIC that are mandatory for accounting periods commencing on or after January 1, 2025. Many are not applicable or do not have a significant impact to the Company and have been excluded. Management is currently evaluating the impact of these pronouncements on the Company’s financial statements.

Classification and Measurement of Financial Instruments (Amendments to IFRS 9 and IFRS 7) - In May 2024, the IASB issued amendments to IFRS 9 Financial Instruments and IFRS 7 Financial Instruments – Disclosures. The amendments clarify the derecognition of financial liabilities and introduces an accounting policy option to derecognize financial liabilities that are settled through an electronic payment system. The amendments also clarify how to asses the contractual cash flow characteristics of financial assets that include environmental, social and governance (ESG)-linked features and other similar contingent features and the treatment of non-recourse assets and contractually linked instruments (CLIs). Further, the amendments mandate additional disclosures in IFRS 7 for financial instruments with contingent features and equity instruments classified at FVOCI. the amendments are effective for annual periods starting on or after January 1, 2026. Retrospective application is required and early adoption is permitted.

Presentation and Disclosure in Financial Statements (IFRS 18) - In April 2024, the IASB issued IFRS 18 Presentation and Disclosure in Financial Statements to improve reporting of financial performance. The new standards replaces IAS 1 Presentation of Financial Statements. IFRS 18 introduces new categories and required subtotals in the statement of profit and loss and also requires disclosure of management-defined performance measures. It also includes new requirements for the location, aggregation and disaggregation of financial information. The standard is effective for annual reporting periods beginning on or after January 1, 2027, including interim financial statements. Retrospective application is required and early adoption is permitted.

5.	INVESTMENT

Investment in Orecap Invest Corp.	No. of Shares	$/Share	Value
Balance, December 31, 2022	3,000,000	0.040	$120,000
Unrealized (loss) on fair value	-	(0.005)	(15,000)
Balance, December 31, 2023	3,000,000	0.035	$105,000
Unrealized gain on fair value	-	0.030	90,000
Balance, December 31, 2024	3,000,000	0.065	$195,000

During the year ended December 31, 2024, the Company recorded an unrealized gain on investment of $90,000 (2023 – loss $15,000).

15

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

6.	EXPLORATION AND EVALUATION EXPENSES

The following are details of the Company’s exploration and evaluation expenses for the years ended December 31, 2024 and 2023:

	2024	2023	Accumulated From Property Inception
NAK Property, British Columbia*	$7,965,795	4,998,857	15,008,643

*The NAK properties' expenses, include accrued tax credits receivable from the British Columbia government related to exploration activities of $52,000 in 2023. The Company has estimated the recoverable amount of these tax credits based on its interpretation of eligibility, but they are subject to government audits to confirm the interpretations and amounts. These tax credits are included in amounts receivable at December 31, 2024 and 2023.

Nakinilerak (NAK), British Columbia, Canada

On December 10, 2021, the Company entered into an agreement to acquire a 100% interest in the NAK Property, British Columbia. The Company will assume all rights and interest of the vendor under the terms of an option agreement with the underlying claim owner executed on April 28, 2021. The total purchase price payable by the Company to the optionor for the property consisted of the issue of 2,000,000 common shares of the Company at a value of $300,000 and the transfer of 2,000,000 shares of Orefinders held by the Company at a value of $110,000. The valuations were determined using the quoted market price of the common shares of the Company and Orefinders respectively at the transaction date.

The vendor is currently earning a 100% interest in the property under the terms of the option agreement which calls for cash payments, in tranches, totaling of $450,000 over three years and $1,100,000 in work obligations over three years to earn 100%, subject to a 2% Net Smelter Royalty (NSR) to the optinoor which can be bought down to 1% by paying $1,500,000. The owner has the right to receive shares of the Company in lieu of the tranches totaling $450,000 in cash payments, provided that the value of such shares, at the respective time of issue of the tranche, cannot exceed an aggregate of $750,000 for the initial $300,000 in tranches, based on a ten-day volume weighted price calculation prior to issue of the tranche. The optionor retains a 1% NSR with an option by the Company to buyback 0.5% for $1 million.

Summary of Option Stages

Option Stage	Payment	Exploration Expenditure	Timeline
Stage 1	$75,000 or 1,000,000 shares[1] (Paid)	$100,000 (Complete)	April 30, 2022
Stage 2	$75,000 or 1,000,000 shares[1] (Paid)	$100,000 (Complete)	April 30, 2023
Stage 3	$75,000 or 1,000,000 shares[2](Shares issued May 2024)	$900,000 (Complete)	April 30, 2024
Stage 4	$75,000 or 1,000,000 shares[2] (Shares issued Jan. 2023)		Earlier of July 31, 2025 and completing 2,500 meters of drilling
Stage 5	$150,000 or 1,000,000 shares (Shares issued March 2025)		30 days following public disclosure of inferred or greater resources with a minimum of 1,000,000 ounces of gold or gold equivalent
Total	$450,000 or 5,000,000 shares[1,2]	$1,100,000 (Complete)

16

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

1.	Maximum value of shares for each tranche will not exceed $150,000 based on 10-day volume weighted average price on day payment comes due.

2.	Maximum value of shares for each tranche will not exceed $225,000 based on 10-day volume weighted average price on day payment comes due.

In January 2023, the Company issued 1,000,000 shares with a value of $200,000 based on the market price on the settlement date. In May 2024, the Company issued 343,594 shares in consideration of an option payment for NAK. In March 2025, the Company issued 1,000,000 shares to fulfill stage 5 and obtain title to the NAK project. Refer to Note 10.

In 2022, Orecap Invest Corp. (“Orecap”) earned a 20% interest in the NAK project in return for an aggregate of $1 million in exploration work obligations. American Eagle had an option to repurchase the 20% interest at a price of $1.5 million anytime before April 30, 2024, which is subject to regulatory approvals. The $1.5 million payment for the repurchase may be paid in cash or common shares of the Company, at the sole option of the Company. The Company and Orecap have certain directors and officers in common. In November 2023, the Company reacquired the 20% interest in the NAK project. The Company elected to settle the $1.5 million repurchase through the issuance of 6,976,744 common shares of the Company which were valued based on the market price on the settlement date for $1,225,814. See Note 10.

7.	FLOW-THROUGH SHARE LIABILITY

Flow-through common shares require the Company to incur an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. The Company may be required to indemnify the holders of such shares for any tax and other costs payable by them in the event the Company has not incurred the required exploration expenditures. Under the IFRS framework, the increase to share capital when flow-through shares are issued is measured based on the current market price of the common shares. The incremental proceeds, or “premium”, are recorded as a flow-through liability. During the year ended December 31, 2024, the Company recognized a flow-through share premium liability recovery of $2,412,971 (2023 - $1,210,800). As of December 31, 2024, the flow-through liability was $826,000 (2023 - $879,000).

8.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern, so that it can provide returns to shareholders and benefits to other stakeholders.

The Company considers the items included in equity as capital. The Company manages the capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through equity offerings or return capital to shareholders. There can be no assurance that the Company will be successful in its efforts to arrange additional financing, if needed, on terms satisfactory to the Company.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the years ended December 31, 2024 and 2023. The Company is not subject to externally imposed capital restrictions, other than of the TSX Venture Exchange (“TSXV”) which requires adequate working capital or financial resources of the greater of (i) $50,000 and (ii) an amount required in order to maintain operations and cover general and administrative expenses for a period of 6 months. As at December 31, 2024, the Company believes it is compliant with the policies of the TSX-V.

17

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

9.	FINANCIAL RISK MANAGEMENT

The Company is exposed in varying degrees to a variety of financial instrument related risks. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Fair value of financial instruments

The fair value of financial instruments approximates their carrying value due to the short-term maturity of these instruments. At December 31, 2024 and 2023, the Company’s investment is classified as Level 1 in the fair value hierarchy.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Amounts receivable are due from the Government and the Company believes the risk of loss related to these is remote. The Company’s exposure to credit risk is on its cash held in bank accounts. Cash is held with major banks in Canada. Management assesses the credit risk of cash and related party receivable as remote.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash. The Company’s accounts payable and accrued liabilities generally have contractual maturities of less than 30 days and are subject to normal trade terms. In the long-term, the Company may have to issue additional equity to ensure there is sufficient capital to meet long-term objectives. See Note 8.

Currency and interest rate risk

The Company is exposed to foreign currency risk on financial assets and liabilities that are denominated in a currency other than the Canadian dollar. The currencies giving rise to this risk are the US dollar.

Market price risk

The Company was exposed to market risk relating to its investment and unfavourable market conditions could result in dispositions of its investment at less than favourable prices. The Company’s investment is comprised of a publicly-traded corporation. The Company’s investment is subject to fair value fluctuations. As at December 31, 2024, if the fair value of the investments fluctuated by 10% all other factors held constant, consolidated net loss would change by approximately $19,500 (2023 - $10,500) based on the value of the investment as at December 31, 2024.

Classification of financial instruments

Financial assets and liabilities included in the statement of financial position are as follows:

	December 31, 2024	December 31, 2023
Financial assets at amortized cost:
Cash	$35,929,619	$4,393,661
Financial assets at FVPL:
Investment in Orecap	195,000	105,000
	$36,124,619	$4,498,661

	December 31, 2024	December 31, 2023
Financial liabilities at amortized cost:
Accounts payable and accrued liabilities	$629,017	$311,244
Due to related party	1,072	833
	$630,089	$312,077

18

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

10.	SHARE CAPITAL

Authorized share capital

Unlimited number of voting common shares without par value.

Issued share capital

(a) On January 23, 2023, the Company completed a private placement consisting of 10,050,000 units at a price of $0.20 per unit for gross proceeds of $2,010,000, where each unit consists of one common share and one half of one common share purchase warrant. Each whole warrant will entitle the holder to purchase one additional common share of the Company at a price of $0.30 until January 23, 2025. The valuation of the warrants was estimated in the amount of $436,679 using the Black-Scholes option pricing model. In connection with the financing, the Company has issued 405,450 finders’ warrants. Each finders’ warrant entitles the holder, on exercise thereof, to purchase one common share at a price of $0.20 until January 23, 2025. The valuation of the finders’ warrants was estimated in the amount of $42,000 using the Black-Scholes option pricing model. In connection with financing the Company incurred cash finder’s fees and other financing costs totaling $73,271. An officer and director of the Company acquired 50,000 shares for gross proceeds of $10,000.

The following assumptions were used in the Black-Scholes option pricing model calculations: expected dividend yield rate of 0%, expected volatility of 100% based on historical volatility, risk free interest rate of 3.66%, share price of $0.16 and an expected life of 2 years.

(b) On May 25, 2023, the Company completed a flow through private placement consisting of 14,400,000 shares at a price of $0.205 per unit for gross proceeds of $2,952,000. The Company recognized a flow through liability of $1,080,000 in connection with the financing. In connection with financing the Company incurred cash finder’s fees and other financing costs totaling $23,705.

(c) On September 7, 2023 the Company completed a flow through private placement consisting of 5,940,000 shares at a price of $0.450 per unit for gross proceeds of $2,674,782 The Company recognized a flow through liability of $1,009,800 in connection with the financing. In connection with financing the Company incurred cash finder’s fees and other financing costs totaling $17,765.

(d) On November 9, 2023, the Company reacquired the 20% interest in the NAK project. The Company elected to settle the $1.5 million repurchase through the issuance of 6,976,744 common shares of the Company which were valued based on the market price of the settlement date for $1,225,814. See Note 6.

(e) On November 20, 2023 the Company completed a private placement consisting of 3,187,790 shares at a price of $0.215 per unit for gross proceeds of $685,375. In connection with financing the Company incurred financing costs totaling $21,704.

(f) On May 17, 2024, the Company completed a private placement consisting of 7,866,571 charity flow-through units at a price of $1.04 per unit for gross proceeds of $8,181,234. In connection with the financing, the Company has issued 468,993 finders’ warrants. Each finders’ warrant entitles the holder, on exercise thereof, to purchase one common share at a price of $1.04 until May 17, 2026. The finders' warrants' valuation was estimated at $184,574 using the Black-Scholes option pricing model with the assumption of expected dividend yield rate of 0%, expected volatility of 120% based on historical volatility, risk free interest rate of 4.23%, share price of $0.72 and an expected life of 2 years. The Company recognized a flow through liability of $2,359,971 in connection with the financing. In connection with the financing, the Company incurred cash finder’s fees and other financing costs totalling $359,852.

(g) In May 2024, the Company issued 343,594 shares in consideration of an option payment for NAK. The number of shares is calculated based on 10-day volume weighted average price on day payment comes due. The shares were valued at $0.76 based on the market price on the date of issuance for a total of $261,131.

19

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

(h) On November 26, 2024, the Company closed a non-brokered private placement with a wholly owned subsidiary of South32 Ltd. ("South32"). Under the agreement, South32 invested $29,156,380 for 33,321,577 common shares at a price of C$0.875 per share. No broker fees, finder fees or warrants were issued in association with the private placement. In connection with the financing, the Company incurred transaction costs totalling $181,904.

Upon closing, South32 holds approximately 19.9% of the Company's issued and outstanding common shares on a non-diluted basis. The Company entered into an investor rights agreement with South32, providing South32 with participation and top-up rights to maintain its ownership percentage, subject to certain conditions. Pursuant to an agreement between Teck Resources Limited (“Teck”) and the Company, Teck has participation rights to maintain its ownership percentage, subject to certain conditions.

Warrants

Refer to the Share Capital Issued section for warrants valuation and details.

A summary of the changes in the Company’s warrants is set out below:

	December 31, 2024			December 31, 2023
For the year ended	Number of warrants	Weighted average exercise price	Weighted average life (years)	Number of warrants	Weighted average exercise price	Weighted average life (years)
Outstanding, beginning of the year	14,358,999	$0.30	0.6	15,517,839	$0.28	0.6
Issued – hard-dollar financing	-	-	-	5,025,000	0.30	2.0
Brokers’ warrants issued	468,993	1.04	2.0	500,925	0.20	2.0
Expired	(1,045,259)	0.30	-	(3,841,911)	(0.20)	-
Exercised	(10,725,740)	0.30	-	(2,842,854)	(0.22)	-
Outstanding, end of the year	3,056,993	0.41	0.3	14,358,999	$0.30	0.6

As at December 31, 2024, the following warrants were outstanding:

Number of warrants outstanding	Exercise Price	Expiry Date
130,500	$0.20	January 23, 2025
2,457,500	0.30	January 23, 2025
468,993	1.04	May 17, 2026
3,056,993	$0.41

Subseuqeunt to December 31, 2024, 2,508,500 shares were issued as a result of warrant exercises for gross proceeds of approximately $740,000 and 79,500 warrants expired unexercised.

Stock option plan

The Company has adopted a 20% fixed stock option plan.

(a)	On July 14, 2024, the Company granted 3,975,000 stock options to directors, officers and consultants of the Company. Each option is exercisable to acquire one common share at a price of $0.70 and a term of 5 years. These options vest one year from the date of issuance. The total fair value of $2,286,866 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, a risk-free interest rate of 3.37%, an expected volatility of 120% based on comparable companies, share price of $0.69 and expected dividend yield of rate of 0%.

20

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

(b)	On August 2, 2023, the Company granted 3,600,000 stock options to directors, officers and consultants of the Company. Each option is exercisable to acquire one common share at a price of $0.30 and a term of 5 years. These options vest one year from the date of issuance. The total fair value of $788,858 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, a risk-free interest rate of 3.6%, an expected volatility of 120% based on comparable entities, share price of $0.265 and expected dividend yield of rate of 0%.

During the year ended December 31, 2024, the Company recorded share-based compensation of $1,510,147 (2023 - $434,743).

A summary of the changes in the Company’s stock options is set out below:

	December 31, 2024			December 31, 2023
For the years ended	Number of options	Weighted average exercise price	Weighted average life (years)	Number of options	Weighted average exercise price	Weighted average life (years)
Outstanding, beginning of year	13,025,000	$0.19	3.5	10,700,000	$0.16	4.0
Granted	3,975,000	0.70	4.5	3,600,000	0.30	4.6
Exercised	(775,000)	0.15	-	-	-	-
Forfeited	(50,000)	0.30	-	(1,275,000)	0.20	3.9
Options outstanding, end of year	16,175,000	$0.32	3.0	13,025,000	$0.19	3.5
Options exercisable, end of year	12,200,000	$0.20	2.5	9,225,000	$0.15	3.0

The following incentive stock options were outstanding and exercisable at December 31, 2024:

Number of options outstanding	Number of options exercisable	Exercise Price	Expiry Date
3,650,000	3,650,000	$0.20	May 3, 2026
825,000	825,000	$0.20	December 20, 2026
400,000	400,000	$0.13	April 1, 2027
3,775,000	3,775,000	$0.10	October 17, 2027
3,550,000	3,550,000	$0.30	August 2, 2028
3,975,000	-	$0.70	August 2, 2028
16,175,000	12,200,000	$0.32

The weighted average fair value of the grants in the year ended December 31, 2024 was $0.58 (2023 - $0.22) per share.

Sussequent to December 31, 2024, 717,676 shares were issued as a result of the exercise of 1,175,000 stock option on a net exercise basis.

21

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

11.	RELATED PARTY TRANSACTIONS

Key management personnel compensation

Key management includes directors and executive officers. The remuneration of the key management of the Company during the years ended December 31, 2024 and 2023 was as follows:

	2024	2023
Management and consulting fees	$657,616	$413,629
Share-based payments (Note 10)	1,095,495	305,464
	$1,753,111	$719,093

Standard Ore is controlled by a director of the Company. Standard Ore provides corporate and administrative services to the Company, including office space. For the year ended December 31, 2024, Standard Ore charged the Company $120,000 of management fees (2023 - $120,000), which is included in the amounts in the above chart.

The following is the balance due to related party as at December 31, 2024 and 2023:

	2024	2023
Due to Standard Ore Corporation	$833	$833
Due to XXIX Metal Corp	239	-
	$1,072	$833

All of the amounts owing are unsecured, non-interest bearing with no fixed terms of repayment.

As at December 31, 2024 the Company owed $247,680 (2023 - $3,111) to directors and officers of the Company.

Refer to Note 6 for details of the option agreement with Orecap on the NAK Property.

As at December 31, 2024, the Company held 3,000,000 common shares of Orecap at a fair value of $195,000 (2023 – 3,000,000 common shares - $105,000) based on the quoted market price of the Orecap’s shares. The Company has directors in common with Orecap.

A person related to a director of the Company provided services to the Company totaling $22,000 for the year ended December 31, 2024 (2023 - $13,000). The Company recognized share based compensation of approximately $36,000 for this person for the year ended December 31, 2024 (2023 - $9,000).

22

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

12.	INCOME TAXES

a)	Provision for Income Taxes

Major items causing the Company’s effective income tax rate to differ from the combined Canadian federal and provincial statutory rate of 26.5% (2023 – 26.5%) were as follows:

	2024	2023
(Loss) before income taxes	$(10,267,656)	$(6,263,732)
Expected income tax recovery based on statutory rate	(2,723,000)	(1,667,000)
Adjustment to expected income tax benefit:
Stock-based compensation	400,000	115,000
Unrealized loss on investment	(24,000)	4,000
Flow-through renunciation	2,040,000	868,000
Change in benefit of tax assets not recognized	(2,105,971)	(530,800)
Income tax provision (recovery)	(2,412,971)	(1,210,800)

b)	Deferred Income Tax

Deferred income tax assets have not been recognized in respect of the following deductible temporary differences:

	2024	2023
Non-capital loss carry-forwards	$4,739,000	$3,781,000
Exploration and evaluation property	2,482,000	2,289,000
Capital losses	173,000	240,000
Share issue costs	371,000	310,000
Total	$7,765,000	$6,620,000

The Company had unused non-capital loss carry forwards which expire as follows:

2038	$9,000
2039	68,000
2040	69,000
2041	987,000
2042	1,719,000
2043	875,000
2044	1,011,000
Total unused non-capital losses	$4,739,000

The tax benefits have not been recorded in the consolidated financial statements because it is not probable that future taxable profit will be available against which the Company can use the benefits. The tax losses expire from 2038. The other temporary difference do not expire under the current legislation.

23

American Eagle Gold Corp.

Notes to the Consolidated Financial Statements

For the Years Ended December 31, 2024 and 2023

(Expressed in Canadian dollars)

13.	COMMITMENTS AND CONTINGENCIES

(i)  Flow-through common shares require the Company to spend an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. As at December 31, 2024, the Company is committed to spend a further $2.8 million by December 31, 2024, to utilize funds raised from the issuance of flow-through shares. Certain interpretations are required to assess the eligibility of flow-through expenditures that if changed, could result in the denial of renunciation.

The Company has indemnified the subscribers of the flow-through share offerings against any tax-related amounts that become payable by the shareholder as a result of the Company not meeting its expenditure commitments.

(ii) The Company’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

(iii) The Company is party to certain contracts and agreements. These contracts require additional payments of up to approximately $320,000 upon the occurrence of employee terminations and $850,000 upon change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

14.	SUBSEQUENT EVENT

In March 2025, the Company granted 100,000 stock options. The options are exercisable at a price of $0.53 per share for five years from the date of grant, vest over two years from the date of grant and are subject to regulatory policies and approvals.

For share issuance subsequent to December 31, 2024, refer to Note 6 and 10.

24

American Eagle Gold Corp.

Management’s Discussion and Analysis

For the year ended December 31, 2024

April 29, 2025

(Expressed in Canadian Dollars)

Management’s Discussion and Analysis for the Year Ended December 31, 2024

The following is Management’s Discussion and Analysis (“MD&A”) of the financial condition and results of operations of American Eagle Gold Corp. (“American Eagle”, the “Corporation”, or the “Company”) should be read in conjunction with American Eagle’s audited annual consolidated financial statements (“Financial Statements”) and related notes at and for the fiscal year ended December 31, 2024. This MD&A has been prepared as at April 29, 2025 unless otherwise indicated.

Results are reported in Canadian dollars (“$”), unless otherwise noted. The Company’s Financial Statements have been prepared in accordance with International Financial Reporting Standards (IFRS) issued by the International Accounting Standards Board (IASB) and interpretations of the IFRS Interpretations Committee (IFRIC).

Certain statements made may constitute forward-looking statements. Such statements involve a number of known and unknown risks, uncertainties and other factors. Actual results, performance and achievements may be materially different from those expressed or implied by these forward-looking statements. Additional information about American Eagle is available at www.sedar.com.

Scientific and Technical Information

Mark Bradley, B.Sc, M.Sc., P.Geo., a Certified Professional Geologist and Qualified Persons as defined by NI 43-101, has reviewed and approved the scientific and technical content contained in this MD&A.

Corporate Overview and Update

American Eagle was incorporated under the Business Corporations Act (Canada) on June 22, 2018. The Company’s head office is located at Suite 1805, 55 University Avenue, Toronto, Ontario, M5J 2H7. The Company’s principal business is the acquisition and exploration of mineral properties. To date, the Company has not earned revenue as it is in the exploration stage. The ability of the Company to carry out its business plan rests with its ability to secure equity and other financing.

Core Business Strategy

American Eagle Gold is focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK copper-gold porphyry project property located in west-central British Columbia, Canada. The Company benefits from a strong treasury, bolstered by strategic investments from Teck Resources and South32 Ltd. over the past two years.

The NAK Project is in the Babine copper-gold porphyry district of Central British Columbia. Historical drilling at NAK revealed a large near-surface copper-gold system measuring over 1.5 km x 1.5 km. Historical exploration was limited to shallow depths, averaging 170 m. Drilling completed by American Eagle in 2022, 2023, and 2024 returned significant intervals of high-grade copper-gold mineralization that reached beyond and much deeper than the historical drilling, indicating that zones of near-surface and deeper mineralization, locally with considerably higher grades, exist within the broader NAK property mineralizing system. In 2025,  the Company plans an extensive drill campaign of approximately 30,000 meters, targeting key mineralized zones and newly identified geophysical anomalies within and around the Babine porphyry stock.

The NAK property is road accessible, and many target areas coincide with forest industry clear cuts. Drilling can be completed year-round, and no helicopter support is required. The NAK property is 85 kilometres from Smithers, BC, occurs in the Babine copper-gold porphyry district of west-central British Columbia, and is close to nearby Babine district deposits (Bell, Granisle). It is defined by a compelling geophysical signature that has similarities to classic porphyry systems (e.g. close association of airborne magnetic highs with annular IP chargeability highs).

Corporate Updates

In May 2024, the Company announced a private placement offering of up to 7,884,615 charity flow-through common shares at a price of $1.04 per share, for aggregate gross proceeds of up to $8.2 million. These funds are earmarked for the advancement of the Company's NAK project, strategically situated in the prolific Babine Copper-Gold Porphyry district in central British Columbia.

2

Management’s Discussion and Analysis for the Year Ended December 31, 2024

In May 2024, the Company appointed Gordon Stothart to its board of directors following the retirement of Alexader Stewart from the board of directors. Mr. Stothart is an independent mining consultant and professional engineer whose career began as an Engineer in Training in 1987 at the Noranda (now Glencore) Bell Copper Mine in the Babine region of British Columbia, next door to American Eagle’s NAK project. With over 35 years of management, operations, and technical experience in the mining industry, Gordon has managed numerous global projects from advanced exploration to production. Mr. Stothart was instrumental in constructing both the Antamina Mine in Peru and the Côté Gold mine in Ontario, Canada. Most recently, before becoming the CEO of IAMGOLD, Gordon served as the Chief Operating Officer of IAMGOLD from 2007 to 2020.

In July 2024, James Sykes was elected to the board of directors, replacing Kurt Breede who was not nominated for re-election. All other directors were re-elected.

In November 2024, the Company completed a strategic investment by a subsidiary of South32 Ltd., for $29 million for 33,321,577 common shares of the Company, or approximately 19.9% of the issued and outstanding common shares of the Company, substantially increasing the available resources to the Company. The proceeds will be used to build on the successes of the 2024 drill program at NAK.

In January 2025, substantially all the outstanding 2025 warrants were exercised, resulting in the only existing warrants left within the Company being approximately 470,000 finders’ warrants with a strike price $1.04 expiring on May 17, 2026.

In March 2025, the Company completed its 100% earning at NAK following the issuances of 1,000,000 common shares as the final option payment.

Current Exploration Activities:

The 2024 drill program, which began in May 2024, was completed on October 15th, 2024, with 21 holes drilled for a total of 16,283 m. The objectives of the program were to integrate the Company's growing understanding of the relationship between the emplacement of multi-phase Eocene dikes and sills with reactive and permeable host rocks to form the extensive Nak mineralized system. The Company is continuing to develop models for geology, mineralization, alteration, and structure for the system, which form the basis for its ongoing planning. The expanded 2024 drill program, was aimed to link, better define, and expand upon the historical north and south zones, which the Company showed in its 2022 and 2023 drill programs to extend to considerable depths (close to 950 m below surface) along a strike length of 1 km and a width of 400 m.  Results in 2024 included strong confirmation of historical results with infill drilling, and expanded the footprint of known mineralization in the south zone and to the north of the main 2022-2023 drilling trend. Novel mineralized dyking, hosting abundant bornite and chalcopyrite mineralization was encountered in two of the final holes drilled in 2024, with its inferred surface expression remaining untested.  The Company has a strong focus going into 2025 to discover the source of this novel mineralized dyking, which adds further value to the already compelling mineralization at NAK.

Mineral Exploration Project and Current Period Update

NAK, British Columbia

About NAK:

The NAK Project is in the Babine copper-gold porphyry district of Central B.C. The poorly exposed NAK porphyry system was first recognized and initially drilled in the 1960’s, and that early work revealed a large near-surface copper-gold system with dimensions exceeding 1.5 km x 1.5 km. Further historical drilling was undertaken in a number of programs in the intervening decades, but was limited to shallow depths, with the nearly 80 holes drilled prior to 2022 averaging only 170 m in depth. In 2022, 2023 and 2024, American Eagle's drill programs explored deeper along a N-S trend in the west-central part of this large system, intersecting significant copper and gold mineralization below, and marginal to, the best of the shallow historically defined mineralized zones. Very strong results from the 2023 drill program, including intervals exceeding 500m of bornite-chalcopyrite-chalcocite mineralization, have been intersected along a zone that possesses a distinct IP chargeability and resistivity signature. This zone underpins the significant exploration potential which remains at NAK, however it is just one part of a large and underexplored system that includes an undrilled geophysical trend to the east of and mirroring that which hosts the zone targeted by the Company in the past two seasons. An aggressive drill program is being planned for 2025, with the goals of further define and expand near-surface mineralization further, enhancing the project's economic potential. In addition, the Company plans to continue to explore, through focused geophysics and scout drilling, little-tested parts of this large porphyry system.

3

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Exploration on the NAK dates back to the mid-1960s, and more than $9 million had been spent prior to American Eagle’s exploration programs.

Historical Exploration

•	1964-1971: Noranda Exploration completed soil and geophysical surveying and 28 BQ holes for 1837m.

•	1973: Ducanex Resources conducted geophysical and geochemical surveying and 480m in 8 holes.

•	1993-1997: Hera Resources carried out IP and magnetic surveying and drilled 71 BQ holes for 13,311m. No core retained.

•	2008: Copper Ridge completed soil, IP and magnetic surveying and 1,265m in 5 NQ holes. Core retained and stored in Smithers.

•	2010-2014: Copper Ridge and Redtail Metals completed a helicopter ZTEM and magnetic survey comprising 1,083 line-km and ground IP and magnetics.

•	2016-2019: Generation Mining re-logging B08-04 holes, preliminary metallurgy and several generations of soil sampling.

•	2021: NAK Mining digitized, analyzed, reinterpreted and modelled all historical data for the first time on this property. Independent geophysical and geochemical analysis was completed for historical data. The company recently applied for a five-year, multi-hole drill permit.

105 diamond holes were completed for 18,475m, averaging 175m in length and to an average vertical depth of 150m. However, only four holes were drilled below 300m vertically and failed to test the top of the coincident magnetic and ZTEM anomaly, which starts at a depth of 500-600m.

The NAK property has excellent logistical advantages and can be accessed via well-maintained forest production roads from Topley Landing. The NAK copper-gold porphyry deposit occurs in the Stikine Island Arc Terrane, which hosts many copper porphyry deposits in British Colombia. In addition, NAK is associated with Babine Intrusive Suite, which is Eocene age and locally hosts the Bell, Granisle, Hearne Hill and Dorothy/Duke copper-gold deposits.

2024 Exploration Program

Drilling for the 2024 exploration program commenced on May 27, 2024, with one drill, and a second drill was added on June 7, 2024. In the middle of June, there was field work done which included a soil sampling program undertaken across the eastern side of the Babine Porphyry stock, a geological mapping program over the bulk of the property, and an IP program over the southern margin of the Babine Porphyry stock. One of the main focuses of the 2024 program is collecting data on the cross-cutting relationships of the complex diking and mineralization for future interpretations.

Initiated in late-June 2024, a geologic mapping program started with a focus on the center of the Babine Porphyry stock before expanding outwards into areas where little-to-no historical geologic information existed. The program discovered numerous outcrops, that were absent from historical maps, and that are expected to improve the Company’s understanding of the NAK property. The results of the mapping program are currently undergoing internal review.

The soil sampling program surveyed the eastern extent of the Babine Porphyry stock to expand and infill the known surface geochemistry. A total of 196 soil samples were taken on E-W lines, with 50 m station spacing and 150 m line spacing, to infill a lack of existing soil sample geochemistry on the eastern margins of the Babine Porphyry stock. Whenever an outcrop was found during this program, rock samples were also taken in collaboration with the surficial geological mapping program.

4

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Lastly, a vein paragenesis study was conducted using the 2024 drill core that constructed a relative geologic chronology of the NAK System and has potentially identified insight into additional mineralization. The results of this study are currently undergoing internal review.

On August 20, 2024, the Company published the first set of assay results from the 2024 drill program which included results that significantly expanded the known extents of the at-surface high-grade “Gold Zone”, an area previously termed the South or Stockwork zone. Refer to the August 20, 2024 news release for additional information.

The 2024 Drill program was completed on October 15th, 2024, with 21 holes drilled for a total of 16,283 m. The 2024 Program was successful in further defining the broad mineralized footprint along the south western margin of the Babine Porphyry stock, as well as discovering additional mineralization extending towards the IP embayment zone south of the Porphyry stock. To the north of the main drilling area, several 100 m+ intercepts of novel mineralized felsic dyking was encountered, hosting abundant bornite/chalcopyrite disseminations, with local zones of chalcocite rimming bornite grains.

5

Management’s Discussion and Analysis for the Year Ended December 31, 2024

On October 21, 2024, the second set of results from the 2024 the season was published, containing results for holes NAK24-22,24,25,26, and 28. NAK24-28 included 101 m of 1.11 % CuEq from 47 m depth, pushing the extents of the high grade south gold zone further to the east. NAK24-24 Indicated strong continuity of moderate grade from the northern extent of the high-grade gold south zone, to a depth of 980 m, beneath the copper rich north zone. NAK24-26 intercepted similar grade extending to the northeast from the same collar location to a depth of 586 m. Refer to October 21, 2024 News Release for more details.

From December 2024 to January 2025, the assays results for the 11 remaining holes from the 2024 drill program were released over three separate news releases. December 3, 2024 highlights include NAK24-27 intercepting 50m of 1.01% CuEq and NAK24-30 intercepting 515 m of 0.40% CuEq. December 18, 2024 highlights included NAK24-33 intercepting 50 m of 1.00% CuEq, 104 m of 0.78% CuEq and 103 m of 0.67% CuEq within 505 m of 0.52% CuEq within 888m of 0.40% CuEq. The final results of the 2024 drill program were issued on January 14, 2025 with highlights including NAK 24-31 intercepting 248 m of 1.1% CuEq within 308 metres of 0.97% CuEq within 407 metres 0.78% CuEq from surface and NAK24-35 intercepting 106 m of 0.53% CuEq and 324 m of 0.45% CuEq within 514 m of 0.42% CuEq within 911 m of 0.33% CuEq from surface. The results from these releases point towards the continued strong success at encountering mineralization deep within the north zone, from holes NAK24-30 and NAK 24-33, and shows a continuation of the very strong grade encountered to the immediate west of the south zone in hole NAK24-31.  Perhaps most importantly, the results show a greater than 100 m long intercept of over 0.5% CuEq in NAK24-35, in a novel felsic dyke strongly mineralized with disseminated bornite and chalcopyrite. This dyke is interpreted to post-date the porphyry stock, and represents a compelling target for follow-up drilling in 2025.

2025 Exploration Program

The Company plans an extensive drill campaign of approximately 30,000 meters, targeting key mineralized zones and newly identified geophysical anomalies within and around the Babine porphyry stock. Geophysics was carried out in April and drilling is set to begin in May 2025.

American Eagle’s 2025 exploration program is designed to further delineate and expand mineralization, unlocking the potential of this large and complex system. The Company's geologists are refining the NAK geological model, integrating hyperspectral and mineralogical data for precise drill planning.

6

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Northeast Expansion Zone
East Expansion Zone
North Zone
Babine Porphyry Stock
Central Zone
South Zone
Main Zone
Southeast Expansion Zone
2025 Target Zones
Main Zone Targets
2024 Drill Collar
2023 Drill Collar
2022 Drill Collar
N
0
500m
American Eagle's NAK Property

Near Surface Mineralization

A primary objective for 2025 is to further define and expand near-surface mineralization further, enhancing the project's economic potential. NAK offers a rare combination of geological and geographical advantages that American Eagle will leverage. Unlike many other porphyry prospects, the NAK Project benefits from road access, gentle topography, low elevation, and proximity to infrastructure. High-grade copper and gold mineralization has already been identified at surface, with significant potential for additional discoveries across the property.

7

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Key Targets Within the Main Zones

North Zone:

•	Historically defined by near-surface vein and disseminated chalcopyrite mineralization in sedimentary rocks.

•	Expanded in 2022–2023 to include deeper bornite-rich conglomerate and monzonite dykes.

•	2024 drilling extended the zone northeast, encountering broad intervals of seriate-textured dykes with disseminated bornite.

•	The Northeast Expansion Zone will be an immediate and large focus to expand the North Zone, which remains open to the north, east and at depth, with step-out drilling planned to refine its orientation and extent.

Central Zone:

•	The Central Zone links the historical North and South zones. It returned significant intercepts at depth in all of American Eagle’s 2022-24 drilling, but little systematic drilling has been undertaken to date at shallower depths, up-dip of those intersections.

South Zone:

•	Hosts a large-scale gold-rich quartz stockwork mineralized body at surface.

•	Drilling will link the mineralized conglomerate intersected in NAK24-17 and -31 with the broader South Zone.

Step-Out Targets and Emerging Zones

•	The Southeast Expansion Zone, south of the Babine porphyry, returned long intervals of anomalous gold and copper in NAK22-09 and -36. Soil sampling and mineralized outcrops indicate further potential.

•	The East Expansion Zone will utilize additional geophysical surveys to refine targets within and around the Babine porphyry, with scout drilling planned to test these areas.

Exploration Beyond Drilling

The 2025 program will incorporate several non-drilling initiatives that will enhance the project.

•	Geophysics: Aeromagnetic surveying and Controlled-Source Audio Magnetotellurics (CSAMT) to refine targets in underexplored areas north, south, and east of the Babine Stock.

•	Metallurgical Studies: Testing targeted drill core to assess recovery characteristics across different mineralization styles.

•	Core Retrieval: Historical drill core (predating American Eagle Gold) for drill holes with significant shallow Main Zone intersections is stored on the NAK property and appears to be in good shape. The Company will relog and resample this core to incorporate it into its model.

•	Timber Harvesting: Collaborating with local logging groups and the Lake Babine First Nation to manage previously permitted logging blocks, improving access to remote parts of the property.

Commitment to Community and Sustainability

American Eagle is committed to strong relationships with local stakeholders, including the Lake Babine Nation, provincial authorities, and local contractors. The Company prioritizes transparent communication and collaboration as exploration advances.

8

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Review of Operations for the YEAR AND THREE MONTHS ended DECEMBER 31, 2024 and 2023

Year ended December 31, 2024 and 2023

For the year ended December 31, 2024, the Company has a net loss before taxes of $10.3 million compared to the prior year period net loss before taxes of $6.3 million, an increase of $4.0 million. The increase was due to the increase in exploration and evaluation expenditures at NAK, where the 2024 program was larger than the 2023 drill program, coupled with increased share-based compensation.

Year ended	December 31, 2024	December 31, 2023	Change
EXPENSES
Exploration and evaluation expenses	$7,965,795	$4,998,857	$2,966,938
Consulting and management fees	757,983	509,207	248,776
Office, general and administrative	210,039	91,476	118,563
Amortization	7,648	-	7,648
Audit, accounting and legal	106,512	105,645	867
Transfer agent, filing fees and shareholder communications	283,290	248,384	34,906
Share-based compensation	1,510,147	434,743	1,075,404
Unrealized (gain) loss on investment	(90,000)	15,000	(105,000)
Interest income	(483,758)	(139,580)	(344,178)
TOTAL EXPENSES	$10,267,656	$6,263,732	$4,003,924

•	Exploration expenses increased by $3.0 million, as a result of a more than doubling in the scale of the drill program at NAK from 7,881 m in 2023 to 16,283 m in 2024. In 2023, $1.2 million related to the value ascribed to the shares issued to reacquire a 20% interest in NAK. Refer to 2024 Exploration Program section for further details on the operations.

•	Consulting and management fees increased as a result of increased activity of the Company in progressing the NAK Project.

•	Office, general and administrative increased as a result of more activity in the current year.

•	Transfer agent, filing fees, and shareholder communications expenses increased due to increased capital markets-related activities in the current period.

•	Share-based compensation increased as a result of the timing and quantum of options issued and the resulting vesting period.

•	Unrealized (gain) loss on investment represents the revaluation of publicly listed securities and reflects the change in the market value during the current period.

•	Interest income increased as a result of more funds on hand and higher market rates.

9

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Three months ended December 31, 2024 and 2023

For the three months ended December 31, 2024, the Company has a net loss before taxes of $2.4 million compared to the prior year period net loss before taxes of $2.5 million, a decrease of $0.1 million. The decrease was due to the acquisition of the 20% interest in NAK through the issuance of shares in the prior year, which is included in exploration and evaluation expenditures, partially offset by increased share-based compensation.

Three months ended	December 31, 2024	December 31, 2023	Change
EXPENSES
Exploration and evaluation expenses	$1,475,815	$2,038,582	$(562,767)
Consulting and management fees	360,331	199,863	160,468
Office, general and administrative	98,807	53,152	45,655
Amortization	3,278	-	3,278
Audit, accounting and legal	34,688	23,786	10,902
Transfer agent, filing fees and shareholder communications	89,004	79,517	9,487
Share-based compensation	505,717	198,000	307,717
Unrealized (gain) loss on investment	(15,000)	(15,000)	-
Interest income	(170,862)	(52,147)	(118,715)
TOTAL EXPENSES	$2,381,778	$2,525,753	$(143,975)

•	Exploration expenses decreased from $2.0 million to $1.5 million due to the 20% repurchase of NAK with common shares in the prior year, partially offset by higher spending on NAK in the current year. Refer to 2024 Exploration Program section for further analysis.

•	Consulting and management fees increased as a result of increased activity in the Company with the progression of NAK.

•	Office, general and administrative increased as a result of more activity in the current year and the timing of activities.

•	Share-based compensation increased as a result of the timing and quantum of options issued and the resulting vesting period.

•	Unrealized (gain) loss on investment represents the revaluation of publicly listed securities and reflects the change in the market value during the current period.

•	Interest income increased as a result more funds on hand and higher market rates.

10

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Summary of Quarterly Results

The following is a summary of American Eagle’s financial results on a quarterly basis for the last eight quarters:

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Total assets	$36,654,794	$10,149,316	$13,975,942	$6,202,246
Total liabilities	1,456,090	2,848,144	3,497,403	1,123,124
Total shareholders’ equity	35,198,704	7,301,172	10,478,539	5,079,122
Total revenue	-	-	-	-
Total expenses	2,381,778	5,061,745	2,353,080	471,053
Net loss	(1,955,604)	(3,786,798)	(1,717,807)	(394,476)
Basic and diluted net loss per share	$(0.02)	(0.03)	(0.01)	(0.00)

	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Total assets	$4,714,319	$4,858,911	$4,352,565	$1,792,244
Total liabilities	1,191,077	1,775,839	1,571,869	205,742
Total shareholders’ equity	3,523,242	3,083,072	2,780,696	1,586,502
Total revenue	-	-	-	-
Total expenses	2,525,753	2,342,809	848,253	546,917
Net loss	(2,249,953)	(1,567,809)	(688,253)	(546,917)
Basic and diluted net loss per share	$(0.02)	$(0.02)	$(0.01)	$(0.01)

There are no known trends in the expenditures incurred by the Company. Total assets and shareholders’ equity have fluctuated based on the timing of equity financing activities, offset by the execution of exploration and evaluation programs. Total expenses have fluctuated based on the timing of carrying out exploration and evaluation programs which is dependent on the timing of permits and availability of contractors to carry out the planned work.

Liquidity and Financial Condition

Due to the nature of the junior mineral exploration business, the Company relies upon external financing to fund its ongoing business activities. Financing options are continually being evaluated and pursued by the Company, such as the issuance of share capital and/or debt financing. The Company’s ability to continue as a going concern is dependent upon financing arrangements for its business activities. As with any business in this industry, there are uncertainties associated with its ability to raise additional financing through private placements, or other sources to fund these activities. As such, the Company is subject to liquidity risks.

As at December 31, 2024, the Company had working capital of $35.8 million excluding the flow-through liability compared to December 31, 2023 when it had a working capital of $4.2 million. As at December 31, 2024, the Company had $36.4 million in current assets, an increase of $31.8 million from December 31, 2023 as a result of equity financings, spending in the current period and a reduction of outstanding accounts payable and accrued liabilities. As at December 31, 2024, the Company’s current liabilities totaled $1.5 million, which included $0.8 million pertaining to flow-through share premium liability and as at December 31, 2024, long-term liabilities totaled $Nil.

The Company had a cash balance of $35.9 million as at December 31, 2024, an increase of $31.5 million from $4.4 million as at December 31, 2023. In the year ended 2024, cash used in operating activities was $8.6 million compared to $5.1 million in the prior year period. Cash provided by financing totaled $40.1 million due to completed private placements and exercised warrants, compared to $8.8 million in the prior year.

11

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Key management personnel compensation

Key management includes directors and executive officers. The remuneration of the key management of the Company during the years ended December 31, 2024 and 2023 was as follows:

	2024	2023
Management and consulting fees	657,616	413,629
Share-based payments	1,095,495	305,464
	$1,753,111	$719,093

Standard Ore is controlled by a director of the Company. Standard Ore provides corporate and administrative services to the Company, including office space. For the year ended December 31, 2024, Standard Ore charged the Company $120,000 of management fees (2023 - $120,000), which is included in the amounts in the above chart.

The following is the balance due to related party as at December 31, 2024 and 2023:

	2024	2023
Due to Standard Ore Corporation	$833	$833
Due to XXIX Metal Corp	239	-
	$1,072	$833

All of the amounts are unsecured, non-interest bearing with no fixed terms of repayment.

As at December 31, 2024, the Company held 3,000,000 common shares of Orecap at a fair value of $195,000 (2023 – 3,000,000 common shares - $105,000) based on the quoted market price of the Orecap’s shares. The Company has directors in common with Orecap.

A person related to a director of the Company provided services to the Company totaling $22,000 for the year ended December 31, 2024 (2023 - $13,000). The Company recognized share based compensation of approximately $36,000 for this person for the year ended December 31, 2024 (2023 - $9,000).

Financial Instruments

The Company is exposed in varying degrees to a variety of financial instrument related risks. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Fair value of financial instruments

The fair value of financial instruments approximates their carrying value due to the short-term maturity of these instruments. At December 31, 2024 and 2023, the Company’s investment is classified as Level 1 in the fair value hierarchy.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Amounts receivable are due from the Government of Canada and related party and the Company believes the risk of loss related to these is remote. The Company’s exposure to credit risk is on its cash held in bank accounts. Cash is held with major banks in Canada. Management assesses the credit risk of cash and related party receivable as remote.

12

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash. The Company’s accounts payable and accrued liabilities generally have contractual maturities of less than 30 days and are subject to normal trade terms. In the long-term, the Company may have to issue additional equity to ensure there is sufficient capital to meet long-term objectives.

Currency and interest rate risk

The Company is exposed to foreign currency risk on financial assets and liabilities that are denominated in a currency other than the Canadian dollar. The currencies giving rise to this risk are the US dollar.

Market price risk

The Company was exposed to market risk relating to its investment and unfavourable market conditions could result in dispositions of its investment at less than favourable prices. The Company’s investment is comprised of a publicly-traded corporation. The Company’s investment is subject to fair value fluctuations. As at December 31, 2024, if the fair value of the investments fluctuated by 10% all other factors held constant, consolidated net loss would change by approximately $19,500 (2023 - $10,500) based on the value of the investment as at December 31, 2024.

Classification of financial instruments

Financial assets and liabilities included in the statement of financial position are as follows:

	December 31, 2024	December 31, 2023
Financial assets at amortized cost:
Cash	$35,929,619	$4,393,661
Financial assets at FVPL:
Investment in Orecap	195,000	105,000
	$36,124,619	$4,498,661

	December 31, 2024	December 31, 2023
Financial liabilities at amortized cost:
Accounts payable and accrued liabilities	$629,017	$311,244
Due to related party	1,072	833
	$630,089	$312,077

Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern, so that it can provide returns to shareholders and benefits to other stakeholders. The Company considers the items included in equity as capital. The Company manages the capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through equity offerings or return capital to shareholders.

There can be no assurance that the Company will be successful in its efforts to arrange additional financing, if needed, on terms satisfactory to the Company.

13

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management in the period.

Equity Securities Issued and Outstanding

As at April 29, 2025:

172,071,287 common shares issued and outstanding

15,050,000 stock options outstanding

468,994 warrants outstanding

Corporate Governance Matters

The Company has an independent audit committee and a compensation committee that meets periodically as required to review and approve financial statements and to approve management compensation.

Commitments and Contingencies

(a) The Company’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

(b) Flow-through common shares require the Company to spend an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. Certain interpretations are required to assess the eligibility of flow-through expenditures that if changed, could result in the denial of renunciation. The Company has indemnified the subscribers of current and previous flow-through share offerings against any tax-related amounts that become payable by the shareholder as a result of the Company not meeting its expenditure commitment.

(c) The Company is party to certain management agreements. These contracts require additional payments of up to approximately $320,000 upon the occurrence of employee terminations and $850,000 upon change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Risks and Uncertainties

American Eagle’s business of exploring mineral resources involves a variety of operational, financial and regulatory risks that are typical in the natural resource industry. The Company attempts to mitigate these risks and minimize their effect on its financial performance, but there is no guarantee that the Company will be profitable in the future.

Capital Requirements

The Company will require significant capital in order to fund its operating costs and to explore and develop any project. American Eagle has no revenues and is wholly reliant upon external financing to fund all of its capital requirements. American Eagle will require additional financing from external sources to meet such requirements. There can be no assurance that such financing will be available to American Eagle or, if it is, that it will be offered on acceptable terms. If additional financing is raised through the issuance of equity or convertible debt securities of American Eagle, the interests of shareholders in the net assets of American Eagle may be diluted. Any failure of American Eagle to obtain financing on acceptable terms could have a material adverse effect on American Eagle’s financial condition, prospects, results of operations and liquidity and require American Eagle to cancel or postpone planned capital investments.

14

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Dependence on Mineral Exploration Projects

Any adverse development affecting the progress of Company’s exploration projects such as, but not limited to, obtaining financing on commercially suitable terms, hiring suitable personnel and contractors, or securing supply agreements on commercially suitable terms, may have a material adverse effect on the Company and its business or prospects.

Metal Prices

The development and success of any project of the Company will be primarily dependent on the future spot prices of copper and gold (and other metals). The copper and gold spot prices, like any other commodity, is subject to significant fluctuation and is affected by a number of factors, which are beyond the control of the Company. Such factors include, but are not limited to, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major gold-producing countries throughout the world. Future serious gold price declines could cause any future development of and commercial production from the Company's projects to be impracticable.

Government Regulation, Permits and Licenses

The Company’s mineral exploration and potential development activities are subject to various laws governing prospecting, mining, development, production, taxes, labour standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters. No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail exploration, development or production. Many of the mineral rights and interests of the Company are subject to government approvals, licenses and permits. Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials. No assurance can be given that the Company will be successful in maintaining any or all of the various approvals, licenses and permits in full force and effect without modification or revocation. To the extent such approvals are required and not obtained; the Company may be curtailed or prohibited from continuing or proceeding with planned exploration or development of mineral projects.

Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine. Any failure to comply with applicable laws and regulations or permits, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or material fines, penalties or other liabilities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral projects may be required to compensate those suffering loss or damage by reason of such mining activities, and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws and regulations governing operations or more stringent implementation thereof could have a substantial adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production at producing projects or require abandonment or delays in development of new mining projects.

Rights or Claims of Indigenous Groups and the Assertion of such Rights or Claims

Within Canada, the Company currently operates in areas currently and/or traditionally inhabited or used by Indigenous peoples and is subject to Indigenous rights, including treaty rights, and in the future may operate in or explore within additional such areas. Operating in areas subject to Indigenous rights or claims triggers various international and national laws, codes, resolutions, conventions, guidelines, and impose obligations on both governments and the Company with respect to the rights of Indigenous people.

15

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Pursuant to section 35 of The Constitution Act, 1982, the Federal and Provincial Crowns have a duty to consult Aboriginal peoples and, in some circumstances, a duty to accommodate if the Crown’s decision could adversely affect potential or established Aboriginal rights or treaty rights. The Crown cannot delegate their duty to consult; however, they can delegate the procedural aspects of consultation to proponents as part of the process to acquire mining rights, permits, approvals or other authorizations. The importance of meaningful engagement with Indigenous communities in Canada has gained prominence in the wake of various court decisions across the country that have resulted in expectations related to Indigenous rights and consultation requirements within the context of resource development. These decisions have highlighted the risks for mining companies in Canada who do not have robust and principled Indigenous engagement approaches. Many Indigenous communities have increased their advocacy with respect to claimed entitlements regarding resource development projects within their traditional territories.

Impacts on established rights may require companies to provide accommodations which could include provisions regarding environmental management, employment and training, royalty payments, procurement opportunities, other financial payments and other matters. The Company is continuing its engagement activity with the Indigenous communities in the vicinity its activities.

In Canada, the nature and extent of Aboriginal rights and title remains the subject of active debate, claims and litigation. In many cases, such claims take a long time to settle, with the potential for extensive delays or other negative impacts on operations and projects, or limited access to certain cultural or historical areas until rights to such properties are clarified. There is no assurance that there will be no such claims on the areas where the Company operates in the future. Also, the impact of any such claim on the Company’s ownership interest cannot be predicted with any degree of certainty and no assurance can be given that a broad recognition of Aboriginal rights in the area in which the Company’s projects are located, by way of a negotiated settlement or judicial pronouncement, would not have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, there is a general level of concern relating to the perceived effects of mining activities on Indigenous communities both inside and outside of those communities. The evolving expectations related to human rights, Indigenous rights and environmental protection may result in opposition to the Company’s current or future activities. Such opposition may be directed through legal or administrative proceedings against the government or the Company, or expressed in manifestations such as protests, delayed or protracted consultations, blockades or other forms of public expression against the Company’s activities or against the government’s position. There can be no assurance that these relationships can be successfully managed. Intervention by the aforementioned groups may have a material adverse effect on the Company’s business, financial condition and results of operations.

Competition

The mining industry is competitive in all of its phases. The Company faces strong competition from other exploration and mining companies in connection with the acquisition of projects producing or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities than American Eagle. As a result of this competition, American Eagle may be unable to maintain or acquire attractive mining projects on terms it considers acceptable or at all. Consequently, the financial condition and any future revenues and operations of American Eagle could be materially adversely affected.

Exploration, Development and Operational Risk

The exploration for, and development of, mineral deposits involve significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few projects, which are explored, are ultimately developed into producing mines. Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices which are highly cyclical, and government regulations including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in American Eagle not receiving an adequate return on invested capital.

16

Management’s Discussion and Analysis for the Year Ended December 31, 2024

The Company does not currently operate a mine on any of its projects. There is no certainty that the expenditures made by American Eagle towards the search for, and evaluation of, mineral deposits will result in discoveries of commercial quantities of ore. Mining operations generally involve a high degree of risk. Such operations are subject to all the hazards and risks normally encountered in the exploration for, and development and production of gold. Such hazards and risks include unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of mines and other producing facilities, damage to life or project, environmental damage and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability.

Reliance on Management and Key Employees

The success of the operations and activities of American Eagle is dependent to a significant extent on the efforts and abilities of its management, a relatively small number of key employees, outside contractors, experts and other advisors. Investors must be willing to rely to a significant extent on management’s discretion and judgment, as well as the expertise and competence of its key employees, outside contractors, experts and other advisors. American Eagle does not have in place formal programs for succession of management and training of management nor does it have key person insurance on its key employees. The loss of one or more of these persons, if not replaced, could adversely affect American Eagle’s operations and financial performance.

No Assurance of Titles, Boundaries or Approvals

Titles to American Eagle’s projects may be challenged or impugned, and title insurance is generally not available. American Eagle’s mineral projects may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, American Eagle may be unable to operate its projects as permitted or to enforce its rights with respect to its projects. American Eagle cannot assure that it will receive the necessary approval or permits to exploit any or all of its mineral projects in the future. The failure to obtain such permits could adversely affect American Eagle’s operations.

Environmental Risks and Hazards

All phases of American Eagle's operations are subject to environmental regulation in the jurisdiction in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect American Eagle's operations. Environmental hazards may exist on the projects in which American Eagle holds interests which are unknown to American Eagle at present and which have been caused by previous or existing owners or operators of the projects.

Uninsured Risks

American Eagle’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral projects or production facilities, personal injury or death, environmental damage to American Eagle's projects or the projects of others, delays in development or mining, monetary losses and possible legal liability. Although American Eagle maintains insurance to protect against certain risks in such amounts as it considers commercially reasonable, its insurance will not cover all of the potential risks associated with its operations. American Eagle may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration is not generally available to American Eagle on affordable and acceptable terms. American Eagle might also become subject to liability for pollution or other hazards which may not be insured against or which American Eagle may elect not to insure against because of premium costs or other reasons. Losses from these events may cause American Eagle to incur significant costs that could have a material adverse effect upon its financial condition and results of operations.

17

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Evaluation of Disclosure Controls and Procedures

Management has established processes to provide them with sufficient knowledge to support representations that they have exercised reasonable diligence to ensure that (i) the consolidated financial statements do not contain any untrue statement of material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it is made, as of the date of and for the periods presented by the unaudited interim condensed consolidated financial statements; and (ii) the consolidated financial statements fairly present in all material respects the financial condition, financial performance and cash flows of the Company, as of the date of and for the periods presented.

In contrast to the certificate required for non-venture issuers under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”), the Venture Issuer Basic Certificate filed by the Company does not include representations relating to the establishment and maintenance of disclosure controls and procedures (“DC&P”) and internal control over financial reporting (“ICFR”), as defined in NI 52-109. In particular, the certifying officers filing such certificate are not making any representations relating to the establishment and maintenance of: i) controls and other procedures designed to provide reasonable assurance that information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and ii) a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of unaudited interim condensed consolidated financial statements for external purposes in accordance with the issuer’s generally accepted accounting principles (IFRS).

The Company’s certifying officers are responsible for ensuring that processes are in place to provide them with sufficient knowledge to support the representations they are making in such certificate. Investors should be aware that inherent limitations on the ability of certifying officers of a venture issuer to design and implement on a cost-effective basis DC&P and ICFR as defined in NI 52-109 may result in additional risks to the quality, reliability, transparency and timeliness of interim and annual filings and other reports provided under securities legislation.

18

Management’s Discussion and Analysis for the Year Ended December 31, 2024

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements made and information contained herein is “forward-looking information”. These statements relate to future events or the Company’s future performance. All statements, other than statements of historical fact, may be forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates”, “plans”, “budget”, “scheduled”, “continue”, “estimates”, “forecasts”, “expect”, “is expected”, “project”, “propose”, “potential”, “targeting”, “intends”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur” or “be achieved” or the negative connotation thereof. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes that the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon by investors as actual results may vary. These statements speak only as of the date of this MD&A and are expressly qualified, in their entirety, by this cautionary statement. In particular, this MD&A contains forward-looking statements, pertaining to the following: capital expenditure programs, development of resources, treatment under governmental and taxation regimes, expectations regarding the Company’s ability to raise capital, expenditures to be made by the Company on its projects and work plans to be conducted by the Company. With respect to forward-looking statements listed above and contained in the MD&A, the Company has made assumptions regarding, among other things:

•	uncertainties relating to receiving exploration permits;
•	the impact of increasing competition;
•	unpredictable changes to the market prices for minerals;
•	exploration and developments costs for its projects;
•	availability of additional financing and opportunities for acquisitions or joint-venture partners;
•	anticipated results of exploration and development activities; and
•	the Company’s ability to obtain additional financing on satisfactory terms.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this MD&A and Financial Statements and Notes to the Financial Statements as at December 31, 2023 and the Annual MD&A and Financial Statements and Notes to the Financial Statements as at December 31, 2022, uncertainties associated with estimating resources; geological, technical, drilling and processing problems; liabilities and risks, including environmental liabilities and risks, inherent in mineral and oil and gas operations; fluctuations in currencies and interest rates; incorrect assessments of the value of acquisitions; unanticipated results of exploration activities; competition for, amongst other things, capital, undeveloped lands and skilled personnel; lack of availability of additional financing and farm-in or joint venture partners and unpredictable weather conditions. Although the Company has attempted to identify important factors that could cause results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Readers are cautioned that the foregoing lists of factors are not exhaustive. Forward looking statements are made as of the date hereof and accordingly are subject to change after such date. The forward-looking statements contained in this MD&A are expressly qualified by this cautionary statement. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

“Stephen Stewart"

On behalf of American Eagle’s Board of Directors

19

APPENDIX C
UNAUDITED CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS FOR THE THREE
AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND MANAGEMENT'S DISCUSSION AND
ANALYSIS THEREOF

See attached.

C-1

American Eagle Gold Corp.

Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian Dollars)

Notice of No Auditor Review of Interim Financial Statements

Under National Instrument 51-102, Part 4, subsubsection 4.3(3)(a), if an auditor has not performed a review of the interim financial statements, they must be accompanied by a notice indicating that the financial statements have not been reviewed by an auditor. The accompanying condensed interim financial statements of the company have been prepared by and are the responsibility of the company’s management. The company’s independent auditor has not performed an audit or review of these condensed interim financial statements in accordance with standards established by the Canadian Institute of Chartered Professional Accountants.

American Eagle Gold Corp.

Condensed Consolidated Interim Statement of Financial Position

(Unaudited - Expressed in Canadian dollars)

As at	Notes	September 30, 2025	December 31, 2024
ASSETS
Current
Cash		$30,451,505	$35,929,619
Amounts receivable		1,572,220	388,758
Prepaid expenses and deposits		246,131	67,326
Total current assets		32,269,856	36,385,703

Reclamation deposit		148,018	55,518
Investment	5	255,000	195,000
Right-of-use asset	8	272,355	-
Equipment		8,740	18,573
TOTAL ASSETS		$32,953,969	$36,654,794

LIABILITIES
Current
Accounts payable and accrued liabilities	12	1,937,669	629,018
Due to related party	12	833	1,072
Flow-through share premium liability	7	-	826,000
Lease obligation - current	8	48,683	-
Total current liabilities		1,987,185	1,456,090

Lease obligation	8	286,205	-
TOTAL LIABILITIES		2,273,390	1,456,090

SHAREHOLDERS’ EQUITY
Share capital	11	55,506,116	53,632,776
Reserves	11	4,237,661	3,309,075
Deficit		(29,063,198)	(21,743,147)
TOTAL SHAREHOLDERS' EQUITY		30,680,579	35,198,704
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		$32,953,969	$36,654,794

Nature of operations and going concern (Notes 1 and 2)

Commitments and contingencies (Notes 6, 7 and 13)

Approved on behalf of the Board of Directors:

“Anthony Moreau”	“Stephen Stewart”
Anthony Moreau – Director	Stephen Stewart – Director

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

2

American Eagle Gold Corp.

Condensed Consolidated Interim Statement of Loss and Comprehensive Loss

(Unaudited - Expressed in Canadian dollars)

		Three months ended September 30,		Nine months ended September 30,
For the periods ended	Notes	2025	2024	2025	2024
EXPENSES
Exploration and evaluation expenditures	6	$4,200,403	$4,344,541	$7,300,131	$6,489,980
Transfer agent, filing fees and shareholder communications		31,021	49,417	135,400	194,286
Management and consulting	12	115,346	135,927	394,234	397,652
Professional fees		10,390	31,410	124,428	71,824
Share-based compensation	11,12	179,508	608,430	1,290,586	1,004,430
Office, general and administrative		40,468	20,846	144,910	111,232
Amortization		16,895	3,277	46,147	4,370
Accretion expense	8	11,499	-	26,219	-
Unrealized loss (gain) on investment	5	(45,000)	-	(60,000)	(75,000)
Interest income		(223,149)	(132,103)	(731,712)	(312,896)
Other income		-	-	(285,000)	-
TOTAL EXPENSES		4,337,381	5,061,745	8,385,343	7,885,878

Net (Loss) before tax for the period		(4,337,381)	(5,061,745)	(8,385,343)	(7,885,878)

Flow-through share premium liability recovery	7	(400,292)	(1,274,947)	(1,065,292)	(1,986,797)
NET (LOSS) AND COMPREHENSIVE LOSS FOR THE PERIOD		$(3,937,089)	$(3,786,798)	$(7,320,051)	$(5,899,081)

Weighted average number of shares - basic and diluted		172,877,287	132,864,112	171,961,613	133,063,359
(Loss) per share – basic and diluted		$(0.02)	$(0.03)	$(0.04)	$(0.04)

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

3

American Eagle Gold Corp.

Condensed Consolidated Interim Statement of Changes in Equity

(Unaudited - Expressed in Canadian dollars)

	Number of shares	Amount	Share-based Payment Reserves	Accumulated Deficit	Total Equity
Balance at December 31, 2023	114,812,629	$14,990,643	$2,421,061	$(13,888,462)	$3,523,242
Loss for the period	-	-	-	(5,899,081)	(5,899,081)
Shares issued on private placement	7,866,571	5,276,837	184,574	-	5,461,411
Shares issued for exploration and evaluation	330,624	261,131	-	-	261,131
Stock options exercised	445,000	118,887	(40,387)	-	78,500
Warrants exercised	9,608,535	3,518,616	(647,077)	-	2,871,539
Share-based payments	-	-	1,004,430	-	1,004,430
Balance at September 30, 2024	133,063,359	$24,166,114	$2,922,601	$(19,787,543)	$7,301,172

Balance at December 31, 2024	167,845,111	$53,632,776	$3,309,075	$(21,743,147)	$35,198,704
Loss for the period	-	-	-	(7,320,051)	(7,320,051)
Shares issued for exploration and evaluation expense	1,000,000	465,000	-	-	465,000
Shares issued on flow-through private placement	1,156,000	566,390	-	-	566,390
Shares cancelled	(500,000)	(285,000)		-	(285,000)
Stock options exercised	867,676	167,000	(142,000)	-	25,000
Warrants exercised	2,508,500	959,950	(220,000)	-	739,950
Share-based payments	-	-	1,290,586	-	1,290,586
Balance at September 30, 2025	172,877,287	$55,506,116	$4,237,661	$(29,063,198)	$30,680,579

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

4

American Eagle Gold Corp.

Condensed Consolidated Interim Statement of Cash Flows

(Unaudited - Expressed in Canadian dollars)

For the nine months ended	September 30, 2025	September 30, 2024
Operating activities
(Loss) for the period	$(7,320,051)	$(5,899,081)

Items not involving cash
Amortization	46,147	4,370
Flow-through share premium recovery	(1,065,292)	(1,986,797)
Share-based payments	1,290,586	1,004,430
Accretion expense	26,219	-
Unrealized loss (gain) on investment	(60,000)	(75,000)
Other income	(285,000)	-

Changes in non-cash working capital items
Amounts receivable	(1,183,462)	(266,564)
Prepaid expenses	(271,305)	(73,942)
Accounts payable and accrued liabilities	1,308,651	1,279,301
Related Party	(239)	4,592
Net cash (used in) operating activities	(7,513,746)	(6,008,691)

Financing activities
Warrants exercised	739,950	2,871,539
Shares issued for exploration and evaluation expense	465,000	261,131
Proceeds from issuing flow through shares	805,682	7,821,382
Stock options exercised	25,000	78,500
Net cash provided by financing activities	2,035,632	11,032,552

Investing activities
Purchase of equipment	-	(26,221)
Reclamation deposit	-	(5,000)
Net cash (used in) investing activities	-	(31,221)

Net (decrese) increase in cash	(5,478,114)	4,992,640
Cash, beginning of period	35,929,619	4,393,661
Cash, end of period	$30,451,505	$9,386,301

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

5

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

1.	NATURE OF OPERATIONS

American Eagle Gold Corp. (“American Eagle Gold” or “Company”), was incorporated under the Business Corporations Act (Canada) on June 22, 2018. The Company’s principal business is the acquisition and exploration of mineral properties. To date, the Company has not earned revenue as it is in the exploration stage. The ability of the Company to carry out its business plan rests with its ability to secure equity and other financing. The head and principal office of the Company is located at 141 Adelaide Street West, Suite 1102, Toronto, Ontario M5H 3L5.

The condensed consolidated interim financial statements were authorized for issue in accordance with a resolution by the Board of Directors of the Company on November 28, 2025.

2.	GOING CONCERN

The Company is in the process of exploring its mineral properties and has not yet determined whether the properties contain reserves that are economically recoverable. The recoverability of the amounts expended on mineral properties is dependent upon future profitable production or proceeds from the disposition of properties.

The business of mining and exploration involves a high degree of risk and there can be no assurance that the Company’s exploration programs will result in profitable mining operations. The Company’s continued existence is dependent upon the discovery of economically recoverable reserves and resources, securing and maintaining title and beneficial interest in its properties, making the required payments pursuant to mineral property option agreements and/or securing additional financing; all of which are uncertain.

Although the Company has taken steps to verify title to the properties on which it is conducting its exploration activities, these procedures do not guarantee the Company’s title. Property title may be subject to government licensing requirements or regulations, unregistered prior agreements, social licensing requirements, aboriginal land claims and non-compliance with regulatory and environmental requirements. The Company’s property interests may also be subject to increases in taxes and royalties, renegotiation of contracts, currency exchange fluctuations and restrictions, and political uncertainty.

The Company raised funds during the year ended December 31, 2024, and continues to utilize these funds for its exploration programs and working capital requirements. The ability of the Company to arrange such financing in the future will depend in part upon the prevailing capital market conditions as well as the business performance of the Company.There can be no assurance that the Company will be successful in its efforts to arrange additional financing on terms satisfactory to the Company. If additional financing is raised by the issuance of shares from the treasury of the Company, control of the Company may change and existing shareholders may have their interest diluted. If adequate financing is not available, the Company may be required to relinquish rights to certain of its interests or terminate its operations.

As at September 30, 2025, the Company had working capital of $30,282,671 (December 31, 2024: $35,755,613) excluding the flow-through liability, and an accumulated deficit of $29,063,198 (December 31, 2024: $21,743,147). The Company has no proven history of performance or success.

These financial statements have been prepared on the basis of accounting principles applicable to a going concern, which assumes the Company will continue in operation for the foreseeable future and will be able to realize its assets and discharge its liabilities in the normal course of operations. Accordingly, it does not give effect to adjustments, if any that would be necessary should the Company be unable to continue as a going concern and, therefore, be required to realize its assets and liquidate its liabilities in other than in the normal course of business and at amounts that may differ from those shown in these financial statements. Such adjustments could be material.

6

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES AND BASIS OF PREPARATION

Statement of compliance

These unaudited condensed interim financial statements (“interim financial statements”) have been prepared in accordance with International Financial Reporting Standards (“IFRS®”) as issued by the International Accounting Standards Board (“IASB”) and interpretations of the International Financial Reporting Interpretations Committee (“IFRIC”) which the Canadian Accounting Standards Board has approved for incorporation into Part I of the CPA Canada Handbook – Accounting, as applicable to the preparation of interim financial statements, including International Accounting Standard 34, “Interim Financial Reporting” (“IAS 34”). These interim financial statements should be read in conjunction with the December 31, 2024 annual financial statements.

These interim financial statements follow the same accounting principles and methods of application as disclosed in the consolidated financial statements as at and for the year ended December 31, 2024. The interim financial statements may condense or omit certain disclosures that otherwise would be present in annual financial statements prepared in accordance with IFRS.

Basis of presentation

The interim financial statements of the Company have been prepared on an accrual basis except for cash flow information and are based on historical costs, except for certain financial instruments which are measured at fair value, as explained in the accounting policies.

Basis of consolidation

The interim financial statements include the financial statements of American Eagle and its wholly-controlled subsidiary American Eagle Gold Nevada Corp. Control is achieved when the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The results of subsidiaries acquired or disposed of during the period are included in the consolidated statements of loss from the effective date of acquisition or up to the effective date of disposal, as appropriate. All intra-company transactions, balances, income and expenses are eliminated through the consolidation process.

Significant accounting judgements, estimates and assumptions

The preparation of the condensed interim financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the reported amounts and the valuation of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the period reported.

Management uses its best estimates for these purposes, based on assumptions that it believes reflect the most probable set of economic conditions and planned courses of action. However, actual results could differ materially from these estimates.

The significant areas of estimation and uncertainty considered by management in preparing the condensed interim financial statements for the period ended September 30, 2025 are the same as those described in the Company’s annual financial statements for the year ended December 31, 2024.

4.	FUTURE ACCOUNTING PRONOUNCEMENTS

At the date of authorization of these interim financial statements, the IASB has issued new and revised Standards and Interpretations which are not yet effective for the relevant reporting period. Many are not applicable or do not have a significant impact to the Company. Management is currently evaluating the impact of these pronouncements on the Company’s interim financial statements.

5.	INVESTMENT

Investment in Orecap Invest Corp	Number of Shares	$/Share	Value
Balance at January 1, 2024	3,000,000	$0.035	105,000
Unrealized (loss) gain on fair value	-	$0.030	90,000
Balance at December 31, 2024	3,000,000	$0.065	195,000
Unrealized (loss) gain on fair value	-	$0.020	60,000
Balance at September 30, 2025	3,000,000	$0.085	255,000

During the three and nine months ended September 30, 2025, the Company recorded an unrealized gain on investment of $45,000 and $60,000, respectively (three and nine months ended September 30, 2024: $nil and $75,000, respectively).

7

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

6.	EXPLORATION AND EVALUATION EXPENSES

The following are details of the Company’s exploration and evaluation expenses:

	Three months ended September 30,		Nine months ended September 30,		Accumulated From Property
For the periods ended	2025	2024	2025	2024	Inception
NAK Property, British Columbia *	$4,200,403	$4,344,541	$7,300,131	$6,489,980	$22,308,774
	$4,200,403	$4,344,541	$7,300,131	$6,489,980	$22,308,774

* Net of accured tax crdits receiveable from the British Columbia government related to exploration activites of $1,281,016 for the three and nine months ended Septemebr 30, 2025 (2024 - nil). The Company has estimated the recoverable amount of these tax credits based on its interpretation of eligibility, but they are subject to government audits to confirm the interpretations and amounts. These tax credits are included in amounts receivable at September 30, 2025.

Nakinilerak (NAK), British Columbia, Canada

In March 2025, the Company issued 1,000,000 shares to fulfill its final obligation under the NAK option agreement and obtained title to the NAK project.

NAK is subject to two Net Smelter Royalty ("NSR"). A 2% NSR which can be bought down to 1% by paying $1,500,000 and a 1% NSR with an option by the Company to buyback 0.5% for $1,000,000.

7.	FLOW-THROUGH SHARE LIABILITY

Flow-through common shares require the Company to incur an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. The Company may be required to indemnify the holders of such shares for any tax and other costs payable by them in the event the Company has not incurred the required exploration expenditures. Under the IFRS framework, the increase to share capital when flow-through shares are issued is measured based on the current market price of the common shares. The incremental proceeds, or “premium”, are recorded as a flow-through liability. During the three and nine months ended September 30, 2025 the Company recognized a flow-through share premium liability recovery of $400,292 and $1,065,292, respectively (2024: $1,274,947 and $1,986,797, respectively). As of September 30, 2025 the flow-through share premium liability was $nil (December 31, 2024: $826,000).

8.	RIGHT-OF-USE ASSET AND LEASE OBLIGATION

The Company recognized the right-of-use asset and lease obligation at the inception of its office space lease. The office space lease is a five year lease starts on October 1, 2025, with an early occupancy period starting in February 2025.

The following table shows the movement in the net book value of right-of-use asset for the September 30, 2025 and the year ended December 31, 2024:

As at	September 30, 2025	December 31, 2024
Opening cost	$-	$-
Additions	308,669	-
Ending cost	$308,669	$-

Opening accumulated amortization	-	-
Amortization	36,314	-
Ending accumulated amortization	$36,314	$-

Net book value	$272,355	$-

8

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

The following table shows the movement in the lease obligation for the nine months ended September 30, 2025 and the year ended December 31, 2024.

	September 30, 2025	December 31, 2024
Opening lease obligation	$-	$-
Additions	308,669	-
Accretion of interest	26,219	-
Repayment of lease obligation	-	-
Carrying value	334,888	-
Less current portion	48,683	-
Lease obligation	$286,205	$-

The following table presents the contractual undiscounted cash flows for lease obligation as at September 30, 2025.

Less than one year	$92,704
One to five years	376,610
Total undiscounted lease obligation	$469,314
Effect of discounting using the incremental borrowing rate	(134,426)
Lease obligation recognized as at September 30, 2025	$334,888

When measuring the lease obligation, the Company discounted the remaining lease payments using the estimated incremental borrowing rate of 15% per annum.

9.	CAPITAL MANAGEMENT

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern, so that it can provide returns to shareholders and benefits to other stakeholders.

The Company considers the items included in equity as capital. The Company manages the capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through equity offerings or return capital to shareholders. There can be no assurance that the Company will be successful in its efforts to arrange additional financing, if needed, on terms satisfactory to the Company.

Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management during the nine months ended September 30, 2025 and year ended December 31, 2024. The Company is not subject to externally imposed capital restrictions, other than of the TSX Venture Exchange (“TSX-V”) which requires adequate working capital or financial resources of the greater of (i) $50,000 and (ii) an amount required in order to maintain operations and cover general and administrative expenses for a period of 6 months. As at September 30, 2025, the Company believes it is compliant with the policies of the TSX-V.

10.	FINANCIAL RISK MANAGEMENT

The Company is exposed in varying degrees to a variety of financial instrument-related risks. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Fair value of financial instruments

The fair value of financial instruments approximates their carrying value due to the short-term maturity of these instruments. The Company's investment is classified as Level 1 in the fair value hierarchy at September 30, 2025 and December 31, 2024.

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Amounts receivable are from related parties and the Company believes the risk of loss related to these items is remote. The Company’s exposure to credit risk is on its cash held in bank accounts and amounts due from related parties. Cash is held with major banks in Canada. Management assesses credit risk of cash is remote.

9

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash. The Company’s accounts payable and accrued liabilities generally have contractual maturities of less than 30 days and are subject to normal trade terms. Amounts due to related party are due on demand. Future consideration payable is due following the respective payment schedules. In the long-term, the Company may have to issue additional equity to ensure there is sufficient capital to meet long-term objectives. See Note 9.

Currency and interest rate risk

The Company is exposed to foreign currency risk on financial assets and liabilities that are denominated in a currency other than the Canadian dollar. The currencies giving rise to this risk are the US dollar.

Market price risk

The Company was exposed to market risk relating to its investment and unfavourable market conditions could result in dispositions of its investment at less than favourable prices. The Company’s investment is comprised of a publicly-traded corporation. The Company’s investment is subject to fair value fluctuations. As at September 30, 2025, if the fair value of the investments fluctuated by 10% all other factors held constant, consolidated net loss would change by approximately $26,000 (September 30, 2024: $8,000) based on the value of the investment as at September 30, 2025.

Classification of financial instruments

Financial assets and liabilities included in the statement of financial position are as follows:

	September 30, 2025	December 31, 2024
Financial assets at amortized costs
Cash	$30,451,505	$35,929,619
Financial assets at FVPL:
Investment in Orecap	255,000	195,000
	$30,706,505	$36,124,619

	September 30, 2025	December 31, 2024
Financial liabilities at amortized costs
Accounts payable and accrued liabilities	$1,937,669	$629,018
Due to related party	833	1,072
Lease obligation	334,888	-
	$2,273,390	$630,090

11.	SHARE CAPITAL

Authorized share capital

Unlimited number of voting common shares without par value.

Issued share capital

(a)	On May 17, 2024, the Company completed a private placement consisting of 7,866,571 charity flowthrough units at a price of $1.04 per unit for gross proceeds of $8,181,234. In connection with the financing, the Company has issued 468,993 finders’ warrants. Each finders’ warrant entitles the holder, on exercise thereof, to purchase one common share at a price of $1.04 until May 17, 2026. The finders' warrants' valuation was estimated at $184,574 using the Black-Scholes option pricing model with the assumption of expected dividend yield rate of 0%, expected volatility of 120% based on historical volatility, risk free interest rate of 4.23%, share price of $0.72 and an expected life of 2 years. In connection with the financing, the Company incurred cash finder’s fees and other financing costs totalling $359,852.

(b)	In May 2024, the Company issued 343,594 shares in consideration of an option payment for NAK. The number of shares is calculated based on 10-day volume weighted average price on day payment comes due. The shares were valued at $0.76 based on the market price on the date of issuance for a total of $261,131.

10

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

(c)	On November 26, 2024, the Company closed a non-brokered private placement with a wholly owned subsidiary of South32 Ltd. ("South32"). Under the agreement, South32 invested $29,156,380 for 33,321,577 common shares at a price of C$0.875 per share. No broker fees, finder fees or warrants were issued in association with the private placement. In connection with the financing, the Company incurred transaction costs totalling $181,904.

Upon closing, South32 holds approximately 19.9% of the Company's issued and outstanding common shares on a non-diluted basis. The Company entered into an investor rights agreement with South32, providing South32 with participation and top-up rights to maintain its ownership percentage, subject to certain conditions. Pursuant to an agreement between Teck Resources Limited (“Teck”) and the Company, Teck has participation rights to maintain its ownership percentage, subject to certain conditions.

(d)	In February 2025, 717,676 shares were issued as a result of the exercise of 1,175,000 stock option on a net exercise basis. In April 2025, 150,000 shares were issued as a result of the stock option exercise.

(e)	In March 2025, the Company issued 1,000,000 shares in consideration of an option payment for NAK. The shares were valued at $0.465 per share based on the quoted market price of the shares.

(f)	On June 11, 2025, South32 exercised the top-up rights and invested $817,292 for 1,156,000 common shares at a price of C$0.707 per share. No broker fees, finder fees or warrants were issued in association with the private placement. In connection with the financing, the Company incurred transaction costs totalling $11,610. Flow-through share premium liability recognized of $239,292.

(g)	On June 12, 2025, the Company cancelled 500,000 shares in connection of a royalty buydown of Kuta Ridge project. The shares were valued at $0.57 per share based on the quoted market price of the shares.

Stock options

The Company has adopted a 20% fixed stock option plan.

(a)	On July 14, 2024, the Company granted 3,975,000 stock options to directors, officers and consultants of the Company. Each option is exercisable to acquire one common share at a price of $0.70 and a term of 5 years. These options vest one year from the date of issuance. The total fair value of $2,286,866 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, a risk-free interest rate of 3.37%, an expected volatility of 120% based on comparable companies, share price of $0.69 and expected dividend yield of nil.

(b)	On March 18, 2025, the Company granted 100,000 stock options with an exercise price of $0.53 and a term of five years, all of these options vesting over 24 months. The fair value of $43,184 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, share price of $0.52, a risk-free interest rate of 2.69%, expected dividend yield of nil and expected volatility of 120% based on comparable companies.

(c)	On June 27, 2025, the Company granted 50,000 stock options with an exercise price of $0.53 and a term of five years, all of these options vesting over 24 months. The fair value of $22,070 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, share price of $0.52, a risk-free interest rate of 2.86%, expected dividend yield of nil and expected volatility of 120% based on comparable companies.

(d)	On September 17, 2025, the Company granted 4,525,000 stock options with an exercise price of $0.53 and a term of five years, all of these options vesting over 12 months. The fair value of $1,913,222 was estimated using the Black-Scholes option pricing model assuming an expected life of 5 years, share price of $0.51, a risk-free interest rate of 2.75%, expected dividend yield of nil and expected volatility of 120% based on comparable companies.

During the three and nine months ended September 30, 2025 the Company recorded share-based compensation of $179,508 and $1,290,586 respectively (three and nine months ended September 30, 2024: $608,430 and $1,004,430, respecitvely).

11

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

A summary of the changes in the Company’s stock options is set out below:

	September 30, 2025			September 30, 2024
For the periods ended	Number of options	Weighted average exercise price	Weighted average life (years)	Number of options	Weighted average exercise price	Weighted average life (years)
Outstanding, beginning of period	16,175,000	$0.32	3.0	12,825,000	$0.19	3.5
Granted	4,675,000	$0.53	5.0	3,975,000	$0.70	5.0
Exercised	(1,325,000)	$0.19	-	(445,000)	$0.15	-
Expired/Forfeited	(225,000)	$0.70	-	(50,000)	$0.30	-
Options outstanding, end of period	19,300,000	$0.38	3.0	16,305,000	$0.32	3.3
Options exercisable, end of period	14,625,000	$0.33	2.3	12,330,000	$0.19	2.8

The following incentive stock options were outstanding and exercisable at September 30, 2025:

Number of options outstanding	Number of options exercisable	Exercise Price	Expiry Date
2,900,000	2,900,000	$0.20	May 3, 2026
725,000	725,000	$0.20	December 20, 2026
400,000	400,000	$0.13	April 1, 2027
3,450,000	3,450,000	$0.10	October 17, 2027
3,250,000	3,250,000	$0.30	August 2, 2028
3,900,000	3,900,000	$0.70	July 14, 2029
100,000	-	$0.53	March 17, 2030
50,000	-	$0.53	June 26, 2030
4,525,000	-	$0.53	September 16, 2030
19,300,000	14,625,000	$0.38

Warrants

A summary of the changes in the Company’s warrants is set out below:

	September 30, 2025			September 30, 2024
For the periods ended	Number of warrants	Weighted average exercise price	Weighted average life (years)	Number of warrants	Weighted average exercise price	Weighted average life (years)
Outstanding, beginning of period	3,056,993	$0.41	0.3	14,358,999	$0.30	0.4
Issued - broker warrants	-	-	-	468,994	$1.04	1.6
Exercised	(2,508,500)	$0.29	-	(9,608,535)	$0.30	0.7
Expired/Forfeited	(79,500)	$0.30	-	(1,007,289)	$0.30	-
Outstanding, end of period	468,993	$1.04	0.6	4,212,169	$0.38	0.5

The following warrants were outstanding and exercisable at September 30, 2025:

Number of warrants outstanding	Exercise Price	Expiry Date	Weighted average life (years)
468,993	$1.04	May 17, 2026	0.6
468,993	$1.04		0.6

Refer to the Share Capital Issued section for warrants valuation and details.

12

American Eagle Gold Corp.

Notes to the Condensed Consolidated Interim Financial Statements

For the three and nine months ended September 30, 2025 and 2024

(Unaudited - Expressed in Canadian dollars)

12. RELATED PARTY TRANSACTIONS

Key management personnel compensation

Key management includes directors and officers. The remuneration of the key management of the Company during the three and nine months ended September 30, 2025, and 2024 was as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
For the periods ended	2025	2024	2025	2024
Geological consulting included in exploration expenses	$-	$-	$-	$-
Management and consulting fees	110,206	103,203	352,144	306,159
Share-based compensation	134,137	385,202	982,723	671,202
	$244,343	$488,405	$1,334,867	$977,361

Standard Ore Corporation (“Standard Ore”) is controlled by a director of the Company. Standard Ore provides corporate and administrative services to the Company. For the three and nine months ended September 30, 2025, Standard Ore charged the Company $30,000 and $90,000, respectively, of management fees, which is included in the amounts in the above chart (three and nine months ended September 30, 2024: $30,000 and $90,000, respectively).

The following are the balances due (to) related parties as at September 30, 2025 and December 31, 2024:

As at	September 30, 2025	December 31, 2024
Due (to) Standard Ore Corporation	$(833)	$(833)
Due (to) XXIX Metal Corp	-	(239)
	$(833)	$(1,072)

All of the amounts are unsecured, non-interest bearing with no fixed terms of repayment.

As at September 30, 2025, the Company held 3,000,000 common shares of Orecap Invest Corp at a fair value of $255,000 (December 31, 2024: 3,000,000 common shares - $195,000) based on the quoted market price of the Orecap’s shares. The Company has directors in common with Orecap.

A person related to a director of the Company provided services to the Company totalling $3,500 and $10,300, respectively, for the three and nine months ended September 30, 2025 (three and nine months ended September 30, 2024: $2,900 and $8,700, respectively).

A company controlled by a director of the Company provided consulting services totalling $nil and $21,500, respectively, for the three and nine months ended September 30, 2025 (three and nine months ended September 30, 2024: $nil and $nil, respectively).

13.	COMMITMENTS AND CONTINGENCIES

(i) Flow-through common shares require the Company to spend an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. As at September 30, 2025 the Company is has completed its spending committments. Certain interpretations are required to assess the eligibility of flow-through expenditures that if changed, could result in the denial of renunciation.

The Company has indemnified the subscribers of the flow-through share offerings against any tax-related amounts that become payable by the shareholder as a result of the Company not meeting its expenditure commitments.

(ii) The Company’s exploration activities are subject to various federal and provincial laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

(iii) The Company is party to certain contracts and agreements. These contracts require additional payments of up to approximately $320,000 upon the occurrence of terminations and $850,000 upon change of control. As a triggering event has not taken place, these amounts have not been recorded in these consolidated financial statements.

12

American Eagle Gold Corp.

Management’s Discussion and Analysis

For the three and nine months ended September 30, 2025

November 28, 2025

(Expressed in Canadian Dollars)

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

The following interim management’s discussion and analysis (“Interim MD&A”) of American Eagle Gold Corp. (“American Eagle”, the “Corporation”, or the “Company”) for the three and nine months ended September 30, 2025 has been prepared to provide material updates to the business operations, liquidity and capital resources of the Company since its last annual management’s discussion and analysis for the year ended December 31, 2024 (“Annual MD&A”). This Interim MD&A does not reflect any non-material events since the date of the Annual MD&A.

For the purposes of preparing this Interim MD&A, management, in conjunction with the board of directors of the Company (the Board), considers the materiality of information. Information is considered material if: (i) such information results in, or would reasonably be expected to result in, a significant change in the market price or value of the Company’s common shares; (ii) there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision; or (iii) it would significantly alter the total mix of information available to investors. Management, in conjunction with the Board, evaluates materiality with reference to all relevant circumstances, including potential market sensitivity.

This Interim MD&A should be read in conjunction with the Company’s Annual MD&A, audited annual consolidated financial statements for the year ended December 31, 2024, together with the notes thereto, and unaudited condensed interim financial statement for the three and nine months ended September 30, 2025, together with the notes thereto.

Results are reported in Canadian dollars (“$”), unless otherwise noted. The Company’s unaudited condensed interim financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS®”) issued by the International Accounting Standards Board (“IASB”) and interpretations of the IFRS Interpretations Committee (“IFRIC”). The unaudited condensed interim financial statements have been prepared in accordance with International Standard 34, Interim Financial Reporting.

This Interim MD&A has been prepared with reference to the MD&A disclosure requirements established under National Instrument 51-102 Continuous Disclosure Obligations (NI 51-102) of the Canadian Securities Administrators. Additional information regarding American Eagle is available on its website at www.americaneaglegold.ca or through the Company’s SEDAR profile available at www.sedarplus.ca. However, the information on the website is not in any way incorporated in or made a part of this Interim MD&A. This Interim MD&A has been prepared as of November 28, 2025.

Scientific and Technical Information

Mark Bradley, B.Sc, M.Sc., P.Geo., a Certified Professional Geologist and Qualified Persons as defined by NI 43-101, has reviewed and approved the scientific and technical content contained in this MD&A.

Corporate Overview and Update

American Eagle was incorporated under the Business Corporations Act (Canada) on September 22, 2018. The Company’s head office is located at Suite 1102, 141 Adelaide Street W., Toronto, Ontario, M5H 3L5.

The Company’s principal business is the acquisition and exploration of mineral properties. To date, the Company has not earned revenue as it is in the exploration stage. The ability of the Company to carry out its business plan rests with its ability to secure equity and other financing.

Core Business Strategy

American Eagle Gold is focused on exploring gold and copper deposits in North America. Its flagship project is the wholly-owned NAK copper-gold porphyry project property located in west-central British Columbia, Canada. The Company benefits from a strong treasury, bolstered by strategic investments from Teck Resources and South32 Ltd. over the past two years.

The NAK Project is in the Babine copper-gold porphyry district of Central British Columbia. Historical drilling at NAK revealed a large near-surface copper-gold system measuring over 1.5 km x 1.5 km. Historical exploration was limited to shallow depths, averaging 170 m. Drilling completed by American Eagle in 2022, 2023, and 2024 returned significant intervals of high-grade copper-gold mineralization that reached beyond and much deeper than the historical drilling, indicating that zones of near-surface and deeper mineralization, locally with considerably higher grades, exist within the broader NAK property mineralizing system. In 2025, the Company plans an extensive drill campaign of approximately 30,000 meters, targeting key mineralized zones and newly identified geophysical anomalies within and around the Babine porphyry stock.

1

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

The NAK property is road accessible, and many target areas coincide with forest industry clear cuts. Drilling can be completed year-round, and helicopter support is currently only required for certain isolated targets. The NAK property is 85 kilometers from Smithers, BC, occurs in the Babine copper-gold porphyry district of west-central British Columbia, and is close to nearby Babine district past producing mines (Bell, Granisle). It is defined by a compelling geophysical signature that has similarities to classic porphyry systems (e.g. close association of airborne magnetic highs with annular IP chargeability highs).

Corporate Updates

In January 2025, substantially all the outstanding 2025 warrants were exercised, resulting in the only existing warrants left within the Company being approximately 470,000 finders’ warrants with a strike price $1.04 expiring on May 17, 2026.

In March 2025, the Company completed its 100% earn in at NAK following the issuance of 1,000,000 common shares as the final option payment.

In May 2025, the Company announced the sale of two-thirds of the 3% net smelter royalty (“NSR”) it held on the Kuta Ridge Gold Project in Papua New Guinea in exchange for 500,000 shares of the Company, which will be extinguished on closing. The Company will continue to hold a 1% NSR on the Kuta Ridge Gold Project.

In September 2025, South32 Limited (“South 32”) exercised its 'top-up right' to maintain its 19.9% equity interest in the Company, following share issuances related to the acquisition of the NAK copper-gold project and the exercise of warrants from the January 2023 financing. South32’s top up financing, was completed through the issuance of 1,156,000 charity flow-through common shares (“Charity FT Share”) at C$0.71 per Charity FT Share for aggregate gross proceeds of approximately $820,000. South32 participated as an end buyer in the financing and purchased the shares from the initial subscriber of Charity FT Shares at a discount to the issue price. For further details refer to news release dated on September 12, 2025.

Current Exploration Activities:

Drilling to date for the 2025 season has totaled approximately 27,500 m as of November 15th, and had successfully expanded upon the footprint of mineralization defined in the 2022-2024 exploration seasons, as well as discovered new zones of mineralization to the east, and south east of the main zone, with current drilling aiming to link these zones with the main trend.

Mineral Exploration Project and Current Period Update

NAK, British Columbia

About NAK:

The NAK Project is in the Babine copper-gold porphyry district of Central B.C. The poorly exposed NAK porphyry system was first recognized and initially drilled in the 1960’s, and that early work revealed a large near-surface copper-gold system with dimensions exceeding 1.5 km x 1.5 km. Further historical drilling was undertaken in a number of programs in the intervening decades, but was limited to shallow depths, with the nearly 80 holes drilled prior to 2022 averaging only 170 m in depth. In 2022, 2023 and 2024, American Eagle's drill programs explored deeper along a N-S trend in the west-central part of this large system, intersecting significant copper and gold mineralization below, and marginal to, the best of the shallow historically defined mineralized zones. Very strong results from the 2023 drill program, including intervals exceeding 500m of bornite-chalcopyrite-chalcocite mineralization, have been intersected along a zone that possesses a distinct IP chargeability and resistivity signature. This zone underpins the significant exploration potential which remains at NAK, however it is just one part of a large and underexplored system that includes an undrilled geophysical trend to the east of, and mirroring the trend that which hosts the zone targeted by the Company in the past two seasons. An aggressive drill program is underway for 2025, with the goals of further defining and expanding near-surface mineralization, enhancing the project's economic potential. In addition, the Company plans to continue to explore, through focused geophysics and scout drilling, little-tested parts of this large porphyry system.

2

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Exploration on the NAK property dates back to the mid-1960s, and more than $9 million had been spent prior to American Eagle’s exploration programs.

Historical Exploration

•	1964-1971: Noranda Exploration completed soil and geophysical surveying and 28 BQ holes for 1837m.

•	1973: Ducanex Resources conducted geophysical and geochemical surveying and 480m in 8 holes.

•	1993-1997: Hera Resources carried out IP and magnetic surveying and drilled 71 BQ holes for 13,311m. No core retained.

•	2008: Copper Ridge completed soil, IP and magnetic surveying and 1,265m in 5 NQ holes. Core retained and stored in Smithers.

•	2010-2014: Copper Ridge and Redtail Metals completed a helicopter ZTEM and magnetic survey comprising 1,083 line-km and ground IP and magnetics.

•	2016-2019: Generation Mining re-logging B08-04 holes, preliminary metallurgy and several generations of soil sampling.

•	2021: NAK Mining digitized, analyzed, reinterpreted and modelled all historical data for the first time on this property. Independent geophysical and geochemical analysis was completed for historical data. The company recently applied for a five-year, multi-hole drill permit.

In total from 1964 to 2021, 105 diamond holes were completed for 18,475m, averaging 175m in length and to an average vertical depth of 150m. However, only four holes were drilled below 300m vertically and failed to test the top of the coincident magnetic and ZTEM anomaly, which starts at a depth of 500-600m.

The NAK property has excellent logistical advantages and can be accessed via well-maintained forest production roads from Topley Landing. The NAK copper-gold porphyry deposit occurs in the Stikine Island Arc Terrane, which hosts many copper porphyry deposits in British Colombia. In addition, NAK is associated with Babine Intrusive Suite, which is Eocene age and locally hosts the Bell, Morrison, Granisle, Hearne Hill and Dorothy/Duke copper-gold deposits.

Exploration by the Company

Exploration by the Company commenced on August 15th, 2022, and has continued each spring-summer season since.

2022: One drill rig was mobilized on August 15th, 2022, with a program of deep, vertically oriented holes, testing along the inferred western margin of the porphyry stock, within the broader IP chargeability Halo, and following up deep resistivity targets defined by the 2021 geophysical re-interpretation. The program consisted of 7 drill holes, for a total of 5,972 m, and was successful in testing the historical north zone and south zone, as well centrally, between the historically defined zones. Compelling mineralization was discovered near surface in NAK22-01, returning over 102 m of 1.19% CuEq in the South Zone, as well as at depth in NAK22-04, which returned 185 m of 0.75 CuEq, below the historically defined north zone.

2023: For the 2023 Program, one drill rig was mobilized in early June 2023. The program was designed to follow up the better-than-expected mineralization from 2022 and expand upon the known mineralized footprint. 10 holes were drilled for a total of 7,883 m. The 2023 program was highly successful in extending the south zones mineralized footprint and intersected a new zone of deeper mineralization to the west of the south zone. The strongest hole from 2023 targeted this new mineralization, with NAK23-17 returning 771 m of 0.61% CuEq from surface, including 302 m of 1.09% CuEq from 167 – 469 m.

3

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

2024: The 2024 program commenced in mid-May with two drill rigs, and consisted of 21 drill holes and a total of 16,283 m. The program was designed to systematically test the central zone between the better-defined north and south mineralized zones, and to extend the defined zones to the north and south. A zone of strong mineralization was found at depth in all holes drilled to the west of the porphyry stock, defining a steeply dipping mineralized envelope that flanks the western margin of the Babine Stock. Additionally, a newly discovered mineralized intrusive phase was encountered in the two northern most holes, NAK24-35, and NAK24-38, which consisted of strongly sericite-clay altered seriate textured dykes, with consistent disseminated bornite, representing a compelling follow up target. By the end of the 2024 program, a mineralized zone extending over 1.1 km from north to south, and up to 600 m east to west had been delineated and is open to expansion as of the start of the 2025 season.

2025 Exploration Program

Since commencing the current drill program on May 25, 2025 to November 28, 2025, the Company has completed over 27,500 meters of drilling toward its 30,000-meter target. Drilling has resulted in significant expansion of the mineralized South Zone, primarily to the south and east. Holes NAK25-41, -44, -48, -49, -50, and -52 were strategically oriented to intersect key veining and stratigraphic controls, contributing both step-out and infill data to support ongoing geological modelling. For further details refer to news release dated on September 23, 2025.

Based on ongoing data collection, the Company’s geologists are continuously refining the geological model to improve the interpretation of mineralization controls and to support the efficient planning of future drill holes.

As of November 28, 2025, Phase Two of the 2025 exploration program is ongoing. Multi-directional drill pads have been constructed at priority sites targeting geophysical and geochemical anomalies. A third drill rig, mobilized in the last week of August, has increased production, and allowed the company to test helicopter accessed targets well outside the main trend of mineralization.

4

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

South Zone Expansion

As reported earlier, recent assay results from the South Zone confirm both grade continuity and potential for expansion. Highlights include 644 meters of 0.50% CuEq from surface, including 387 meters of 0.61% CuEq in NAK25-41, and 487 meters of 0.35% CuEq from surface, including 207 meters of 0.57% CuEq from surface, extending surface mineralization approximately 100 metres to the south. Mineralization in these holes is hosted within densely veined sedimentary, volcanic, and intrusive units. Copper and gold grades correlate closely with the intensity of quartz-chalcopyrite ± bornite stockwork veining and late epithermal veining.

These results support the current geological interpretation that the interplay of stratigraphy and dyking controls mineralization. Potential remains for additional higher-grade domains at surface, at depth, and around the South Zone. Step-out drilling completed to date has begun to outline a broader mineralized envelope, which will guide targeting in the ongoing drill program.

Phase Two of Drilling the Expansion Zones and Key Targets

Phase Two of American Eagle’s 2025 exploration program is now underway. The construction of multi-directional drill pads at strategic locations commenced on August 15, following the arrival of crews to staff the helicopter supported third drill rig on August 30. These sites are designed to test geophysical and geochemical anomalies identified by the Company’s geologists in collaboration with geologists from South32., with the goal further evaluating the extent of mineralization across the Babine igneous suite via bold step-out holes. The helicopter-supported drilling has focused on the Northeast, East, and Southeast Expansion Zones (highlighted in pink in the figure above), with specific hole locations subject to refinement as new data is collected and interpreted.

Key Targets of the Expansion Zones

Northeast Expansion Zone

Planned drilling in this zone will follow up on east-northeast–trending, steeply dipping chalcopyrite-mineralized dykes intercepted in 2024 and 2025 by stepping north to test them at an optimal orientation and to identify additional mineralized structures.

East Expansion Zone

Drilling in this zone is designed to follow up on historical holes 95-35, -38, 96-44, -45, and -68, as well as geochemical anomalies identified through historical and 2024 soil sampling programs, which returned assay values of up to 1,180 ppm Cu and 0.29 g/t Au. Notably, hole 95-35 intersected 0.108% Cu and 0.10 g/t Au over 276.4 metres, suggesting the potential for higher-grade mineralization approximately 1.25 km east of the main drill trend, on the eastern margin of the Babine stock. Building on this historical dataset, the East Expansion Zone will leverage additional geophysical surveys to refine targets within and around the Babine porphyry, with scout drilling planned to test these areas.

Southeast Expansion Zone

Drilling in this zone follows up on NAK23-09, which intersected 117 meters grading 0.40% CuEq from surface within a broader interval of 638.4 meters at 0.22% CuEq. These anomalous copper and gold values indicate potential for a broader mineralized system. Targets have been refined using the current geological interpretation, geophysical surveys, geochemical sampling, and detailed geological mapping, enhancing confidence in drill placement and increasing the likelihood of intersecting higher-grade domains.

The Far South Expansion holes are planned with South 32 and will test a prospective zone identified by the 2025 magnetic survey, aimed to test for separate centers of mineralization approximately 2.5 km to the southeast of the main target areas.

5

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Key Targets Within the Main Zone

North Zone:

•	Historically defined by near-surface vein and disseminated chalcopyrite mineralization in sedimentary rocks.

•	Expanded in 2022–2023 to include deeper bornite-rich conglomerate and monzonite dykes.

•	2024 drilling extended the zone northeast, encountering broad intervals of seriate-textured dykes with disseminated bornite.

Central Zone:

•	The Central Zone links the historical North and South zones. It returned significant intercepts at depth in all of American Eagle’s 2022-24 drilling, but little systematic drilling has been undertaken to date at shallower depths, up-dip of those intersections.

South Zone:

•	Hosts a large-scale gold-rich quartz stockwork mineralized body at surface.

•	Drilling will link the mineralized conglomerate intersected in NAK24-17 and -31 with the broader South Zone.

Exploration Beyond Drilling

The 2025 program incorporates several non-drilling initiatives that will enhance the project.

•	Metallurgical Studies: Testing targeted drill core to assess recovery characteristics across different mineralization styles.

•	Core Retrieval: Historical drill core (predating American Eagle) for drill holes with significant shallow Main Zone intersections is stored on the NAK property and appears to be in good shape. The Company will relog and resample this core to incorporate it into its model.

•	Timber Harvesting: Collaborating with local logging groups and the Lake Babine First Nation to manage previously permitted logging blocks, improving access to remote parts of the property.

Commitment to Community and Sustainability

American Eagle is committed to strong relationships with local stakeholders, including the Lake Babine Nation, provincial authorities, and local contractors. The Company prioritizes transparent communication and collaboration as exploration advances.

6

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Review of Operations for the THREE AND NINE MONTHS ended SEPTEMBER 30, 2025 and 2024

Three months ended September 30, 2025 and 2024

For the three months ended September 30, 2025, the Company incurred total expenses of $4.3 million. This represents a decrease in expense of $0.7 million compared to the total expenses of $5.1 million in the prior year period. The decrease was due to a decrease in exploration and evaluation expenditures at NAK, coupled with decreased share-based compensation.

For the period ended	September 30, 2025	September 30, 2024	Change
EXPENSES
Exploration and evaluation expenses	$4,200,403	$4,344,541	$(144,138)
Transfer agent, filing fees and shareholder communications	31,021	49,417	(18,396)
Management and consulting fees	115,346	135,927	(20,581)
Professional fees	10,390	31,410	(21,020)
Share-based compensation	179,508	608,430	(428,922)
Office, general and administrative	40,468	20,846	19,622
Amortization	16,895	3,277	13,618
Accretion Expense	11,499	-	11,499
Unrealized (gain) loss on investment	(45,000)	-	(45,000)
Interest income	(223,149)	(132,103)	(91,046)
TOTAL EXPENSES	$4,337,381	$5,061,745	$(724,364)

•	Exploration expenses before mining tax credits was $5.5 million in the current year period, the exploration expenses net of tax credits was $4.2 million. Gross expenditures increased by $1.2 million, which was due to a larger drill program in the current year including a third drill.

•	Share-based compensation decreased as a result of the timing and quantum of options issued and the resulting vesting period.

•	Unrealized (gain) loss on investment represents the revaluation of publicly listed securities and reflects the change in the market value during the current period.

•	Interest income increased as a result of more funds on hand.

7

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Nine months ended September 30, 2025 and 2024

For the nine months ended September 30, 2025, the Company incurred total expenses of $8.4 million. This represents an increase in expense of $0.5 million compared to the total expenses of $7.9 million in the prior year period. The increase was due to the increase in exploration and evaluation expenditures at NAK and increased share-based compensation, partially offset by higher interest and other income.

For the period ended	September 30, 2025	September 30, 2024	Change
EXPENSES
Exploration and evaluation expenses	$7,300,131	$6,489,980	$810,151
Transfer agent, filing fees and shareholder communications	135,400	194,286	(58,886)
Management and consulting fees	394,234	397,652	(3,418)
Professional fees	124,428	71,824	52,604
Share-based compensation	1,290,586	1,004,430	286,156
Office, general and administrative	144,910	111,232	33,678
Amortization	46,147	4,370	41,777
Accretion Expense	26,219	-	26,219
Unrealized (gain) loss on investment	(60,000)	(75,000)	15,000
Interest income	(731,712)	(312,896)	(418,816)
Other income	(285,000)	-	(285,000)
TOTAL EXPENSES	$8,385,343	$7,885,878	$499,465

•	Exploration expenses before mining tax credits was $8.6 million in the current year period, the exploration expenses net of tax credits was $7.3 million. Gross expenditures increased by $2 million, which was due to a larger drill program in the current year that started in May 2025 as well as the addition of a third drill in the third quarter.

•	Transfer agent, filing fees, and shareholder communications expenses decreased due to decreased capital market related activities in the current period.

•	Share-based compensation increased as a result of the timing and quantum of options issued and the resulting vesting period.

•	Unrealized (gain) loss on investment represents the revaluation of publicly listed securities and reflects the change in the market value during the current period.

•	Interest income increased as a result of more funds on hand.

•	Other income in the period was a result of the partial sale of the Kuta Ridge royalty for common shares of the Company which were subsequently cancelled.

8

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Summary of Quarterly Results

The following is a summary of American Eagle’s financial results on a quarterly basis for the last eight quarters:

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Total assets	$32,953,969	$36,180,523	$36,935,136	$36,654,794
Total liabilities	1,987,185	1,742,363	1,427,851	1,456,090
Total shareholders’ equity	30,680,579	34,438,160	35,507,285	35,198,704
Total revenue	-	-	-	-
Total expenses	4,337,381	2,488,843	1,559,119	2,381,778
Net loss before taxes	(3,937,089)	(1,941,843)	(1,441,119)	(1,955,604)
Basic and diluted net (loss) per share	$(0.02)	$(0.01)	$(0.01)	$(0.02)

	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total assets	$10,149,316	$13,975,942	$6,202,246	$4,714,319
Total liabilities	2,848,144	3,497,403	1,123,124	1,191,077
Total shareholders’ equity	7,301,172	10,478,539	5,079,122	3,523,242
Total revenue	-	-	-	-
Total expenses	5,061,745	2,353,080	471,053	2,525,753
Net loss before taxes	(3,786,798)	(1,717,807)	(394,476)	(2,249,953)
Basic and diluted net (loss) per share	(0.03)	$(0.01)	$(0.00)	$(0.02)

There are no known trends in the expenditures incurred by the Company. Total assets and shareholders’ equity have fluctuated based on the timing of equity financing activities, offset by the execution of exploration and evaluation programs. Total expenses have fluctuated based on the timing of carrying out exploration and evaluation programs which is dependent on the timing of permits and availability of contractors to carry out the planned work.

Liquidity and Financial Condition

Due to the nature of the junior mineral exploration business, the Company relies upon external financing to fund its ongoing business activities. Financing options are continually being evaluated and pursued by the Company, such as the issuance of share capital and/or debt financing. The Company’s ability to continue as a going concern is dependent upon financing arrangements for its business activities. As with any business in this industry, there are uncertainties associated with its ability to raise additional financing through private placements, or other sources to fund these activities. As such, the Company is subject to liquidity risks.

As at September 30, 2025, the Company had working capital of $30.3 million compared to December 31, 2024 when it had a working capital of $35.8 million excluding the flow-through liability. As at September 30, 2025, the Company had $32.3 million in current assets, a decrease of $4.1 million compared to December 31, 2024. As at September 30, 2025, the Company’s current liabilities totaled $2.0 million, and long-term liabilities totaled $0.3 million.

The Company had a cash balance of $30.5 million as at September 30, 2025, a decrease of $5.4 million from $35.9 million as at December 31, 2024. In the nine months ended September 30, 2025, cash used in operating activities was $7.5 million compared to $6.0 million in the prior year period. Cash provided by financing totaled $2.0 million due to exercised warrants and flow through financing, compared to $11.0 million in the prior year period.

9

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Key management personnel compensation

Key management includes directors and executive officers. The remuneration of the key management of the Company during the three and nine months ended September 30, 2025 and 2024 was as follows:

	Three months ended September 30,		Nine months ended September 30,
For the period ended	2025	2024	2025	2024
Management and consulting fees	$110,206	$103,203	$352,144	$306,159
Share-based payments	134,137	385,202	982,723	671,202
	$244,343	$488,405	$1,334,867	$977,361

Standard Ore is controlled by a director of the Company. Standard Ore provides corporate and administrative services to the Company. For the three and nine months ended September 30, 2025, Standard Ore charged the Company $30,000 and $90,000, respectively, of management fees, which is included in the amounts in the above chart (three and nine months ended September 30, 2024: $30,000 and $90,000, respectively).

The following is the balance due to related party:

As at	September 30, 2025	December 31, 2024
Due (to) Standard Ore Corp	$(833)	$(833)
Due (to) XXIX Metal Corp	-	(239)
Total	$(833)	$(1,072)

All of the amounts are unsecured, non-interest bearing with no fixed terms of repayment.

As at September 30, 2025, the Company held 3,000,000 common shares of Orecap Invest Corp at a fair value of $255,000 (December 31, 2024 – 3,000,000 common shares - $195,000) based on the quoted market price of the Orecap’s shares. The Company has directors in common with Orecap.

A person related to a director of the Company provided services to the Company totaling $3,500 and $10,300, respectively, for the three and nine months ended September 30, 2025 (three and nine months ended September 30, 2024: $2,900 and $8,700, respectively).

A company controlled by a director of the Company provided consulting services totalling $nil and $21,500, respectively, for the three and nine months ended September 30, 2025 (three and nine months ended September 30, 2024: $nil and $nil, respectively).

Financial Instruments

The Company is exposed in varying degrees to a variety of financial instrument related risks. The type of risk exposure and the way in which such exposure is managed is provided as follows:

Fair value of financial instruments

The fair value of financial instruments approximates their carrying value due to the short-term maturity of these instruments. As at September 30, 2025 and 2024, the Company’s investment is classified as Level 1 in the fair value hierarchy.

10

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Credit risk

Credit risk is the risk that one party to a financial instrument will fail to discharge an obligation and cause the other party to incur a financial loss. Amounts receivable are due from the Government of Canada and related party and the Company believes the risk of loss related to these is remote. The Company’s exposure to credit risk is on its cash held in bank accounts. Cash is held with major banks in Canada. Management assesses the credit risk of cash and related party receivable as remote.

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due. The Company strives to ensure that there are sufficient funds to meet its short-term business requirements, taking into account its anticipated cash flows from operations and its holdings of cash. The Company’s accounts payable and accrued liabilities generally have contractual maturities of less than 30 days and are subject to normal trade terms. In the long-term, the Company may have to issue additional equity to ensure there is sufficient capital to meet long-term objectives.

Currency and interest rate risk

The Company is exposed to foreign currency risk on financial assets and liabilities that are denominated in a currency other than the Canadian dollar. The currencies giving rise to this risk are the US dollar.

Market price risk

The Company was exposed to market risk relating to its investment and unfavourable market conditions could result in dispositions of its investment at less than favourable prices. The Company’s investment is comprised of a publicly traded corporation. The Company’s investment is subject to fair value fluctuations. As at September 30, 2025, if the fair value of the investments fluctuated by 10% all other factors held constant, consolidated net loss would change by approximately $26,000 (September 30, 2024 - $8,000) based on the value of the investment as at September 30, 2025.

Classification of financial instruments

Financial assets and liabilities included in the statement of financial position are as follows:

	September 30, 2025	December 31, 2024
Financial assets at amortized cost
Cash	$30,451,505	$35,929,619
Financial assets at FVPL
Investment in Orecap	255,000	195,000
	$30,706,505	$36,124,619

	September 30, 2025	December 31, 2024
Financial liabilities at amortized cost
Accounts payable and accrued liabilities	$1,937,669	$629,018
Due to related party	833	1,072
Lease obligation	334,888	-
	$2,273,390	$630,090

11

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Capital Management

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern, so that it can provide returns to shareholders and benefits to other stakeholders. The Company considers the items included in equity as capital. The Company manages the capital structure and adjusts it in light of changes in economic conditions and the risk characteristics of the underlying assets. In order to maintain or adjust the capital structure, the Company may issue new shares through equity offerings or return capital to shareholders.

There can be no assurance that the Company will be successful in its efforts to arrange additional financing, if needed, on terms satisfactory to the Company. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable. There were no changes in the Company’s approach to capital management in the period.

Equity Securities Issued and Outstanding

As at November 28, 2025:

172,877,287 common shares issued and outstanding

19,300,000 stock options outstanding

468,993 warrants outstanding

Corporate Governance Matters

The Company has an independent audit committee and a compensation committee that meets periodically as required to review and approve financial statements and to approve management compensation.

Commitments and Contingencies

(a) The Company’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

(b) Flow-through common shares require the Company to spend an amount equivalent to the proceeds of the issued flow-through common shares on Canadian qualifying exploration expenditures. Certain interpretations are required to assess the eligibility of flow-through expenditures that if changed, could result in the denial of renunciation. The Company has indemnified the subscribers of current and previous flow-through share offerings against any tax-related amounts that become payable by the shareholder as a result of the Company not meeting its expenditure commitment.

(c) The Company is party to certain management agreements. These contracts require additional payments of up to approximately $320,000 upon the occurrence of employee terminations and $850,000 upon change of control. As a triggering event has not taken place, the contingent payments have not been reflected in these consolidated financial statements.

Off Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

Risks and Uncertainties

American Eagle’s business of exploring mineral resources involves a variety of operational, financial and regulatory risks that are typical in the natural resource industry. The Company attempts to mitigate these risks and minimize their effect on its financial performance, but there is no guarantee that the Company will be profitable in the future.

12

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Capital Requirements

The Company will require significant capital in order to fund its operating costs and to explore and develop any project. American Eagle has no revenues and is wholly reliant upon external financing to fund all of its capital requirements. American Eagle will require additional financing from external sources to meet such requirements. There can be no assurance that such financing will be available to American Eagle or, if it is, that it will be offered on acceptable terms. If additional financing is raised through the issuance of equity or convertible debt securities of American Eagle, the interests of shareholders in the net assets of American Eagle may be diluted. Any failure of American Eagle to obtain financing on acceptable terms could have a material adverse effect on American Eagle’s financial condition, prospects, results of operations and liquidity and require American Eagle to cancel or postpone planned capital investments.

Dependence on Mineral Exploration Projects

Any adverse development affecting the progress of the Company’s exploration projects such as, but not limited to, obtaining financing on commercially suitable terms, hiring suitable personnel and contractors, or securing supply agreements on commercially suitable terms, may have a material adverse effect on the Company and its business or prospects.

Metal Prices

The development and success of any project of the Company will be primarily dependent on the future spot prices of copper and gold (and other metals). The copper and gold spot prices, like any other commodity, is subject to significant fluctuation and is affected by a number of factors, which are beyond the control of the Company. Such factors include, but are not limited to, interest rates, exchange rates, inflation or deflation, fluctuation in the value of the United States dollar and foreign currencies, global and regional supply and demand, and the political and economic conditions of major copper and gold-producing countries throughout the world. Future serious copper or gold price declines could cause any future development of and commercial production from the Company's projects to be impracticable.

Government Regulation, Permits and Licenses

The Company’s mineral exploration and potential development activities are subject to various laws governing prospecting, mining, development, production, taxes, labour standards and occupational health, mine safety, toxic substances, land use, water use, land claims of local people and other matters. No assurance can be given that new rules and regulations will not be enacted or that existing rules and regulations will not be applied in a manner which could limit or curtail exploration, development or production. Many of the mineral rights and interests of the Company are subject to government approvals, licenses and permits. Such approvals, licenses and permits are, as a practical matter, subject to the discretion of the applicable governments or governmental officials. No assurance can be given that the Company will be successful in maintaining any or all of the various approvals, licenses and permits in full force and effect without modification or revocation. To the extent such approvals are required and not obtained; the Company may be curtailed or prohibited from continuing or proceeding with planned exploration or development of mineral projects.

Where required, obtaining necessary permits and licenses can be a complex, time consuming process and the Company cannot assure that required permits will be obtainable on acceptable terms, in a timely manner or at all. The costs and delays associated with obtaining necessary permits and complying with these permits and applicable laws and regulations could stop or materially delay or restrict the Company from proceeding with the development of an exploration project or the operation or further development of a mine. Any failure to comply with applicable laws and regulations or permits, even if inadvertent, could result in interruption or closure of exploration, development or mining operations or material fines, penalties or other liabilities. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations or in the exploration or development of mineral projects may be required to compensate those suffering loss or damage by reason of such mining activities, and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations. Amendments to current laws and regulations governing operations or more stringent implementation thereof could have a substantial adverse impact on the Company and cause increases in exploration expenses, capital expenditures or production costs or reduction in levels of production at producing projects or require abandonment or delays in development of new mining projects.

13

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Rights or Claims of Indigenous Groups and the Assertion of such Rights or Claims

Within Canada, the Company currently operates in areas currently and/or traditionally inhabited or used by Indigenous peoples and is subject to Indigenous rights, including treaty rights, and in the future may operate in or explore within additional such areas. Operating in areas subject to Indigenous rights or claims triggers various international and national laws, codes, resolutions, conventions, guidelines, and impose obligations on both governments and the Company with respect to the rights of Indigenous people.

Pursuant to section 35 of The Constitution Act, 1982, the Federal and Provincial Crowns have a duty to consult Aboriginal peoples and, in some circumstances, a duty to accommodate if the Crown’s decision could adversely affect potential or established Aboriginal rights or treaty rights. The Crown cannot delegate their duty to consult; however, they can delegate the procedural aspects of consultation to proponents as part of the process to acquire mining rights, permits, approvals or other authorizations. The importance of meaningful engagement with Indigenous communities in Canada has gained prominence in the wake of various court decisions across the country that have resulted in expectations related to Indigenous rights and consultation requirements within the context of resource development. These decisions have highlighted the risks for mining companies in Canada who do not have robust and principled Indigenous engagement approaches. Many Indigenous communities have increased their advocacy with respect to claimed entitlements regarding resource development projects within their traditional territories.

Impacts on established rights may require companies to provide accommodations which could include provisions regarding environmental management, employment and training, royalty payments, procurement opportunities, other financial payments and other matters. The Company is continuing its engagement activity with the Indigenous communities in the vicinity its activities.

In Canada, the nature and extent of Aboriginal rights and title remains the subject of active debate, claims and litigation. In many cases, such claims take a long time to settle, with the potential for extensive delays or other negative impacts on operations and projects, or limited access to certain cultural or historical areas until rights to such properties are clarified. There is no assurance that there will be no such claims on the areas where the Company operates in the future. Also, the impact of any such claim on the Company’s ownership interest cannot be predicted with any degree of certainty and no assurance can be given that a broad recognition of Aboriginal rights in the area in which the Company’s projects are located, by way of a negotiated settlement or judicial pronouncement, would not have a material adverse effect on the Company’s business, financial condition and results of operations.

In addition, there is a general level of concern relating to the perceived effects of mining activities on Indigenous communities both inside and outside of those communities. The evolving expectations related to human rights, Indigenous rights and environmental protection may result in opposition to the Company’s current or future activities. Such opposition may be directed through legal or administrative proceedings against the government or the Company, or expressed in manifestations such as protests, delayed or protracted consultations, blockades or other forms of public expression against the Company’s activities or against the government’s position. There can be no assurance that these relationships can be successfully managed. Intervention by the aforementioned groups may have a material adverse effect on the Company’s business, financial condition and results of operations.

Competition

The mining industry is competitive in all of its phases. The Company faces strong competition from other exploration and mining companies in connection with the acquisition of projects producing or capable of producing, precious and base metals. Many of these companies have greater financial resources, operational experience and technical capabilities than American Eagle. As a result of this competition, American Eagle may be unable to maintain or acquire attractive mining projects on terms it considers acceptable or at all. Consequently, the financial condition and any future revenues and operations of American Eagle could be materially adversely affected.

14

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Exploration, Development and Operational Risk

The exploration for, and development of, mineral deposits involve significant risks that even a combination of careful evaluation, experience and knowledge may not eliminate. While the discovery of an ore body may result in substantial rewards, few projects, which are explored, are ultimately developed into producing mines. Major expenses may be required to locate and establish mineral reserves, to develop metallurgical processes and to construct mining and processing facilities at a particular site. Whether a mineral deposit will be commercially viable depends on a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices which are highly cyclical, and government regulations including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in American Eagle not receiving an adequate return on invested capital.

The Company does not currently operate a mine on any of its projects. There is no certainty that the expenditures made by American Eagle towards the search for, and evaluation of, mineral deposits will result in discoveries of commercial quantities of ore. Mining operations generally involve a high degree of risk. Such operations are subject to all the hazards and risks normally encountered in the exploration for, and development and production of gold and/or copper. Such hazards and risks include unusual and unexpected geologic formations, seismic activity, rock bursts, cave-ins, flooding and other conditions involved in the drilling and removal of material, any of which could result in damage to, or destruction of mines and other producing facilities, damage to life or project, environmental damage and possible legal liability. Milling operations are subject to hazards such as equipment failure or failure of retaining dams around tailings disposal areas which may result in environmental pollution and consequent liability.

Reliance on Management and Key Employees

The success of the operations and activities of American Eagle is dependent to a significant extent on the efforts and abilities of its management, a relatively small number of key employees, outside contractors, experts and other advisors. Investors must be willing to rely to a significant extent on management’s discretion and judgment, as well as the expertise and competence of its key employees, outside contractors, experts and other advisors. American Eagle does not have in place formal programs for succession of management and training of management nor does it have key person insurance on its key employees. The loss of one or more of these persons, if not replaced, could adversely affect American Eagle’s operations and financial performance.

No Assurance of Titles, Boundaries or Approvals

Titles to American Eagle’s projects may be challenged or impugned, and title insurance is generally not available. American Eagle’s mineral projects may be subject to prior unregistered agreements, transfers or claims, and title may be affected by, among other things, undetected defects. In addition, American Eagle may be unable to operate its projects as permitted or to enforce its rights with respect to its projects. American Eagle cannot assure that it will receive the necessary approval or permits to exploit any or all of its mineral projects in the future. The failure to obtain such permits could adversely affect American Eagle’s operations.

Environmental Risks and Hazards

All phases of American Eagle's operations are subject to environmental regulation in the jurisdiction in which it operates. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect American Eagle's operations. Environmental hazards may exist on the projects in which American Eagle holds interests which are unknown to American Eagle at present and which have been caused by previous or existing owners or operators of the projects.

15

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Uninsured Risks

American Eagle’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, industrial accidents, labor disputes, unusual or unexpected geological conditions, ground or slope failures, cave-ins, changes in the regulatory environment and natural phenomena such as inclement weather conditions, floods and earthquakes. Such occurrences could result in damage to mineral projects or production facilities, personal injury or death, environmental damage to American Eagle's projects or the projects of others, delays in development or mining, monetary losses and possible legal liability. Although American Eagle maintains insurance to protect against certain risks in such amounts as it considers commercially reasonable, its insurance will not cover all of the potential risks associated with its operations. American Eagle may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration is not generally available to American Eagle on affordable and acceptable terms. American Eagle might also become subject to liability for pollution or other hazards which may not be insured against or which American Eagle may elect not to insure against because of premium costs or other reasons. Losses from these events may cause American Eagle to incur significant costs that could have a material adverse effect upon its financial condition and results of operations.

Evaluation of Disclosure Controls and Procedures

Management has established processes to provide them with sufficient knowledge to support representations that they have exercised reasonable diligence to ensure that (i) the consolidated financial statements do not contain any untrue statement of material fact or omit to state a material fact required to be stated or that is necessary to make a statement not misleading in light of the circumstances under which it is made, as of the date of and for the periods presented by the unaudited interim condensed consolidated financial statements; and (ii) the consolidated financial statements fairly present in all material respects the financial condition, financial performance and cash flows of the Company, as of the date of and for the periods presented.

In contrast to the certificate required for non-venture issuers under National Instrument 52-109 Certification of Disclosure in Issuers’ Annual and Interim Filings (“NI 52-109”), the Venture Issuer Basic Certificate filed by the Company does not include representations relating to the establishment and maintenance of disclosure controls and procedures (“DC&P”) and internal control over financial reporting (“ICFR”), as defined in NI 52-109. In particular, the certifying officers filing such certificate are not making any representations relating to the establishment and maintenance of: i) controls and other procedures designed to provide reasonable assurance that information required to be disclosed by the issuer in its annual filings, interim filings or other reports filed or submitted under securities legislation is recorded, processed, summarized and reported within the time periods specified in securities legislation; and ii) a process to provide reasonable assurance regarding the reliability of financial reporting and the preparation of unaudited interim condensed consolidated financial statements for external purposes in accordance with the issuer’s generally accepted accounting principles (IFRS).

The Company’s certifying officers are responsible for ensuring that processes are in place to provide them with sufficient knowledge to support the representations they are making in such certificate. Investors should be aware that inherent limitations on the ability of certifying officers of a venture issuer to design and implement on a cost-effective basis DC&P and ICFR as defined in NI 52-109 may result in additional risks to the quality, reliability, transparency and timeliness of interim and annual filings and other reports provided under securities legislation.

16

Management’s Discussion and Analysis for the three and nine months ended September 30, 2025

Cautionary Note Regarding Forward-Looking Statements

Certain of the statements made and information contained herein is “forward-looking information”. These statements relate to future events or the Company’s future performance. All statements, other than statements of historical fact, may be forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates”, “plans”, “budget”, “scheduled”, “continue”, “estimates”, “forecasts”, “expect”, “is expected”, “project”, “propose”, “potential”, “targeting”, “intends”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might”, or “will be taken”, “occur” or “be achieved” or the negative connotation thereof. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. The Company believes that the expectations reflected in those forward-looking statements are reasonable but no assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this MD&A should not be unduly relied upon by investors as actual results may vary. These statements speak only as of the date of this MD&A and are expressly qualified, in their entirety, by this cautionary statement. In particular, this MD&A contains forward-looking statements, pertaining to the following: capital expenditure programs, development of resources, treatment under governmental and taxation regimes, expectations regarding the Company’s ability to raise capital, expenditures to be made by the Company on its projects and work plans to be conducted by the Company. With respect to forward-looking statements listed above and contained in the MD&A, the Company has made assumptions regarding, among other things:

•      uncertainties relating to receiving exploration permits;

•      the impact of increasing competition;

•      unpredictable changes to the market prices for minerals;

•      exploration and developments costs for its projects;

•      availability of additional financing and opportunities for acquisitions or joint-venture partners;

•      anticipated results of exploration and development activities; and

•      the Company’s ability to obtain additional financing on satisfactory terms.

The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and elsewhere in this Interim MD&A and Condensed Interim Financial Statements and Notes to the Condensed Interim Financial Statements as at September 30, 2025 and the Annual MD&A and Financial Statements and Notes to the Financial Statements as at December 31, 2024, uncertainties associated with estimating resources; geological, technical, drilling and processing problems; liabilities and risks, including environmental liabilities and risks, inherent in mineral and oil and gas operations; fluctuations in currencies and interest rates; incorrect assessments of the value of acquisitions; unanticipated results of exploration activities; competition for, amongst other things, capital, undeveloped lands and skilled personnel; lack of availability of additional financing and farm-in or joint venture partners and unpredictable weather conditions. Although the Company has attempted to identify important factors that could cause results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Readers are cautioned that the foregoing lists of factors are not exhaustive. Forward looking statements are made as of the date hereof and accordingly are subject to change after such date. The forward-looking statements contained in this MD&A are expressly qualified by this cautionary statement. The Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except in accordance with applicable securities laws.

“Stephen Stewart"

On behalf of American Eagle’s Board of Directors

17

APPENDIX D
UNAUDITED PRO FORMA FINANCIAL STATEMENTS

See attached.

D-1

American Eagle Gold Corp.

Pro Forma Consolidated Financial Statements

September 30, 2025

(Unaudited - Expressed in Canadian Dollars)

AMERICAN EAGLE GOLD CORP.

PRO FORMA CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

As at SEPTEMBER 30, 2025

(Unaudited - Expressed in Canadian dollars)

	American Eagle	Pacific Booker	Adjustments	Pro Forma Consolidated
ASSETS
Current
Cash	$30,451,505	$142,929	$(450,000)[1]
			34,066,158 [2]	$64,210,592
Amounts receivable	1,572,220	3,978	-	1,576,198
Prepaid expenses and deposits	246,131	24,672	-	270,803
Total current assets	32,269,856	171,579	33,616,158	66,057,593

Exploration and evaluation assets	-	514,537	(514,537)[3]	-
Reclamation deposit	148,018	123,600	-	271,618
Investment	255,000	-	-	255,000
Right-of-use asset	272,355	49,419	-	321,774
Equipment	8,740	10,645	-	19,385
TOTAL ASSETS	$32,953,969	$869,780	$33,101,621	$66,925, 370

LIABILITIES
Current
Accounts payable and accrued liabilities	$1,937,669	$19,593	$-	$1,957,262
Due to related party	833	-	-	833
Amounts owing to related parties	-	1,108,768	-	1,108,768
Lease obligation - current	48,683	10,122	-	58,805
Total current liabilities	1,987,185	1,138,483	-	3,125,668

Lease obligation	286,205	44,317	-	330,522
TOTAL LIABILITIES	$2,273,390	$1,182,800	$-	$3,456,190

SHAREHOLDERS' EQUITY
Share capital	$55,506,116	$54,452,511	$13,752,9173
			34,066,1582
			(54,452,511)[6]	$103,325,191

Reserves	4,237,661	22,882,687	179,2697
			(22,882,687)[7]	4,416,930

Deficit	(29,063,198)	(77,648,218)	(450,000)[1]
			(514,537)[3]
			(179,269)[7]
			(13,752,917)[5]
			77,335,1988	(44,272,941)
TOTAL SHAREHOLDERS' EQUITY	30,680,579	(313,020)	33,101,621	63,469,180
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$32,953,969	$869,780	$33,101,621	$66,925,370

2

Adjustments:

1.	Cash expenditures related to the Transaction
2.	To recognize cash receipts totalling $34,066,158 from the issuance of 29,394,750 shares subsequent to September 30, 2025 pursuant to financing transactions, stock option exercises and warrant exercises.
3.	To expense Pacific Booker’s exploration and evaluation expenditures to conform with American Eagle’s accounting policy.
4.	23,711,926 shares issued at an exchange rate of 1.41 American Eagle shares for every Pacific Booker share. American Eagle shares priced at $0.58, reflecting the closing share price on September 30, 2025. Refer to Note 2.
5.	Acquisition is treated as an asset acquisition for consolidated financial reporting purposes, with American Eagle acquiring the net assets of Pacific Booker. As American Eagle expenses its exploration and evaluation expenditures, the value of mineral properties acquired is recognized in deficit.
6.	Pacific Booker’s share capital eliminate on consolidation.
7.	Pacific Booker's Reserves is eliminated on consolidation, with outstanding Pacific Booker options revalued based on terms for their exchange under the transaction.
8.	Pacific Booker’s accumulated deficit is eliminated on consolidation.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

3

AMERICAN EAGLE GOLD CORP.

PRO FORMA CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

For the nine months ended September 30, 2025

(Unaudited - Expressed in Canadian dollars)

	American Eagle	Pacific Booker	Adjustments		Pro Forma Consolidated
EXPENSES
Exploration and evaluation expenditures	$7,300,131	$-	$53,385	[1]
			14,759,743	[2]	$22,113,259
Transfer agent, filing fees and shareholder communications	135,400	131,144	150,000	[3]	416,544
Management and consulting	394,234	10,500	-		404,734
Professional fees	124,428	21,938	300,0003		446,366
Share-based compensation	1,290,586	417,420	-		1,708,006
Office, general and administrative	144,910	76,757	-		221,667
Amortization	46,147	3,864	-		50,011
Accretion expense	26,219	-	-		26,219
Unrealized loss (gain) on investment	(60,000)	-	-		(60,000)
Interest income	(731,712)	178	-		(731,534)
Other income	(285,000)	-	-		(285,000)
TOTAL EXPENSES	$8,385,343	$661,801	$15,263,128		$24,310,272

Deferred income tax recovery
Flow-through share premium liability renunciation	(1,065,292)	-	-		(1,065,292)
NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$7,320,051	$661,801	$15,263,128		$23,244,980

1.	To recognize the exploration and evaluation expense in alignment with American Eagle’s accounting policy. Refer to Note 3.
2.	To recognize the exploration and evaluation expense on acquisition. Refer to Note 2.
3.	To recognize transaction costs. Refer to Note 2.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

4

AMERICAN EAGLE GOLD CORP.

PRO FORMA CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS

For the year ended December 31, 2024

(Unaudited - Expressed in Canadian dollars)

	American Eagle	Pacific Booker	Adjustments		Pro Forma Consolidated
EXPENSES
Exploration and evaluation expenditures	$7,965,795	$-	$42,106	[1]
			14,759,743	[2]	$22,767,644
Transfer agent, filing fees and shareholder communications	283,290	165,610	150,000	[3]	598,900
Management and consulting	757,983	48,500	-		806,483
Share-based compensation	1,510,147	223,384	-		1,733,531
Office, general and administrative	210,039	120,394	-		330,433
Amortization	7,648	5,475	-		13,123
Audit, accounting and legal	106,512	73,376	300,000	[3]	406,512
Unrealized loss (gain) on investment	(90,000)	-	-		(90,000)
Interest income	(483,758)	(3,569)			(487,327)
Other income	-	3	-		3
TOTAL EXPENSES	$10,267,656	$633,173	$15,251,849		$26,152,678

Deferred income tax recovery
Flow-through share premium liability renunciation	(2,412,971)	-	-		(2,412,971)
NET LOSS AND COMPREHENSIVE LOSS FOR THE PERIOD	$7,854,685	$633,173	$15,251,849		$23,739,707

1.	To recognize the exploration and evaluation expense in alignment with American Eagle’s accounting policy. Refer to Note 3.
2.	To recognize the exploration and evaluation expense on acquisition. Refer to Note 2.
3.	To recognize transaction costs. Refer to Note 2.

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

5

American Eagle Gold Corp.

Notes to the Pro Forma Consolidated Financial Statements as at September 30, 2025 and for the nine months ended September 30, 2025 and the year ended October 31, 2023

(Unaudited - Expressed in Canadian dollars)

1.     BASIS OF PREPARATION

These unaudited pro forma consolidated financial statements have been prepared in connection with the proposed transaction between American Eagle Gold Corp. (the “Company” or “American Eagle”) and Pacific Booker Corp. (“Pacific Booker”), whereby American Eagle has made a bid to acquire all of the issued and outstanding common shares of Pacific Booker (the “Transaction”).

These unaudited pro forma consolidated financial statements have been prepared from information derived from, and should be read in conjunction with, the unaudited condensed interim financial statements of American Eagle for the three and nine months ended September 30, 2025 and the financial statements of American Eagle for the year ended December 31, 2024, the unaudited condensed interim financial statements of Pacific Booker for the nine months ended October 31, 2025 and the financial statements of Pacific Booker for the year ended January 31, 2025. The historical financial statements of American Eagle and Pacific Booker were prepared in accordance with International Financial Reporting Standards (“IFRS”). These unaudited pro forma consolidated financial statements have been compiled as follows:

a.	An unaudited pro forma consolidated statement of financial position as at September 30, 2025 combining:

i.The unaudited condensed interim statement of financial position of American Eagle as at September 30, 2025;

ii.The unaudited condensed interim statement of financial position of Pacific Booker as at October 31, 2025; and

iii.The footnotes following the pro forma statements.

b.	An unaudited pro forma consolidated statement of net loss and comprehensive loss for the nine months ended September 30, 2025 combining:

i.The unaudited condensed interim statement of net loss and comprehensive loss of American Eagle for the nine months ended September 30, 2025;

ii.The unaudited condensed interim statement of net loss and comprehensive loss of Pacific Booker for the nine months ended October 31, 2025; and

iii.The footnotes following the pro forma statements.

c.	An unaudited pro forma consolidated statement of comprehensive (loss) / earnings for the year ended December 31, 2024, combining:

i.The statement of net loss and comprehensive loss of American Eagle for the year ended December 31, 2024;

ii.The statement of net loss and comprehensive loss of Pacific Booker for the year ended January 31, 2025; and

iii.The footnotes following the pro forma statements.

The unaudited pro forma consolidated statement of financial position as at September 30, 2025 reflects the Transaction described in Note 4 as if it was completed on September 30, 2025. The unaudited pro forma consolidated statement of Net loss and comprehensive loss for the nine months ended September 30, 2025 and for the year ended December 31, 2024 have been prepared as if the proposed Transaction described in Note 3 had occurred on January 1, 2025 and January 1, 2024, respectively.

The unaudited pro forma consolidated financial statements are not intended to reflect the financial performance or the financial position of the Company which would have resulted had the Transaction been affected on the dates indicated. Actual amounts recorded upon completion of the proposed Transaction will likely differ from those recorded in the unaudited pro forma consolidated financial statements and such differences could be material. Any potential synergies that may be realized, integration costs that may be incurred upon completion of the Transaction or other non-recurring changes have been excluded from the unaudited pro forma financial information. Further, the pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future.

6

American Eagle Gold Corp.

Notes to the Pro Forma Consolidated Financial Statements as at September 30, 2025 and for the nine months ended September 30, 2025 and the year ended October 31, 2023

(Unaudited - Expressed in Canadian dollars)

2.      IDENTIFIABLE ASSETS ACQUIRED AND LIABILITIES ASSUMED IN THE TRANSACTION

In October 2018, the IASB issued amendments to the guidance in IFRS 3, that revises the definition of a business. The revised guidance introduces an optional concentration test that, if met, eliminates the need for further assessment. To be considered a business, an acquisition would have to include an input and a substantive process that together significantly contribute to the ability to create outputs. The new guidance provides a framework to evaluate when an input and a substantive process are present. It is also no longer necessary to assess whether market participants are capable of replacing missing elements or integrating the acquired activities and assets. These amendments are effective and shall be applied to business combinations for which the acquisition date is on or after the beginning of the first annual reporting periods beginning on or after January 1, 2020 and to asset acquisitions that occur on or after the beginning of that period.

As the acquisition of Pacific Booker met the concentration test, American Eagle has accounted for the Transaction as an asset acquisition, measured under IFRS 2, Share-based Payments. The fair value of the consideration has been allocated to the identifiable assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition as follows:

Acquisition price
American Eagle shares issued for Pacific Booker shares		$13,752,917
American Eagle options issued for Pacific Booker options		179,269
	A	$13,932,186

Estimated fair value of Pacific Booker’s net assets acquired
Cash		$142,929
Amounts receivable		3,978
Prepaid expenses		24,672
Right of Use Asset		49,419
Reclamation deposit		123,600
Equipment		10,645
Accounts payable and accrued liabilities		(19,593)
Owed to related party		(1,108,768)
Lease liability		(54,439)
	B	$(827,557)

Net assets acquired	A - B	$14,759,743

The acquisition price has been calculated as:

-	23,711,926 American Eagle shares issued at $0.58 per share as consideration for 16,816,969 Pacific Booker shares converted using a conversion rate of 1.41 American Eagle shares for each Pacific Booker share; and,
-	4,600,830 American Eagle options issued in consideration for 3,263,000 Pacific Booker options converted to American Eagle options using a conversion rate of 1.41 with the same conversion rate applying to the exercised prices. The total fair value of $179,269 was estimated using the Black-Scholes option pricing model assuming an expected life range of 0.6 to 2.2 years, a risk-free interest rate of 2.38%, an expected volatility of 80.43% based on historical volatility, share price of $0.58 and expected dividend yield of rate of 0%.

7

American Eagle Gold Corp.

Notes to the Pro Forma Consolidated Financial Statements as at September 30, 2025 and for the nine months ended September 30, 2025 and the year ended October 31, 2023

(Unaudited - Expressed in Canadian dollars)

A final determination of the fair value of Pacific Booker’s assets and liabilities will be based on the information and assumptions that exist as of the closing date of the Transaction, and, therefore, cannot be made prior to the Transaction date. In addition, the value of the consideration to be paid by American Eagle upon the consummation of the Transaction will be determined based on the closing price of American Eagle’s common shares on the Transaction date. Other than 800,000 Pacific Booker options which have expired since September 30, 2025, and 730,000 Pacific Booker options granted since September 30, 2025, no effect has been given to any other new Pacific Booker common shares or other equity awards that may be issued or granted subsequent to September 30, 2025 and before the closing date of the Transaction, and none are anticipated. As a result, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma financial information. American Eagle has estimated the fair value of Pacific Booker’s assets and liabilities based on reviewing Pacific Booker’s management financial statements and related disclosure documents. Upon completion of the Transaction, a final determination of fair value of Pacific Booker’s assets and liabilities will be performed. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuations will be reflected in the actual reporting by the Company subsequent to closing.

The combined Canadian federal and provincial effective income tax rate for American Eagle is expected to be 26.5%.

3.     SIGNIFICANT ACCOUNTING POLICIES

The accounting policies used in preparing the unaudited pro forma consolidated financial statements are set out in the Company’s audited financial statements for the year ended December 31, 2024 and the unaudited condensed interim financial statements for the nine months ended September 30, 2025. In preparing the unaudited pro forma consolidated financial statements, a preliminary review was undertaken to identify any accounting policy differences between the accounting policies used by Pacific Booker and those of the Company where the impact was potentially material and could be reasonably estimated. The significant accounting policies of American Eagle and Pacific Booker conform, in all material respects, to those of the Company, with the exception of Pacific Booker capitalizing the costs associated with its exploration properties whereas American Eagle expenses these costs.

4.     DESCRIPTION OF THE TRANSACTION

On April 14, 2026, American Eagle commenced an offer (the “Offer”) to acquire all of the issued and outstanding common shares of Pacific Booker in exchange for 1.41 American Eagle shares for each Pacific Booker share. The Offer is open for acceptance until 5 p.m. (Toronto Time) on Wednesday, July 29, 2026 (the “Expiry Time”), unless extended, accelerated or withdrawn.

The Offer is subject to certain conditions, including, among other things, that: (a) there shall have been validly deposited under the Offer and not withdrawn that number of Pacific Booker shares that represent more than 50% of the outstanding Pacific Booker shares, excluding any Pacific Booker shares beneficially owned, or over which control or direction is exercised, by American Eagle or by any person acting jointly or in concert with American Eagle; (b) not less than 66 2/3% of the outstanding Pacific Booker shares, on a fully diluted basis, (excluding any Pacific Booker shares beneficially owned, or over which control or direction is exercised, by American Eagle or by any person acting jointly or in concert with American Eagle) having been validly deposited under the Offer and not withdrawn at the Expiry Time of the Offer; (c) no material adverse change having occurred in respect of the business, affairs, assets, operations or prospects of Pacific Booker; (d) all required governmental, regulatory and stock exchange approvals that American Eagle considers necessary or desirable in connection with the Offer shall have been obtained and each such approval shall be in full force and effect; and (e) the other customary conditions, each as more particularly described in the offer to purchase and take-over bid circular.

Subject to the terms and conditions of the Offer, American Eagle will take up Pacific Booker shares immediately following the Expiry Time and pay for the Pacific Booker shares deposited under the Offer as soon as possible, but in any event not later than three business days after taking up such Pacific Booker shares.

Subject to applicable law, American Eagle reserves the right to withdraw, vary the terms of, extend, or terminate the Offer and to not take up and pay for any Pacific Booker shares deposited to the Offer unless each of the conditions of the Offer is satisfied or waived, as applicable, at or prior to the Expiry Time.

8

American Eagle Gold Corp.

Notes to the Pro Forma Consolidated Financial Statements as at September 30, 2025 and for the nine months ended September 30, 2025 and the year ended October 31, 2023

(Unaudited - Expressed in Canadian dollars)

Pro Forma Share Capital	Common Shares	Amount ($)
Issued and outstanding, September 30, 2025	172,877,287	55,506,116
Share issued subsequent to September 30, 2025 pursuant to financing transactions, stock option exercise and warrant exercises	29,394,750	34,066,158
Shares issued as consideration in connection with Pacific Booker Transaction	23,711,926	13,752,917
Pro forma balance issued and outstanding	225,983,963	103,325,191

Pro Forma Loss per share

Basic Loss per Share
Nine months ended September 30, 2025
Actual weighted average number of American Eagle common shares outstanding	171,961,613
Share issued subsequent to September 30, 2025 pursuant to financing transactions, stock option exercise and warrant exercises	29,394,750
Shares issued as consideration in connection with Pacific Booker Transaction	23,711,926

Pro forma weighted average number of American Eagle shares outstanding (Basic)	225,068,289
Net Loss and Comprehensive Loss	$23,244,980
Pro forma loss per share - Basic	$0.10

Year ended December 31, 2024
Actual weighted average number of American Eagle common shares outstanding	131,345,551
Share issued subsequent to September 30, 2025 pursuant to financing transactions, stock option exercise and warrant exercises	29,394,750
Shares issued as consideration in connection with Pacific Booker Transaction	23,711,926

Pro forma weighted average number of American Eagle shares outstanding (Basic)	184,452,227
Net Loss and Comprehensive Loss	$23,739,707
Pro forma loss per share - Basic	$0.13

Note – Diluted loss per share has not been calculated as EPS is antidilutive for both the nine months ended September 30, 2025 and year ended December 31, 2024.

9

Pacific Booker shareholders with questions should contact
the Depositary and Information Agent at:

North American Toll Free: 1-888-637-5789
Outside of North America: 647-931-7454
E-mail: contact@shorecrestgroup.com